    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1997

                                                    REGISTRATION NO. 333-

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               HFS INCORPORATED

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                              6794                      22-3059335
   (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER)
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                                 6 SYLVAN WAY
                         PARSIPPANY, NEW JERSEY 07054
                                (201) 428-9700
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            JAMES E. BUCKMAN, ESQ.
                                 6 SYLVAN WAY
                         PARSIPPANY, NEW JERSEY 07054
                                (201) 428-9700
     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                       AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

               DAVID FOX, ESQ.                       LAWRENCE LEDERMAN, ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP      MILBANK, TWEED, HADLEY & MCCLOY
               919 THIRD AVENUE                      1 CHASE MANHATTAN PLAZA
              NEW YORK, NY 10022                       NEW YORK, NY 10005
                (212) 735-3000                           (212) 530-5000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

   IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [ ]

                       CALCULATION OF REGISTRATION FEE

                                                                                               AMOUNT
                                                     PROPOSED MAXIMUM   PROPOSED MAXIMUM         OF
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   AGGREGATE OFFERING     AGGREGATE        REGISTRATION
         TO BE REGISTERED             REGISTERED     PRICE PER SHARE     OFFERING PRICE        FEE(2)
---------------------------------  --------------  ------------------  ----------------  -----------------
Common Stock, $.01 par value          31,400,000            (1)                (1)           $532,137.00
---------------------------------  --------------  ------------------  ----------------  -----------------

(1) Pursuant to Rule 457(f) promulgated under the Securities Act of 1933, as amended and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is $1,756,052,398, which equals the sum of (A) the product of (a) $47.5625, the average of the high and low prices of the common stock, without par value, of PHH Corporation ("PHH") as reported on the New York Stock Exchange Composite Tape on March 21, 1997 (the "PHH Average Price") and (b) 35,169,098, the total number of shares of PHH Common Stock expected to be exchanged (assuming no options to purchase PHH Common Stock are exercised prior to such exchange) in the merger of a subsidiary of HFS Incorporated with and into PHH (the "Merger") and (B)
       (i) the product of (a) the PHH Average Price and (b) 3,164,490, the number of outstanding options to purchase PHH Common Stock minus (ii) $67,188,881, the aggregate exercise price of the outstanding options to purchase PHH Common Stock.

(2) $322,526.78 of which was previously paid in connection with the filing by HFS and PHH on December 19, 1996 of preliminary proxy materials on
       Schedule 14A in connection with the Merger.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  [HFS LOGO]




                                 6 SYLVAN WAY
                         PARSIPPANY, NEW JERSEY 07054
                                                                MARCH 27, 1997

Dear Stockholder:

   You are cordially invited to attend a Special Meeting of Stockholders (the "HFS Special Meeting") of HFS Incorporated ("HFS") to be held at 10:00 a.m., local time, on April 30, 1997, at the offices of HFS, 6 Sylvan Way, Parsippany, New Jersey. At the HFS Special Meeting, you will be asked to consider and vote upon (i) a proposal (the "Share Issuance") to approve the issuance by HFS of up to 31.4 million shares of HFS common stock, par value $.01 per share ("HFS Common Stock"), pursuant to the Agreement and Plan of Merger dated as of November 10, 1996 (the "Merger Agreement") by and among HFS, Mercury Acq. Corp., a wholly owned subsidiary of HFS ("Merger Sub"), and PHH Corporation ("PHH"), which provides for the merger of Merger Sub with and into PHH (the "Merger"); (ii) a proposal to amend HFS's Certificate of Incorporation to increase the maximum number of authorized directors of HFS from twelve (12) to twenty (20) (the "Directors Amendment"); (iii) a proposal to amend HFS's Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares (the "Shares Amendment" and together with the Directors Amendment, the "Certificate of Incorporation Amendments"); and (iv) a proposal to amend HFS's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase of 10,000,000 shares in the total number of shares of HFS Common Stock currently authorized for issuance under the 1993 Plan (which would increase the total number of shares authorized for issuance under the 1993 Plan from 24,541,600 to 34,541,600) (the "1993 Plan Amendment").

   In the Merger, each outstanding share of common stock of PHH ("PHH Common Stock"), other than PHH Common Stock held by PHH or held by HFS, Merger Sub or any other wholly owned subsidiary of HFS, will be converted into the right to receive that fraction of a share of HFS Common Stock represented by the number (rounded upward, if necessary, to the nearest one-thousandth) determined by dividing $49.50 by the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to the date of the special meeting of stockholders of PHH; provided, however, that in no event will such number be greater than 0.8250 or less than 0.6111. In addition, in the Merger, shares of HFS Common Stock will be issued in exchange for the currently outstanding options to purchase shares of PHH Common Stock. Approval of the Share Issuance by HFS stockholders is a condition to consummation of the Merger. Upon consummation of the Merger, PHH will become a wholly owned subsidiary of HFS.

   The Board of Directors of HFS has carefully reviewed and considered the terms and conditions of the proposed Merger, as well as a number of other factors, including the opinion of Lehman Brothers Inc. ("Lehman Brothers") to the effect that, from a financial point of view, the consideration to be paid by HFS in the Merger is fair to HFS. The full text of the written opinion of Lehman Brothers, which sets forth a description of the matters considered, assumptions made and limits on review undertaken by Lehman Brothers is attached to the accompanying Joint Proxy Statement/Prospectus as Annex II. THE HFS BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE SHARE ISSUANCE, AND RECOMMENDS THAT HFS STOCKHOLDERS VOTE FOR APPROVAL OF THE SHARE ISSUANCE. IN ADDITION, THE HFS BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT HFS STOCKHOLDERS VOTE FOR APPROVAL OF, THE CERTIFICATE OF INCORPORATION AMENDMENTS AND THE 1993 PLAN AMENDMENT.

   The accompanying Notice of Special Meeting and Joint Proxy
Statement/Prospectus more fully describe the matters to be acted on at the HFS Special Meeting and include other information about HFS and PHH. Please give this information your careful attention.

   Whether or not you plan to attend the HFS Special Meeting in person, it is important that your shares be represented at the HFS Special Meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible. This will not prevent you from attending the HFS Special Meeting in person.


                                          Very truly yours,
                                          HFS INCORPORATED

                                          /s/ Henry R. Silverman
                                          ----------------------------
                                          Henry R. Silverman
                                          Chairman of the Board
                                          and Chief Executive Officer

                                  [HFS LOGO]






                                 6 SYLVAN WAY
                         PARSIPPANY, NEW JERSEY 07054

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF HFS INCORPORATED:

   A Special Meeting of Stockholders (the "HFS Special Meeting") of HFS Incorporated ("HFS") will be held at 10:00 a.m., local time, on April 30, 1997, at the offices of HFS, 6 Sylvan Way, Parsippany, New Jersey, for the following purposes:

   (1) To consider and vote upon a proposal (the "Share Issuance") to approve the issuance of up to 31.4 million shares of HFS common stock, par value $.01 per share ("HFS Common Stock"), pursuant to the Agreement and Plan of Merger dated as of November 10, 1996 (the "Merger Agreement"), by and among HFS, Mercury Acq. Corp., a wholly owned subsidiary of HFS ("Merger Sub"), and PHH Corporation ("PHH") pursuant to which Merger Sub will be merged with and into PHH and PHH will become a wholly owned subsidiary of HFS (the "Merger"). Approval of the Share Issuance by HFS stockholders is a condition to consummation of the Merger. The Share Issuance, the Merger and the Merger Agreement are more fully described in the accompanying Joint Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Annex I thereto.

   (2) To consider and vote upon a proposal to amend HFS's Certificate of Incorporation to increase the maximum number of authorized directors of HFS from twelve (12) to twenty (20) (the "Directors Amendment"). The Directors Amendment is more fully described in the accompanying Joint Proxy Statement/Prospectus and the form of the Directors Amendment is attached as Annex V thereto.

   (3) To consider and vote upon a proposal to amend HFS's Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares (the "Shares Amendment"). The Shares Amendment is more fully described in the accompanying Joint Proxy Statement/Prospectus and the form of the Shares Amendment is attached as Annex VI thereto.

   (4) To consider and vote upon a proposal to amend HFS's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase of 10,000,000 shares in the total number of shares of HFS Common Stock currently authorized for issuance under the 1993 Plan (which would increase the total number of shares authorized for issuance pursuant to the 1993 Plan from 24,541,600 to 34,541,600) (the "1993 Plan Amendment"); the 1993 Plan Amendment is more fully described in the accompanying Joint Proxy Statement/Prospectus and the form of the 1993 Plan Amendment is attached as Annex VII thereto.

   (5) To transact such other business as may properly come before the HFS Special Meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on March 3, 1997, the record date set for the HFS Special Meeting, are entitled to notice of, and to vote at, the HFS Special Meeting or any adjournment or postponement thereof. HFS stockholders will not be entitled to dissenters' appraisal rights in connection with the Share Issuance or the other matters to be considered at the HFS Special Meeting.

                                          By Order of the Board of Directors,

                                          Jeanne M. Murphy
                                          Secretary

Parsippany, New Jersey
March 27, 1997

YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT
     ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE HFS SPECIAL MEETING.

                                 [PHH LOGO]






                                                                March 27, 1997

Dear Stockholder:

   You are cordially invited to attend a Special Meeting of Stockholders (the "PHH Special Meeting") of PHH Corporation ("PHH") to be held at 10:00 a.m., local time, on April 30, 1997, at The Carlton Hotel, 923 16th and K Streets, N.W., Washington, DC. At the PHH Special Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the merger of Mercury Acq. Corp. ("Merger Sub"), a wholly owned subsidiary of HFS Incorporated ("HFS"), with and into PHH (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 10, 1996, by and among HFS, Merger Sub and PHH (the "Merger Agreement").

   In the Merger, each outstanding share of common stock of PHH ("PHH Common Stock"), other than PHH Common Stock held by PHH or held by HFS, Merger Sub or any other wholly owned subsidiary of HFS, will be converted into the right to receive that fraction of a share of common stock of HFS ("HFS Common
Stock") represented by the number (rounded upward, if necessary, to the nearest one-thousandth) determined by dividing $49.50 by the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to the date of the PHH Special Meeting (the "Conversion Number"); provided, however, that in no event will such number be greater than
0.8250 or less than 0.6111. In addition, in the Merger, shares of HFS Common Stock will be issued in exchange for the currently outstanding options to purchase shares of PHH Common Stock. Approval of the Merger Proposal by PHH stockholders is a condition to consummation of the Merger. Upon consummation of the Merger, PHH will become a wholly owned subsidiary of HFS.

   The PHH Board of Directors has received written opinions of Goldman, Sachs & Co. ("Goldman Sachs") and The Beacon Group Capital Services, LLC ("Beacon") to the effect that, as of the date hereof, the Conversion Number pursuant to the Merger Agreement is fair to stockholders of PHH other than HFS, Merger Sub or any other wholly owned subsidiary of HFS. The full text of the written opinions of Goldman Sachs and Beacon, which set forth a description of the matters considered, assumptions made and limits on review undertaken by Goldman Sachs and Beacon, respectively, are attached to the accompanying Joint Proxy Statement/Prospectus as Annex III and Annex IV, respectively. The Board of Directors of PHH has carefully reviewed and considered the terms and conditions of the proposed Merger, the Merger Agreement and the other transactions contemplated thereby. THE PHH BOARD OF DIRECTORS HAS APPROVED THE MERGER PURSUANT TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT PHH STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

   The accompanying Notice of Special Meeting and Joint Proxy
Statement/Prospectus more fully describe the matters to be acted on at the PHH Special Meeting and include other information about HFS and PHH. Please give this information your careful attention.

   Whether or not you plan to attend the PHH Special Meeting in person, it is important that your shares be represented at the PHH Special Meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible. This will not prevent you from attending the PHH Special Meeting in person.

                                          Very truly yours,
                                          PHH CORPORATION

                                          /s/ Robert D. Kunisch
                                          -----------------------------------
                                          Robert D. Kunisch
                                          Chairman of the Board
                                          Chief Executive Officer and
                                          President

                               [PHH LOGO]




                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF PHH CORPORATION:

   A Special Meeting of Stockholders (the "PHH Special Meeting") of PHH Corporation ("PHH") will be held at 10:00 a.m., local time, on April 30, 1997, at The Carlton Hotel, 923 16th and K Streets, N.W., Washington, DC, for the following purposes:

   (1) To consider and vote upon a proposal (the "Merger Proposal") to approve the merger of Mercury Acq. Corp. ("Merger Sub"), a wholly owned subsidiary of HFS Incorporated ("HFS"), with and into PHH (the "Merger") pursuant to the Agreement and Plan of Merger dated as of November 10, 1996, by and among HFS, Merger Sub and PHH (the "Merger Agreement") and the transactions contemplated thereby. The Merger Proposal, the Merger and the Merger Agreement are more fully described in the accompanying Joint Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Annex I thereto.

   (2) To transact such other business as may properly come before the PHH Special Meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on January 31, 1997, the record date set for the PHH Special Meeting, are entitled to notice of, and to vote at, the PHH Special Meeting or any adjournment or postponement thereof. PHH stockholders will not be entitled to objecting stockholders' appraisal rights in connection with the Merger Proposal or the other matters to be considered at the PHH Special Meeting.

                                          By Order of the Board of Directors,

                                          Samuel H. Wright
                                          Secretary

March 27, 1997

   YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE PHH SPECIAL MEETING.

                               HFS INCORPORATED
                               PHH CORPORATION
                            JOINT PROXY STATEMENT

                               HFS INCORPORATED
                                  PROSPECTUS

   This Joint Proxy Statement/Prospectus is being furnished to stockholders of HFS Incorporated ("HFS") in connection with the solicitation of proxies by the Board of Directors of HFS (the "HFS Board") from holders of shares of common stock, par value $.01 per share ("HFS Common Stock"), for use at a special meeting of HFS stockholders (the "HFS Special Meeting") to be held to consider and vote upon: (i) a proposal to approve the issuance by HFS of up to 31.4 million shares of HFS Common Stock (the "Share Issuance"), pursuant to the Agreement and Plan of Merger dated as of November 10, 1996 (the "Merger Agreement") by and among HFS, Mercury Acq. Corp., a wholly owned subsidiary of HFS ("Merger Sub"), and PHH Corporation ("PHH"), which provides for the merger of Merger Sub with and into PHH (the "Merger"); (ii) a proposal to amend HFS's Certificate of Incorporation to increase the maximum number of authorized directors of HFS from twelve (12) to twenty (20) (the "Directors Amendment"); (iii) a proposal to amend HFS's Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares (the "Shares Amendment" and together with the Directors Amendment, the "Certificate of Incorporation Amendments"); and (iv) a proposal to amend HFS's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase of 10,000,000 shares in the total number of shares of HFS Common Stock currently authorized for issuance under the 1993 Plan (which would increase the total number of shares authorized for issuance pursuant to the 1993 Plan from 24,541,600 to 34,541,600) (the "1993 Plan Amendment" and together with the Share Issuance and the Certificate of Incorporation Amendments, the "HFS Proposals"). Approval of the Share Issuance by HFS stockholders is a condition to consummation of the Merger. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger." Only holders of record of HFS Common Stock at the close of business on March 3, 1997 (the "HFS Record Date") are entitled to notice of, and to vote at, the HFS Special Meeting. At the close of business on the HFS Record Date, 127,529,530 shares of HFS Common Stock were outstanding, which constituted the only outstanding voting securities of HFS. See "INFORMATION CONCERNING THE HFS SPECIAL MEETING."

   This Joint Proxy Statement/Prospectus also is being furnished to the stockholders of PHH in connection with the solicitation of proxies by the Board of Directors of PHH (the "PHH Board") from holders of shares of common stock, without par value, including the attached preferred stock purchase rights ("PHH Common Stock"), for use at a special meeting of stockholders of PHH (the "PHH Special Meeting," and together with the HFS Special Meeting, the "Special Meetings") to be held to consider and vote upon a proposal (the "Merger Proposal") to approve the Merger, pursuant to the Merger Agreement and the transactions contemplated thereby. Upon consummation of the Merger, PHH will become a wholly owned subsidiary of HFS. Approval of the Merger Proposal by PHH stockholders is a condition to consummation of the Merger. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger." Only holders of record of PHH Common Stock at the close of business on January 31, 1997 (the "PHH Record Date"), are entitled to notice of, and to vote at, the PHH Special Meeting. At the close of business on the PHH Record Date, 34,984,265 shares of PHH Common Stock were outstanding, which constituted the only outstanding voting securities of PHH. See "INFORMATION CONCERNING THE PHH SPECIAL MEETING."

   In the Merger, among other things, each outstanding share of PHH Common Stock, other than PHH Common Stock held by PHH or held by HFS, Merger Sub or any other wholly owned subsidiary of HFS, will be converted into the right to receive that fraction of a share of HFS Common Stock (the "Conversion
Number") represented by the number (rounded upward, if necessary, to the nearest one-thousandth) determined by dividing $49.50 by the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to the date of the PHH Special Meeting (the "Pricing Period"); provided, however, that in no event will such number be greater than 0.8250 or less than 0.6111. Promptly following the Pricing Period, HFS and PHH will issue a joint press release announcing the Conversion Number. As a result of the conversion formula described above, if the average price of HFS Common Stock during the Pricing Period is within the range of $60.00 to $81.00, holders of PHH Common Stock will receive that fraction of a share of HFS Common Stock having a value (based on the average price of such shares during the Pricing Period) of $49.50 for each share of PHH Common Stock (and the Conversion Number will fluctuate accordingly), but if the average price of HFS Common Stock during the Pricing Period is less than $60.00 or greater than $81.00, the Conversion Number will be fixed at 0.8250 or 0.6111, respectively, resulting in the issuance of a number of shares of HFS Common Stock for each share of PHH Common Stock having a value (based on the average price of such shares during the Pricing Period) less than or more than $49.50, as the case may be. In addition, in the Merger, shares of HFS Common Stock will be issued in exchange for the currently outstanding options to purchase shares of PHH Common Stock. A copy of the Merger Agreement is attached to this Joint Proxy Statement/ Prospectus as Annex I and is incorporated by reference herein. Stockholders may call telephone number 1-888-224-2745, between the hours of 8:00 a.m. and 8:00 p.m., New York time, after 5:00 p.m., New York time, on April 22, 1997 to be advised of the Conversion Number. See "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF HFS AND PHH.

   This Joint Proxy Statement/Prospectus also constitutes the prospectus of HFS with respect to the shares of HFS Common Stock to be issued in exchange for all of the outstanding shares of PHH Common Stock and in exchange for all of the outstanding options to purchase PHH Common Stock in connection with the Merger, as described herein. HFS Common Stock is listed and traded on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "HFS". PHH Common Stock is listed and traded on the NYSE under the symbol "PHH".

   This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being sent to holders of HFS Common Stock and PHH Common Stock on or about March 27, 1997.

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is March 27, 1997.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HFS OR PHH. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO WHOM OR FROM WHOM, SUCH OFFER, SOLICITATION OF AN OFFER OR SOLICITATION OF A PROXY IS NOT AUTHORIZED OR IS UNLAWFUL. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE AFFAIRS OF HFS OR PHH SINCE THE DATE HEREOF.

   THE INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) HEREIN WITH RESPECT TO HFS AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY HFS. THE INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) HEREIN WITH RESPECT TO PHH AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY PHH.

                            AVAILABLE INFORMATION

   HFS and PHH are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning HFS and PHH can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, information filed by each of HFS and PHH with the NYSE may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

   HFS has filed with the Commission a Registration Statement on Form S-4 (including all amendments and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the shares of HFS Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/ Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained herein, or in any document incorporated herein by reference, concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement or otherwise filed with the Commission, each such statement being qualified in its entirety by such reference.

                          INCORPORATION BY REFERENCE

   HFS incorporates by reference herein the following documents filed pursuant to the Exchange Act:

   1. Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by the Form 10-K/A filed on March 27, 1997);

   2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 (as amended by the Form 10-Q/A filed on August 19, 1996 and the 10-Q/A filed on March 27, 1997), and September 30, 1996 (as amended by the Form 10-Q/A filed on March 27, 1997);

   3. The description of HFS's capital stock which is contained in its Registration Statement on Form 8-A, dated September 16, 1992 (including the amendment on Form 8-A/A, dated September 1, 1995), including any amendment or report filed for the purpose of updating such description; and

   4. Current Reports on Form 8-K dated August 16, 1995 (as amended by the Form 8-K/A dated August 18, 1995), February 16, 1996 (as amended by the Form 8-K/A dated March 27, 1997), March 8, 1996, April 5, 1996 (as amended by the Form 8-K/A dated March 27, 1997), May 8, 1996 (as amended by the Form 8-K/A dated March 27, 1997), May 21, 1996, August 29, 1996 (as amended by the Form 8-K/A dated December 5, 1996 and as further amended by the Form 8-K/A dated March 27, 1997), October 15, 1996 (as amended by the Form 8-K/A dated March 27, 1997), November 15, 1996 (as amended by the Form 8-K/A dated December 4, 1996 and as further amended by the Form 8-K/A dated March 27, 1997) and December 24, 1996.

   PHH incorporates by reference herein the following documents filed pursuant to the Exchange Act:

   1. Annual Report on Form 10-K for the year ended April 30, 1996 (as amended by the Form 10-K/A filed on March 27, 1997);

   2. Quarterly Reports on Form 10-Q for the quarters ended July 31, 1996,
      (as amended by the Form 10-Q/A filed on March 27, 1997), October 31, 1996 (as amended by the Form 10-Q/A filed on March 27, 1997), and January
      31, 1997 (as amended by the Form 10-Q/A filed on March 27, 1997).

   3. The description of PHH's capital stock which is contained in its Registration Statements on Form 8-A, dated April 1, 1986 and March 25, 1996 (including the amendment on Form 8-A/A, dated November 15, 1996), including any amendment or report filed for the purpose of updating such description; and

   4. Current Report on Form 8-K dated November 10, 1996 and filed on November 15, 1996.

   All documents and reports filed by HFS or PHH pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

   THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO HFS, TO JAMES E. BUCKMAN, ESQ., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, HFS INCORPORATED, 6 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054, (201) 428-9700, OR IN THE CASE OF DOCUMENTS RELATING TO PHH, TO SAMUEL H. WRIGHT, ESQ., VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, PHH CORPORATION, 11333 MCCORMICK ROAD, HUNT VALLEY, MARYLAND 21031, (410) 771-3600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS, REQUESTS SHOULD BE MADE BY APRIL 23, 1997.

                          FORWARD-LOOKING STATEMENTS

   Certain statements in the Summary and under the captions "RISK FACTORS," "THE MERGER -- Reasons of HFS for the Merger; Recommendations of the HFS Board," in the Pro Forma Financial Statements and elsewhere in this Joint Proxy Statement/Prospectus, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of HFS to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to: uncertainty as to HFS's future profitability and PHH's future profitability; HFS's ability to develop and implement operational and financial systems to manage rapidly growing operations; competition in HFS's and PHH's existing and potential future lines of business; HFS's ability to integrate and successfully operate acquired businesses and the risks associated with such businesses; HFS's ability to obtain financing on acceptable terms to finance HFS's growth strategy and for HFS to operate within the limitations imposed by financing arrangements; uncertainty as to the future profitability of acquired businesses; and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. HFS assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                              TABLE OF CONTENTS

 SUMMARY.....................................................................    1
  The Companies..............................................................    1
  HFS Incorporated...........................................................    1
  PHH Corporation............................................................    2
  The Special Meetings.......................................................    3
  The HFS Special Meeting....................................................    3
  The PHH Special Meeting....................................................    4
  Risk Factors...............................................................    5
  Summary Consolidated Financial Data........................................    5
  The Merger.................................................................    6
  General....................................................................    6
  Toll-Free Number...........................................................    8
  Background of the Merger...................................................    8
  Recommendation of the HFS Board............................................    8
  Financial Advisor to HFS...................................................    8
  Recommendation of the PHH Board............................................    8
  Financial Advisors to PHH..................................................    8
  Conditions to the Merger...................................................    8
  Termination of the Merger Agreement........................................    9
  Regulatory Matters.........................................................    9
  Certain Federal Income Tax Consequences....................................    9
  Accounting Treatment.......................................................   10
  Appraisal Rights...........................................................   10
  Interests of Certain Persons in the Merger.................................   10
  Comparative Rights of Stockholders of HFS and PHH..........................   10
  Certificate of Incorporation Amendments....................................   10
  1993 Plan Amendment........................................................   10
RECENT EVENTS...............................................................    11
  HFS Fourth Quarter and Fiscal Year 1996 Financial Results..................   11
  HFS Share Repurchase Authorization.........................................   11
  HFS's Preliminary Understanding with Hilton Hotels Corporation ............   11
  Amre, Inc. ................................................................   11
  Value Rent-A-Car, Inc. ....................................................   12
  HFS First Quarter 1997 Results.............................................   12
HISTORICAL AND PRO FORMA SELECTED FINANCIAL INFORMATION.....................    13
  Historical Financial Information...........................................   13
  Unaudited Pro Forma Financial Information .................................   14
  Unaudited Combined Historical Financial Information........................   14
  Comparative Per Share Information..........................................   16
COMPARATIVE STOCK PRICES AND DIVIDENDS......................................    19
RISK FACTORS................................................................    20
  Fluctuation in Value of Merger Consideration...............................   20
  Uncertainties in Integrating Business Operations and Achieving Cost Savings   20
  Risks Related to HFS's Operations..........................................   20
  No Dividends...............................................................   21
  Risks Related to Avis's Operations.........................................   21
                                vi
  Risks Related to PHH's Operations .........................................   24
INFORMATION CONCERNING THE HFS SPECIAL MEETING..............................    25
  Purpose, Time and Place....................................................   25
  Record Date; Quorum; Vote Required.........................................   25
  Proxies....................................................................   26
  Appraisal Rights...........................................................   27
INFORMATION CONCERNING THE PHH SPECIAL MEETING..............................    28
  Purpose, Time and Place....................................................   28
  Record Date; Quorum; Vote Required.........................................   28
  Proxies....................................................................   28
  Appraisal Rights...........................................................   29
THE MERGER..................................................................    30
  Background of the Merger...................................................   30
  Reasons of HFS for the Merger; Recommendation of the HFS Board ............   32
  HFS Financial Advisor......................................................   33
  Reasons of PHH for the Merger; Recommendation of the PHH Board ............   37
  PHH Financial Advisors.....................................................   39
  Certain Federal Income Tax Consequences....................................   41
  Accounting Treatment.......................................................   42
  Appraisal Rights...........................................................   42
  Interests of Certain Persons in the Merger.................................   43
  Regulatory Matters.........................................................   47
  NYSE Listing...............................................................   47
  Delisting and Deregistration of PHH Common Shares..........................   47
  PHH Rights Plan Amendment..................................................   47
  Certain Federal Securities Laws Consequences...............................   48
THE MERGER AGREEMENT........................................................    49
  General; Conversion of Shares..............................................   49
  Exchange Procedures........................................................   50
  Effective Time.............................................................   51
  Representations and Warranties.............................................   51
  Conduct of Business of PHH Pending the Merger..............................   51
  Conduct of Business of HFS Pending the Merger..............................   52
  Employee Benefit Plans.....................................................   53
  Directors' and Officers' Indemnification and Insurance.....................   53
  Appointment of Director....................................................   53
  No Solicitation............................................................   53
  PHH Rights Agreement.......................................................   54
  Conditions Precedent to the Merger.........................................   54
  Termination................................................................   54
  Termination Fee............................................................   55
  Amendment; Waiver..........................................................   55
  Expenses...................................................................   55
DESCRIPTION OF HFS CAPITAL STOCK............................................    56
  General....................................................................   56
  Common Stock...............................................................   56
                                   vii
 Preferred Stock ...........................................................    56
 Section 203 of the Delaware General Corporation Law........................    56
 Limitations on Change of Control...........................................    57
 Disqualified Stockholders..................................................    57
 Transfer Agent.............................................................    57
COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH...........................    58
 Action by Written Consent of Stockholders..................................    58
 Amendment of Charter Documents and By-Laws.................................    58
 Business Combinations......................................................    58
 Appraisal Rights...........................................................    60
 Preemptive Rights..........................................................    60
 Indemnification............................................................    60
 Limitation of Personal Liability of Directors..............................    61
 Classified Board of Directors..............................................    61
 Cumulative Voting for Directors............................................    62
 Removal of Directors.......................................................    62
 Newly Created Directorships and Vacancies..................................    62
 Special Meetings...........................................................    62
 Inspection Rights..........................................................    63
 Dividends and Distributions................................................    63
 Rights Agreement...........................................................    63
PROPOSALS FOR CERTIFICATE OF INCORPORATION AMENDMENTS.......................    64
 Directors Amendment........................................................    64
 Shares Amendment...........................................................    64
PROPOSAL FOR 1993 PLAN AMENDMENT............................................    65
 Interests of Certain Persons in the 1993 Plan Amendment....................    67
 Plan Benefits..............................................................    67
LEGAL MATTERS AND EXPERTS...................................................    68
STOCKHOLDER PROPOSALS.......................................................    69
 HFS........................................................................    69
 PHH........................................................................    69
INDEX TO FINANCIAL STATEMENTS...............................................   F-1
ANNEXES
ANNEX I:        Agreement and Plan of Merger dated November 10, 1996 by and among HFS Incorporated, Mercury Acq. Corp. and PHH
                Corporation.................................................   I-1
ANNEX II:       Opinion of Lehman Brothers Inc., dated March 27, 1997.......  II-1
ANNEX III:      Opinion of Goldman, Sachs & Co., dated March 27, 1997....... III-1
ANNEX IV:       Opinion of The Beacon Group Capital Services, LLC, dated
                March 27, 1997..............................................  IV-1
ANNEX V:        Form of Directors Amendment.................................   V-1
ANNEX VI:       Form of Shares Amendment....................................  VI-1
ANNEX VII:      Form of 1993 Plan Amendment................................. VII-1

                                   SUMMARY

   The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference. Stockholders of both HFS and PHH are encouraged to review carefully this Joint Proxy Statement/Prospectus and the Annexes hereto, and the documents incorporated herein by reference, in their entirety. On June 24, 1996, the PHH Board declared a two-for-one stock split in the form of a 100% stock dividend to stockholders of record on July 5, 1996, which was distributed on July 31, 1996 (the "PHH Stock Split"). On November 3, 1995, the HFS Board declared a two-for-one stock split in the form of a 100% stock dividend to stockholders of record on January 30, 1996, which was distributed on February 14, 1996 (the "HFS Stock Split," and together with the PHH Stock Split, the "Stock Splits"). All references in this Joint Proxy Statement/ Prospectus to historical share and per share data for PHH and HFS have been retroactively adjusted to reflect the Stock Splits. Capitalized terms used in this Summary and not defined shall have the meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus.

THE COMPANIES

 HFS INCORPORATED

   HFS Incorporated ("HFS"), formerly named Hospitality Franchise Systems, Inc., is the world's largest franchisor of hotels and residential real estate brokerage offices. HFS operates eight national hotel franchise systems: Days Inn(Registered Trademark), Ramada(Registered Trademark) (in the United States), Howard Johnson(Registered Trademark), Super 8(Registered Trademark), Travelodge(Registered Trademark) (in North America), Villager Lodge(Registered Trademark), Knights Inn(Registered Trademark) and Wingate Inn (Service Mark). In aggregate, these franchise systems consist of approximately 5,400 properties and 495,000 hotel rooms worldwide. HFS also operates the CENTURY 21(Registered Trademark), Coldwell Banker(Registered Trademark) and Electronic Realty Associates or ERA(Registered Trademark) (collectively "ERA") real estate brokerage franchise systems which represent three of the four largest franchisors of residential real estate brokerage services worldwide. HFS, a Delaware corporation, was incorporated on May 15, 1990.

   As a franchisor of hotels and residential real estate brokerage offices, HFS licenses the owners and operators of independent businesses, principally hotels and real estate brokerage offices to use HFS's brand names. HFS does not own or operate hotels or real estate brokerage offices. Instead, HFS provides its customers with services designed to increase their revenue and profitability. These services allow customers to retain independence and local control while benefiting from the economies of scale of widely promoted brand names and standards of service, national and regional direct marketing and co-marketing arrangements and global procurement. The most important of these services for hotel owners are access to a national reservation system, national advertising and promotional campaigns, co-marketing programs and volume purchasing discounts. The most significant services to real estate brokerages are national advertising and promotion, referrals and training.

   HFS also operates the Coldwell Banker corporate employee relocation business, which HFS estimates is one of the largest providers of corporate relocation services in the United States based on the number of transferred employees assisted. This Coldwell Banker business offers corporate clients a variety of services in connection with the transfer of their employees, including the selling of a transferee's home, appraisals, inspections, assistance in finding a new home, property marketing advice, rental assistance, equity advances, purchasing a transferee's home at the appraised value when no higher bid is obtained, educational and school placement counseling, career counseling, spouse/partner employment assistance and group move services.

   HFS has recently completed two significant acquisitions. On October 17, 1996, HFS acquired all the outstanding capital stock of Avis, Inc. ("Avis") for approximately $800 million in cash and HFS Common Stock. Avis, together with its subsidiaries, affiliates and licensees, operates the Avis System, which HFS believes to be the second largest car rental system in the world, with approximately 4,139 locations in approximately 149 countries and territories. On November 12, 1996, HFS completed the acquisition of all the outstanding capital stock of Resort Condominiums International, Inc. ("RCI"), the world's largest provider of timeshare exchange programs, for approximately $550 million in cash, $75 million in HFS Common Stock and up to $200 million in contingent cash payments. The "RCI Network" enables a member who owns a timeshare interest in a resort property that is affiliated with the RCI Network to exchange such timeshare interest for one of equivalent value in another affiliated resort. HFS expects that the recent acquisitions of Avis and RCI, as well as PHH in the Merger, will provide increased cross-marketing opportunities and economies of scale among HFS's lodging, car rental and real estate brokerage franchisor operations.

   HFS continually explores and conducts discussions with regard to acquisitions and other strategic corporate transactions in its industries and in other franchise, franchisable and service businesses. Historically, HFS has been involved in numerous transactions of various magnitudes for consideration which included cash or securities (including HFS Common Stock) or combinations thereof. HFS is continuing to evaluate and to pursue appropriate acquisition and combination opportunities as they arise in the expansion of its operations. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. In the past, acquisitions by HFS have involved both relatively small acquisitions and acquisitions which have been significant.

   As part of its regular on-going evaluation of acquisition opportunities, HFS is currently engaged in a number of separate and unrelated preliminary discussions concerning possible acquisitions, principally focused on acquisition opportunities in the rental car and direct marketing industries. HFS is in the early stages of such discussions and has not entered into any agreement in principle with respect to any of these possible acquisitions. The purchase price for the possible acquisitions may be paid in cash, through the issuance of HFS Common Stock (which would increase the number of shares of HFS Common Stock outstanding) or other securities of HFS, borrowings, or a combination thereof. Prior to consummating any such possible acquisitions, HFS, among other things, will have to initiate and satisfactorily complete its due diligence investigation; negotiate the financial and other terms (including price) and conditions of such acquisitions; obtain appropriate Board of Directors, regulatory and other necessary consents and approvals; and secure financing. HFS cannot predict whether any such acquisitions will be consummated or, if consummated, will result in a financial or other benefit to HFS.

   HFS's principal executive offices are located at 6 Sylvan Way, Parsippany, New Jersey 07054, and its telephone number is (201) 428-9700.

PHH CORPORATION

   PHH Corporation ("PHH") was incorporated under Maryland law in 1953 as the successor to a partnership, organized in Baltimore in 1946, which pioneered the vehicle fleet management industry. In 1971, it entered the employee relocation management business through the acquisition of Homequity, Inc. from the founder of that company. In 1984, it launched its third principal business segment, residential mortgage banking, through the acquisition of a regional mortgage lender, US Mortgage Corporation, and subsequent expansion of its services nationwide.

   PHH provides a broad range of integrated management services, expense management programs and mortgage banking services to more than 3,000 major clients, including many of the world's largest corporations, as well as government agencies and affinity groups. Its primary business service segments consist of vehicle management, real estate and mortgage banking.

   Fleet management services consist primarily of the management, purchase, leasing and resale of vehicles for corporate clients and government agencies, including fuel and expense management programs and other fee-based services for clients' vehicle fleets. These programs were developed to meet the specific needs of organizations using large and small numbers of cars and trucks and are designed particularly to enable clients to reduce and control the cost of operating corporate fleets.

   PHH provides real estate services principally to large international corporations, government agencies and financial institutions, as well as to members of affinity groups in the United States, Canada, the United Kingdom and the Republic of Ireland. PHH also has capabilities in this industry segment throughout Europe. PHH estimates that it is the largest provider of corporate relocation services in the United States based on the number of transferred employees assisted. Intended to help clients reduce employee relocation costs, PHH's real estate subsidiaries' services include counseling transferred employees of clients and the purchase, management and resale of their homes, planning and implementing corporate group moves, home marketing assistance and the movement of household goods, as well as destination services and asset management for financial institutions.

   In addition, PHH provides U.S. residential mortgage banking services in all 50 states, including the origination, sale and servicing of residential first mortgage loans. In 1995, PHH ranked 15th among loan originators. While generally retaining mortgage servicing rights, PHH customarily sells all mortgages it originates to investors as individual loans, or pooled with other loans, from which pool are issued either participation interests or mortgage-backed securities certificates issued, insured or guaranteed by the Federal National Mortgage Association (FNMA), the Federal Home Loan Mortgage Corporation (FHLMC) or the Government National Mortgage Association (GNMA). Mortgage servicing consists of collecting loan payments, remitting principal and interest payments to investors, holding escrow funds for payment of mortgage-related expenses (e.g., taxes and insurance), and otherwise administering PHH's mortgage loan servicing portfolio.

   PHH's principal executive offices are located at 11333 McCormick Road, Hunt Valley, Maryland 21031, and its telephone number is (410) 771-3600.

THE SPECIAL MEETINGS

 THE HFS SPECIAL MEETING

   Purpose, Time and Place. The HFS Special Meeting will be held on April 30, 1997 at 10:00 a.m., local time, at the offices of HFS, 6 Sylvan Way, Parsippany, New Jersey. At the HFS Special Meeting, the stockholders of HFS will be asked:

   1. To consider and vote upon a proposal (the "Share Issuance") to approve the issuance by HFS of up to 31.4 million shares of HFS common stock, par value $.01 per share ("HFS Common Stock"), pursuant to the Agreement and Plan of Merger dated as of November 10, 1996 (the "Merger Agreement") by and among HFS, Mercury Acq. Corp., a wholly owned subsidiary of HFS ("Merger Sub"), and PHH Corporation ("PHH"), which provides for the merger of Merger Sub with and into PHH (the "Merger").

   2. To consider and vote upon a proposal to amend HFS's Certificate of Incorporation to increase the maximum number of authorized directors of HFS from twelve (12) to twenty (20) (the "Directors Amendment").

   3. To consider and vote upon a proposal to amend HFS's Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares (the "Shares Amendment" and together with the Directors Amendment, the "Certificate of Incorporation Amendments").

   4. To consider and vote upon a proposal to amend HFS's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase of 10,000,000 shares in the total number of shares of HFS Common Stock currently authorized for issuance under the 1993 Plan (which would increase the total number of shares authorized for issuance under the 1993 Plan from 24,541,600 to 34,541,600) (the "1993 Plan Amendment" and together with the Share Issuance and the Certificate of Incorporation Amendments, the "HFS Proposals").

   5. To transact such other business as may properly come before the HFS Special Meeting or any adjournment or postponement thereof.

   See "INFORMATION CONCERNING THE HFS SPECIAL MEETING--Purpose, Time and
Place."

   Record Date; Quorum; Required Vote. The record date for the HFS Special Meeting is the close of business on March 3, 1997 (the "HFS Record Date"). Only holders of record of HFS Common Stock at the close of business on the HFS Record Date are entitled to notice of, and to vote at, the HFS Special Meeting. As of the HFS Record Date, there were 127,529,530 outstanding shares of HFS Common Stock, held by 504 holders of record. Each share of HFS Common Stock is entitled to one vote on each of the HFS Proposals. The presence at the HFS Special Meeting, either in person or by proxy, of a majority of the issued and outstanding shares of HFS Common Stock entitled to vote will constitute a quorum at the HFS Special Meeting. The affirmative vote of the holders of a majority of the shares of HFS Common Stock voting on each of the Share Issuance and 1993 Plan Amendment (where the total number of votes cast on the respective proposal represents over 50% of all outstanding shares of HFS Common Stock outstanding on the HFS Record Date and entitled to vote) is required to approve the Share Issuance and the 1993 Plan Amendment, respectively. The affirmative vote of the holders of at least a majority of the total outstanding shares of HFS Common Stock is required to approve the Certificate of Incorporation Amendments.

   It is expected that all of the 1,197,628 outstanding shares of HFS Common Stock beneficially owned by directors and executive officers of HFS at the close of business on the HFS Record Date (0.94% of the total number of outstanding shares of HFS Common Stock at such date) will be voted for approval of each of the HFS Proposals. See "INFORMATION CONCERNING THE HFS SPECIAL MEETING--Record Date; Quorum; Required Vote."

   Proxies. The enclosed proxy card provides that each HFS stockholder may specify that such stockholder's shares of HFS Common Stock be voted "for" or "against" approval of each of the HFS Proposals or that the designated proxy holders be directed to "abstain" from voting with respect thereto. If properly executed and returned in time for the HFS Special Meeting, the enclosed proxy will be voted in accordance with the choice specified. If a properly executed proxy is returned, but no choice is specified, the corresponding shares of HFS Common Stock will be voted FOR approval of the Share Issuance, FOR approval of the Certificate of Incorporation Amendments and FOR approval of the 1993 Plan Amendment. It is not expected that any matter other than those contemplated by the HFS Proposals will be brought before the HFS Special Meeting; however, if other matters are properly presented, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the HFS Special Meeting. If a proxy is returned which specifies a vote against the Share Issuance, such discretionary authority will not be used to adjourn the HFS Special Meeting in order to solicit additional votes in favor of the Share Issuance.

   Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the HFS Special Meeting by (i) delivering to the Secretary of HFS at HFS's principal offices (before the HFS Special Meeting) an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the HFS Special Meeting. A stockholder's attendance at the HFS Special Meeting will not by itself revoke a proxy given by such stockholder. See "INFORMATION CONCERNING THE HFS SPECIAL MEETING--Proxies."

THE PHH SPECIAL MEETING

   Purpose, Time and Place. The PHH Special Meeting will be held on April 30, 1997 at 10:00 a.m., local time at The Carlton Hotel, 923 16th and K Streets, N.W., Washington, DC. At the PHH Special Meeting, the stockholders of PHH will be asked:

   1. To consider and vote upon a proposal to approve the Merger and to adopt the Merger Agreement (the "Merger Proposal").

   2. To transact such other business as may properly come before the PHH Special Meeting or any adjournment or postponement thereof.

   See "INFORMATION CONCERNING THE PHH SPECIAL MEETING--Purpose, Time and
Place."

   Record Date; Quorum; Required Vote. The record date for the PHH Special Meeting is the close of business on January 31, 1997 (the "PHH Record Date"). Only holders of record of PHH Common Stock at the close of business on the PHH Record Date are entitled to notice of, and to vote at, the PHH Special Meeting. As of the PHH Record Date, there were 34,984,265 outstanding shares of PHH Common Stock, held by 1,610 holders of record. Each share of PHH Common Stock is entitled to one vote on the Merger Proposal. The presence at the PHH Special Meeting, either in person or by proxy, of PHH stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at the PHH Special Meeting. The affirmative vote of the holders of at least two-thirds of the total outstanding shares of PHH Common Stock is required to approve and adopt the Merger Proposal.

   It is expected that all of the 537,563 outstanding shares of PHH Common Stock beneficially owned by directors and executive officers of PHH at the close of business on the PHH Record Date (1.5% of the total number of outstanding shares of PHH Common Stock at such date) will be voted for approval of the Merger Proposal. See "INFORMATION CONCERNING THE PHH SPECIAL MEETING--Record Date; Quorum; Required Vote."

   Proxies. The enclosed proxy card provides that each stockholder of PHH may specify that such stockholder's shares of PHH Common Stock be voted "for" or "against" approval of the Merger Proposal or that the designated proxy holders be directed to "abstain" from voting with respect thereto. If properly executed and returned in time for the PHH Special Meeting, the enclosed proxy will be voted in accordance with the choice specified. If a properly executed proxy is returned, but no choice is specified, the corresponding shares of PHH Common Stock will be voted FOR approval of the Merger Proposal. It is not expected that any matter other than that contemplated by the Merger Proposal will be brought before the PHH Special Meeting; however, if other matters are properly presented, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the PHH Special Meeting. If a proxy is returned which specifies a vote against the Merger Proposal, such discretionary authority will not be used to adjourn the PHH Special Meeting in order to solicit additional votes in favor of the Merger Proposal.

   Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the PHH Special Meeting by (i) delivering to the Secretary of PHH at PHH's principal offices (before the PHH Special Meeting) an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the PHH Special Meeting. A stockholder's attendance at the PHH Special Meeting will not by itself revoke a proxy given by such stockholder. See "INFORMATION CONCERNING THE PHH SPECIAL MEETING--Proxies."

RISK FACTORS

   Stockholders of HFS and of PHH should carefully evaluate the matters set forth under "RISK FACTORS." Factors to be considered, among other things, include the potential for fluctuation in the number of shares of, and value of, HFS Common Stock to be issued in the Merger as well as certain risks associated with the business and operations of HFS and its subsidiaries. See "RISK FACTORS."

     SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   The following table presents summary historical and pro forma consolidated financial information of HFS for the year ended December 31, 1995 and as of and for the nine months ended September 30, 1996. "Pro forma HFS excluding the Merger" gives effect to all material transactions of HFS prior to the Merger. "Pro Forma Combined Companies" reflects the combining of "Pro Forma HFS excluding the

Merger" with the historical financial statements of PHH, accounted for as a "pooling of interests." The historical financial statements of PHH have been adjusted for reclassifications to conform to the presentation expected to be used by the merged companies.

   The following summary historical and pro forma consolidated financial data should be read in conjunction with the (i) Pro Forma Financial Statements;
(ii) Historical Consolidated financial statements and related notes thereto of HFS; and (iii) Historical Consolidated financial statements and related notes thereto of PHH included elsewhere in this Joint Proxy Statement/Prospectus.

                                      YEAR ENDED DECEMBER 31, 1995
                             ---------------------------------------------
                                                (PRO FORMA      (PRO FORMA
                                   (HFS        HFS EXCLUDING     COMBINED
                               HISTORICAL)      THE MERGER)   COMPANIES)(1)
                             --------------  ---------------  ------------
Statements of Income Data:
Net Revenues ...............     $412,983       $1,172,876      $1,775,158
Net Income..................       79,730          159,925         235,065
Per share information
 (fully diluted):
Net Income per share........         0.73             1.14
Net Income per share
 assuming the following
 average per share prices
 of HFS common stock: (3)
  $60.......................                                          1.38
  $67.......................                                          1.41
  $81.......................                                          1.45

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  NINE MONTHS ENDED SEPTEMBER 30, 1996
                             ---------------------------------------------
                                                (PRO FORMA      (PRO FORMA
                                   (HFS        HFS EXCLUDING     COMBINED
                               HISTORICAL)      THE MERGER)   COMPANIES)(2)
                             --------------  ---------------  ------------
Statements of Income Data:
Net Revenues ...............     $550,010      $1,001,383       $1,496,711
Net Income..................      122,632         171,220          238,996
Per share information
 (fully diluted):
Net Income per share........         0.96            1.18
Net Income per share
 assuming the following
 average per share prices
 of HFS common stock: (3)
  $60.......................                                          1.37
  $67.......................                                          1.39
  $81.......................                                          1.43

                                                                         AT SEPTEMBER 30, 1996
                                                            ----------------------------------------------
                                                                               (PRO FORMA      (PRO FORMA
                                                                  (HFS        HFS EXCLUDING     COMBINED
                                                              HISTORICAL)      THE MERGER)    COMPANIES)(2)
                                                            --------------  ---------------  -------------
Balance Sheet Data:
Total assets...............................................    $2,900,050      $4,275,830      $10,263,156
Assets under fleet management and mortgage programs  ......            --              --        4,438,469
Long-term debt and debt under fleet management and
 mortgage programs.........................................       541,563         830,099        5,396,753
Total equity...............................................     1,904,989       2,300,832        2,755,740

------------
(1) The Pro Forma Combined Companies statement of income data for the year ended December 31, 1995 includes the historical financial results of PHH for the twelve months ended January 31, 1996.
(2) The Pro Forma Combined Companies financial information as of and for the nine months ended September 30, 1996 includes the historical results of PHH as of and for the nine months ended October 31, 1996.
(3) Net Income per common share for the Pro Forma Combined Companies is presented using an average per share price of HFS Common Stock of $60, $67 (estimated average) and $81. Pursuant to the Merger Agreement, the number of shares of HFS Common Stock to be issued is based on a conversion formula which calculates a conversion of PHH shares into HFS shares. Such conversion is variable based on a twenty day average price of the HFS Common Stock preceding the fifth trading day prior to the date of the PHH meeting within a range of $60 per share up to $81 per share.

THE MERGER

 GENERAL

   If the HFS stockholders approve the Share Issuance and the PHH stockholders approve the Merger Proposal and all other conditions to the Merger are satisfied or waived, Merger Sub will be merged with and into PHH, with PHH being the surviving corporation after the Merger (the "Surviving Corporation") and becoming a wholly owned subsidiary of HFS, effective at the time the parties file articles of merger with the Department of Assessments and Taxation of the State of Maryland (the "Effective Time").

   Upon consummation of the Merger pursuant to the Merger Agreement, each outstanding share of PHH Common Stock, other than PHH Common Stock held by PHH or held by HFS, Merger Sub or any other wholly owned subsidiary of HFS, will be converted into the right to receive that fraction of a share of HFS Common Stock (the "Conversion Number") represented by the number (rounded upward, if necessary, to the nearest one-thousandth) determined by dividing $49.50 by the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to the date of the PHH Special Meeting (the "Pricing Period"); provided, however, that in no event will such number be greater than 0.8250 or less than 0.6111. Promptly following the Pricing Period, HFS and PHH will issue a joint press release announcing the Conversion Number. As a result of the conversion formula described above, if the average price of HFS Common Stock during the Pricing Period is within the range of $60.00 to $81.00, holders of PHH Common Stock will receive that fraction of a share of HFS Common Stock having a value (based on the average price of such shares during the Pricing Period) of $49.50 for each share of PHH Common Stock (and the Conversion Number will fluctuate accordingly), but if the average price of HFS Common Stock during the Pricing Period is less than $60.00 or greater than $81.00, the Conversion Number will be fixed at 0.8250 or 0.6111, respectively, resulting in the issuance of a number of shares of HFS Common Stock for each share of PHH Common Stock having a value (based on the average price of such shares during the Pricing Period) less than or more than $49.50, as the case may be. Based on the number of shares of PHH Common Stock outstanding on March 20, 1997, the number of shares of HFS Common Stock to be issued upon conversion of outstanding shares of PHH Common Stock will be not less than approximately
21.5 million shares and not more than approximately 29.0 million shares. In addition, in the Merger, up to approximately 1.9 million shares of HFS Common Stock will be issued in exchange for the currently outstanding options to purchase shares of PHH Common Stock, assuming no tax withholding with respect thereto. However, to the extent all of the approximately 2.1 million currently outstanding and exercisable options to purchase PHH Common Stock are exercised prior to the Effective Time, the number of shares of HFS Common Stock to be issued upon conversion of outstanding shares of PHH Common Stock will be increased by not less than approximately 1.3 million shares and not more than approximately 1.7 million shares and up to approximately 659,000 (rather than 1.9 million) shares of HFS Common Stock will be issued in exchange for then-outstanding options. See "THE MERGER--General; Conversion of Shares."

   ALTHOUGH THE CONVERSION NUMBER WILL BE BASED ON THE AVERAGE PRICE OF HFS COMMON STOCK OVER THE PRICING PERIOD, THE MARKET PRICE OF HFS COMMON STOCK MAY FLUCTUATE AND, ON THE DATE OF THE EFFECTIVE TIME, THE DATE OF RECEIPT OF SHARES OF HFS COMMON STOCK BY HOLDERS OF PHH COMMON STOCK, OR THE DATE ON WHICH SUCH SHARES OF HFS COMMON STOCK ARE EVENTUALLY SOLD, MAY BE MORE OR LESS THAN THE AVERAGE PRICE OF HFS COMMON STOCK OVER THE PRICING PERIOD.

   In lieu of any fractional shares of HFS Common Stock, each holder of PHH Common Stock who otherwise would be entitled to receive a fractional share of HFS Common Stock will be paid an amount in cash equal to the average price of HFS Common Stock during the Pricing Period multiplied by the fractional share interest to which such PHH stockholder is entitled. See "THE MERGER AGREEMENT--Exchange Procedures."

   At the Effective Time, each holder of outstanding options to purchase shares of PHH Common Stock (a "PHH Stock Option") under the PHH option plans, whether vested or unvested, shall be entitled to receive in exchange for all of such holder's PHH Stock Options a number of shares of HFS Common Stock equal to the number obtained by dividing (a) the excess, if any, of (i) the product of (A) the average price of HFS Common Stock during the Pricing Period, (B) the Conversion Number and (C) the number of shares of PHH Common Stock subject to such PHH Stock Options, over (ii) the aggregate exercise price of such PHH Stock Options by (b) the average price of HFS Common Stock during the Pricing Period (the "First Quotient") reduced by the number obtained by dividing (c) the aggregate amount of withholding taxes required by any governmental or regulatory authority in connection with the transfer of a number of shares of HFS Common Stock to such holder equal to the First Quotient by (d) the average price of HFS Common Stock during the Pricing Period. See "THE MERGER--General; Conversion of Shares."

TOLL-FREE NUMBER

   Stockholders may call telephone number 1-888-224-2745, between the hours of 8:00 a.m. and 8:00 p.m., New York time, after 5:00 p.m., New York time, on April 22, 1997 to be advised of the Conversion Number.

BACKGROUND OF THE MERGER

   For information concerning the background of the Merger, see "THE MERGER--Background of the Merger."

RECOMMENDATION OF THE HFS BOARD

   The HFS Board has unanimously concluded that the Merger is fair to, and in the best interests of, HFS and its stockholders and unanimously recommends that HFS stockholders vote FOR approval of the Share Issuance. For a discussion of the factors considered by the HFS Board in reaching its decision to approve and recommend to stockholders the Share Issuance, see "THE MERGER--Reasons of HFS for the Merger; Recommendation of the HFS Board."

FINANCIAL ADVISOR TO HFS

   Lehman Brothers Inc. ("Lehman Brothers") acted as financial advisor to HFS in connection with the Merger. On November 10, 1996, Lehman Brothers delivered its oral opinion to the HFS Board, to the effect that, as of the date of such opinion, from a financial point of view, the consideration to be paid by HFS in the Merger is fair to HFS. Lehman Brothers subsequently confirmed its earlier opinion by delivery of its written opinion dated as of the date hereof. A copy of the written opinion of Lehman Brothers, which sets forth a discussion of the assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers, is attached hereto as Annex II. See "THE MERGER--HFS Financial Advisor."

RECOMMENDATION OF THE PHH BOARD

   The PHH Board has unanimously concluded that the Merger is advisable and in the best interests of PHH and its stockholders and unanimously recommends that PHH stockholders vote for approval of the Merger Proposal. See "THE MERGER--Reasons of PHH for the Merger; Recommendation of the PHH Board."

FINANCIAL ADVISORS TO PHH

   Goldman, Sachs & Co. ("Goldman Sachs") and The Beacon Group Capital Services, LLC ("Beacon") acted as financial advisors to PHH in connection with its consideration of the Merger, the Merger Agreement and the other transactions contemplated thereby. On November 9, 1996, Goldman Sachs and Beacon delivered their respective oral opinions to the PHH Board that as of the date of such opinions, the Conversion Number pursuant to the Merger Agreement was fair to the holders of PHH Stock other than HFS, Merger Sub or any other wholly owned subsidiary of HFS. Goldman Sachs and Beacon each subsequently confirmed their respective earlier opinions by delivery of their written opinions dated as of the date hereof.

   The full text of the written opinions of Goldman Sachs and Beacon, which set forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinions, are attached hereto as Annexes III and IV, respectively, and are incorporated herein by reference. HOLDERS OF PHH COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINIONS IN THEIR ENTIRETY. See "THE MERGER--PHH Financial Advisors."

CONDITIONS TO THE MERGER

   The obligations of HFS and PHH to consummate the Merger are subject to the satisfaction or waiver (where permissible) of various conditions, including, among others, (i) approval of the Share Issuance by the holders of the outstanding shares of HFS Common Stock by the requisite vote under applicable law and under applicable regulations and approval of the Merger Proposal by the holders of the outstanding shares of PHH Common Stock, (ii) receipt by HFS and PHH of letters of their respective independent auditors that the Merger will qualify as a "pooling of interests" transaction under Accounting Principles Board Opinion No. 16, (iii) receipt by HFS and PHH of opinions of their respective counsel to the effect that, inter alia, on the basis of representations made by HFS and PHH and referred to therein, for U.S. federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that HFS, Merger Sub and PHH will each be a party to the reorganization, (iv) the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to the Closing Date being no less than $50.00 per share (the "Minimum Average Price"), subject to certain adjustments, and (v) certain other conditions. See "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

TERMINATION OF THE MERGER AGREEMENT

   The Merger Agreement may be terminated by HFS or PHH under certain circumstances. Under certain of these circumstances, PHH or HFS, as the case may be, may be required to reimburse to the other expenses incurred in connection with the Merger, not in excess of $2,500,000. Under certain other circumstances, PHH may be required to pay HFS a termination fee of $50,000,000. See "THE MERGER AGREEMENT--Termination" and "--Termination Fee."

REGULATORY MATTERS

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"), and the rules that have been promulgated thereunder by the Federal Trade Commission ("FTC"), the Merger may not be consummated unless certain filings have been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. On November 27, 1996, HFS and PHH submitted the required filings to the FTC and the Antitrust Division. On December 27, 1996, the waiting period under the HSR Act expired.

   As a result of the Merger, among other things: (i) PHH or HFS, as the case may be, may be required to either notify or obtain the consent of (x) certain state regulatory authorities in connection with various licenses held by PHH Mortgage Services Corporation ("PHH Mortgage") to act as a mortgage lender and servicer in those states, (y) federal secondary market agencies, and (z) with respect to a portion of PHH Mortgage's servicing portfolio, certain private investors for whom PHH Mortgage services loans; (ii) HFS will be required to notify and receive approval from the New York State Department of Insurance and the Bermuda Monetary Authority for the acquisition of control of two insurance company subsidiaries of PHH; and (iii) HFS will be required to either notify or obtain the consent of certain regulatory authorities in other countries where HFS and/or PHH conduct business pursuant to certain antitrust and foreign investment laws and regulations governing the conduct of business in such countries.

   Under the Merger Agreement, HFS and PHH have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to complete or effect the Merger. While HFS and PHH believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of the companies to obtain such approvals on satisfactory terms or otherwise. It is a condition to the parties' respective obligations to consummate the Merger that all necessary material consents, approvals, actions of, filings with and notice to any governmental authority or public or private third parties be obtained. See "THE MERGER--Regulatory Matters."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Each of HFS and PHH has received an opinion from their respective tax counsel to the effect that, among other things, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the stockholders of PHH upon the exchange of their shares of PHH Common Stock solely for shares of HFS Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of HFS Common Stock. It is a condition to the consummation of the Merger that each such opinion of counsel be confirmed on and as of the Closing Date. See "THE MERGER--Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT--Conditions Precedent to the Merger."

ACCOUNTING TREATMENT

   It is intended that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt by HFS and PHH of letters of their respective independent auditors that the Merger will qualify as a "pooling of interests" transaction under Accounting Principles Board Opinion No. 16. See "THE MERGER -- Accounting Treatment."

APPRAISAL RIGHTS

   Under the Delaware General Corporation Law ("DGCL"), the holders of HFS Common Stock will not have dissenters' appraisal rights in connection with the Share Issuance, the Merger Agreement and the consummation of the Merger. Under the Maryland General Corporation Law ("MGCL"), the holders of PHH Common Stock will not have objecting stockholders' appraisal rights in connection with the Merger Agreement and the consummation of the Merger. See "THE MERGER--Appraisal Rights" and "COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH--Appraisal Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Stockholders of PHH should be aware that certain directors and officers of PHH have interests in the Merger that may be deemed to be in addition to their interests solely as stockholders of PHH. See "THE MERGER--Interests of Certain Persons in the Merger."

COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH

   As a result of the Merger, shares of PHH Common Stock, which are issued by a Maryland corporation, will be converted into the right to receive shares of HFS Common Stock, which are issued by a Delaware corporation. There are differences between the rights of PHH stockholders and the rights of HFS stockholders. These differences result from (i) differences between the MGCL and the DGCL, and (ii) differences between the governing instruments of PHH and HFS. For a discussion of certain differences between the rights of PHH stockholders and the rights of HFS stockholders, see "COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH."

CERTIFICATE OF INCORPORATION AMENDMENTS

   At the HFS Special Meeting, HFS stockholders will be asked to consider and vote upon two proposals to (i) amend HFS's Certificate of Incorporation to increase the maximum number of authorized directors of HFS from twelve (12) to twenty (20) (the "Directors Amendment") and (ii) amend HFS's Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares (the "Shares Amendment" and together with the Directors Amendment, the "Certificate of Incorporation Amendments"). Stockholders of HFS should carefully evaluate the matters set forth under "PROPOSALS FOR CERTIFICATE OF INCORPORATION AMENDMENTS." The forms of the proposed Certificate of Incorporation Amendments are attached hereto as Annexes V and VI.

1993 PLAN AMENDMENT

   At the HFS Special Meeting, HFS stockholders will be asked to consider and vote upon a proposal to amend the 1993 Plan to provide for an increase of 10,000,000 shares in the total number of shares of

HFS Common Stock currently authorized for issuance under the 1993 Plan, which would increase the total number of shares authorized for issuance under the 1993 Plan from 24,541,600 to 34,541,600. As of December 10, 1996, 2,362,906
shares remained available for grant pursuant to the 1993 Plan. Stockholders of HFS should carefully evaluate the matters set forth under "PROPOSAL FOR 1993 PLAN AMENDMENT." The form of the proposed 1993 Plan Amendment is attached hereto as Annex VII.

                                RECENT EVENTS

HFS FOURTH QUARTER AND FISCAL YEAR 1996 FINANCIAL RESULTS

   On January 27, 1997, HFS announced earnings for the fourth quarter and year ended December 31, 1996. For the quarter ended December 31, 1996, HFS reported earnings per share of $.33, an increase of 83% compared to $.18 per share reported in the fourth quarter of 1995. During the fourth quarter of 1996, HFS wrote off its investment in and receivable from Amre, Inc. as well as recorded a gain related to the prepayment of a contractual arrangement with Chartwell Leisure Inc. Excluding these two transactions, HFS's earnings per share for the fourth quarter of 1996 would have been $0.35, representing a 94% increase over the prior year. Revenue increased 120% to $249.0 million from $113.3 million in the fourth quarter of 1995. Net income increased 131% to $47.0 million from $20.4 million in the fourth quarter of 1995.

   For the year 1996, HFS reported record earnings per share of $1.29, an increase of 77% compared to $0.73 per share reported for 1995. Excluding the second quarter 1996 $0.03 per share restructuring charge, related primarily to the creation of National Realty Trust, as well as the aforementioned transactions recognized during the 1996 fourth quarter, full year 1996 earnings per share would have been $1.34, representing an 84% increase over the prior year. For 1996, revenue increased 93% to $799.0 million from $413.0 million in 1995 and net income increased 113% to $169.6 million from $79.7 million in 1995.

HFS SHARE REPURCHASE AUTHORIZATION

   On January 7, 1997, HFS announced that the executive committee of the HFS Board authorized a share repurchase program of up to 2.6 million common shares, which supersedes all previous repurchase authorizations. From January 7, 1997 through February 3, 1997 HFS acquired approximately 2 million shares. HFS made such share repurchases to have available, at what it believes were attractive prices, HFS Common Stock to satisfy stock option exercises and conversions of convertible debts securities and to fund future acquisitions. It is expected that any future purchases would be made from time to time in the open market or in privately negotiated transactions, at the discretion of management, subject to prevailing market conditions, and applicable disclosure requirements.

HFS'S PRELIMINARY UNDERSTANDING WITH HILTON HOTELS CORPORATION

   On January 27, 1997, Hilton Hotels Corporation announced, in connection with its pending tender offer for the outstanding common stock of ITT Corporation, that it had reached a preliminary understanding with HFS under which, subject to Hilton's acquisition of ITT Corporation, HFS would license, on a long-term, worldwide basis, the Sheraton trademark, franchise system and management agreements. Any such transaction is subject to Hilton's acquisition of ITT Corporation, as well as to the negotiation of definitive agreements relating to such license. There can be no assurance that Hilton's attempt to acquire ITT Corporation will be successful or that any transaction between Hilton Hotels Corporation and HFS will be consummated.

AMRE, INC.

   HFS has granted Amre, Inc. ("Amre"), a 20 year license to sell home improvement services and products under the Century 21 Home Improvements name, has a $3 million preferred stock investment in Amre and a $4 million revolving credit facility with Amre. Due to Amre's poor business performance, in the fourth quarter of 1996 HFS wrote-off an $11 million accrued license fee representing fees recognized as earned through the third quarter of 1996, a $3 million investment in preferred stock and related accrued professional fees. In addition, HFS and Amre agreed to terminate the revolving credit facility, under which there were no borrowings. On January 21, 1997, Amre sought protection under Chapter 11 of the United States Bankruptcy Code. The Amre license was terminated by order of the Bankruptcy Court effective February 28, 1997 and HFS expects to relicense the Century 21 Home Improvements name to a number of independent parties. HFS does not expect its relationship with Amre or the bankruptcy filing of Amre to have a material adverse effect on HFS.

VALUE RENT-A-CAR, INC.

   On March 3, 1997, HFS announced that it has reached an agreement in principle to acquire Value Rent-A-Car, Inc. ("Value") from Mitsubishi Motor Sales of America, Inc. ("Mitsubishi") for $175 million in cash. In connection therewith, HFS and Mitsubishi intend to enter into a vehicle supply agreement and related marketing agreements in connection with Value's continuing fleet purchases from Mitsubishi. Any transaction with Mitsubishi is subject to customary conditions, including antitrust clearance, negotiation of definitive documentation and approval of the Boards of Directors of HFS and Mitsubishi. There can be no assurance that any such transaction between Mitsubishi and HFS will be consummated.

HFS FIRST QUARTER 1997 RESULTS

   On March 18, 1997, HFS announced that it will report first quarter 1997 results with and without PHH, and that it expects its results on each basis will exceed analyst expectations.

           HISTORICAL AND PRO FORMA SELECTED FINANCIAL INFORMATION
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   The information below sets forth selected historical, pro forma combined and combined historical financial data. The results of operations for interim periods are not necessarily indicative of the results for a full year. The financial data should be read in conjunction with the (i) Pro Forma Financial Statements; (ii) Historical Consolidated financial statements and related notes thereto of HFS; and (iii) Historical Consolidated financial statements and related notes thereto of PHH included elsewhere in this Joint Proxy Statement/Prospectus (see F pages).

HISTORICAL FINANCIAL INFORMATION

   The historical selected financial data of HFS and PHH for each of the years in the five year periods ended December 31, 1995 and April 30, 1996, respectively, set forth below, have been derived from audited financial statements. The historical selected financial data of HFS and PHH as of and for the nine-month periods ended September 30, 1996 and 1995 and nine-month periods ended January 31, 1997 and 1996, respectively, set forth below, have been derived from unaudited financial statements.

       HFS INCORPORATED -- HISTORICAL SELECTED FINANCIAL INFORMATION(1)

                                                                                              AT OR FOR THE NINE
                                                                                                    MONTHS
                                         AT OR FOR THE YEAR ENDED DECEMBER 31,                ENDED SEPTEMBER 30,
                              -----------------------------------------------------------  ------------------------
                                 1991        1992        1993        1994         1995         1995         1996
                              ----------  ----------  ----------  ----------  -----------  -----------  -----------
STATEMENTS OF OPERATIONS
 DATA:
Net Revenues  ...............  $102,218    $202,954    $257,070    $312,547    $  412,983   $  299,731   $  550,010
Income (loss) before
 extraordinary loss (3)  ....    (5,438)     19,857      34,323      53,489        79,730       59,364      122,632
Per Share Information
 (fully diluted):
Income (loss) before
 extraordinary loss per
 common share(2)(3)  ........     (0.12)       0.23        0.34        0.53          0.73         0.56         0.96(4)
Cash dividends declared per
 common share ...............        --          --          --          --            --           --           --
BALANCE SHEET DATA:
Total assets  ...............   209,968     545,330     735,821     774,097     1,165,808    1,153,286    2,900,050
Long-term debt  .............    77,000     236,088     347,712     347,416       300,778      301,184      541,563

------------
(1) On January 31, 1992, HFS purchased substantially all of the assets comprising the franchise system of Days Inns of America, Inc., and certain of its subsidiaries (Days Inn). On April 29, 1993, HFS purchased the outstanding stock of the company which owns the Super 8 Motel franchise system (Super 8). On May 11, 1995, HFS acquired by merger Central Credit Inc. (CCI) a gambling patron credit information business. On August 1, 1995, a majority owned subsidiary of HFS acquired the Century 21 real estate brokerage franchise system (Century
       21). On January 23, 1996, HFS purchased the assets comprising the Travelodge hotel franchise system in North America (Travelodge). On February 12, 1996 HFS purchased substantially all the assets comprising the Electronic Realty Associates real estate brokerage franchise system ("ERA"). During the second quarter of 1996, HFS purchased the six U.S. previously non-owned Century 21 regions (the "Century 21 NORS"). On May 31, 1996, HFS acquired by merger Coldwell Banker Corporation (Coldwell Banker). Consolidated results of the Company include the operating results of the aforementioned acquisitions since the respective dates of acquisition.
(2) Reflects two-for one stock splits declared February 1994 and November 17, 1995, respectively.
(3) Excludes extraordinary losses, net of tax of $1.6 million or $.02 per share and $12.8 million or $.13 per share for the years ended December 31, 1992 and 1993, respectively, related to the early extinguishment of debt.
(4) Includes a pre-tax restructuring charge of $7.0 million (approximately $4.3 million, net of tax or $0.03 per share) related primarily to the contribution of owned Coldwell Banker brokerage offices to an independent trust.

         PHH CORPORATION -- HISTORICAL SELECTED FINANCIAL INFORMATION

                                                                                                AT OR FOR THE NINE MONTHS
                                             AT OR FOR THE YEAR ENDED APRIL 30,                     ENDED JANUARY 31,
                             ----------------------------------------------------------------- --------------------------
                                  1992         1993         1994         1995         1996          1996         1997
                             ------------ ------------ ------------  ------------ ------------ ------------ ------------
STATEMENTS OF INCOME DATA:
Net Revenues  ...............  $1,315,773   $1,415,250   $1,546,704   $1,605,646   $1,825,136    $1,343,653   $1,444,715
Net Income  .................      49,979       56,417       64,558       71,662       81,620        57,347       75,313
Per Share Information
 (fully diluted):
Net Income per common
 share(1)  ..................        1.46         1.63         1.82         2.08         2.33          1.63         2.08
Cash dividends declared per
 common share(1)  ...........        0.60         0.60         0.60         0.64         0.68           .51          .57
BALANCE SHEET DATA:
Total assets  ...............   4,365,031    4,613,028    4,766,783    5,039,533    5,672,990     5,741,963    6,068,232
Debt under fleet management
 and mortgage programs and
 other debt  ................   3,176,267    3,412,062    3,561,727    3,815,515    4,342,246     4,427,872    4,669,833

------------

(1)     Reflects two-for-one common stock split declared June 24, 1996.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The following presents unaudited pro forma financial information as of September 30, 1996, and for the year ended December 31, 1995 and nine month periods ended September 30, 1995 and 1996, respectively. "Pro Forma HFS excluding the Merger" gives effect to all material transactions of HFS prior to the Merger. "Pro Forma Combined Companies" reflect the combining of "Pro Forma HFS excluding the Merger" with the historical financial statements of PHH accounted for as a "pooling of interests". The historical financial statements of PHH have been adjusted for reclassifications to conform to the presentation expected to be used by the merged companies. The unaudited "Pro Forma Combined Companies" balance sheet data at September 30, 1996 gives effect to the Merger as if it had occurred at such balance sheet date. The unaudited "Pro Forma Combined Companies" statements of income data for the year ended December 31, 1995, and for the nine-month periods ended September 30, 1995 and 1996, give effect to the Merger as if it had occurred on January 1, 1995. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been completed on the date as of which, or at the beginning of the periods for which, the Merger is being given effect nor is it necessarily indicative of future operating results or financial position.

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                 FOR THE YEAR ENDED                        FOR THE NINE MONTHS ENDED
                                  DECEMBER 31, 1995                              SEPTEMBER 30,
                                                         ------------------------------------------------------------
                                                                      1995                           1996
                           ----------------------------- ----------------------------- ------------------------------
                             PRO FORMA HFS    PRO FORMA    PRO FORMA HFS    PRO FORMA    PRO FORMA HFS     PRO FORMA
                             EXCLUDING THE    COMBINED     EXCLUDING THE    COMBINED     EXCLUDING THE     COMBINED
                                MERGER      COMPANIES(1)      MERGER      COMPANIES(2)      MERGER       COMPANIES(2)
                           ---------------  ------------ ---------------  ------------ ---------------  -------------
STATEMENTS OF INCOME DATA:
Net Revenues ..............   $1,172,876     $1,775,158      $862,989      $1,316,455     $1,001,383      $ 1,496,711
Net Income  ...............      159,925        235,065       112,318         168,721        171,220          238,996
PER SHARE INFORMATION
 (FULLY DILUTED):
Net Income per common
 share ....................         1.14                          .82                           1.18
Net Income per common
 share assuming the
 following average per
 share prices of HFS
 common stock:(3)
  $60  ....................                        1.38                          1.01                            1.37
  $67  ....................                        1.41                          1.03                            1.39
  $81  ....................                        1.45                          1.06                            1.43
Cash dividends declared
 per common share(4)  .....
BALANCE SHEET DATA:                                                                          AT SEPTEMBER30, 1996
                                                                                       ------------------------------
Total assets  .............                                                               $4,275,830      $10,263,156
                                                                                       ---------------  -------------
Long-term debt and debt
 under fleet management
 and mortgage programs  ...                                                                  830,099        5,396,753
                                                                                       ---------------  -------------

------------

(1) The Pro Forma Combined Companies statement of income data for the year ended December 31, 1995 includes the historical financial results of PHH for the twelve months ended January 31, 1996.

(2) The Pro Forma Combined Companies financial information at September 30, 1996 and for the nine months ended September 30, 1995 and 1996 includes the historical results of PHH as of October 31, 1996 and for the nine months ended October 31, 1995 and 1996, respectively.

(3) Net Income per common share for the Pro Forma Combined Companies is presented using an average per share price of HFS Common Stock of $60, $67 (estimated average) and $81. Pursuant to the Merger Agreement, the number of shares of HFS Common Stock to be issued is based on a conversion formula which calculates a conversion of PHH shares into HFS shares. Such conversion is variable based on a twenty day average price of the HFS Common Stock preceding the fifth trading day prior to the date of the PHH Meeting within a range of $60 per share up to $81 per share.

(4) Since its inception, HFS has not declared or paid any cash dividends on HFS Common Stock. HFS currently intends to retain its earnings for its business and, therefore, does not anticipate paying cash dividends in the foreseeable future.

UNAUDITED COMBINED HISTORICAL FINANCIAL INFORMATION

   The following presents combined historical financial information as of December 31, 1995, and September 30, 1996, respectively, and for the years ended December 31, 1993, 1994 and 1995, respectively and each of the nine month periods ended September 30, 1995 and 1996, respectively. The combined historical financial information gives effect to the business combination of HFS and PHH, which will be accounted for as a pooling of interests. Such financial information reflects the combining of the historical consolidated financial results of PHH with the historical consolidated financial results of HFS.

             UNAUDITED COMBINED HISTORICAL FINANCIAL INFORMATION

                                                                                      FOR THE NINE MONTHS
                                                FOR THE YEAR ENDED DECEMBER 31,       ENDED SEPTEMBER 30,
                                             ------------------------------------  ------------------------
                                               1993(1)     1994(1)      1995(1)      1995(2)      1996(2)
                                             ----------  ----------  ------------  ----------  ------------
STATEMENTS OF INCOME DATA:
Net Revenues ...............................   $810,496    $863,032    $1,015,265    $753,197    $1,045,338
Income before extraordinary loss............     97,349     122,533       157,850     118,002       192,643
PER SHARE INFORMATION (FULLY DILUTED):
Net Income per common share assuming the
 following average per share prices of HFS
 Common Stock:(3)
  $60 ......................................       0.75        0.95          1.12        0.86          1.22
  $67 ......................................       0.77        0.97          1.15        0.88          1.24
  $81 ......................................       0.80        1.00          1.18        0.91          1.28
Cash dividends declared per common
 share(4)...................................

                                                             AT DECEMBER 31, 1995  AT SEPTEMBER 30, 1996
                                                            --------------------  ---------------------
BALANCE SHEET DATA:
Total assets...............................................                             $8,887,376
Long-term debt and debt under fleet management and
 mortgage programs.........................................                              5,108,217
Book value per common share assuming the following average
 per share prices of HFS Common Stock:
  $60 .....................................................          8.75                    15.47
  $67 .....................................................          8.95                    15.79
  $81 .....................................................          9.27                    16.27
Tangible book value per common share assuming the
 following average per share prices of HFS Common Stock:
  $60 .....................................................          1.70                     2.66
  $67 .....................................................          1.74                     2.68
  $81 .....................................................          1.80                     2.76

------------

(1) The Combined Historical financial information as of December 31, 1995 and for the years ended December 31, 1993, 1994 and 1995 includes the historical financial results of PHH as of January 31, 1996 and each of the twelve month periods ended January 31, 1994, 1995 and 1996, respectively.

(2) The Combined Historical financial information as of September 30, 1996 and for each of the nine month periods ended September 30, 1995 and 1996 includes the historical results of PHH as of October 31, 1996 and each of the nine month periods ended October 31, 1995 and 1996, respectively.

(3) Net Income per common share for the Pro Forma Combined Companies is presented using an average per share price of HFS Common Stock of $60, $67 (estimated average) and $81. Pursuant to the Merger Agreement, the shares of HFS Common Stock to be issued is based on a conversion formula which calculates a conversion of PHH shares into HFS shares. Such conversion is variable based on a twenty day average price of the HFS Common Stock preceding the fifth trading day prior to the date of the PHH Meeting within a range of $60 per share up to $81 per share.

(4) Since its inception, HFS has not declared or paid any cash dividends on HFS Common Stock. HFS currently intends to retain its earnings for its business and, therefore, does not anticipate paying cash dividends in the foreseeable future.

COMPARATIVE PER SHARE INFORMATION (FULLY DILUTED)

   The following table sets forth certain fully diluted per share information for HFS and PHH on a historical, pro forma combined, combined historical and equivalent basis. The PHH Pro Forma equivalent Information represents the corresponding Combined per share Information multiplied by 0.8250, 0.7388 and 0.6111, the Conversion Numbers assuming an average price of HFS Common Stock over the Pricing Period of $60 (low end of the range) per share, $67 per share (estimated average price) and $81 per share (high end of the range), respectively.

   The unaudited pro forma combined financial data is derived from the "Pro Forma Combining Consolidated Financial Statements" included elsewhere in the Joint Proxy Statement/Prospectus and gives effect to the business combination of PHH with pro forma HFS (which gives effect to certain completed acquisitions by HFS), accounted for as a "pooling of interests."

   The unaudited combined historical data is derived from the "Combined Historical Consolidated Financial Statements" included elsewhere in this Joint Proxy Statement/Prospectus and gives effect to the business combination of historical PHH with historical HFS (excluding any pro forma effects of completed acquisitions by HFS), accounted for as a "pooling of interests."

   The pro forma comparative per share data does not purport to represent what the financial position or results of operations of HFS would actually have been had the transactions identified above occurred at the beginning of the relevant periods or to project HFS's financial position or results of operations for any future date or period. This data should be read in conjunction with the unaudited Pro Forma Financial Statements and the separate financial statements and notes thereto of HFS and PHH, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                               HFS INCORPORATED

                                                                                AT OR FOR THE NINE
                                                   AT OR FOR THE YEARS ENDED          MONTHS
                                                          DECEMBER 31,          ENDED SEPTEMBER 30,
                                                 ----------------------------  -------------------
                                                     1993      1994     1995     1995       1996
                                                 ----------  -------  -------  -------  ----------
HISTORICAL:
Income before extraordinary loss per common
 share .........................................   $0.34(2)    $0.53    $0.73    $0.56     $0.96(3)
Cash dividends declared per
 common share(1) ...............................        --        --       --       --        --
Book value per common share ....................        --        --     5.46       --     15.40
Tangible book value per common share ...........        --        --     1.98       --      8.07
UNAUDITED PRO FORMA COMBINED:
Income from continuing operations per common
 share assuming the following average per share
 prices of HFS Common Stock:
  $60 ..........................................        --        --     1.38     1.01      1.37
  $67 ..........................................        --        --     1.41     1.03      1.39
  $81 ..........................................        --        --     1.45     1.06      1.43
Cash dividends declared per
 common share(1)................................        --        --       --       --        --
Book value per common share assuming the
 following average per share prices of HFS
 Common Stock:
  $60...........................................        --        --       --       --     17.43
  $67...........................................        --        --       --       --     17.77
  $81...........................................        --        --       --       --     18.30
Tangible book value per common share assuming
 the following average per share prices of HFS
 Common Stock:
  $60...........................................        --        --       --       --     (3.63)
  $67...........................................        --        --       --       --     (3.70)
  $81...........................................        --        --       --       --     (3.81)

                               16

                                                                                AT OR FOR THE NINE
                                                   AT OR FOR THE YEARS ENDED          MONTHS
                                                          DECEMBER 31,          ENDED SEPTEMBER 30,
                                                 ----------------------------  -------------------
                                                     1993      1994     1995     1995       1996
                                                 ----------  -------  -------  -------  ----------
UNAUDITED COMBINED HISTORICAL:
Income before extraordinary loss per common
 share assuming the following average per share
 prices of HFS Common Stock:
  $60 ..........................................     0.75      0.95     1.12     0.86       1.22
  $67 ..........................................     0.77      0.97     1.15     0.88       1.24
  $81 ..........................................     0.80      1.00     1.18     0.91       1.28
Cash dividends declared per common share(1)  ...       --        --       --       --         --
Book value per common share assuming the
 following average per share stock prices of
 HFS Common Stock:
  $60...........................................       --        --     8.75       --      15.47
  $67...........................................       --        --     8.95       --      15.79
  $81...........................................       --        --     9.27       --      16.27
Tangible book value per common share assuming
 the following average per share prices of HFS
 Common Stock:
  $60...........................................       --        --     1.70       --       2.66
  $67...........................................       --        --     1.74       --       2.68
  $81...........................................       --        --     1.80       --       2.76

------------
(1) Since its inception, HFS has not declared or paid any cash dividends on HFS Common Stock. HFS currently intends to retain its earnings for its business and, therefore, does not anticipate paying cash dividends in the foreseeable future.
(2) Excludes an extraordinary loss, net of tax of $12.8 million or $.13 per share.
(3) Includes a pre-tax restructuring charge of $7.0 million (approximately $4.3 million, net of tax or $0.03 per share) related primarily to the contribution of owned Coldwell Banker offices to an independent trust.

                               PHH CORPORATION

                                                                               AT OR FOR THE
                                                  AT OR FOR THE YEARS ENDED     NINE MONTHS
                                                          APRIL 30,          ENDED JANUARY 31,
                                                 -------------------------  -----------------
                                                   1994     1995     1996     1996      1997
                                                 -------  -------  -------  -------  --------
HISTORICAL:
Income from continuing operations per common
 share .........................................   $1.82    $2.08   $ 2.33    $1.63     2.08
Cash dividends declared per
 common share ..................................    0.60     0.64     0.68     0.51     0.57
Book value per common share ....................      --       --    17.56       --    19.37
Tangible book value per common share ...........      --       --    16.14       --    18.02
PRO FORMA EQUIVALENTS (CALCULATED ON UNAUDITED
 PRO FORMA COMBINED AMOUNTS):(1)
Income from continuing operations per common
 share assuming the following average per share
 prices of HFS Common Stock:
  $60 ..........................................      --       --     1.13     0.83     1.12
  $67 ..........................................      --       --     1.01     0.75     1.02
  $81 ..........................................      --       --     0.87     0.64     0.87
Cash dividends declared per
 common share ..................................      --       --       --       --       --
Book value per common share assuming the
 following average per share prices of HFS
 Common Stock:
  $60 ..........................................      --       --       --       --    14.38
  $67 ..........................................      --       --       --       --    13.13
  $81 ..........................................      --       --       --       --    11.18
Tangible book value per common share assuming
 the following average per share prices of HFS
 Common Stock:
  $60 ..........................................      --       --       --       --    (2.99)
  $67 ..........................................      --       --       --       --    (2.73)
  $81 ..........................................      --       --       --       --    (2.33)
PRO FORMA EQUIVALENTS (CALCULATED ON UNAUDITED
 COMBINED HISTORICAL AMOUNTS):(1)
Income from continuing operations per common
 share assuming the following average per share
 prices of HFS Common Stock:
  $60 ..........................................    0.62     0.78     0.92     0.71     1.01
  $67 ..........................................    0.57     0.72     0.85     0.65     0.92
  $81 ..........................................    0.49     0.61     0.72     0.56     0.78
Cash dividends declared per
 common share ..................................      --       --       --       --       --
Book value per common share assuming the
 following average per share prices of HFS
 Common Stock:
  $60 ..........................................      --       --     7.22       --    12.76
  $67 ..........................................      --       --     6.61       --    11.67
  $81 ..........................................      --       --     5.66       --     9.94
Tangible book value per common share assuming
 the following average per share prices of HFS
 Common Stock:
  $60 ..........................................      --       --     1.40       --     2.19
  $67 ..........................................      --       --     1.29       --     1.98
  $81 ..........................................      --       --     1.10       --     1.69

------------

(1) Pro Forma Equivalent income from continuing operations per common share and book value per common share, is calculated by multiplying pro forma income from continuing operations per common share and pro forma book value per common share by the exchange ratio.

                    COMPARATIVE STOCK PRICES AND DIVIDENDS

   HFS Common Stock is listed and traded on the NYSE under the symbol "HFS." PHH Common Stock is listed and traded on the NYSE under the symbol "PHH." The following table sets forth, for the periods indicated, the high and low reported sales prices per share of HFS Common Stock and PHH Common Stock, as reported on the NYSE Composite Tape and dividends declared on PHH Common Stock for the same periods. Dividends have not been declared during the indicated periods on HFS Common Stock.

                                   HFS                        PHH
                             COMMON STOCK(A)            COMMON STOCK(A)
                     ---------------------------- -----------------------------
CALENDAR QUARTERS      HIGH       LOW    DIVIDEND    HIGH      LOW     DIVIDEND
------------------   -------- ---------- -------- ---------- --------- --------
1995
 First Quarter  ... $16 11/16  $12   1/2    --    $ 19   3/8  17  1/16   $.16

 Second Quarter  ..  17  9/16   13 13/16    --      22  5/16  18 11/16    .17

 Third Quarter  ...  27         17          --      24        20 13/16    .17

 Fourth Quarter  ..  41   1/8   25  5/16    --      23   3/4  21          .17

1996

 First Quarter  ...  51   1/2   36   1/2    --      27 13/16  22  5/8     .17

 Second Quarter  ..  72   1/2   45   1/2    --      29   3/8  25 15/16    .19

 Third Quarter  ...  72         49   1/8    --      30   7/8  25  9/16    .19

 Fourth Quarter  ..  79   7/8   55   3/4    --      48   1/2  28   3/4    .19

1997
 First Quarter(b)..  73   3/8   57   3/4    --      48   5/8  41   3/4    .19

------------
(a) Prices and dividend information on HFS Common Stock and PHH Common Stock reflect the impact of the Stock Splits.
(b)    Prices and dividend information are through March 26, 1997.

   Set forth below is a table containing, for each of November 8, 1996 (the last trading day before the announcement of the Merger Agreement) and March 26, 1997 (the last trading day before the printing of this Joint Proxy Statement/Prospectus), the last reported sale price per share of each of HFS Common Stock and PHH Common Stock, as reported on the NYSE Composite Tape, as well as the equivalent market value per share of PHH Common Stock, assuming that the PHH Special Meeting and the Merger had occurred on such day:

                       NOVEMBER 8, 1996   MARCH 26, 1997
                      ----------------    --------------
HFS..................       $74.13            $64.63
PHH..................       $30.75            $48
PHH (HFS
 equivalent).........       $49.50            $49.50

   The market prices of shares of HFS Common Stock and PHH Common Stock are subject to fluctuation. As a result, HFS stockholders and PHH stockholders are encouraged to obtain current market quotations.

   Since its inception, HFS has not declared or paid any cash dividends on HFS Common Stock. HFS currently intends to retain its earnings for future growth and, therefore, does not anticipate paying cash dividends in the foreseeable future.

                                 RISK FACTORS

FLUCTUATION IN VALUE OF MERGER CONSIDERATION

   The number and market price of shares of HFS Common Stock to be issued in the Merger is subject to fluctuation. The number of shares of HFS Common Stock that holders of PHH Common Stock will receive in the Merger depends upon the average price of HFS Common Stock during the Pricing Period. If the average price of HFS Common Stock during the Pricing Period is within the range of $60.00 to $81.00 per share, holders of PHH Common Stock will receive that fraction of a share of HFS Common Stock having a value (based on the average price of such shares during the Pricing Period) of $49.50 for each share of PHH Common Stock (and the Conversion Number will fluctuate accordingly), but if the average price of HFS Common Stock during the Pricing Period is less than $60.00 or greater than $81.00, the Conversion Number will be fixed at 0.8250 or 0.6111, respectively, resulting in the issuance of a number of shares of HFS Common Stock for each share of PHH Common Stock having a value (based on the average price of such shares during the Pricing Period) less than or more than $49.50, as the case may be. The Merger Agreement provides that either HFS or PHH may terminate the Merger Agreement if at any time after the PHH Special Meeting, the average price of HFS Common Stock over a period of 20 trading days preceding the fifth trading day prior to such date is less than $50.00 per share.

   ALTHOUGH THE CONVERSION NUMBER WILL BE BASED ON THE AVERAGE PRICE OF HFS COMMON STOCK OVER THE PRICING PERIOD, THE MARKET PRICE OF HFS COMMON STOCK MAY FLUCTUATE AND, ON THE DATE OF THE EFFECTIVE TIME, THE DATE OF RECEIPT OF SHARES OF HFS COMMON STOCK BY HOLDERS OF PHH COMMON STOCK, OR THE DATE ON WHICH SUCH SHARES OF HFS COMMON STOCK ARE EVENTUALLY SOLD, MAY BE MORE OR LESS THAN THE AVERAGE PRICE OF HFS COMMON STOCK OVER THE PRICING PERIOD.

UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND ACHIEVING COST SAVINGS

   In determining that the Merger is in the best interests of its stockholders, each of the HFS Board and the PHH Board considered potential efficiencies and cost savings as a result of the combination of HFS's and PHH's operations. The integration of operations presents significant management challenges. There can be no assurance that such actions will be successfully accomplished, and if accomplished, when they will be accomplished.

RISKS RELATED TO HFS'S OPERATIONS

   COMPETITION FOR NEW FRANCHISE PROPERTIES AND GENERAL RISKS OF THE LODGING AND RESIDENTIAL REAL ESTATE BROKERAGE INDUSTRIES

   As a franchisor, HFS's products are its brand names and the support services it provides to its franchisees. Competition among national brand franchisors in the lodging and residential real estate brokerage industries to grow their franchise systems is intense. In addition, smaller chains pose some degree of competitive pressure in selected markets. HFS believes that competition for the sale of franchises in such industries is based principally upon the perceived value and quality of the brand and services as well as the nature of those services offered to franchisees. HFS believes that prospective franchisees value a franchise based upon their view of the relationship of conversion costs and future charges to the potential for increased revenue and profitability.

   HFS's revenue varies directly with franchisees' gross revenue, but is not directly dependent upon franchisees' profitability. However, HFS believes that the perceived value of its brand names to prospective franchisees is, in part, a function of the success of its existing franchisees. The ability of HFS's franchisees to compete in the lodging and residential real estate brokerage industries is important to HFS's prospects because franchise fees are based on franchisees' gross revenue. HFS's franchisees are generally in intense competition with franchisees of other systems, independent properties and realtors, and owner-operated chains. Competition in the lodging business for hotel guests and in the residential real estate brokerage business for house sales is based upon many factors, each of which may be more or less important in a given market and location. A franchisee's success may also be affected by general, regional and local economic conditions.

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   Regulation. The sale of franchises is regulated by various state laws as well as by the FTC. The FTC requires that franchisors make extensive disclosure to prospective franchisees but does not require registration. A number of states require registration or disclosure in connection with franchise offers and sales. In addition, several states have "franchise relationship laws" or "business opportunity laws" that limit the ability of franchisors to terminate franchise agreements or to withhold consent to the renewal or transfer of these agreements. While HFS's franchising operations are not materially adversely affected by such existing regulations, HFS cannot predict the effect any future legislation or regulation may have on its business operations or financial condition. HFS's casino marketing business is also subject to extensive government regulation and licensing requirements. The Federal Real Estate Settlement Procedures Act and state real estate brokerage laws restrict payments which real estate brokers may receive in connection with the sale of residences. Such laws may to some extent restrict preferred vendor arrangements involving HFS's real estate brokerage franchisees.

   Certain Anti-takeover Effects; Divestiture and Loss of Voting
Rights. Certain provisions of HFS's Amended and Restated Certificate of Incorporation may have the effect of requiring a stockholder of HFS to divest its shares of HFS Common Stock or forfeit its voting rights in certain circumstances where such stockholder's ownership of HFS Common Stock would adversely affect HFS's ability to secure requisite gaming related approvals or comply with certain governmental requirements (the "Gaming Provisions"). The Gaming Provisions may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest.

   In addition, the HFS Board has the ability to establish by resolution one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rate, liquidation and other rights, preferences and limitations as may be fixed by the HFS Board, without any further stockholder approval. The issuance of a new series of preferred stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of HFS. See "DESCRIPTION OF CAPITAL STOCK--Disqualified Stockholders."

   Entry into New Industries. By acquiring Avis, RCI and PHH, HFS is entering new industries in which it has not previously participated. While HFS believes that its experience as a franchisor and service provider in the hotel and residential real estate brokerage industries will enable it to succeed in such industries, there can be no assurance that HFS will be able to compete successfully as a car rental business operator and franchisor, as a timeshare exchange operator or as a management services provider.

NO DIVIDENDS

   HFS has never declared or paid cash dividends. HFS currently expects to retain its earnings for its business and does not anticipate paying dividends in the foreseeable future. See "Comparative Stock Prices and Dividends".

RISKS RELATED TO AVIS'S OPERATIONS

   Leverage; Availability of Financing; Requirements for Capital. Avis maintains a substantial amount of secured indebtedness to finance its fleet purchases. At December 31, 1996, Avis and its subsidiaries had approximately $2.445 billion of indebtedness outstanding, approximately $2.195 billion of which represented secured indebtedness for the purchase of vehicles. Of the remaining indebtedness, approximately $96.3 million represents debt of Avis's foreign subsidiaries and is unsecured. At December 31, 1996, Avis had subordinated indebtedness of approximately $220.5 million, of which approximately $70.5 million is secured but subordinated to the fleet debt and approximately $150 million is unsecured and structurally subordinated to the fleet debt. At December 31, 1996, Avis had approximately $649 million of additional availability under these vehicle financing facilities to finance the purchase of additional fleet vehicles.

   The level of Avis's indebtedness could have important consequences to Avis's operation, including: (i) the potential limitation of Avis's ability to obtain additional financing for certain purposes; (ii) the commitment of a substantial portion of Avis's cash flow from operations for debt service; and
(iii) the limitation of Avis's ability to react to changes in the car rental industry and general economic conditions.

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
   Avis depends upon third-party financing to purchase its fleet vehicles. Continued availability of such financing upon favorable terms is critical to Avis's operations. Since a substantial portion of such indebtedness is incurred in connection with major vehicle manufacturers' repurchase programs ("Repurchase Programs"), a significant change in the financial condition of the vehicle manufacturers, particularly General Motors Corporation ("GM"), would significantly affect Avis's ability to obtain such financing on favorable terms. In addition, under the terms of certain of Avis's credit facilities, including the Prime Vehicles Trust, if the senior indebtedness of a repurchase party (such as GM) fails to maintain certain rating standards or upon the bankruptcy of a repurchase party or upon the occurrence of certain other events, certain adverse consequences may result. These adverse consequences include a prohibition on borrowing additional amounts under such facilities for the purchase of vehicles from such repurchase party, a requirement to repay a lender, and a requirement to increase the overall level of subordinated debt as additional asset support for such facilities. The inability of Avis to obtain vehicle financing on favorable terms could have a material adverse effect on Avis's financial condition and results of operations.

   Potential Changes in Manufacturers' Repurchase Programs. At December 31, 1996, approximately 89% of the vehicles in Avis's rental car fleet were subject to the terms of manufacturers' Repurchase Programs ("Program Vehicles"). Repurchase Programs are methods of purchasing vehicles whereby a buyer, such as Avis, purchases vehicles from the manufacturer at a specified and stipulated price and, under the program, the manufacturer agrees to buy the same vehicles back from the purchaser at a future date at a price based on a pre-determined formula. The formula typically consists of the capitalized cost less a depreciation factor minus damage and excess mileage. The availability of Program Vehicles limits Avis's risk of a decline in residual value at the time of disposition of the vehicles and enables Avis to fix its depreciation expense in advance. Vehicle depreciation is the largest cost factor in Avis's car rental operations. Avis could be adversely affected if automobile manufacturers reduce the availability of Repurchase Programs or related incentives.

   Avis could be at a competitive disadvantage if U.S. automobile manufacturers selectively restrict eligibility to participate in their Repurchase Programs. Over the past decade, U.S. automobile manufacturers have acquired direct or indirect equity stakes in most of the major car rental systems. Prior to the Avis Acquisition, GM had an equity interest in Avis which was sold to HFS pursuant to a certain Stock Purchase Agreement, dated August 28, 1996, by and between HFS and GM; Ford Motor Company owned The Hertz Corporation ("Hertz") and had an equity interest in Budget Rent a Car Corporation ("Budget"); and Chrysler Corporation had equity interests in Dollar Rent a Car Systems, Inc. ("Dollar") and Thrifty Rent-A-Car Systems, Inc. ("Thrifty"). For the 1996 model year, Avis purchased a significant number of its vehicles pursuant to Repurchase Programs sponsored by GM. Any effort by GM to restrict eligibility to participate in Repurchase Programs to car rental systems could adversely affect Avis's ability to compete with those of its competitors that have continued access to such programs.

   Competition. The car rental industry is characterized by intense competition, particularly with respect to price and service. In any geographic market, Avis may encounter competition from national, regional and local car rental companies. Avis's largest competitors for car rentals include Alamo Rent-A-Car, Inc., Budget, Dollar, Enterprise Rent a Car, Hertz, National Car Rental System, Inc. and Thrifty.

   There have been occasions during the history of the car rental industry in which the major car rental companies have been adversely affected by industry-wide price pressures, and Avis has, on such occasions, priced its product in response to such pressures. Moreover, at times when the car rental industry has experienced vehicle oversupply, there has been intensified competitive pressure. This oversupply has had a negative impact on the industry's ability to raise rental rates. Avis has taken steps to address its fixed cost structure to improve its overall competitive position; however, future oversupply or other factors affecting competition could still adversely affect Avis's financial condition and results of operations.

   Seasonality. Avis experiences seasonal revenue patterns similar to the travel industry wherein the summer months, due to the increase in leisure travel, produce higher revenue than other periods during the year. Historically, Avis's fiscal quarter ended August 31, accounted for over 26% and 71% of Avis's combined total revenue and pre-tax profit, respectively, in fiscal years 1995 and 1996. As a result, any occurrence that disrupts travel patterns during the summer period could have a material adverse effect on Avis's annual performance. Avis's fourth quarter is generally its weakest, when there is limited leisure travel and a greater potential for adverse weather conditions. Many of Avis's operating expenses such as rent, general insurance and administrative personnel are fixed and cannot be reduced during periods of decreased rental demand.

   Regulation of Loss Damage Waivers. A traditional revenue source for the car rental industry has been the sale of loss damage waivers, by which rental companies agree to relieve a customer from financial responsibility arising from vehicle damage to a rented vehicle incurred during the rental period. Approximately 3% of Avis's rental revenue during fiscal 1996 was generated by the sale of loss damage waivers. The U.S. House of Representatives has from time to time considered legislation that would regulate the conditions under which loss damage waivers may be sold by car rental companies. House Bill H.R. 175, introduced in January 1995, seeks to prohibit the imposition of liability on renters for loss of, or damage to, rented vehicles, except in certain circumstances, and to prohibit the sale of loss damage waivers. To date, no action has been taken on this bill. In addition, approximately 40 states have considered legislation affecting the sale of loss damage waivers. To date, 24 states have enacted legislation regulating the sale of loss damage waivers, most of which require disclosure to each customer at the time of rental that damage to the rented vehicle may be covered by the customer's personal automobile insurance and that loss damage waivers may not be necessary. In addition, in the late 1980's, New York and Illinois enacted legislation which eliminated Avis's right to offer loss damage waivers for sale and limited potential customer liability to $100 and $200, respectively. Moreover, California, Nevada and Indiana have capped rates that may be charged for collision damage waivers to $9.00, $10.00 and $5.00 per day, respectively. Texas requires that the rate charged for loss damage waivers be reasonably related to the direct cost of repairs. Adoption of national or additional state legislation eliminating or limiting the sale of loss damage waivers could result in the loss or reduction of this revenue source and additional limitations on potential customers liability could increase Avis's costs.

   Environmental Risks Inherent in On-Site Petroleum Storage. 250 of Avis's domestic and international facilities contain tanks for the storage of petroleum products, such as gasoline, diesel fuel and waste oils. At 219 of Avis's operating locations, one or more of these tanks are located underground. Avis maintains an environmental compliance program that includes the replacement of steel tanks and the implementation of required technical and operational procedures designed to minimize the potential for leaks and spills, maintenance of records and the regular testing of tank systems for tightness. However, there can be no assurance that these tank systems will at all times remain free from leaks or that the use of these tanks will not result in spills. Any leak or spill, depending on such factors as the material involved, quantity and environmental setting, could result in interruptions to Avis's operations and expenditures that could have a material adverse effect on Avis's results of operations and financial condition. Avis carries environmental impairment liability coverage with limits of $4 million per site and $4 million in the aggregate and a deductible generally of $250,000. This policy covers against liability to third parties and clean-up costs, but not business interruption in Avis's own operations.

   Risk of Non-Renewal of Airport Concessions. Avis conducts rental operations at 233 airports domestically and internationally, with each of these operations conducted pursuant to a concession agreement granted by the local airport authority. In general, these concession agreements are subject to competitive bidding at the time of renewal. The terms of Avis's airport concession agreements are varied and include month-to-month terms at certain locations and fixed terms of various durations at other locations. Avis is at risk of losing its ability to operate at an airport if it is not a successful bidder at the time its concession agreement is subject to renewal. The loss of one or more airport operations may have an adverse effect on Avis.

   Dependence on Air Travel Industry and Fuel Supply. A significant amount of Avis's North American revenue is generated at its on-airport or near-airport facilities. A decrease in air travel or any event that disrupts air travel patterns at such facilities for a continued period of time could have a material adverse effect on Avis's financial condition and results of operations. Such events could include labor unrest, airline bankruptcies or consolidations, substantially higher air fares, a downturn in the economy, the outbreak of war, high-profile crimes against tourists, terrorist incidents and natural occurrences, such as earthquakes, floods and hurricanes.

   Avis's operations, as well as those of its competitors, could be affected by any limitations in fuel supplies or by any imposition of mandatory allocations or rationing regulations or significant increases in fuel prices. In the event of a severe disruption of fuel supplies or significant increases in fuel prices, the operations of Avis and other car rental companies would be adversely affected.

   Dependence on Principal Supplier. Since approximately 1978, GM has been Avis's principal supplier of vehicles. The number of vehicles purchased from GM varies from year to year. In model year 1995, Avis made approximately 82% of its vehicle purchases in North America from GM. In model year 1996, Avis made approximately 81% of its vehicle fleet purchases in North America from GM. Under the terms of the GM Repurchase Program, Avis must purchase at least 100,000 vehicles and maintain a minimum of 51% GM share penetration of its domestic vehicles during model years 1996 through 2000. Given the volume of vehicles purchased from GM by Avis, shifting significant portions of the fleet purchases to other manufacturers would require lead time. As a result, if GM were unable to supply Avis with the planned number and types of vehicles, it could have a material adverse effect on Avis's financial condition and results of operations.

RISKS RELATED TO PHH'S OPERATIONS

   Strength of the Economy. PHH's financial results are dependent on the strength of the economy. A downturn in the economy may cause corporate clients to exercise a higher degree of fiscal caution by decreasing the size of their vehicle fleets or extending the service period of existing fleet vehicles which could negatively affect PHH's vehicle management services. In addition, while PHH is generally not at risk for the carrying value of homes in its relocation services segment, a downturn in the economy could cause clients to reassess their relocation plans as part of cost control measures and authorize fewer home purchase transactions. PHH's mortgage banking services may also be affected by the strength of the economy, the level of interest rates and the related condition of residential real estate markets.

   Funding Requirements and Interest Rate Risk. The continuous necessity of funding very large portfolios of vehicles and homes on behalf of clients subjects PHH to pressures to limit leverage. In addition, although PHH is generally able to match floating and fixed interest rate and maturity characteristics of funding liabilities to their related assets, either by a matched funding mechanism or through the use of interest rate swap agreements, there remains some element of rate and liquidity exposure. With respect to its mortgage banking operations, PHH enters into forward delivery contracts, financial futures programs, and options to reduce the risks of adverse price fluctuation with respect to both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued and as a hedge against earnings volatility of its mortgage servicing rights. Risk remains to the extent such exposures are either under-or over-hedged. Additionally, PHH hedges its risk on foreign currency transactions through the use of foreign currency forward commitments. The combined entity will continue the above risk mitigating strategy and plans to use foreign currency forward commitments to hedge against commitments made in foreign currency by HFS' international timeshare business.

   Competitive Contract Terms. Vehicle management services and real estate services client contracts generally have no fixed term and are subject to competitive pricing pressures. Mortgage banking services depend on large segments of origination derived from affinity groups and real estate brokers, which could decline in times of rising interest rates. PHH's financial results could be negatively impacted to the extent that PHH can not replace these volumes with other sources. Due to the potential for combining PHH's real estate services with those of HFS, there is a risk of loss of volume from some relocation management clients who prefer to maintain dual supplier relationships. In addition, real estate services government contracts are subject to end-period adjustments, and to the extent amounts are payable to the government, PHH's profitability may be negatively impacted. The service fee portion of real estate services corporate client contracts is at risk for direct cost overruns against fixed performance targets.

   Regulation. The leasing business is dependent on current tax and accounting regulations which continue to create economic advantages for companies to lease, rather than own, vehicles. PHH cannot predict the effect any future legislation or regulation may have on its business operations or financial conditions. Efforts to achieve cross-marketing and operational synergies among real estate and mortgage banking services, and between such services and their customer bases within the combined HFS/PHH organization, may be impeded by the restrictions of the Real Estate Settlement Procedures Act. This Act and analagous laws in various states restrict the value which real estate brokers, mortgage bankers and others may pay or receive in connection with residential real estate transactions and services ancillary thereto.

   The Clean Air Act Amendments of 1990 impose obligations on certain motor vehicle fleet operators in specified ambient air quality non-attainment areas to acquire vehicles that meet lower emissions standards than vehicles sold to and used by the general public. Several states have also adopted air quality laws that impose similar restrictions on certain fleet operators. The Energy Policy Act of 1992 imposes obligations on certain utility and fuel provider fleets to acquire vehicles that use non-petroleum based fuels, and delegates to the Secretary of the Department of Energy authority to impose similar alternative fuel vehicle acquisition obligations on other fleets. PHH is dependent upon motor vehicle manufacturers to build and service vehicles at a reasonable price, and in such quantities and models that meet these potential fleet requirements, and is dependent upon fuel providers to establish adequate distribution networks to meet this demand. In addition, as such requirements proliferate, and the business justification for the operation of the fleet is weighed against the administrative and cost burden of complying with these obligations, some fleet operators may elect to reduce or eliminate company-provided vehicles and replace them with driver reimbursement programs.

   Limited Supplier Network. Vehicle sources are limited to a small number of manufacturers who tightly control their dealer networks. The manufacturers control the production, allocation and delivery of vehicles produced based on their overall goals and objectives. As PHH orders vehicles for its clients from these controlled sources, this may effect the ability of PHH to serve the needs of its clients.

                INFORMATION CONCERNING THE HFS SPECIAL MEETING

PURPOSE, TIME AND PLACE

   This Joint Proxy Statement/Prospectus is being furnished to stockholders of HFS in connection with the solicitation of proxies by the HFS Board from holders of HFS Common Stock for use at the HFS Special Meeting to be held on April 30, 1997, at 10:00 a.m., local time, at the offices of HFS, 6 Sylvan Way, Parsippany, New Jersey, and at any adjournments or postponements thereof. At the HFS Special Meeting, holders of HFS Common Stock will be asked to consider and vote upon (i) a proposal (the "Share Issuance") to approve the issuance by HFS of up to 31.4 million shares of HFS common stock, par value $.01 per share ("HFS Common Stock"), pursuant to the Agreement and Plan of Merger dated as of November 10, 1996 (the "Merger Agreement") by and among HFS, Mercury Acq. Corp., a wholly owned subsidiary of HFS ("Merger Sub"), and PHH Corporation ("PHH"), which provides for the merger of Merger Sub with and into PHH (the "Merger"); (ii) a proposal to amend HFS's Certificate of Incorporation to increase the maximum number of authorized directors of HFS from twelve (12) to twenty (20) (the "Directors Amendment");
(iii) a proposal to amend HFS's Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares (the "Shares Amendment" and together with the Directors Amendment, the "Certificate of Incorporation Amendments"); (iv) a proposal to amend HFS's Amended and Restated 1993 Stock Option Plan (the "1993 Plan") to provide for an increase of 10,000,000 shares in the total number of shares of HFS Common Stock currently authorized for issuance under the 1993 Plan (which would increase the total number of shares authorized for issuance pursuant to the 1993 Plan from 24,541,600 to 34,541,600) (the "1993 Plan Amendment"); and
(v) to transact such other business as may properly come before the HFS Special Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

   The HFS Board has fixed the close of business on March 3, 1997, as the record date for determining the holders of HFS Common Stock entitled to notice of, and to vote at, the HFS Special Meeting (the "HFS Record Date"). Only holders of record of HFS Common Stock at the close of business on the HFS Record Date will be entitled to notice of, and to vote at, the HFS Special Meeting. At the close of business on the HFS Record Date, 127,529,530 shares of HFS Common Stock were issued and outstanding and were held by approximately 504 holders of record. The HFS Common Stock constitutes the only outstanding class of voting securities of HFS, and each share of HFS Common Stock is entitled to one vote on each matter to be acted upon or which may come before the HFS Special Meeting. Votes may be cast at the HFS Special Meeting in person or by proxy. See "--Proxies."

   The presence at the HFS Special Meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of HFS Common Stock entitled to vote is necessary to constitute a quorum to transact business at the HFS Special Meeting. If a quorum is not present at the HFS Special Meeting, the stockholders who are present and entitled to vote at the HFS Special Meeting may, by a majority vote, adjourn the HFS Special Meeting from time to time without notice or other announcement until a quorum is present.

   The affirmative vote of the holders of a majority of the shares of HFS Common Stock voting on each of the Share Issuance and the 1993 Plan Amendment (where the total number of votes cast on the respective proposal represents over 50% of all shares of HFS Common Stock outstanding on the HFS Record Date and entitled to vote) is required to approve the Share Issuance and the 1993 Plan Amendment, respectively. Abstentions will have the same effect as votes cast against the Share Issuance and the 1993 Plan Amendment, as the case may be. However, broker non-votes (i.e., shares held by brokers in street name that are not entitled to vote at the HFS Special Meeting due to the absence of specific instructions from the beneficial owners of such shares) will be disregarded and will have no effect on the votes on the Share Issuance and the 1993 Plan Amendment.

   The affirmative vote of the holders of at least a majority of the total outstanding shares of HFS Common Stock is required to approve the Certificate of Incorporation Amendments. Under applicable Delaware law, in determining whether the proposals to approve the Certificate of Incorporation Amendments have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposals.

   As of the close of business on the HFS Record Date, HFS's directors and executive officers and their affiliates may be deemed to be the beneficial owners of 1,197,628 outstanding shares (excluding shares underlying stock options) of HFS Common Stock, or approximately 0.94% of the then outstanding shares of HFS Common Stock. It is expected that such executive officers and directors of HFS will vote for approval of the HFS Proposals. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--HFS."

          THE HFS BOARD UNANIMOUSLY RECOMMENDS THAT HFS STOCKHOLDERS
               VOTE FOR APPROVAL OF EACH OF THE HFS PROPOSALS.

PROXIES

   Shares of HFS Common Stock represented by properly executed proxies received in time for the HFS Special Meeting will be voted at the HFS Special Meeting in the manner specified on such proxies. Proxies which are properly executed but which do not contain voting instructions will be voted FOR approval of each of the HFS Proposals. It is not expected that any matter other than those contemplated by the HFS Proposals will be brought before the HFS Special Meeting; however, if other matters are properly presented, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting. If a proxy is returned which specifies a vote against the Share Issuance, such discretionary authority will not be used to adjourn the HFS Special Meeting in order to solicit additional votes in favor of the Share Issuance.

   The grant of a proxy on the enclosed HFS proxy card does not preclude a stockholder from voting in person at the HFS Special Meeting. A stockholder may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the HFS Special Meeting, to Jeanne M. Murphy, Secretary, HFS Incorporated, 6 Sylvan Way, Parsippany, New Jersey 07054, a written notice of revocation bearing a later date or time than the proxy; (ii) delivering to the Secretary of HFS a duly executed proxy bearing a later date or time than the revoked proxy; or (iii) attending the HFS Special Meeting and voting in person. Attendance at the HFS Special Meeting will not by itself constitute revocation of a proxy.

   For participants in the HFS Incorporated Employee Savings Plan (the "Savings Plan") with shares of HFS Common Stock credited to their accounts, voting instructions for the trustee of the Savings Plan are also being solicited through this Joint Proxy Statement/Prospectus. In accordance with the provisions of the Savings Plan, the trustee will vote shares of HFS Common Stock in accordance with instructions received from the participants to whose accounts such shares are credited, provided that, to the extent such instructions are not received prior to twelve o'clock noon, Eastern Standard Time on April 23, 1997, the trustee will vote the shares with respect to which it has not received instructions proportionately in accordance with the shares for which it has received instructions. Instructions given with respect to shares in Savings Plan accounts may be changed or revoked only in writing, and no such instructions may be revoked after twelve o'clock noon, Eastern Standard Time on April 23, 1997. Participants in the Savings Plan are not entitled to vote in person at the Special Meeting.

   If a participant in the Savings Plan has shares of HFS Common Stock credited to his or her account in the Savings Plan and also owns other shares of HFS Common Stock, he or she should receive separate proxy cards for shares credited to his or her account in the Savings Plan and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to register voting instructions for all shares owned by him or her or held for his or her benefit in the Savings Plan's HFS Stock Fund.

   HFS will bear the cost of solicitation of proxies from its stockholders, except that HFS and PHH intend to share equally the cost of preparing and printing this Joint Proxy Statement/Prospectus relating to the Share Issuance and the Merger, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of HFS and its subsidiaries may solicit proxies from stockholders of HFS by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and HFS will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

   In addition, HFS has retained ChaseMellon Shareholder Services
("ChaseMellon") to assist HFS in the solicitation of proxies from stockholders in connection with the HFS Special Meeting. ChaseMellon will receive a fee of $8,500 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. HFS has agreed to indemnify ChaseMellon against certain liabilities arising out of or in connection with its engagement.

   Representatives of Deloitte & Touche LLP are expected to be present at the HFS Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

APPRAISAL RIGHTS

   Stockholders of HFS will have no dissenters' appraisal rights under the DGCL in connection with the Share Issuance, the Merger Agreement and the consummation of the Merger. See "THE MERGER--Appraisal Rights" and "COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH--Appraisal Rights."

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
                INFORMATION CONCERNING THE PHH SPECIAL MEETING

PURPOSE, TIME AND PLACE

   This Joint Proxy Statement/Prospectus is being furnished to stockholders of PHH in connection with the solicitation of proxies by the PHH Board from holders of PHH Common Stock for use at the PHH Special Meeting to be held on April 30, 1997, at 10:00 a.m., local time, at The Carlton Hotel, 923 16th and K Streets, N.W., Washington, DC, and at any adjournments or postponements thereof. At the PHH Special Meeting, holders of PHH Common Stock will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the Merger pursuant to the Merger Agreement and the transactions contemplated thereby and to transact such other business as may properly come before the PHH Special Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

   The PHH Board has fixed the close of business on January 31, 1997, as the record date for determining the holders of PHH Common Stock entitled to notice of, and to vote at, the PHH Special Meeting (the "PHH Record Date"). Only holders of record of PHH Common Stock at the close of business on the PHH Record Date will be entitled to notice of, and to vote at, the PHH Special Meeting. At the close of business on the PHH Record Date, 34,984,265 shares of PHH Common Stock were issued and outstanding and were held by approximately 1,610 holders of record. The PHH Common Stock constitutes the only outstanding class of voting securities of PHH, and each share of PHH Common Stock is entitled to one vote on each matter to be acted upon or which may come before the PHH Special Meeting. Votes may be cast at the PHH Special Meeting in person or by proxy. See "--Proxies."

   The presence at the PHH Special Meeting, either in person or by proxy, of PHH stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum to transact business at the PHH Special Meeting. Whether or not a quorum is present at the PHH Special Meeting, the stockholders who are present and entitled to vote at the PHH Special Meeting may, by a majority vote, adjourn the PHH Special Meeting to a date not more than 120 days after the original record date without notice or other announcement.

   The affirmative vote of at least two-thirds of the total outstanding shares of PHH Common Stock is required to approve the Merger Proposal. Under applicable Maryland law, in determining whether the Merger Proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the Merger Proposal.

   As of the close of business on the PHH Record Date, PHH's directors and executive officers and their affiliates may be deemed to be the beneficial owners of 537,563 outstanding shares (excluding shares underlying stock options) of PHH Common Stock, or approximately 1.5% of the then outstanding shares of PHH Common Stock. It is expected that such executive officers and directors of PHH will vote for approval of the Merger Proposal. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--PHH."

          THE PHH BOARD UNANIMOUSLY RECOMMENDS THAT PHH STOCKHOLDERS
                  VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

PROXIES

   Shares of PHH Common Stock represented by properly executed proxies received in time for the PHH Special Meeting will be voted at the PHH Special Meeting in the manner specified by the holder thereof. Proxies which are properly executed but which do not contain voting instructions will be voted FOR approval of the Merger Proposal. It is not expected that any matter other than that contemplated by the Merger Proposal will be brought before the PHH Special Meeting; however, if other matters are properly presented, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the

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
meeting or otherwise concerning the conduct of the meeting. If a proxy is returned which specifies a vote against the Merger Proposal, such discretionary authority will not be used to adjourn the PHH Special Meeting in order to solicit additional votes in favor of the Merger Proposal.

   The grant of a proxy on the enclosed PHH proxy card does not preclude a stockholder from voting in person at the PHH Special Meeting. A stockholder may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the PHH Special Meeting, to Samuel H. Wright, Secretary, PHH Corporation, 11333 McCormick Road, Hunt Valley, Maryland 21031, a written notice of revocation bearing a later date or time than the proxy; (ii) delivering to the Secretary of PHH a duly executed proxy bearing a later date or time than the revoked proxy; or (iii) attending the PHH Special Meeting and voting in person. Attendance at the PHH Special Meeting will not by itself constitute revocation of a proxy.

   PHH will bear the cost of solicitation of proxies from its stockholders, except that HFS and PHH intend to share equally the cost of preparing and printing this Joint Proxy Statement/Prospectus relating to the Share Issuance and the Merger, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of PHH and its subsidiaries may solicit proxies from stockholders of PHH by telephone, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and PHH will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

   It is the policy of PHH that all stockholder votes, whether by proxy or in person, will be handled in a manner that protects individual stockholder voting privacy. Only the proxy solicitor, independent tabulator and the few other persons engaged in the receipt and tabulation of proxies and ballots have access to them and such persons are required to keep all voting information confidential. Under the policy, no vote of any individual stockholder will be disclosed except when required by law, when disclosure is voluntarily made or requested by a stockholder, in certain circumstances in a proxy contest, or when there is a bona fide dispute as to the authenticity or tabulation of votes.

   In addition, PHH has retained Georgeson & Company, Inc. ("Georgeson") to assist PHH in the solicitation of proxies from stockholders in connection with the PHH Special Meeting. Georgeson will receive a fee of $15,000 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. PHH has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its engagement.

   Representatives of KPMG Peat Marwick LLP are expected to be present at the PHH Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

APPRAISAL RIGHTS

   Stockholders of PHH will have no objecting stockholders' appraisal rights in connection with the Merger Agreement and the consummation of the Merger. See "THE MERGER--Appraisal Rights" and "COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH--Appraisal Rights."

                                  THE MERGER

   The discussion in this Joint Proxy Statement/Prospectus of the Merger and the description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex I and is incorporated herein by reference.

BACKGROUND OF THE MERGER

   During the past several years, PHH with the assistance of Goldman Sachs and, more recently with the additional assistance of Beacon, has engaged in a continued review of various strategic alternatives in each of its three major business segments. The review centered on growth opportunities, potential joint venture partners, acquisitions and start-up opportunities. From time to time during this period, representatives of various companies approached PHH on an informal basis to express interest in exploring various strategic alternatives with PHH or one of the various business units of PHH.

   During the fall of 1995, Mr. Terry E. Kridler, Vice President, Corporate Planning and Business Development of PHH, had several discussions with representatives of HFS regarding a possible acquisition by PHH of Worldwide Relocation Management Company (formerly known as Western Relocation Management Company) ("Worldwide") from HFS. HFS had acquired Worldwide as part of its acquisition of Century 21 Real Estate Corporation in August 1995. Thereafter, on November 29, 1995, Mr. Roy A. Meierhenry, Senior Vice President and Chief Financial Officer of PHH, and Mr. Kridler had a telephone conversation with Mr. Henry R. Silverman, Chairman of the Board and Chief Executive Officer of HFS, regarding Worldwide. The following day, HFS provided to PHH certain Worldwide financial statements. Discussions were terminated prior to calendar year end.

   To further evaluate the alternatives available to PHH, the management of PHH made various contacts with third parties to test the level of market interest in a strategic transaction involving PHH, as well as an ongoing review of strategic alternatives. PHH management and its financial advisors solicited indications of interest for a strategic alliance with PHH to compare the value indicated by this market test against PHH's ability to realize value for its stockholders by pursuing other alternatives. PHH's financial advisors and management identified companies that they believed would be possible strategic partners, and prepared an analysis of PHH and the market for its securities to provide a basis for evaluating any indications of interest that might be received by PHH.

   On June 17, 1996, following the May 31, 1996 acquisition of Coldwell Banker Corporation by HFS, Messrs. Meierhenry and Kridler, along with PHH's financial advisors, met with Mr. Silverman and other representatives, in order to discuss a possible acquisition by one of the companies of the relocation business of the other.

   During the spring and summer of 1996, the PHH financial advisors and management considered contacting a number of companies in order to determine whether any of those entities would be interested in considering a strategic transaction with PHH. The PHH financial advisors and management initially reviewed approximately twenty-six United States and foreign companies. From this group, certain companies were selected to be contacted based on several factors, including perceived interest in the lines of business in which PHH is engaged, their financial and business resources and their perceived ability to consummate a strategic transaction with PHH. Confidentiality agreements were signed by ten parties, which provided for, among other things, the parties' exchange of certain non-public information regarding their businesses on a confidential basis, and certain standstill provisions. In order for HFS to pursue its interest in the relocation business of PHH, PHH and HFS entered into such a confidentiality agreement on July 9, 1996.

   During this period, Goldman Sachs and Beacon assisted management of PHH in developing a potential auction process in the event the PHH Board ultimately decided that a merger or disposition of PHH, or any of its business units, was in the best interests of PHH and its stockholders. The auction process would involve several steps, including the identification of potential acquirors, an informal approach to the potential acquirors to determine their interest in participating in the process, the entering into of mutual confidentiality agreements, the receipt of preliminary indications of interest from the

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
potential acquirors, detailed on-site due diligence by potential acquirors with indications of interests of a magnitude deemed acceptable to the PHH Board and the receipt of preliminary bid proposals.

   During the spring and summer of 1996, PHH provided certain confidential information to potential strategic partners which had signed confidentiality agreements. Meetings were also held between senior management of PHH and senior management of several of the potential strategic partners. In early August 1996, HFS indicated for the first time its interest in possibly acquiring the entire business of PHH. On August 12, 1996, Mr. Robert D. Kunisch, Chairman of the Board and Chief Executive Officer of PHH, Mr. Meierhenry and Mr. Silverman, and other representatives of PHH and HFS, along with their financial advisors, met to exchange information and discuss the potential advantages and benefits of a possible transaction involving the entire business of PHH.

   On August 16, 1996, HFS submitted a written non-binding indication of interest to enter into a tax-free merger with PHH.

   On August 19, 1996, the PHH Board was informed of the results of several exploratory meetings and discussions regarding the possibility of certain strategic transactions involving PHH or business units of PHH with various parties. The PHH Board directed management of PHH to pursue these discussions, gather additional data, research several specific points and provide an update to the PHH Board no later than its regularly scheduled meeting in October.

   HFS suspended its August 19, 1996 indication of interest in early September 1996, indicating that it desired at that time to focus on other potential acquisitions. At a special meeting of the PHH Board held on September 17, 1996, Mr. Kunisch provided an update of discussions since the August meeting of the PHH Board between management of PHH and interested parties, including HFS, concerning potential strategic alliances with PHH or specific operations of PHH. At that meeting, the PHH directors expressed approval and support of management's analysis of potential strategic alliances. The PHH Board also instructed management to continue to investigate several pending initiatives.

   During the second week of October 1996, Messrs. Kunisch and Silverman held a telephone conference in which HFS expressed a renewed interest in a strategic transaction with PHH. HFS then commenced additional due diligence. On October 18, 1996, PHH and its financial advisors met with senior management of HFS and its financial advisors for a due diligence session relating to HFS to enable PHH to evaluate more thoroughly a potential strategic alliance with HFS. Also on October 18, 1996, HFS submitted a renewed and revised indication of interest to acquire PHH in a merger transaction that would involve an exchange of shares in a tax-free transaction designed to be accounted for as a pooling of interests.

   On October 21, 1996, the PHH Board convened a meeting with PHH's management and financial and legal advisors regarding the preliminary non-binding indications of interest that PHH had recently received. PHH's legal advisors reviewed the possible different structures inherent in existing expressions of interest and PHH's financial advisors provided a review of potential strategic partners, including company backgrounds, financial structures, stock performance and analysts' reports and future growth potential. The PHH Board authorized PHH's management, with the assistance of the advisors, to continue to explore strategic alternatives available to PHH. Following the meeting, PHH's representatives informed HFS's representatives that PHH was interested in studying further the transaction proposed by HFS in its October 18, 1996 revised indication of interest. The PHH representatives similarly contacted the other potential strategic partners.

   On October 22, 1996, PHH's legal advisors delivered prototype draft merger agreements (for both stock and cash transactions) to the parties interested in pursuing a transaction. PHH arranged due diligence sessions with potential strategic partners, including HFS, over the next few weeks. These sessions involved representatives of the potential strategic partners, outside counsel, financial advisors and interviews with PHH's management teams.

   Potential strategic partners were informed that final indications of interest would be due on November 5, 1996. During the week of November 4, 1996, PHH and its advisors continued discussions and negotiations with potential strategic partners. With respect to HFS there were extensive arm's-length

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
negotiations regarding, among other things, the Conversion Number, the minimum and maximum exchange ratios, the circumstances under which a termination fee would be payable and the price of HFS Common Stock at which either party could terminate the Merger Agreement.

   At a PHH Board meeting held on November 9, 1996, PHH's management reported on the status of discussions with potential strategic partners. While interested potential strategic partners had submitted indications of interest, the PHH Board determined, after consultation with Goldman Sachs and Beacon, that the indication of interest submitted by HFS was superior in value to indications of interest received from other potential strategic partners.

   At the same PHH Board Meeting, PHH's financial advisors discussed their views on the business and operations of HFS, discussed various analyses relating to the Merger and answered questions regarding such analyses and prior analyses that had been discussed with the PHH Board. Additionally, PHH's legal advisors reported to the PHH Board that PHH and HFS had negotiated a nearly final draft of the Merger Agreement and reviewed the terms of the Merger Agreement with the PHH Board. At the same November 9 meeting, the PHH Board received the oral opinion of Goldman Sachs and Beacon that, as of such date and subject to review of the definitive Merger Agreement, the Conversion Number pursuant to the draft Merger Agreement was fair to the holders of shares of PHH Common Stock, other than HFS, Merger Sub or any other wholly owned subsidiary of HFS. The PHH Board approved the Merger and the draft of the Merger Agreement subject to finalization by PHH's management and advisors.

   The management of each of PHH and HFS, along with their respective legal and financial advisors, continued negotiations through the weekend of November 9 and 10, 1996, culminating in the execution of the definitive Merger Agreement on the evening of November 10, 1996.

REASONS OF HFS FOR THE MERGER; RECOMMENDATION OF THE HFS BOARD

   The HFS Board has unanimously concluded that the Merger is fair to and in the best interests of HFS and its stockholders and recommends that HFS's stockholders vote to approve the Share Issuance. As discussed below, HFS believes that the strategic fit and strengths of HFS and PHH will enhance HFS's competitive position, offer potential cost savings and opportunities for other synergies, and provide a platform for continued growth, both internally and through acquisitions. In reaching its determination, the HFS Board consulted with management, as well as its advisors, and considered various factors, including:

   (1) the business, assets, management, competitive position and prospects of HFS and PHH, including the analysis, judgment and advice of HFS management with respect thereto, the synergistic businesses of HFS and PHH, the quality of PHH's assets, the complementary management teams, and the strong competitive position of the combined entity;

   (2) the financial condition, cash flows and results of operations of HFS and PHH, both on a historical and a prospective basis, including the strong balance sheet of the combined entity, strong results of operations and cash flows of the combined entity and the accretive nature of the Merger;

   (3) PHH's strong positions in the corporate relocation and mortgage origination and servicing businesses and the potential synergies between PHH's mortgage services and real estate services subsidiaries and Coldwell Banker, Century 21 and ERA, between PHH's vehicle management services business and Avis and between Coldwell Banker and PHH's relocation business;

   (4) potential efficiencies and cost-savings as a result of the combination of HFS's and PHH's operations, including the elimination of redundant costs at the corporate level;

   (5) the significant potential enhancement of the strategic and market position of the combined entity beyond that achievable by HFS alone, particularly in the real estate services and mortgage services businesses, both of which offer significant new growth opportunities for the combined company, and the increase in international business opportunities expected to result from the combination of the two companies;

   (6) historical market prices and trading information with respect to HFS Common Stock and PHH Common Stock and the Conversion Number to be used as a basis for converting PHH Common Stock into HFS Common Stock;

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   (7) the terms and conditions of the Merger Agreement, including the form and amount of consideration, that the consideration was fair to HFS, that the issuance of HFS Common Stock was subject to a collar, that the transaction was structured as a stock-for-stock merger and that the representations and warranties given by PHH were reasonable (See "THE MERGER AGREEMENT");

   (8) detailed financial analyses and presentations of Lehman Brothers, HFS's financial advisor in connection with the Merger, and its opinion that the consideration to be paid by HFS in the Merger is fair, from a financial point of view, to HFS (See "--HFS Financial Advisor");

   (9) the intended treatment of the Merger as a tax-free reorganization under the Code and the condition to HFS's obligation under the Merger Agreement that HFS receive a legal opinion as to the tax-free nature of the Merger (See "THE MERGER--Certain Federal Income Tax Consequences" and "THE MERGER AGREEMENT--Conditions Precedent to the Merger");

   (10) the intended treatment of the Merger as a "pooling of interests" for financial reporting and accounting purposes and the condition to HFS's obligation under the Merger Agreement that HFS and PHH receive letters from their respective independent auditors stating that the Merger will qualify as a "pooling of interests" transaction under Accounting Principles Board Opinion No. 16. (See "THE MERGER AGREEMENT--Conditions Precedent to the Merger");

   (11) the increased asset and earnings base and diversification of businesses of the combined companies, which should help increase earnings stability; and

   (12) the opportunity to achieve a larger and more stable platform to continue to make strategic acquisitions.

   The foregoing discussion of the factors considered by the HFS Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the HFS Board did not quantify or assign any relative weights to the factors considered in reaching its determination, although its individual members may have given different weights to different factors.

          THE HFS BOARD HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS
       FAIR TO, AND IN THE BEST INTERESTS OF, HFS AND ITS STOCKHOLDERS
               AND UNANIMOUSLY RECOMMENDS THAT HFS STOCKHOLDERS
                   VOTE FOR APPROVAL OF THE SHARE ISSUANCE.

HFS FINANCIAL ADVISOR

   Lehman Brothers delivered an oral opinion to the HFS Board on November 10, 1996 (the "Lehman Opinion"), to the effect that on the date of the Lehman Opinion, and based upon assumptions made, matters considered, and limitations on its review as set forth in the Lehman Opinion, from a financial point of view, the consideration to be paid by HFS in the Merger is fair to HFS. Lehman Brothers subsequently confirmed its earlier opinion by delivery of its written opinion dated as of the date hereof.

   THE FULL TEXT OF THE LEHMAN OPINION IS ATTACHED AS ANNEX II TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS MAY READ THE LEHMAN OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING ITS OPINION. THE SUMMARY OF THE LEHMAN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE LEHMAN OPINION.

   No limitations were imposed by HFS on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the HFS Board as to the form or amount of the consideration to be paid by HFS in the Merger, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to PHH, but rather made its determination as to the fairness, from the financial point of view to HFS, of the consideration to be paid by HFS in the Merger on the basis of the financial and comparative analyses

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
described below. Lehman Brothers' opinion is for the use and benefit of the HFS Board and was rendered to the HFS Board in connection with the HFS Board's consideration of the Merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any stockholder of HFS or PHH as to how such stockholder should vote with respect to the Share Issuance or the Merger Proposal. Lehman Brothers was not requested to opine as to, and its opinion does not address, HFS's underlying business decision to proceed with or effect the Merger.

   In connection with its opinion, Lehman Brothers reviewed and analyzed: (i) the Merger Agreement and specific terms of the Merger, (ii) publicly available information concerning PHH and HFS that Lehman Brothers believed to be relevant to its analysis, (iii) financial and operating information with respect to the business, operations and prospects of PHH furnished to Lehman Brothers by PHH or HFS, including presentations made by PHH management to HFS and projections of future financial performance of PHH prepared by PHH management, (iv) financial and operating information with respect to the business, operations and prospects of HFS furnished to Lehman Brothers by HFS, (v) a comparison of historical financial results and the present financial condition of PHH with those of other companies that Lehman Brothers deemed relevant, (vi) a comparison of historical financial results and the present financial condition of HFS with those of other companies that Lehman Brothers deemed relevant, (vii) the strategic benefits, operating synergies and cost savings estimated by the management of HFS in connection with the combination of the businesses of PHH and HFS, (viii) the potential pro forma impact on HFS of the Merger, and (ix) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant. In addition, Lehman Brothers had discussions with the management of PHH and HFS concerning their respective businesses, operations, assets, financial conditions and prospects and the strategic benefits, operating synergies and cost savings expected to result from a combination of their businesses and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

   In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for the independent verification of such information and further relied upon the assurances of the managements of PHH and HFS that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PHH, upon advice of HFS, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PHH as to the future financial performance of PHH and that PHH will perform substantially in accordance with such projections. With respect to the financial projections for HFS, upon advice of HFS, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of HFS as to the future financial performance of HFS and that HFS will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties or facilities of PHH or HFS and did not make or obtain any evaluations or appraisals of the assets or liabilities of PHH or HFS, except for an evaluation of PHH's mortgage servicing portfolio based upon data supplied and representations made to Lehman Brothers by PHH. Upon the advice of HFS and its legal and accounting advisors, Lehman Brothers assumed that the Merger would qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of PHH. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

   In connection with the preparation and delivery of its opinion to the HFS Board, Lehman Brothers performed a variety of financial and comparative analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each

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
analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of HFS. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

   Analysis of Selected Comparable Transactions. Selected from the Lehman Brothers database of leasing and financial services company transactions, Lehman Brothers compared a consideration of $49.50 per share of PHH Common Stock to be paid by HFS to the consideration paid in the following transactions: the acquisition of AT&T Capital by GRS Holdings, Babcock & Brown and management, the acquisition of USL Capital Fleet Services by Associates First Capital Corp., and the acquisition of Fleetwood Credit by Associates First Capital Corp. (the "Comparable Transactions"). The Comparable Transactions had a ratio of transaction price to leveraged adjusted equity ranging from 3.00x to 1.87x, and a ratio of transaction price to the trailing twelve months net income ranging from 19.1x to 15.8x. In comparison, a valuation of $49.50 per share of PHH Common Stock represents a transaction price to leveraged adjusted equity of 2.50x, and a ratio of transaction price to the trailing twelve months net income, and net income based on estimates of PHH for the year ending January 31, 1997 and the year ending January 31, 1998 of 21.4x, 20.2x and 18.5x, respectively.

   However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of HFS and PHH and to the businesses, operations and prospects of the acquired companies included in the Comparable Transactions, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of PHH and such acquired companies. In particular, Lehman Brothers considered the form of consideration, whether the transactions involved the purchase of assets or stock, the cross-selling opportunities that the transactions offered to the acquirors and potential cost savings. Further, with regard to the acquisition of PHH by HFS, Lehman Brothers considered that PHH's mortgage origination and servicing business is predominantly non-branch and affinity oriented in comparison to traditional mortgage banks, that PHH's Mortgage Banking Services and Relocation Services businesses offer the opportunity to capture mortgage origination at point-of-sale, and the potential complementary nature of, and cost savings between, HFS's existing businesses and PHH's Relocation Services and Vehicle Management Services businesses.

   Pro Forma Dilution Analysis. Using estimates of calendar year net income for HFS for the year ending December 31, 1997, and for PHH for the twelve months ended January 31, 1998, and employing estimates as to potential strategic benefits, operating synergies and cost savings anticipated to result from the Merger prepared by HFS' management, and making certain assumptions as to the exercise of options presently held by PHH employees and directors utilizing the treasury method, Lehman Brothers compared HFS' estimated earnings per share ("EPS") for fiscal year 1997 both on a stand-alone basis and on a pro forma basis following consummation of the Merger. These estimates assumed that each share of PHH Common Stock would be exchanged for shares of HFS Common Stock consistent with the Conversion Number described in the Merger Agreement. Based upon the assumptions and estimates relied upon, Lehman Brothers noted that the Merger is estimated to result in EPS accretion for HFS between 8% and 13% in 1997, exclusive of one-time transaction costs, revenue enhancements and cost savings.

   Component Valuation. Lehman Brothers computed a valuation of each of PHH's vehicle management services, mortgage banking services and real estate services segments. Lehman Brothers valued PHH's vehicle management services business segment by assessing the following comparable transactions: the acquisition of USL Capital Fleet Services by Associates First Capital Corp., the acquisition of

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Fleetwood Credit by Associates First Capital Corp., and the acquisition of
AGC Financial by AT&T Capital (the "Valuation Comparables"). The Valuation Comparables had a median premium to finance receivables of 15.20%, a median price-earnings ratio for the trailing twelve months of 17.2x, and a median valuation price to leveraged adjusted book value multiple of 1.96x. Lehman Brothers then derived a valuation range for PHH's vehicle management services segment by applying these median ratios to the comparable financial data for PHH's vehicle management services segment. Lehman Brothers valued PHH's mortgage banking services business segment based on an aggregation of a range of servicing value as a percentage of PHH's mortgage servicing portfolio, and a range of origination values as a percentage of mortgage origination volume. Lehman Brothers valued PHH's real estate services business segment based on estimates of future financial performance prepared by PHH's management and on discussions with HFS' management. The results of the component valuation, combined with the estimated benefit of a range of cost savings, and assuming no strategic benefits and operating synergies, implied a range of value of PHH Common Stock from $36.75 to $52.21. Lehman Brothers noted that if assumptions concerning strategic benefits and operating synergies were included, the range of value of PHH Common Stock would shift upwards to produce an increased minimum and maximum value of PHH Common Stock.

   Contribution Analysis. Lehman Brothers analyzed the contribution to combined historical net income for HFS and PHH for calendar year 1995, and the combined estimated net income for HFS and PHH for calendar years 1996 and 1997, assessing HFS' net income for the years ending December 31st of each year and PHH's net income for the twelve months ending January 31st of each year. This analysis indicated that in 1995 HFS and PHH would have contributed 50.2% and 49.8%, respectively, of combined net income, and that in 1996 and 1997 HFS is projected to contribute 67.0% and 77.1%, respectively, and PHH is projected to contribute 33.0% and 22.9%, respectively, of estimated net income.

   Pro Forma Ownership Analysis. Lehman Brothers analyzed the relative ownership of HFS after the Merger on a fully diluted basis by present HFS and PHH stockholders, employing certain assumptions as to the exercise of options presently held by PHH stockholders and future share repurchases by HFS, and further assuming that each share of PHH Common Stock would be exchanged for shares of HFS Common Stock consistent with the Conversion Number as described in the Merger Agreement. This analysis indicated that: if the average price of HFS Common Stock during the Pricing Period (the "HFS Average Stock Price") were $50.00, present HFS and PHH stockholders would own 83.50% and 16.50%, respectively, of HFS after the Merger; if the HFS Average Stock Price were $60.00, present HFS and PHH stockholders would own 83.39% and 16.61%, respectively, of HFS after the Merger; if the HFS Average Stock Price were $73.625, present HFS and PHH stockholders would own 86.04% and 13.96%, respectively, of HFS after the Merger; if the HFS Average Stock Price were $81.00, present HFS and PHH stockholders would own 87.15% and 12.85%, respectively, of HFS after the Merger; and if the HFS Average Stock Price were $90.00, present HFS and PHH stockholders would own 87.10% and 12.90%, respectively, of HFS after the Merger.

   HFS Financial Condition. Lehman Brothers compared selected financial information of HFS to that of Doubletree Corp., Hilton Hotels Corp., ITT Corp., La Quinta Inns Inc., Marriott International Inc., Promus Hotels Inc. and Red Lion Hotels, Inc. (the "Reference Companies"). The Reference Companies had a median multiple of 1996 estimated enterprise value to EBITDA of 12.4x, median multiples of estimated 1996 and 1997 price earnings ratios of 21.3x and 18.9x, respectively, and a median projected five year growth rate of 22%. In comparison, the ratio of HFS' 1996 estimated enterprise value to EBITDA was 27.9x, its 1996 and 1997 price earnings ratios were 45.9x and 34.5x, and its projected five year growth rate was 30%.

   Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The HFS Board selected Lehman Brothers based upon its experience and expertise with respect to merger transactions in general and the valuation of financial services companies in particular.

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   As compensation for its services in connection with the Merger, HFS has agreed to pay Lehman Brothers a fee of $500,000 upon delivery of its opinion (an "Opinion Fee"), and additionally, HFS has agreed to pay Lehman Brothers a fee (including the Opinion Fee), upon consummation of the Merger, equal to 0.56% of the transaction consideration to be paid by HFS in acquiring PHH based on a consideration paid per share of PHH Common Stock of $49.50, resulting in an aggregate fee (including the Opinion Fee), payable to Lehman Brothers upon consummation of the Merger of approximately $10,220,000. In addition, HFS has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by HFS and the rendering of its opinion.

   Lehman Brothers is acting as financial advisor to HFS in connection with the Merger. Lehman Brothers has also performed various investment banking services for HFS in the past and has received customary fees for such services. In the ordinary course of its business, Lehman Brothers may actively trade in the debt and equity securities of HFS and PHH for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

REASONS OF PHH FOR THE MERGER; RECOMMENDATION OF THE PHH BOARD

   THE PHH BOARD HAS APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR AND IN THE BEST INTERESTS OF PHH AND ITS STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF SHARES OF PHH COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   In reaching its decision to approve the Merger Agreement, and to recommend that PHH's stockholders vote to approve the Merger and adopt the Merger Agreement, the PHH Board considered various factors, including:

     (1) the business, operations, properties, assets, financial condition and operating results of PHH and that, on a combined basis with HFS, the companies will likely have greater financial stability and strength due to the inherent increase in scale economies, the market diversification resulting from the combination of divergent businesses and the impact of the potential operating efficiencies and other synergies that are expected to reduce operational expenses;

     (2) reports, analyses and opinions of PHH's management, based on their financial advisors' due diligence investigations and analysis of publicly available information concerning the businesses, technology, products, operations, financial condition and prospects of HFS and that on a combined basis with HFS, the companies could create new avenues for earnings growth, and the pooling of interests accounting treatment to be accorded to the transaction (which avoids the reduction in earnings that would result from the creation and amortization of goodwill under purchase accounting);

     (3) PHH's future prospects, including the range of reasonable prospects for PHH stockholder value with PHH continuing as an independent entity, compared to the effect of a combination with HFS, in light of the financial condition and prospects of PHH and the current economic and business environment, including, but not limited to, (i) other possible strategic alternatives for PHH which the PHH Board had examined, including continuing to execute its stand-alone business plan or engaging in various restructuring strategies involving the disposition of all or parts of certain of PHH's businesses, and (ii) the potential for increased value in the combined HFS/PHH enterprise, as compared to PHH alone, including the possibility of synergies from combining HFS's and PHH's complementary business lines and potential cost savings to the combined HFS/PHH operations;

     (4) the presentation by Goldman Sachs and Beacon with respect to their financial analyses of PHH and HFS and the oral opinions of Goldman Sachs and Beacon as to the fairness of the Conversion Number pursuant to the Merger Agreement to the holders of shares of PHH Common Stock (see "--Opinions of PHH Financial Advisors");

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
     (5) recent and current market prices of the HFS Common Stock, including factors affecting the trading range for HFS Common Stock prior to the announcement of the transaction and the belief that the Merger presented an opportunity for PHH's stockholders to realize future equity appreciation based on the PHH Board's perception of the more favorable prospects of the combined entity;

     (6) the terms and conditions of the Merger Agreement, which were the product of extensive arm's-length negotiations, including the Conversion Number, the conditions to closing and rights to termination and certain protections for employees of PHH (see "THE MERGER AGREEMENT");

     (7) the fact that the Conversion Number represented a premium of approximately 61% to the market value of PHH Common Stock on November 8, 1996, the last NYSE trading day prior to the decision of the PHH Board to authorize execution of the definitive Merger Agreement;

     (8) the fact that the $49.50 value of each share of PHH Common Stock would be maintained so long as the average price of HFS Common Stock during the Pricing Period did not fall below $60 per share and that the $49.50 value could be increased if the average price of HFS Common Stock during the Pricing Period exceeded $81 per share;

     (9) the risk that the average price of HFS Common Stock during the Pricing Period could fall below $60 per share, resulting in decreased value of each share of PHH Common Stock;

     (10) the compatibility of the respective business philosophies of HFS and PHH, including a hands-on approach to managing their resources and personnel;

     (11) the provisions of the Merger Agreement that permit PHH to consider additional bona fide third party offers to acquire PHH and permit PHH to provide information to and negotiate with such parties and to terminate the Merger Agreement, subject to the payment of significant fees and expenses to HFS, if prior to the effective time of the Merger the PHH Board terminates the Merger Agreement or withdraws or modifies in a manner adverse to HFS its recommendation pursuant to the PHH Board's fiduciary duties (see "THE MERGER AGREEMENT--No Solicitation" "--Termination" and "--Termination Fee");

     (12) the opportunity for PHH stockholders to participate, as holders of HFS Common Stock, in a larger company of which former PHH stockholders would hold between approximately 12% and 16%, of the equity of the combined company following the Merger, and to do so by means of a transaction which is designed to be tax-free to PHH's stockholders;

     (13) the conditions to consummation of the Merger, including the requirement that the Merger is conditioned upon approval of the Merger Agreement by the holders of two-thirds of the outstanding voting power of the PHH Common Stock and that the issuance of HFS Common Stock in the Merger is conditioned upon the requisite vote of the HFS stockholders pursuant to the NYSE rules or applicable law;

     (14) the potential impact of the Merger on the interests of PHH's customers, suppliers, employees, and the communities in which PHH has operated, including the negative impact resulting from cost saving initiatives and the positive impact resulting from being a stakeholder in a larger, more dynamic combined company;

     (15) the degree of risk that the synergies and cost savings anticipated to be achieved in the Merger would not be achieved, and that the operations of the two companies would not be successfully integrated;

     (16) the risk that key PHH management personnel might not remain with PHH after announcement of the Merger;

     (17) the risk that HFS would be unable to maintain its recent level of earnings growth;

     (18) the adverse effects on PHH's business, operations and financial condition should it not be possible to consummate the Merger following public announcement that the Merger Agreement had been entered into;

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
     (19) the interests that the PHH Management and the PHH Board may be deemed to have in the Merger that are in addition to their interests as stockholders of PHH generally (see "--Interests of Certain Persons in the Merger"); and

     (20) the other risks associated with HFS's businesses described above under "RISK FACTORS."

   The foregoing discussion of the information and factors considered by the PHH Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the PHH Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination, although individual members of the PHH Board may have given different weights to different factors. In the course of its deliberations, the PHH Board did not establish a range of value for PHH; however, based on the factors outlined above, including the advice of its financial advisors, Goldman Sachs and Beacon, the PHH Board determined that the Merger is advisable and in the best interests of PHH and its stockholders. The PHH Board voted unanimously to recommend to the holders of PHH Common Stock that the Merger Agreement be approved. For a discussion of the interests of certain members of PHH's management and the PHH Board in the Merger, see "--Interests of Certain Persons in the Merger."

PHH FINANCIAL ADVISORS

   PHH retained Goldman Sachs and Beacon to assist it in considering its strategic and financial alternatives, including identifying, analyzing, structuring and negotiating potential strategic transactions, including the Merger. Both Goldman Sachs and Beacon were retained based upon their qualifications, expertise and reputation, as well as, in the case of Goldman Sachs, its prior investment banking relationship with PHH, and, in the case of Beacon, the prior investment banking relationship with PHH of a current Beacon investment banker.

   On November 9, 1996, Goldman Sachs and Beacon delivered their respective oral opinions to the PHH Board that as of the date of such opinions, the Conversion Number pursuant to the Merger Agreement was fair to the holders of PHH Stock other than HFS, Merger Sub or any other wholly owned subsidiary of HFS. Both Goldman Sachs and Beacon subsequently confirmed their respective earlier opinions by delivery of their written opinions dated as of the date hereof.

   THE FULL TEXT OF THE WRITTEN OPINIONS OF GOLDMAN SACHS AND BEACON EACH DATED AS OF THE DATE HEREOF, WHICH SET FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINIONS, ARE ATTACHED HERETO AS ANNEXES III AND IV, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF PHH ARE URGED TO, AND SHOULD, READ SUCH OPINIONS IN THEIR ENTIRETY.

   In connection with their opinions, Goldman Sachs and Beacon reviewed, among other things, (i) the Merger Agreement; (ii) this Joint Proxy Statement/Prospectus; (iii) the Annual Reports to Stockholders and Annual Reports on Form 10-K of PHH for the five fiscal years ended April 30, 1996;
(iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of PHH; (v) certain other communications from PHH to its stockholders; and (vi) certain internal financial analyses and forecasts for PHH prepared by its management. With respect to HFS, Goldman Sachs and Beacon also reviewed (i) Annual Reports to Stockholders and Annual Reports on Form 10-K of HFS for the five years ended December 31, 1995; (ii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of HFS; and (iii) certain other communications from HFS to its stockholders. Goldman Sachs and Beacon also held discussions with members of the senior management of PHH and HFS regarding the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs and Beacon reviewed the reported price and trading activity for the PHH Common Stock and the HFS Common Stock, compared certain financial and stock market information for PHH and HFS with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the mortgage and commercial finance industry specifically and other industries generally, and performed such other studies and analyses they considered appropriate.

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
   Goldman Sachs and Beacon relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinions. In addition, neither Goldman Sachs nor Beacon made any independent evaluation or appraisal of the assets and liabilities of PHH or HFS or any of their respective subsidiaries and neither Goldman Sachs nor Beacon has been furnished with any such evaluation or appraisal.

   The following is a summary of certain of the financial analyses used by Goldman Sachs and Beacon in connection with providing their respective oral opinions to PHH's Board on November 9, 1996. Goldman Sachs and Beacon utilized substantially the same type of financial analyses in connection with providing the written opinions attached hereto as Annexes III and IV.

     (i) Historical Stock Trading Analysis. Goldman Sachs and Beacon reviewed the historical trading prices and volumes for the PHH Common Stock. In addition, Goldman Sachs and Beacon analyzed the consideration to be received by holders of PHH Common Stock pursuant to the Merger Agreement in relation to the November 8, 1996 market price of the PHH Common Stock and the latest twelve months ("LTM") high market price of the PHH Common Stock. Such analysis indicated that the price per share of PHH Common Stock to be paid pursuant to the Merger Agreement represented a premium of 61.0% based on the November 8, 1996 market price of $30.75 per share of PHH Common Stock and $74.13 per share of HFS Common Stock and a premium of 55.3% based on the LTM high market price of $31.88 per share of PHH Common Stock. Goldman Sachs and Beacon also reviewed the historic trading prices and volumes for the HFS Common Stock and analyzed the impact of certain of HFS's acquisitions on the HFS Common Stock and other events and factors affecting the HFS Common Stock.

     (ii) Selected Companies Analysis. Goldman Sachs and Beacon reviewed and compared certain financial information relating to PHH to corresponding financial information, ratios and public market multiples for three publicly traded specialty finance companies (Associates First Capital, Finova Group and GATX Corporation) and two mortgage banks (Countrywide Credit and North American Mortgage) (together, the "Selected Companies"). The Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to PHH. The ratios and multiples of PHH and those of the Selected Companies were calculated using the closing price of their respective common shares on the New York Stock Exchange on November 8, 1996. The ratios and growth rates for PHH and each of the Selected Companies were based on information provided by the Institutional Brokers Estimate System ("IBES"). With respect to the Selected Companies, Goldman Sachs and Beacon considered estimated calendar year 1996 and 1997 price/earnings ("P/E") ratios. The 1996 P/E ratios ranged from 10.6x to 17.5x for estimated calendar year 1996 for the specialty finance companies and from 9.4x to 12.0x for the mortgage banks compared to 13.2x for the twelve months ended July 31, 1996 and 12.5x for a calendarized December 31, 1996 year end for PHH. The 1997 P/E ratios ranged from 9.7x to 14.7x for estimated calendar year 1997 for the specialty finance companies and from 8.0x to 10.5x for the mortgage banks compared to 12.1x for the twelve months ended July 31, 1996 and 11.2x for the calendarized December 31, 1996 fiscal year end for PHH. Goldman Sachs and Beacon also considered five year projected growth rates of earnings ranging from 15.0% to 18.0% for the specialty finance companies and 12.5% to 14.0% for the mortgage banks compared to 10.0% for PHH; market value as a multiple of book value for PHH (as of July 31, 1996) and the Selected Companies (as of September 30, 1996) ranging from 1.30x to 2.78x for the specialty finance companies and 1.58x to 2.06x for the mortgage banks compared to 1.69x for PHH.

     (iii) Dividend Discount Analysis. Goldman Sachs and Beacon performed a dividend discount analysis using PHH's management projections for the years 1996--1998 and assumed growth rates ranging from 12%--16% for the years 1999--2001 and an assumed continued dividend payout ratio of 30%. Goldman Sachs and Beacon calculated present values of projected future dividend payments for the years 1996 through 2000 and present values of the terminal values in the year 2000 based on multiples ranging from 10.0x to 14.0x calendarized 2001 net income. These dividend payments and terminal values were then discounted to the present using discount rates ranging from 12.5% to 17.5%. The present values of these dividend payments and terminal values were added together and resulted in implied per share values for the PHH Common Stock ranging from $25 to $47.

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
     (iv) Pro Forma Merger Analysis. Goldman Sachs and Beacon prepared pro forma analyses of the financial impact of the Merger. Using calendarized 1997 and 1998 earnings estimates for PHH prepared by its management and 1997 and 1998 earnings estimates for HFS provided by IBES, Goldman Sachs and Beacon compared the earnings per share ("EPS") of HFS Common Stock, on a stand-alone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs and Beacon performed this analysis based on a price of $30.75 per share of PHH Common Stock (the price on November 8, 1996) and $74.13 per share of HFS Common Stock (the price on November 8, 1996) using an assumption of an exchange ratio for the PHH Common Stock of .6678. With no cost savings, based on such analyses, the proposed transaction would be accretive to HFS stockholders on an earnings per share basis in the above scenarios in the years 1997 and 1998.

   The preparation of fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinions of Goldman Sachs and Beacon. In arriving at their respective fairness determinations, Goldman Sachs and Beacon considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to PHH or HFS or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs and Beacon providing their opinions to the PHH Board as to the fairness of the Conversion Number pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, the respective opinions of Goldman Sachs and Beacon to the PHH Board were only one of many factors taken into consideration by the PHH Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs or Beacon and is qualified by reference to the respective written opinions of Goldman Sachs and Beacon set forth as Annexes III and IV hereto.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

   Beacon, a merchant banking firm, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and other purposes.

   Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of PHH and/or HFS for its own account and for the account of customers.

   Pursuant to letter agreements (the "Engagement Letters"), PHH engaged Goldman Sachs and Beacon to act as its financial advisors in connection with the Merger. PHH has agreed to pay Goldman Sachs and Beacon upon consummation of the Merger a transaction fee of 0.625% of the transaction consideration to be paid by HFS in acquiring PHH based on a consideration paid per share of PHH Common Stock of $49.50, resulting in a fee of approximately $11,400,000. PHH has agreed to reimburse Goldman Sachs and Beacon for their reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs and Beacon against certain liabilities, including certain liabilities under the federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material Federal income tax consequences of the Merger. The discussion set forth below is based on currently existing provisions of the Code, Treasury Regulations

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thereunder, current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. The discussion does not purport to address all of the tax consequences applicable to a particular stockholder. In particular, the discussion does not address the special tax rules that may apply to particular categories of stockholders of PHH Common Stock subject to special treatment under the Code, such as foreign holders or holders whose stock was acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are described below. PHH STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

   HFS has received an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and PHH has received an opinion from its counsel, Piper & Marbury L.L.P., each dated as of the date of this Joint Proxy Statement/Prospectus, to the effect that, on the basis of facts, representations and assumptions set forth in such opinions, for federal income tax purposes: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and HFS, Merger Sub and PHH will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by HFS or PHH as a result of the Merger; (iii) no gain or loss will be recognized by the stockholders of PHH upon the exchange of their shares of PHH Common Stock solely for shares of HFS Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of HFS Common Stock; (iv) the aggregate tax basis of the shares of HFS Common Stock received solely in exchange for shares of PHH Common Stock pursuant to the Merger (including fractional shares of HFS Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of PHH Common Stock exchanged therefor; (v) the holding period for shares of HFS Common Stock received in exchange for shares of PHH Common Stock pursuant to the Merger will include the holding period of the shares of PHH Common Stock exchanged therefor, provided such shares of PHH Common Stock were held as capital assets by the stockholder at the Effective Time; and (vi) a stockholder of PHH who receives cash in lieu of a fractional share of HFS Common Stock will recognize a gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received. It is a condition to the consummation of the Merger that each opinion of counsel be confirmed on and as of the Closing Date.

   In rendering and confirming such opinions, Skadden, Arps, Slate, Meagher & Flom LLP and Piper & Marbury L.L.P. may receive and rely upon representations contained in certificates (and confirmations thereof) of HFS, PHH and others.

ACCOUNTING TREATMENT

   The Merger is intended to qualify as a "pooling of interests" transaction for accounting and financial reporting purposes. The Merger Agreement provides that it is a condition to each of HFS's and PHH's respective obligations to consummate the Merger that HFS and PHH receive letters from Deloitte & Touche LLP and KPMG Peat Marwick LLP, respectively, at the Effective Time and addressed to HFS and PHH, respectively, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board. See "THE MERGER AGREEMENT--Conditions to the Merger." Under "pooling of interests" accounting, as of the Effective Time, the assets and liabilities of PHH would be added to those of HFS at their recorded book values and the stockholders' equity accounts of PHH would be combined on HFS's consolidated balance sheet. On a pooling of interests accounting basis, income and other financial statements of HFS issued after consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of HFS and PHH as if the Merger had taken place prior to the periods covered by such financial statements. The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method to account for the Merger. See "HISTORICAL AND PRO FORMA SELECTED FINANCIAL INFORMATION."

APPRAISAL RIGHTS

   Under the DGCL, the holders of HFS Common Stock will not have dissenters' appraisal rights in connection with the Share Issuance, the Merger Agreement and the consummation of the Merger. Under the MGCL, the holders of PHH Common Stock will not have objecting stockholders' appraisal rights in connection with the Merger Agreement and the consummation of the Merger. See "COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH--Appraisal Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Certain members of the PHH management and PHH Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of PHH generally. The PHH Board was aware of these interests of management and the PHH Board and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

   Members of Board of Directors. The Merger Agreement provides that HFS will use its best efforts to cause the HFS Board to invite Robert D. Kunisch, Chairman, Chief Executive Officer and President of PHH, to become a member of the HFS Board following the Closing, subject to an increase in the size of the HFS Board. In connection therewith, HFS is hereby seeking approval to increase the maximum number of authorized directors from 12 to 20.

   Directors and Officers Insurance; Limitation of Liability of PHH Directors and Officers. The Merger Agreement requires HFS and PHH after the Effective Date (the "Indemnifying Parties") to indemnify, defend and hold harmless, as and to the fullest extent permitted by law, each present and former director or officer of PHH and its subsidiaries (each an "Indemnified Party") against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is finally and unappealably determined that such Indemnified Party was not entitled to such indemnification), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation arising in whole or in part out of (i) his or her actions as such a director or officer or (ii) the Merger Agreement or the transactions contemplated thereby. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date), the Indemnified Parties may retain counsel reasonably satisfactory to the Indemnifying Parties. The charter of PHH also provides for the indemnification of PHH directors and officers to the fullest extent permitted by law. The Merger Agreement requires HFS to keep in effect and guarantee performance of all indemnification provisions contained in the charter and by-laws of PHH and its subsidiaries.

   The Merger Agreement requires that HFS shall, to the extent such insurance is available, cause the persons serving as officers and directors of PHH immediately prior to the Effective Date to be covered for a period of six years from the Effective Date by the directors' and officers' liability insurance policy maintained by PHH (provided that HFS and PHH may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of PHH than the terms and conditions of such existing policy) with respect to acts or omissions occurring prior to the Effective Date which were committed by such officers and directors in their capacity as such; provided, however, that the surviving corporation will not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 200% of the annual premiums payable in 1996 (on an annualized basis) by PHH for such insurance.

   Employee Benefit Plans. The Merger Agreement provides that the PHH benefit plans will remain in effect or benefit plans of equivalent value (including, in the case of PHH stock-based plans, HFS stock-based plans on an equitable basis) will be substituted therefor for at least one year from the Effective Date. The PHH stock option plans will not be continued, and all options thereunder which are unexercised at the Effective Date will be settled in HFS stock at the Effective Date by delivery of HFS stock equal to the difference between the exercise price of, and the value of the shares subject to, the option based on the average price of HFS Common Stock over the Pricing Period, less applicable withholding taxes. See "THE MERGER AGREEMENT--General; Conversion of Shares."

   The approval of the Merger Agreement by the PHH stockholders or the consummation of the Merger will constitute a change in control of PHH for purposes of certain of the PHH benefit plans.

Accordingly, provisions of certain of the PHH benefit plans will cause the acceleration of vesting and/or payment or potential payment of certain equity-based and cash-based incentives and supplemental retirement benefits.

   PHH Change in Control Severance Agreements. PHH has in effect Senior Executive Severance Agreements ("Severance Agreements") with eight current executives, including the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers"), pursuant to its Senior Executive Severance Plan originally adopted in 1983 and subsequently amended. PHH's obligations under each Severance Agreement are triggered if the executive's employment is terminated either (a) within two years of a change in control (as defined) either by PHH or its controlling owner without cause (as defined) or by the executive for good reason (as defined) or (b) within the 30-day period following the first anniversary of change in control by the executive for any reason (other than death, disability or normal retirement). Under each Severance Agreement, the terminated executive would receive a cash severance payment equal to the sum of (a) three times the highest amount of salary and incentive compensation
(as defined) paid to the executive during any consecutive 12 months in the three-year period preceding termination, (b) the maximum amount to which the executive would have been entitled assuming attainment of certain corporate performance levels (as specified) under the current long-term incentive plans in which the executive was participating, and (c) the value of three additional years' worth of retirement benefits. The Severance Agreements also provide for the continuation for up to three years of health care and life insurance and certain other benefits, and protect the executives against the assessment of certain income and excise taxes. In addition, in the event of an actual or potential change in control, PHH is required to fund a grantor trust in an amount sufficient to cover PHH's possible obligations under the Severance Agreements. The monies in the trust revert to PHH if or to the extent such obligations are not triggered. PHH Europe PLC, the principal foreign subsidiary of PHH, has in effect a severance plan and agreement and grantor trust having essentially the same terms, in which one executive is participating. Such trusts have been funded in the aggregate amount of $57,604,891.

   The execution and delivery of the Merger Agreement constituted a potential change in control and the consummation of the Merger on the Effective Date will constitute a change in control for purposes of the applicable agreements. If employment of any of the eight executive officers of PHH and one executive officer of PHH Europe PLC were terminated under circumstances entitling them to severance benefits under their agreements, such officers would be entitled to the following approximate amounts (which amounts are estimated based on a date of termination which is at or close to the date on which the change in control of PHH is scheduled to occur, certain actuarial, compensation and other assumptions, do not include estimates for possible tax amounts which may be payable to the executive and are otherwise subject to change, which could materially increase the amounts payable): Mr. Kunisch, $11,600,000; Mr. Arbaugh, $4,500,000; Mr. Meierhenry, $4,100,000; Mr. Adler,
$3,700,000; Mr. Nagel, $4,000,000; and all other executive officers as a group (4 persons in total), $7,500,000.

   Equity-Based Incentive Awards. The provisions of the Merger Agreement relating to the stock options outstanding under PHH option plans are described under "THE MERGER AGREEMENT--General; Conversion of Shares--PHH Stock Options." Pursuant to the terms of the PHH stock option plans, options granted have a one-year delayed vesting provision, but vesting is accelerated upon a change in control. Accordingly, upon the approval of the Merger Agreement by the stockholders of PHH, each PHH stock option granted within the past year will become immediately exercisable in full. The following table sets forth, with respect to the Named Executive Officers and the four other executive officers (i) the number of shares of PHH Common Stock subject to options held by such persons that will become exercisable due to accelerated vesting upon approval of the Merger Agreement by PHH stockholders, (ii) the weighted average exercise price for such exercisable options held by such persons, and (iii) the aggregate value of such exercisable options based upon the application of the provision of the Merger Agreement in respect of options (before deduction for applicable withholding taxes) on the assumption that the Conversion Number will result in a market value equivalence of $49.50 per share of PHH Common Stock (i.e., total stock value less the exercise price).

                       OPTIONS WHICH BECOME
                        EXERCISABLE DUE TO                             AGGREGATE VALUE OF
                        APPROVAL OF MERGER   EXERCISE PRICE PER SHARE       OPTIONS
                      --------------------  ------------------------  ------------------
Robert D. Kunisch ...        320,000                 $28.4375              $6,740,000
Eugene A. Arbaugh ...        116,200                  28.4375               2,447,463
Roy A. Meierhenry ...        112,800                  28.4375               2,375,850
William F. Adler ....         97,400                  28.4375               2,051,488
H. Robert Nagel......         47,600                  28.4375               1,002,575
All other executive
 officers as a group
 (4 persons in
 total)..............        176,800                  28.4375               3,723,850

   Certain Cash Based Incentive Plans. PHH has in effect certain annual and long term incentive plans for senior executives and others providing for cash incentive payments upon the achievement of business performance objectives expressed in terms of the company's return on beginning equity (ROBE) over the periods to which the plans apply. The Merger Agreement provides that HFS and PHH shall honor payments to be made under the annual incentive plan in accordance with its terms. The award period for the annual incentive plan ends April 30, 1997. PHH currently has in effect a 1995-1997 Long Term Incentive Plan and a 1997-1999 Long Term Incentive Plan. The award periods for the 1995-1997 and 1997-1999 Long Term Incentive Plans end April 30, 1997 and April 30, 1999, respectively. These long term incentive plans provide that if there is a change in control during the award period, a payment shall be made based on the ROBE result through the date of change in control as if that result represented the average for the applicable period, which payment shall be pro rated proportionately to the actual period of time elapsed until the date of change in control. With respect to the 1997-1999 Long Term Incentive Plan in which senior executives participate, the Compensation Committee of the Board of Directors also awarded tandem stock options, under the terms of which an executive may exercise the option and terminate participation in the potential cash award or, if the executive selects the cash award at the end of the measuring period, the tandem stock option is terminated. The nine senior executives referred to in the stock option table above have advised PHH that they presently intend to select the settlement of their tandem stock options upon the effectiveness of the Merger and, in such case, their participation in prospective cash award rights under that plan will be terminated. (The applicable tandem options are included in the stock option table above.)

   Outside Directors Stock Options. Non-employee Directors are also eligible to receive stock options pursuant to the PHH Corporation Outside Directors Stock Option Plan (the "Directors Option Plan"). Options to acquire shares of the Company's Common Stock have been granted to the non-employee Directors pursuant to the Directors Option Plan which was approved by stockholders and became effective in August of 1990. Options to purchase 3,000 shares of Common Stock are granted to each Director under the Directors Option Plan upon the first anniversary of the Director's election to the Board. In addition, on May 1 of each year, each Director is automatically granted an option to purchase 1,000 shares of Common Stock. The option exercise price is the fair market value of the shares of Common Stock represented by the stock option on the date of grant. The option may not be exercised prior to the first anniversary of the date of grant and may not be exercised after the earlier of (a) 10 years following the date of grant or (b) three years following the date the Director ceases to be a director; provided that a stock option shall become immediately exercisable in full upon either the retirement of the Director with the consent of the Board or the death or permanent disability of the Director.

   The consummation of the Merger and consequent resignation of the PHH directors will cause all options granted to Directors within the last year to be exercisable in full. Accordingly, each non-employee Director will be entitled to exercise an option for 1,000 shares of PHH Common Stock not otherwise exercisable until May 1, 1997, with an exercise price of $28.43 per share. In addition, Ms. Tatlock will be entitled to exercise her option for 3,000 shares, which was granted upon the first anniversary of her election to the Board, not otherwise exercisable until April 10, 1997, with an exercise price of $26.56 per share. These options will, under the Merger Agreement, be settled by the delivery of HFS stock in the same manner as the settlement of all outstanding PHH stock options, and have an estimated value

(determined in the same manner as shown in the table above under "Equity-Based Incentive Awards" showing options held by senior management that will become exercisable by virtue of the Merger) of $21,070 for each non-employee Director other than Ms. Tatlock, and of $89,890 for Ms. Tatlock.

   Non-Competition and Related Agreements. At the same time as the Merger Agreement was executed and delivered, Robert D. Kunisch, at the request of HFS, entered into an agreement with HFS and PHH, which will take effect at the Effective Date. Under this agreement, Mr. Kunisch agreed that, for a period commencing at such time as Mr. Kunisch is not serving as an officer and director of HFS and/or PHH and ending on the sixth anniversary of the Effective Date, he will not compete with HFS or PHH or any corporation of which either of them owns an equity interest of 40% or more in any of the following businesses conducted by them as of the Effective Date: vehicle management services; corporate employee relocation services; real estate brokerage services; and mortgage banking services. Mr. Kunisch also agreed, during the same period, not to solicit (i) employees of those businesses to leave their employment or (ii) customers of those businesses to change to a competitive operation of a third party. During the period of the agreement, HFS and PHH will pay Mr. Kunisch at the rate of $537,221.02 per quarter in consideration of these agreements, and, at the Effective Date, HFS and PHH will fund a grantor trust to assure those payments. Subsequent to the execution and delivery of the Merger Agreement, at the request of HFS, Mr. Arbaugh and Mr. Meierhenry entered into non-competition agreements to be effective on the Effective Date. These agreements cover the period of six years from the Effective Date and contain the same agreements as to non-competition and non-solicitation as Mr. Kunisch's agreement. In consideration of these agreements, Messrs. Arbaugh and Meierhenry will each receive $92,494.17 per quarter during the term of these agreements and a grantor trust will be created to fund these payments. In addition, at the request of HFS, Messrs. Arbaugh and Meierhenry have entered into consulting agreements to take effect at the Effective Date under which they will agree to be available for a minimum of one year on a substantially full-time basis to consult on PHH business projects as may be requested and receive consulting fees, payable monthly, at the annual rate of $200,000 each.

   Supplemental Executive Retirement Plan. PHH has in effect a Supplemental Executive Retirement Plan ("SERP") which provides for supplemental retirement income benefits as early as age 60 (or earlier, with reduced payments, on early retirement or disability) after completing at least five years of service. The amount of benefits payable under the SERP are offset by amounts payable under the PHH Pension Plan and the PHH Excess Benefits Plan, a plan designed to provide retirement benefits that would otherwise be paid under the PHH Qualified Pension Plan but for certain limitations imposed by the Internal Revenue Code. The maximum benefits payable to senior executives under the Plans is generally 60% of final average compensation payable at a normal retirement age, provided there has been at least 15 years of credited executive service. In addition, in the event of an actual or potential change in control, PHH is required to fund a separate grantor trust for all participants in the PHH Excess Benefits Plan and the SERP in the amount of benefits accrued to the date of the actual or potential change in control. The monies in the trust revert to PHH if or to the extent that such obligations are not triggered. Such trust was funded on December 10, 1996 in the amount of $32,243,700. PHH has entered into Supplemental Executive Retirement Agreements (the "Supplemental Agreements") with eight current executives, including the named executive officers, which establish a floor for Final Average Compensation and, in some cases, grant additional years of credited executive service for purposes of the SERP. Taking into account these Supplemental Agreements, for purposes of the SERP and for purposes of calculating aggregate benefits under the Pension Plans, the named executive officers are deemed to have Final Average Compensation as follows (which amounts are estimates based on actuarial, compensation and other assumptions and are subject to change, which could materially increase the amounts payable): Mr. Kunisch $1,425,598; Mr. Arbaugh $558,618; Mr. Meierhenry $560,289; Mr. Adler $538,961; and Mr. Nagel $514,179. Each of the Named Executive Officers is vested in the SERP and each of them currently has or is deemed to have at least 15 years of credited executive service, other than Mr. Adler who is deemed to have 12 years of credited executive service.

   In addition, the SERP provides that, if a participant's employment is terminated for any reason other than death, disability or normal retirement, within two years after the effective date of a change in control, the participant may elect a lump sum settlement of his or her entitlements, in addition to the other normal elections available under the SERP. Such lump sum settlement shall be equal to the present value of the actuarial equivalent of the maximum SERP benefit to which the participant would be eligible at the earliest retirement date. PHH also has in effect a grantor trust providing for the funding of the potential amounts payable under these arrangements upon a potential change in control or change in control, subject to the return of all amounts to PHH to the extent that the deposit exceeds the amount required to fulfill these obligations. Assuming, for purposes of the calculation, the termination of employment within two years of the Effective Date of the Merger, the estimated maximum lump sum payments to which the Named Executive Officers would be entitled are as follows (which amounts are estimates based on actuarial, compensation and other assumptions and are subject to change, which could materially increase such payments): Mr. Kunisch $9,379,900; Mr. Arbaugh $3,400,100; Mr. Meierhenry $3,499,000; Mr. Adler
$2,658,300; and Mr. Nagel $2,882,000; and all other executive officers as a group (3 persons in total), $3,836,400.

REGULATORY MATTERS

   Under the HSR Act, and the rules that have been promulgated thereunder by the FTC, the Merger may not be consummated unless certain filings have been submitted to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. On November 27, 1996, HFS and PHH submitted the required filings to the FTC and the Antitrust Division. On December 27, 1996, the waiting period under the HSR Act expired.

   As a result of the Merger, among other things: (i) PHH or HFS, as the case may be, may be required to either notify or obtain the consent of (x) certain state regulatory authorities in connection with various licenses held by PHH Mortgage to act as a mortgage lender and servicer in those states; (y) federal secondary market agencies and, (z) with respect to a portion of PHH Mortgage's servicing portfolio, certain private investors for whom PHH Mortgage services loans; (ii) HFS will be required to notify and receive approval from the New York State Department of Insurance and the Bermuda Monetary Authority for the acquisition of control of two insurance company subsidiaries of PHH; and (iii) HFS will be required to either notify or obtain the consent of certain regulatory authorities in other countries where HFS and/or PHH conduct business pursuant to certain antitrust and foreign investment laws and regulations governing the conduct of business in such countries. On December 23, 1996, the Bermuda Monetary Authority expressed no objection to the Merger. On February 28, 1997, the New York State Department of Insurance expressed no objection to the Merger.

   Under the Merger Agreement, HFS and PHH have agreed to use all reasonable efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations necessary or advisable to complete or effect the Merger. While HFS and PHH believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of the companies to obtain such approvals on satisfactory terms or otherwise. It is a condition to the parties' respective obligations to consummate the Merger that all necessary material consents, approvals, actions of, filings with and notice to any governmental authority or public or private third parties be obtained.

NYSE LISTING

   HFS has filed an application to list the shares of HFS Common Stock to be issued in connection with the Merger on the NYSE.

DELISTING AND DEREGISTRATION OF PHH COMMON SHARES

   If the Merger is consummated, the shares of PHH Common Stock will be delisted from the NYSE and will be deregistered under the Exchange Act.

PHH RIGHTS PLAN AMENDMENT

   As required by the Merger Agreement, on November 13, 1996, PHH executed an amendment (the "Rights Amendment") to that certain Rights Agreement, dated as of March 15, 1996, between PHH and First Chicago Trust Company of New York, as Rights Agent (the "PHH Rights Agreement"). The Rights Amendment includes a change to the definition of "Beneficial Ownership" excepting HFS, Merger Sub and any of their affiliates from being deemed a beneficial owner under the PHH Rights Agreement solely by virtue of the approval, execution or delivery of the Merger Agreement or consummation of the

Merger. In addition, the Rights Amendment provides that none of the approval, execution or delivery of the Merger Agreement or consummation of the Merger will cause (i) HFS, Merger Sub or any of their affiliates to be deemed an "Acquiring Person" (as defined in the PHH Rights Agreement), (ii) a Share Acquisition Date (as defined in the PHH Rights Agreement) to occur, or (iii) a Distribution Date (as defined in the PHH Rights Agreement) to occur.

CERTAIN FEDERAL SECURITIES LAWS CONSEQUENCES

   All shares of HFS Common Stock issued in connection with the Merger will have been registered under the Securities Act. Such shares will be freely transferable, except that shares received by any person who may be deemed to be an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being an "Affiliate") of PHH may not be resold except in transactions permitted by such Rule 145 or as otherwise permitted under the Securities Act.

   Pursuant to the Merger Agreement, PHH will deliver to HFS a list of names and addresses of those persons who were, in PHH's reasonable judgment, on such date, Affiliates of PHH. PHH has agreed to provide HFS with such information and documents as HFS shall reasonably request for purposes of reviewing such list. PHH is obligated under the Merger Agreement to use its reasonable efforts to deliver or cause to be delivered to HFS, prior to the Effective Time, a letter substantially in the form agreed to by PHH and HFS, executed by each of the Affiliates of PHH identified in the foregoing list and by any person who shall have become an Affiliate of PHH subsequent to the delivery of such list.

                             THE MERGER AGREEMENT

   The following is a summary of certain material terms of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex I to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

GENERAL; CONVERSION OF SHARES

   If the respective approvals of (i) HFS's stockholders with respect to the Share Issuance by the requisite vote under applicable law and under applicable regulations and (ii) PHH's stockholders with respect to the Merger and the Merger Agreement are obtained, and all other conditions to the Merger are satisfied or waived, Merger Sub will be merged with and into PHH, with PHH being the surviving corporation after the Merger and a wholly owned subsidiary of HFS. The date on which the closing of the Merger occurs is referred to herein as the "Closing Date."

   Conversion Number. In the Merger, among other things, each outstanding share of PHH Common Stock, other than PHH Common Stock held by PHH or held by HFS, Merger Sub or any other wholly owned subsidiary of HFS, will be converted into the right to receive that fraction of a share of HFS Common Stock (the "Conversion Number") represented by the number (rounded upward, if necessary, to the nearest one-thousandth) determined by dividing $49.50 by the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to the date of the PHH Special Meeting (the "Pricing Period"); provided, however, that in no event will such number be greater than 0.8250 or less than 0.6111. As a result of the conversion formula described above, if the average price of HFS Common Stock during the Pricing Period is within the range of $60.00 to $81.00, holders of PHH Common Stock will receive that fraction of a share of HFS Common Stock having a value (based on the average price of such shares during the Pricing Period) of $49.50 for each share of PHH Common Stock (and the Conversion Number will fluctuate accordingly), but if the average price of HFS Common Stock during the Pricing Period is less than $60.00 or greater than $81.00, the Conversion Number will be fixed at 0.8250 or 0.6111, respectively, resulting in the issuance of a number of shares of HFS Common Stock for each share of PHH Common Stock having a value (based on the average price of such shares during the Pricing Period) less than or more than $49.50, as the case may be.

   The following table illustrates the effect on the Conversion Number of average prices of HFS Common Stock ranging from $50 per share to $90 per share:

       HFS         CONVERSION    VALUE OF ONE
 AVERAGE PRICE       NUMBER       PHH SHARE
---------------  ------------  --------------
     $50.00          0.8250         $41.25
      60.00          0.8250          49.50
      70.00          0.7071          49.50
      80.00          0.6188          49.50
      81.00          0.6111          49.50
      90.00          0.6111          55.00

   Fractional Shares. No certificates for fractional shares of HFS Common Stock will be issued in the Merger, and to the extent that an outstanding share of PHH Common Stock would otherwise have become a fractional share of HFS Common Stock, the holder thereof, upon presentation of such fractional share interest represented by an appropriate certificate for PHH Common Stock to the Exchange Agent as described under "Exchange Procedures" below, will be entitled to receive a cash payment therefor in an amount equal to the product of (i) the average price of HFS Common Stock over the Pricing Period and (ii) the fractional share interest to which the holder would otherwise be entitled.

   PHH Stock Options. The Merger Agreement provides that, at the Effective Time, each holder of outstanding options to purchase shares of PHH Common Stock (a "PHH Stock Option") under the PHH option plans, whether vested or unvested, shall be entitled to receive in exchange for all of such holder's PHH Stock Options a number of shares of HFS Common Stock equal to the number obtained by dividing (a) the excess, if any, of (i) the product of (A) the average price of HFS Common Stock during the Pricing Period, (B) the Conversion Number and (C) the number of shares of PHH Common Stock subject to such

PHH Stock Options, over (ii) the aggregate exercise price of such PHH Stock Options by (b) the average price of HFS Common Stock during the Pricing Period (the "First Quotient") reduced by the number obtained by dividing (c) the aggregate amount of withholding taxes required by any governmental or regulatory authority in connection with the transfer of a number of shares of HFS Common Stock to such holder equal to the First Quotient by (d) the average price of HFS Common Stock during the Pricing Period.

   The following table illustrates the conversion of PHH Stock Options representing 100 shares of PHH Common Stock, assuming an average per share exercise price of $20.00 and a tax withholding rate of 28%:

    AVERAGE PRICE      NUMBER OF SHARES
OF HFS COMMON STOCK   OF HFS COMMON STOCK
-------------------  -------------------
       $50.00                30.6
        60.00                35.4
        70.00                30.3
        80.00                26.6
        81.00                26.2
        90.00                28.0

   Conversion of Merger Sub Common Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, without par value, of PHH as the Surviving Corporation. Such newly issued shares will thereupon constitute all of the issued and outstanding capital stock of the Surviving Corporation.

EXCHANGE PROCEDURES

   Promptly following the Effective Time, HFS will make available to the Surviving Corporation for deposit with ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent"), for the benefit of and to be distributed to the holders of certificates of PHH Common Stock, certificates representing the number of duly authorized shares of HFS Common Stock to be issued in connection with the Merger (and cash in lieu of fractional shares of HFS Common Stock).

   As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail a form of transmittal to the holders of certificates representing shares of PHH Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates in exchange for shares of HFS Common Stock (and cash in lieu of fractional shares of HFS Common Stock, if applicable).

PHH STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT EXCEPT WITH A TRANSMITTAL FORM, WHICH WILL BE PROVIDED TO HOLDERS FOLLOWING THE EFFECTIVE TIME.

   After the Effective Time, there will be no further transfers on the records of PHH of certificates representing shares of PHH Common Stock, and if such certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration properly payable pursuant to the Merger Agreement.

   No dividends or other distributions declared or made with respect to HFS Common Stock with a record date after the Effective Time will be paid to the holder of any certificate representing shares of PHH Common Stock until such certificate has been surrendered for exchange. Holders of certificates representing shares of PHH Common Stock will be paid the amount of dividends or other distributions with a record date after the Effective Time, which dividends or distributions theretofore had been payable, after surrender of such certificates, without any interest thereon.

   Neither HFS nor the Surviving Corporation will be liable to any former holder of shares of PHH Common Stock for any number of shares or amount of cash payable in lieu of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

   For a description of the differences between the rights of the holders of HFS Common Stock and PHH Common Stock, see "COMPARATIVE RIGHTS OF
STOCKHOLDERS OF HFS AND PHH."

EFFECTIVE TIME

   On the Closing Date, the parties shall file articles of merger with the Department of Assessments and Taxation of the State of Maryland, and the Merger will become effective at the time of such filing.

REPRESENTATIONS AND WARRANTIES

   The Merger Agreement contains various customary representations and warranties of the parties, none of which will survive the consummation of the Merger, made as of the date of the Merger Agreement and to be made as of the Effective Date, including, among other things, representations from all parties relating to (i) each party's organization and similar corporate matters, (ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the transactions contemplated thereby, (iii) the governmental or regulatory consents or approvals required to enter into the Merger Agreement and to consummate the transactions contemplated thereby, and (iv) the absence of pending or threatened legal proceedings.

   The Merger Agreement also includes representations from PHH and HFS relating to (i) each of PHH and HFS's capital structure, (ii) the absence of any violation of corporate documents or applicable law in connection with entering into the Merger Agreement, (iii) certain documents and reports filed by PHH and HFS with the Commission and the accuracy of the information contained therein, (iv) the absence of certain changes or events having a material adverse effect on each company and its subsidiaries taken as a whole, (v) the absence of undisclosed liabilities, (vi) the accuracy of the information each party has supplied with respect to the filings required with the Commission in order to consummate the Merger and the transactions contemplated by the Merger Agreement, (vii) certain tax matters, (viii) matters concerning the benefit plans of PHH and HFS and their subsidiaries,
(ix) certain environmental matters, (x) matters concerning patents, copyrights, trademarks and other intellectual property rights, (xi) the stockholder vote required to approve the transactions contemplated by the Merger Agreement, (xii) certain matters concerning contracts and agreements of each company and its subsidiaries and (xiii) certain accounting matters.

   In addition, the Merger Agreement contains representations from PHH regarding (i) the inapplicability of Sections 3-602 and 3-702 of the MGCL to the Merger Agreement or any of the transactions or agreements contemplated thereby, (ii) matters relating to insurance coverage of PHH, (iii) the accuracy of PHH's corporate records, (iv) matters relating to the PHH mortgage banking business including licenses and qualifications, and compliance with applicable regulations and (v) the fact that the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement will not result in a "Distribution Date" or a "Triggering Event" (as defined in the PHH Rights Agreement) and that PHH has authorized the Rights Amendment, rendering the PHH Rights Agreement inapplicable to the Merger Agreement and the Merger and the transactions contemplated by the Merger Agreement.

CONDUCT OF BUSINESS OF PHH PENDING THE MERGER

   Pursuant to the terms of the Merger Agreement, PHH has agreed that prior to the Effective Time, unless otherwise consented to by HFS, it will, and will cause its subsidiaries to (unless expressly provided for in the Merger Agreement): (i) conduct their respective businesses only in the ordinary course consistent with past practice and (ii) use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, keep available the services of their key officers and employees, maintain their assets and properties in good working order and condition (ordinary wear and tear excepted), maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as in effect on the date of the Merger Agreement, preserve their relationships with customers and suppliers and others having significant business dealings with them, and comply in all material respects with all laws and orders of all applicable governmental or regulatory authorities.

   PHH has further agreed that, unless otherwise consented to by HFS, prior to the Effective Time it will not, and will not permit any of its subsidiaries to, except as otherwise expressly contemplated or permitted by the Merger Agreement: (i) amend or propose to amend its articles of incorporation or by-laws; (ii) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that PHH may continue the declaration and payment of regular quarterly cash dividends (including increases consistent with past practice) on PHH Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice, and except for the declaration and payment of dividends by a wholly owned subsidiary solely to its parent corporation;
(iii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, recapitalization or other similar reorganization; (v) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option with respect thereto; (vi) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any option with respect thereto (other than the issuance of PHH Common Stock pursuant to options outstanding on the date of the Merger Agreement under PHH option plans and in accordance with their present terms, and the issuance by a wholly owned subsidiary of its capital stock to its parent corporation), or modify or amend any right of any holder of outstanding shares of capital stock or options with respect thereto; (vii) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;
(viii) other than in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties; (ix) except to the extent required by applicable law, permit any material change in any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or make any material tax election or settle or compromise any material income tax liability with any governmental or regulatory authority; (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practice, or voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice; (xi) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any employee benefit plan of PHH or other agreement, arrangement, plan or policy between PHH and one of its subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to PHH and its subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee, or pay any benefit not required by any plan or arrangement in effect as of the date of the Merger Agreement; (xii) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with any affiliate of PHH or any of its subsidiaries;
(xiii) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice; (xiv) make any change in the lines of business in which it participates or is engaged; or (xv) enter into any contract, commitment or arrangement to do or engage in any of the foregoing.

CONDUCT OF BUSINESS OF HFS PENDING THE MERGER

   Pursuant to the terms of the Merger Agreement, HFS has agreed that it will not, and will not permit its subsidiaries to, unless expressly provided for in the Merger Agreement, announce, enter into or commit to enter into any transaction, which entry into, commitment or announcement would reasonably be expected to cause a significant delay of the date of the mailing of the Proxy Statement or of the scheduled date of either of the HFS Special Meeting or PHH Special Meeting.

EMPLOYEE BENEFIT PLANS

   Pursuant to the Merger Agreement, until the first anniversary of the Effective Time, HFS will cause the PHH employee benefit plans (other than PHH's option plans) to remain in effect or, to the extent PHH employee benefit plans are not continued, HFS will maintain employee benefit plans for the employees of PHH which are no less favorable, in the aggregate, to PHH's employee benefit plans currently in effect. HFS will, and will cause the Surviving Corporation to, honor without modification (i) the PHH Corporate Incentive Plan FY 1997 which terminates on April 30, 1997 provided that the payments pursuant to such plan are: consistent with past practices; properly accrued for under generally accepted accounting principles; and in the aggregate, less than $10,000,000, and (ii) all employee severance plans (or policies) and employment and severance agreements of PHH or any of its subsidiaries disclosed to HFS in existence on the date of the Merger Agreement and which are in effect in accordance with the terms of the Merger Agreement at the Effective Time.

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

   The Merger Agreement provides that PHH, and from and after the Effective Time, HFS and the Surviving Corporation (each, an "Indemnifying Party"), will maintain all rights of indemnification existing in favor of directors, officers and employees of PHH or any of its subsidiaries or any person who becomes an officer or director of PHH or any of its subsidiaries prior to the Effective Time, to the full extent permitted by applicable law.

   In addition, HFS and the Surviving Corporation have agreed that directors' and officers' liability insurance policies maintained by PHH and its subsidiaries on the date of the Merger Agreement with respect to claims arising from facts or events that occurred on or prior to the Effective Time, will be maintained in effect until the sixth anniversary of the Effective Time; provided, however, that HFS or the Surviving Corporation will not be obligated to expend any amount per annum in excess of two hundred percent (200%) of the aggregate premiums payable by PHH and its subsidiaries in 1996 (on an annualized basis) in order to maintain or procure such insurance coverage.

APPOINTMENT OF DIRECTOR

   The Merger Agreement provides that HFS will use its best efforts to cause the HFS Board to invite Mr. Robert D. Kunisch to become a member of the HFS Board following the Closing, subject to an increase in the size of the HFS Board.

NO SOLICITATION

   Pursuant to the Merger Agreement, PHH has agreed that, prior to the Effective Time, neither it nor any of its affiliates or subsidiaries will, and it will not cause its representatives to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any Alternative Proposal (as defined below) or engage in any negotiations or discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by the Merger Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal. For purposes hereof, an "Alternative Proposal" shall mean any proposal or offer with respect to a merger, consolidation or other business combination including PHH or any of its significant subsidiaries or any acquisition or similar transaction involving the purchase of (i) all or any significant portion of the assets of PHH and its subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of PHH Common Stock or
(iii) 15% or more of the outstanding shares of the capital stock of any significant subsidiary of PHH.

   PHH further agreed to immediately cease any existing activities, discussions or negotiations with any third parties with respect to any of the foregoing. In addition, PHH will notify HFS immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, PHH or its subsidiaries or representatives.

   Notwithstanding the foregoing, the Merger Agreement also provides that the PHH Board may furnish information to or enter into discussions or negotiations with third parties that make an unsolicited bona fide Alternative Proposal, if the PHH Board, based upon the written opinion of outside counsel, determines in good faith that such action is required for the PHH Board to comply with its fiduciary duties to stockholders imposed by law. However, prior to furnishing such information to, or entering into discussions or negotiations with any third party, PHH must provide written notice to HFS to the effect that it is furnishing information to, or entering into discussions or negotiations with such third parties. PHH also agreed to keep HFS informed of the status and all material information, including the identity of third parties, with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law. In addition, the Merger Agreement provides that the PHH Board may, to the extent required, comply with Rule 14e-2 promulgated under the Exchange Act.

PHH RIGHTS AGREEMENT

   On November 13, 1996, PHH and the Rights Agent executed the Rights Amendment which amended the PHH Rights Agreement to provide that the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement will not cause the rights issued under the PHH Rights Agreement to become exercisable. In addition, the PHH Board agreed to take all further action reasonably requested by HFS (including redeeming the Rights (as such term is defined in the PHH Rights Agreement) immediately prior to the Effective Time or amending the PHH Rights Agreement) in order to render the Rights inapplicable to the Merger Agreement, the Merger and the other transactions contemplated thereby. Prior to the Effective Time, without the prior written consent of HFS, PHH will not take any action to amend the PHH Rights Agreement or to redeem the Rights.

CONDITIONS PRECEDENT TO THE MERGER

   In addition to the approval of the Share Issuance by the stockholders of HFS by the requisite vote under applicable law and under applicable regulations, and the approval of the Merger Proposal by the stockholders of PHH, the obligations of PHH and HFS to effect the Merger are subject to the fulfillment or waiver of certain conditions specified in the Merger Agreement, including, among others: (i) the receipt of certain material consents, approvals and waivers from governmental authorities and third parties; (ii) the continuing accuracy of the representations and warranties of the respective parties contained in the Merger Agreement; (iii) the performance and compliance in all material respects by the respective parties of all obligations under the Merger Agreement required to be performed on or prior to the consummation of the Merger; (iv) the absence of any injunction or other order by any federal or state court preventing consummation of the Merger; (v) the applicable period under the HSR Act having expired or been terminated; (vi) authorization of the shares of HFS common stock issuable to PHH's stockholders for listing on the NYSE; (vii) the receipt of letters from Deloitte & Touche LLP and KPMG Peat Marwick LLP stating that the Merger will qualify as a pooling of interests transaction; (viii) the receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP by HFS and from Piper & Marbury L.L.P. by PHH relating to the tax free-status of the Merger; and (ix) that the average price per share of HFS Common Stock over a period of twenty
(20) trading days preceding the fifth trading day prior to the Closing Date shall be no less than $50.00 (the "Minimum Average Price"), subject to adjustment.

   Furthermore, the obligation of HFS to effect the Merger is subject to the fulfillment or waiver of additional conditions specified in the Merger Agreement, including: (i) that the PHH Rights Agreement will not have become exercisable on or prior to the Closing Date; (ii) the receipt of required consents from the required banks with respect to certain credit agreements between such banks and HFS; and (iii) the receipt of required consents under, or appropriate refinancing or replacement of, certain Master Credit Agreements of PHH. All of such conditions have been fulfilled: the PHH Rights Amendment was amended on November 13, 1996 (see PHH Rights Agreement above), at March 3, 1997, HFS has received substantially all the requisite bank consents and at March 10, 1997, PHH has entered into appropriate replacement master credit agreements.

TERMINATION

   The Merger Agreement may be terminated by mutual written consent of the parties. The Merger Agreement may also be terminated by either PHH or HFS if
(i) the Merger has not occurred on or before June 16, 1997 and such failure does not result from any breach by the terminating party of any obligation under the Merger Agreement, (ii) the requisite vote of the stockholders of PHH at the PHH Special Meeting or the requisite vote under applicable law or applicable NYSE regulations of the stockholders of HFS at the HFS Special Meeting has not been obtained, (iii) if there has been any material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in the Merger Agreement, which breach is not curable or, if curable, has not been cured within thirty days following the receipt by the non-terminating party of notice of such breach from the terminating party, or (iv) any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise prohibiting the Merger and such order shall have become final and non-appealable.

   The Merger Agreement may be terminated by PHH if (i) the PHH Board determines in good faith that termination of the Agreement is required for the PHH Board to comply with its fiduciary duties to stockholders by reason of an unsolicited bona fide Alternative Proposal having been made, (ii) at any time after the PHH Special Meeting the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to such date is less than the Minimum Average Price or (iii) the HFS Board shall have withdrawn or modified in a manner materially adverse to PHH its approval or recommendation of the Merger Agreement or the Merger.

   The Merger Agreement may be terminated by HFS if (i) the PHH Board shall have withdrawn or modified in a manner materially adverse to HFS its approval or recommendation of the Merger Agreement or the Merger or recommends an Alternative Proposal to the stockholders of PHH or (ii) at any time after the PHH Special Meeting, the average price of HFS Common Stock over a period of twenty (20) trading days preceding the fifth trading day prior to such date is less than the Minimum Average Price.

TERMINATION FEE

   The Merger Agreement provides that if the Merger Agreement is terminated by PHH pursuant to the PHH Board's determination in good faith, based upon the written opinion of outside counsel, that termination is required in order to comply with its fiduciary duty by reason of an unsolicited Alternative Proposal, or by HFS if the PHH Board withdraws or modifies in a manner materially adverse to HFS its approval or recommendation of the Merger Agreement or the Merger, or recommends an Alternative Proposal to the stockholders of PHH, then PHH shall pay HFS a termination fee of $50,000,000.

   In the event that the Merger Agreement is terminated by either party due to PHH's failure to obtain the requisite vote upon a vote held at the PHH Special Meeting and, prior to such termination, a third party has made an Alternative Proposal, then PHH shall pay HFS's documented out-of-pocket expenses relating to the Merger Agreement and the transactions contemplated by the Merger Agreement, provided that such expenses shall not exceed $2,500,000. In the event that within one year after the date of the termination PHH enters into an agreement with the third party who made the Alternative Proposal, then PHH shall pay HFS a termination fee of $50,000,000.

   In the event that the Merger Agreement is terminated by either party due to HFS's failure to obtain the requisite vote on the Share Issuance under applicable law or applicable regulations upon a vote held at the HFS Special Meeting, then HFS shall pay PHH's documented out-of-pocket expenses relating to the Merger Agreement and the transactions contemplated by the Merger Agreement, provided that such expenses shall not exceed $2,500,000.

AMENDMENT; WAIVER

   The Merger Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective boards of directors of the parties thereto at any time prior to the Effective Time, whether prior to or after the approval of the stockholders of PHH and HFS has been obtained, but after such adoption and approval only to the extent permitted by applicable law.

   At any time prior to the Effective Time, any of the parties to the Merger Agreement may to the extent permitted by applicable law: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties of the other parties thereto or in any document delivered pursuant to the Merger Agreement; or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties contained in the Merger Agreement.

EXPENSES

   The Merger Agreement provides that each party thereto will pay its own expenses in connection with the Merger.

                       DESCRIPTION OF HFS CAPITAL STOCK

GENERAL

   The authorized capital stock of HFS consists of 300,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock. If the Shares Amendment is adopted by HFS stockholders and filed with the Secretary of State of the State of Delaware, the number of shares of HFS Common Stock will increase to 600,000,000 shares. As of the Record Date, 127,529,530 shares of HFS Common Stock were issued and outstanding and held of record by 504 stockholders. There are no shares of preferred stock outstanding on the date hereof.

   HFS's Amended and Restated Certificate of Incorporation and By-laws provide that directors will be removed from office only for cause at any time by the affirmative vote of the holders of a majority of the shares entitled to vote for the election of directors at any annual or special meeting of stockholders for that purpose.

COMMON STOCK

   Holders of HFS Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote. There are no cumulative voting rights and holders of HFS Common Stock have no preemptive rights. All issued and outstanding shares of HFS Common Stock are validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to such dividends as may be declared from time to time by the HFS Board out of funds legally available for that purpose. Upon dissolution, holders of HFS Common Stock are entitled to share pro rata in the assets of HFS remaining after payment in full of all its liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding.

PREFERRED STOCK

   The HFS Board, without further action by the stockholders, is authorized to issue preferred stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions. The rights of the holders of HFS Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HFS. HFS has no present plans to issue any new series of preferred stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

   Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder becomes an interested stockholder, unless (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned
(A) by persons who are both directors and officers and (B) certain employee stock plans, or (iii) at or after such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation's voting stock.

LIMITATIONS ON CHANGE OF CONTROL

   HFS is a party to certain employment agreements, an earnout agreement, credit agreements and certain indentures, each of which contain provisions with respect to a change in control of HFS. In addition, certain provisions of HFS's Amended and Restated Certificate of Incorporation may inhibit changes in control of HFS. See "DESCRIPTION OF CAPITAL STOCK--Disqualified Stockholders" and "RISK FACTORS--Certain Anti-takeover Effects; Divestiture and Loss of Voting Rights."

DISQUALIFIED STOCKHOLDERS

   HFS's Amended and Restated Certificate of Incorporation provides that no holder of capital stock of HFS who: (1) beneficially owns five percent or more of the outstanding capital stock of HFS and who has not fully cooperated with HFS and/or any Gaming Authority (as defined below) with respect to providing all requested information (including financial statements) relating to such holder, responding to all inquiries and questions raised by HFS and/or any Gaming Authority, consenting to relevant background investigations or complying with any other requests of HFS and/or any Gaming Authority in connection with any Gaming License (as defined below); (2) is required by any Gaming Authority to be qualified with respect to any Gaming License and who has neither been qualified by nor obtained a waiver of qualification from each Gaming Authority requiring qualification with respect to any Gaming License in a timely manner; or (3) has been found to be disqualified or unsuitable with respect to any Gaming License, which finding has not been reversed, vacated or superseded (each, a "Disqualified Stockholder"), shall be entitled to vote, directly or indirectly, any shares of capital stock of HFS beneficially owned by such holder on any matter, and no shares of capital stock of HFS beneficially owned by a Disqualified Stockholder shall be considered as outstanding stock entitled to vote for any purpose.

   A Disqualified Stockholder shall, upon the request of HFS, dispose of such holder's publicly-traded capital stock of HFS within 10 days after receipt of such request. Alternatively, HFS may, at its option, redeem such Disqualified Stockholder's capital stock of HFS as provided in HFS's Amended and Restated Certificate of Incorporation at the Redemption Price (as defined below).

   Holders of capital stock of HFS shall be required to pay any costs and investigative fees incurred in connection with any background investigation by, or qualification or suitability application with, any Gaming Authority. Upon becoming a Disqualified Stockholder, such holder shall have no further right to exercise, directly or through any trustee or nominee, any right conferred by its capital stock of HFS and no further right to receive any distribution with respect to any such capital stock of HFS.

   As used herein, the term "Gaming Authorities" includes all federal, state, local or foreign government authorities and the National Indian Gaming Commission or other tribal authorities which issue or grant any license or approval necessary or appropriate for the lawful operation of gaming and related businesses now or hereafter engaged in by HFS or its subsidiaries; the term "Gaming License" means all licenses and other regulatory approvals necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by HFS or any subsidiary within or without the United States from the Gaming Authorities empowered to issue or grant Gaming Licenses; and the term "Redemption Price" for a share of capital stock of HFS means the average closing sale price during the 20-day period immediately preceding the date of the notice of redemption of a share of such capital stock on the composite tape for NYSE listed stocks, or if such stock is not quoted on the composite tape, on the NYSE, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the average last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to a share of such capital stock during the 20-day period preceding the date of the notice of redemption as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value on the date of the call for redemption of a share of such stock as determined by the HFS Board.

TRANSFER AGENT

   ChaseMellon is the Registrar and Transfer Agent for HFS Common Stock.

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              COMPARATIVE RIGHTS OF STOCKHOLDERS OF HFS AND PHH

   Upon consummation of the Merger, the stockholders of PHH, a Maryland corporation, will become stockholders of HFS, a Delaware corporation. Accordingly, the rights of stockholders of PHH following the Merger will be governed by Delaware law, as well as the HFS Restated Certificate of Incorporation and Amended & Restated By-Laws.

   The following is a summary of the material differences between the rights and privileges of PHH stockholders and those of HFS stockholders. References to the "DGCL" are to the General Corporation Law of Delaware, while references to the "MGCL" are to the General Corporation Law of Maryland. This summary is not meant to be relied upon as an exhaustive description of such differences and is qualified in its entirety by reference to the HFS Restated Certificate of Incorporation and Amended & Restated By-Laws, the PHH Articles of Incorporation (the "PHH Charter") and By-Laws, the DGCL and the MGCL.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

   PHH. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if all stockholders entitled to vote consent to the action in writing and any stockholder entitled to notice of the meeting but not entitled to vote at the meeting provides a written waiver of any right to dissent.

   HFS. Consistent with the DGCL, the HFS By-Laws allow stockholders to take any action without a meeting, without prior notice and without a vote, upon the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares were present and voted.

AMENDMENT OF CHARTER DOCUMENTS AND BY-LAWS

   PHH. Under the MGCL, unless otherwise provided in a corporation's charter, a proposed charter amendment requires an affirmative vote of two-thirds of all the votes entitled to be cast on the matter. However, the PHH Charter provides that, except as provided in Section 3-602 of the MGCL (relative to certain business combinations discussed below), the affirmative vote of a majority of the total number of shares of outstanding PHH stock entitled to vote thereon is sufficient to amend the PHH Charter; provided that a change in the PHH Charter provision relating to the classification of the PHH Board may not shorten the term of a director then holding office. Under the MGCL, the power to adopt, alter, and repeal the by-laws is vested in the stockholders, except to the extent that the charter or the by-laws vest it in the board of directors. The PHH By-Laws provide that they may be amended by the PHH Board at any regular or special meeting (except for the amendment provision thereof, which must be approved by the stockholders).

   HFS. The DGCL provides that an amendment to a corporation's certificate of incorporation requires the recommendation of the corporation's board of directors, the approval of a majority of all shares entitled to vote thereon unless a higher vote is required in the corporation's certificate of incorporation (which the HFS Certificate of Incorporation does not provide), voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote thereon. The HFS By-Laws may be amended by the HFS Board (except with respect to the action by written consent of the stockholders or the amendment provisions thereof) and may also be amended by the affirmative vote of a majority of the shares present at a stockholder's meeting at which a quorum is present.

BUSINESS COMBINATIONS

   PHH. Generally, under the MGCL, the approval by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter is required for mergers, consolidations, share exchanges, and any transfers of all or substantially all of the assets of a corporation, unless the charter increases or reduces the vote to not less than a majority. The PHH Charter does not alter the two-thirds vote requirement.

   Subtitle 6 of Title 3 of the MGCL prohibits any business combination (defined to include a variety of transactions, including mergers, consolidations, share exchanges, sales or dispositions of assets,

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issuances of stock, liquidations, reclassification and benefits from the corporation, including loans or guarantees) between a Maryland corporation and any interested stockholder (defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation) for a period of five years after the date in which the interested stockholder became an interested stockholder. After such five-year period, a business combination between a Maryland corporation and such interested stockholder is prohibited unless either certain "fair-price" provisions are complied with or the business combination is approved by certain supermajority stockholder votes. The MGCL restrictions do not apply to a business combination with an interested stockholder if such business combination is approved or exempted from the MGCL by a resolution of the board of directors adopted prior to the date on which the interested stockholder became an interested stockholder. The PHH Board adopted such a resolution prior to the execution of the Merger Agreement.

   A Maryland corporation also may adopt an amendment to its charter electing not to be subject to the provisions of the MGCL in whole or in part. Any such amendment generally must be approved by the affirmative vote of at least 80 percent of the votes entitled to be cast by all holders of outstanding shares of voting stock and two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. No such amendment to the PHH Charter has been adopted.

   HFS. Section 203 of the DGCL ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" (as defined below) for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation which was the owner of 15% or more of such voting stock at any time within the previous three years.

   For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); and receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

   The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding shares held by certain affiliates of the corporation and certain employee stock plans); or (iii) at or subsequent to the time such person becomes an interested stockholder, the business combination is approved by both the board of directors and 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder).

   Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, is quoted on an interdealer quotation system such as Nasdaq or is held of record by more than 2,000 stockholders. A Delaware corporation may elect in its original certificate of incorporation, or by amending its certificate of incorporation or bylaws, that it will not be governed by Section 203. Any such amendment must be approved by the stockholders and may not be further amended by the board of directors. HFS is subject to the provisions of Section 203 and has not elected to opt out from being governed by Section 203.

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APPRAISAL RIGHTS

   PHH. Under the MGCL, except as otherwise provided by the MGCL, stockholders have the right to demand and receive payment of the "fair value" of their stock in the event of (i) a merger or consolidation, (ii) a share exchange, (iii) a transfer of all or substantially all assets not in the ordinary course of business, (iv) an amendment to the charter which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and which substantially adversely affects the stockholder's rights, unless the right to do so is preserved by the charter (which it is not, in the case of PHH), (v) certain business combinations or (vi) after an approval by the stockholders of voting rights for control shares which constitute a majority of the voting power of the corporation. However, except as otherwise provided by the MGCL, stockholders do not have appraisal rights if, among other things, the stock is listed on a national securities exchange: (i) with respect to a merger of a 90% or more owned subsidiary into its parent, on the date notice of such merger is given or waived, or (ii) with respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction.

   HFS. The DGCL provides for dissenters' appraisal rights only in the case of a statutory merger or consolidation of the corporation where the petitioning stockholder has neither voted in favor of nor consented in writing to the transaction. In addition, no dissenters' appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under DGCL Section 251(f). Unless otherwise provided for in a corporation's certificate of incorporation, there are no dissenters' appraisal rights for shares of stock listed on a national securities exchange or held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than shares of stock of the surviving corporation, shares of another corporation so listed or held by such number of holders or record, cash in lieu of fractional shares of such stock or any combination thereof.

PREEMPTIVE RIGHTS

   Neither PHH nor HFS stockholders have preemptive rights with respect to issuances of capital stock.

INDEMNIFICATION

   PHH. Under the MGCL, a corporation may indemnify any director or officer made a party to any proceeding unless it is established that (i) the director's or officer's act or omission was material to the cause of action and was committed in bad faith or resulted from active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services, or (iii) in the case of criminal proceedings, the director or officer had reasonable cause to believe the act or omission was unlawful. The PHH Charter provides that PHH will indemnify its directors and its officers to the full extent required or permitted by Maryland law.

   The MGCL states that a determination must be made that a director or officer has met the required standard of conduct before the director or officer may be indemnified. The determination may be made by a majority vote of disinterested directors, by special legal counsel (selected by the disinterested directors) or by the stockholders.

   The MGCL also establishes several mandatory rules for indemnification. In a stockholder derivative suit, a corporation may not indemnify a director or officer if he or she is adjudged liable to the corporation. Moreover, a corporation may not indemnify a director or officer who is adjudged to be liable, in any proceeding, for a personal benefit that was improperly received. A director or officer who is successful, on the merits or otherwise, in any proceeding must be indemnified by the corporation for reasonable expenses (including attorneys' fees).

   The MGCL permits a corporation to advance reasonable expenses to directors and officers upon the director's or officer's written affirmation of his or her good faith belief that he or she has met the required standard of conduct and after undertaking to repay the corporation if it is determined that the standard has not been met. Under the PHH By-Laws, a director or officer is entitled to payment of expenses in advance of the final disposition of a proceeding, upon receipt of such affirmation and undertaking, unless a determination has been made that facts exist which preclude indemnification.

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   HFS. Section 145 of the DGCL authorizes a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party in any civil, criminal, administrative or investigative pending or completed action, suit or proceeding (other than an action by or in the right of a corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of a corporation, the DGCL authorizes indemnification of such person for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required for indemnification relating to any claim as to which a person has been adjudged liable to the corporation.

   The DGCL requires indemnification for expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the DGCL. A director or officer must undertake to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification. The disinterested members of the board (or independent legal counsel or stockholders) must determine, in each instance where indemnification is not required by the DGCL, that such director, officer, employee or agent is entitled to indemnification. The DGCL provides that the statutory indemnification is not exclusive.

   The HFS Certificate of Incorporation and By-Laws each provide for indemnification of officers and directors as permitted by Section 145 of the DGCL.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

   PHH. The MGCL provides that a corporation's charter may include a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for money damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property, or services actually received or (ii) to the extent that a court finds that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The PHH Charter provides that its directors and officers have no personal liability to PHH or its stockholders for money damages to the fullest extent permitted by Maryland law.

   HFS. Section 102(b)(7) of the DGCL allows a Delaware corporation to limit or eliminate the personal liability of directors to a corporation and its stockholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations. The HFS Certificate of Incorporation provides for the limitation of liability as permitted by Section 102(b)(7).

CLASSIFIED BOARD OF DIRECTORS

   PHH. The MGCL permits, but does not require, a classified board of directors. The PHH Charter and By-Laws provide for three classes of directors, with each class elected for a term of three years and consisting, as nearly as possible, of one-third of the total number of directors on the Board. The PHH By-Laws provide that PHH shall have thirteen directors, a number which may be amended in accordance with the By-Laws, but shall not have more than fifteen. At each annual meeting of PHH stockholders one class of directors is elected for a three-year term. Classification of directors has the effect of making it more difficult for stockholders to change the composition of a board of directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of

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a classified board. Such a delay may help ensure that incumbent directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders. On the other hand, the classification of directors may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest.

   HFS. The DGCL permits, but does not require, a classified board of directors. The HFS Board is not divided into classes, and the directors are elected for one-year terms by the stockholders at their annual meeting. Subject to stockholder approval of the Directors Amendment and the requisite filing with the State of Delaware, the HFS Certificate of Incorporation will provide that the number of directors of HFS will be not more than twenty (20) (the current maximum number of directors is twelve (12)), with the precise number determined by a majority of the HFS Board.

CUMULATIVE VOTING FOR DIRECTORS

   Neither PHH nor HFS uses cumulative voting in the election of directors.

REMOVAL OF DIRECTORS

   PHH. Under the MGCL, except as otherwise provided in a corporation's charter, the stockholders generally may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of the directors. The PHH Charter and By-Laws provide that a director may only be removed for cause.

   HFS. Under the DGCL, the affirmative vote of a majority of the shares entitled to vote at the election of directors is required to remove directors, with or without cause. The HFS By-Laws provide that a director may only be removed for cause.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

   PHH. Consistent with the MGCL, the PHH Charter provides that any vacancy on the Board of Directors may be filled only by a majority of the directors in office, although less than a quorum, or by a sole remaining director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors in office. Any director elected to fill a vacancy shall have the same remaining term as his predecessor. The PHH By-Laws provide that the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. The PHH By-Laws further provide that a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which occurs for any reason (except due to an increase in the number of directors), and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualified.

   HFS. If the position of any director of HFS is or becomes vacant, a majority of the directors of HFS remaining in office may appoint a successor to serve the full or remaining term, as the case may be, of the directorship in which the vacancy occurred or was created.

SPECIAL MEETINGS

   PHH. The PHH By-Laws provide that special meetings of stockholders may be called by the Chairman of the Board, the President or by a majority of the Board of Directors by vote at a meeting or in writing, with or without a meeting. In addition, under the MGCL, a special meeting of stockholders generally must be called on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting unless the charter or by-laws required a greater (not more than a majority) or lesser percentage.

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   HFS. A special meeting of stockholders of HFS may be called either by the
HFS Board or by the Executive Committee thereof. The President or Secretary of HFS is required to call a special meeting whenever requested in writing to do so by stockholders holding not less than 20% of the HFS capital stock then outstanding and entitled to vote.

INSPECTION RIGHTS

   PHH. Under the MGCL any stockholder has the right to inspect and copy by-laws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements on file, and statements showing all stock and securities issued by the corporation during a specified period of not more than twelve months before the date of the request. In addition, one or more persons who together are and for the last six (6) months have been stockholders of record of at least 5% of the outstanding stock of any class may inspect and copy the corporation's books of account and stock ledger.

   HFS. Under the DGCL and the HFS By-Laws, stockholders have a right during regular business hours and for at least ten (10) days prior to any stockholders' meeting and during such meeting to examine a list of stockholders of HFS for any purpose germane to such meeting. Additionally, under the DGCL, any stockholder, following a written request, also has the right to inspect the corporation's books and records, including the stockholder list, during normal business hours for a proper purpose.

DIVIDENDS AND DISTRIBUTIONS

   PHH. Under the MGCL, a board of directors may authorize a corporation to make distributions to its stockholders, subject to any restrictions in its charter and as provided under the MGCL. Under the MGCL, no distribution is permitted, however, if, after giving effect to the distribution, the corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, the amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

   HFS. The DGCL provides that, subject to any restrictions in a corporation's certificate of incorporation, dividends may be declared from a corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. However, if the corporation's capital (generally defined in the DGCL as the sum of the aggregate par value of all shares of the corporation's capital stock, where all such shares have a par value and the board of directors has not established a higher level of capital) has been diminished to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, dividends may not be declared and paid out of such net profits until the deficiency in such capital has been repaired.

RIGHTS AGREEMENT

   PHH. On March 15, 1996, the PHH Board adopted the PHH Rights Agreement. The "Rights" provided for thereunder represent the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value, of PHH for every outstanding share of PHH Common Stock. These Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire PHH in a manner which causes the Rights to become exercisable unless the offer is conditional on the Rights being redeemed or on a substantial number of Rights being acquired. The Rights, however, should not interfere with any merger or other business combination since PHH has executed the Rights Amendment, thereby exempting the Merger and the related acquisition of shares of PHH Common Stock by HFS from the potential dilution effects of the PHH Rights Agreement. For further discussion of the Rights Amendment, see "THE MERGER AGREEMENT--PHH Rights Agreement."

   HFS. HFS has not adopted a shareholder rights or similar plan.

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            PROPOSALS FOR CERTIFICATE OF INCORPORATION AMENDMENTS

   On November 10, 1996, the HFS Board unanimously approved a resolution to amend the HFS Certificate of Incorporation to increase the number of authorized shares of HFS Common Stock from 300,000,000 shares to 600,000,000 shares and to amend the HFS Certificate of Incorporation and By-Laws to increase the maximum number of authorized members of the HFS Board from twelve (12) to twenty (20). HFS currently has authorized 310,000,000 shares of capital stock, of which 300,000,000 are designated common stock and 10,000,000 are designated preferred stock. If the Directors Amendment is approved, the HFS Board would be entitled to set the number of authorized directors at no more than twenty (20) persons. If the Shares Amendment is approved, HFS would be authorized to issue up to 600,000,000 shares of common stock.

DIRECTORS AMENDMENT

   The Directors Amendment would revise Paragraph A of Article FIFTH of the HFS Certificate of Incorporation to read, in its entirety, as follows:

     "FIFTH: A. Except as may be otherwise provided pursuant to Article FOURTH with respect to any rights of holders of Preferred Stock to elect directors, the number of directors of the Corporation shall be not less than one (1) nor more than twenty (20), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation."

   If the Directors Amendment is approved, the HFS Board will increase the number of directors of HFS by at least one. Pursuant to the Merger Agreement, the HFS Board has unanimously determined that if the Directors Amendment is approved, the HFS Board will use its best efforts to invite Mr. Robert D. Kunisch, Chairman, Chief Executive Officer and President of PHH, to serve in this new directorship until the 1997 Annual Meeting of HFS Stockholders.

SHARES AMENDMENT

   The Shares Amendment would revise Paragraph A of Article FOURTH of the HFS Certificate of Incorporation to read, in its entirety, as follows:

     "FOURTH: A. The authorized capital stock of the Corporation shall consist of Six Hundred Ten Million (610,000,000) shares, consisting of Six Hundred Million (600,000,000) shares of Common Stock, each having a par value of $.01 (the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, each having a par value of $1.00 (the "Preferred Stock")."

   The increase in the number of authorized shares of HFS Common Stock will provide additional shares for issuance, without the delay and expense of further stockholder approval, at such time or times and for such proper corporate purposes as the HFS Board may in the future deem advisable. Such shares may be issued if and when the HFS Board decides it is in the best interest of HFS to do so which may include, without limitation, issuances (i) as part of an acquisition transaction (as in the case of the Merger); (ii) to obtain funds through the sale of HFS Common Stock; (iii) to declare a stock split or stock dividend; (iv) in respect of the 1993 Plan or other employee benefit or stock plan; or (v) for other purposes. The HFS Board may also deem it advisable to issue shares of HFS Common Stock pursuant to the 1993 Plan. Unless required by applicable law, the rules of the NYSE, the HFS Certificate of Incorporation or the HFS By-Laws, it is not anticipated that HFS will solicit the votes of stockholders prior to the issuance of HFS Common Stock for any of the purposes described above.

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          THE HFS BOARD UNANIMOUSLY RECOMMENDS THAT HFS STOCKHOLDERS
             VOTE FOR THE CERTIFICATE OF INCORPORATION AMENDMENT

                       PROPOSAL FOR 1993 PLAN AMENDMENT

   The 1993 Plan was adopted by the Executive Committee of the HFS Board on March 3, 1993 and approved by the stockholders on May 12, 1993. The 1993 Plan was amended and restated by the HFS Board on February 10, 1994, which amendment and restatement was approved by the stockholders on June 14, 1994. The 1993 Plan was further amended by the HFS Board on February 8, 1995, which amendment was approved by the stockholders on May 5, 1995. The HFS Board further amended the Plan on November 3, 1995, which amendment was approved by the stockholders on January 22, 1996. The Plan was further amended by the HFS Board on January 22, 1996, May 20, 1996, July 24, 1996 and September 24, 1996, which amendments did not require approval of the stockholders. The following description of the 1993 Plan Amendment is qualified in its entirety by the terms of the 1993 Plan Amendment, which is attached hereto as Annex VII, with the proposed amendment highlighted in bold type. The primary purposes of the 1993 Plan Amendment is to provide additional incentive to officers, key employees, independent contractors and non-employee directors and to further align their interests with the interests of stockholders.

   Under the 1993 Plan, as currently in effect, 24,541,600 shares (after taking into account equitable adjustments pursuant to the 1993 Plan) were authorized for issuance in connection with the grant of options. As of December 10, 1996, options to purchase a total of 22,178,694 shares of HFS Common Stock have been granted under the 1993 Plan, of which 9,988,460 were granted to the chief executive officer and the four other most highly compensated executive officers of HFS and 12,190,234 were granted to other employees, directors or independent contractors of HFS. Of the shares authorized for issuance pursuant to the 1993 Plan, 2,362,906 shares remained available for grant as of December 10, 1996. The HFS Board believes that the proposed increase in the number of shares available for issuance under the 1993 Plan is necessary in order to continue the effectiveness of the 1993 Plan in permitting HFS to compete with other companies offering similar plans in attracting and retaining the most experienced and able employees and in order to continue to provide incentives to existing and future officers and employees of HFS and its subsidiaries, including PHH employees. In addition, the HFS Board believes that the availability of stock options for issuance to officers and employees of acquired companies is important to the success of such acquisitions.

   Subject to stockholder approval, on November 10, 1996, the HFS Board approved the amendment to provide for an increase of 10,000,000 shares in the total number of shares of HFS Common Stock currently authorized for issuance under the 1993 Plan (which would increase the total number of shares authorized for issuance pursuant to the 1993 Plan from 24,541,600 to 34,541,600). If the 1993 Plan Amendment is not approved by stockholders, the 1993 Plan will remain in full force and effect, without the 1993 Plan Amendment.

   Options granted under the 1993 Plan may be "ISOs" (within the meaning of Section 422 of the Code) or "NQSOs" not subject to Section 422 of the Code. Each option (ISO or NQSO), when it becomes exercisable, entitles the holder thereof to purchase a share of HFS Common Stock for an amount equal to the exercise price of the option, payable in cash, in shares of HFS Common Stock with an aggregate value equal to the exercise price of the option, or in a combination thereof. The exercise price of each option under the 1993 Plan may not be less than the fair market value of a share of HFS Common Stock on the date the option is granted.

   A limitation is placed on the number of shares available to any individual participant. For calendar year 1996 and thereafter, the annual limitation on the number of stock options that may be granted to any individual is the greater of (x) stock options relating to 50% of the total number of shares granted pursuant to the 1993 Plan in any calendar year or (y) stock options relating to 2,000,000 shares in any calendar year.

   Options are granted to non-employee directors based on a formula whereby non-employee directors, upon initial appointment or election to the HFS Board, are granted options to purchase 50,000 shares of

HFS Common Stock. Options granted to non-employee directors are exercisable as to 20% of the shares covered by the option on the first, second, third, fourth and fifth anniversaries of the date the option is granted.

   All options held by an optionee will become fully exercisable (to the extent not already exercisable) if a "change-of-control transaction" (as defined in the 1993 Plan) occurs. All options granted under the 1993 Plan, to the extent not exercised and unless otherwise provided, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) two years following the optionee's termination of employment (or service as an independent contractor or a non-employee director, as the case may be) on account of death, retirement or disability or (iii) one year following the optionee's termination of employment (or service as an independent contractor or a non-employee director, as the case may be) for any other reason. The terms of any options granted to participants who are not non-employee directors may be extended at the discretion of the HFS Board, but in no event beyond ten years from the date of grant.

   The HFS Board may from time to time amend or terminate the 1993 Plan, provided that (i) no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and (ii) to the extent required by Rule 16b-3 under Section 16(b) of the Exchange Act or any other law, regulation or stock exchange rule, no amendment shall be effective without the approval of HFS's stockholders.

   Certain Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States Federal Income tax consequences under current Federal income tax laws relating to awards under the 1993 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

   NQSOs. An optionee will not recognize any taxable income upon the grant of an NQSO. HFS will not be entitled to a tax deduction with respect to the grant of NQSOs.

   Upon exercise of an NQSO, the excess of the fair market value of the HFS Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. HFS will generally be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for the HFS Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

   In the event of a sale of HFS Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such HFS Common Stock was more than one year.

   ISOs. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO and HFS will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to HFS, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by HFS or within 90 days after termination of employment) or if the optionee engages in a "disqualifying disposition," as described below. The amount of the excess of the fair market value, on the date of exercise of an ISO, of the shares acquired through such exercise over the exercise price constitutes an item of tax adjustment for purposes of the Federal alternative minimum tax.

   A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: Any excess of (i) the lesser of
(a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the exercise price of such shares, will be ordinary income to the optionee subject to applicable withholding taxes, and HFS will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by HFS.

INTERESTS OF CERTAIN PERSONS IN THE 1993 PLAN AMENDMENT

   In considering the recommendation of the HFS Board with respect to the approval of the 1993 Plan Amendment, stockholders should be aware that (i) Mr. Silverman has an interest in and will benefit from the approval of the 1993 Plan Amendment because the grant of stock options to Mr. Silverman is contingent upon stockholder approval of the 1993 Plan Amendment or a similar amendment to the 1993 Plan and (ii) John D. Snodgrass has an interest in and will benefit from the approval of the Plan Amendment because Mr. Snodgrass's employment agreement provides that in each of May 1997 and May 1998, HFS will grant Mr. Snodgrass stock options to purchase 250,000 shares of HFS Common Stock, subject to adjustments for changes in capitalization.

PLAN BENEFITS

   Except as set forth on the table below, awards under the 1993 Plan will be granted at the sole discretion of the Compensation Committee of the HFS Board and performance criteria, if any, may vary from year to year and from participant to participant. Therefore, benefits under the 1993 Plan are not determinable. In the event that the 1993 Plan Amendment is approved by the stockholders and assuming that there are sufficient authorized shares in the 1993 Plan available for such grants, the following table sets forth certain information regarding stock option grants that HFS is required to make pursuant to employment contracts.

                              NEW PLAN BENEFITS
                                  1993 PLAN

                                                        NUMBER OF SHARES OF COMMON STOCK
NAME AND POSITION                       FISCAL YEAR      UNDERLYING AWARDS IN SUCH YEAR
--------------------------------------  -------------  --------------------------------
Henry R. Silverman                      1997                            2,000,000
Chairman of the Board                   1998                            2,000,000
and Chief Executive Officer             1999                            2,000,000
                                        2000                            2,000,000

All Executives as a Group               1997                            2,250,000
                                        1998                            2,250,000
                                        1999                            2,000,000
                                        2000                            2,000,000

All Non-Executive Directors as a Group  1997                            0
                                        1998                            0
                                        1999                            0
                                        2000                            0

All Non-Executive Officers as a Group   1997                            0
                                        1998                            0
                                        1999                            0
                                        2000                            0


          THE HFS BOARD UNANIMOUSLY RECOMMENDS THAT HFS STOCKHOLDERS
                      VOTE FOR THE 1993 PLAN AMENDMENT.

                          LEGAL MATTERS AND EXPERTS

   The validity of the HFS Common Stock offered hereby will be passed on for HFS by Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022.

   The consolidated financial statements and the related financial statement schedules included elsewhere herein and incorporated in this Joint Proxy Statement/Prospectus by reference from the HFS Incorporated Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are included elsewhere herein and incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   The balance sheet of Century 21 Real Estate of the Mid-Atlantic States, Inc. as of December 31, 1995 and the related statements of income, changes in stockholder's equity and cash flows for the year then ended, which appear in the Form 8-K dated April 5, 1996 of HFS Incorporated, are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The financial statements of Century 21 of Southwest, Inc. (an "S" corporation) as of and for the years ended March 31, 1995 and 1994, which appear in the Form 8-K dated February 16, 1996 of HFS Incorporated have been incorporated by reference herein in reliance upon the report dated May 15, 1995, of Toback CPAs, P.C., independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

   The financial statements of Century 21 of Eastern Pennsylvania, Inc. (an "S" corporation) as of and for the years ended April 30, 1995 and 1994, which appear in the Form 8-K dated February 16, 1996 of HFS Incorporated have been incorporated by reference herein in reliance upon the report dated June 22, 1995, of Woolard, Krajnik, & Company, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

   The financial statements of Century 21 Real Estate of the Mid-Atlantic States, Inc. as of and for the years ended December 31, 1994 and 1993, which appear in the Form 8-K dated February 16, 1996 of HFS Incorporated have been incorporated by reference herein in reliance upon the report dated May 11, 1995, of Beers & Cutler, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as expert in accounting and auditing.

   The consolidated financial statements of Century 21 Region V (Business Acquired By HFS Incorporated) as of and for the year ended July 31, 1995, which appear in the Form 8-K dated February 16, 1996 of HFS Incorporated have been incorporated by reference herein in reliance upon the report dated January 12, 1995, of White, Nelson & Co. LLP, independent certified public accountants, incorporated by reference herein, given upon the authority of said firm as expert in accounting and auditing.

   The Independent Auditor's Report relating to the consolidated financial statements of Century 21 Real Estate, Inc. and subsidiaries as of and for the years ended July 31, 1995, 1994, and 1993, which appears in the Form 8-K dated February 16, 1996 of HFS Incorporated has been incorporated by reference herein in reliance upon the report dated September 25, 1995, of Tony H. Davidson, CPA independent certified public accountant, incorporated by reference herein, given upon the authority of said individual as expert in accounting and auditing.

   The consolidated financial statements of Electronic Realty Associates, Inc. for the years ended December 31, 1994 and 1993, included in the HFS Incorporated Current Report on Form 8-K dated February 16, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Electronic Realty Associates, L.P. for the years ended December 31, 1995 and 1994, included in the HFS Incorporated Current Report on Form 8-K dated April 5, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated balance sheets of Coldwell Banker Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the two years in the period ended December 31, 1995, which appear in the Form 8-K dated May 8, 1996 of HFS Incorporated have been incorporated by reference herein in reliance upon the report dated February 27, 1996 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing

   The consolidated statements of operations, stockholders' equity and cash flows for the three months ended December 31, 1993 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1993 of Coldwell Banker Corporation and subsidiaries (formerly Coldwell Banker Residential Holding Company and subsidiaries) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of Avis, Inc. as of February 29, 1996 and February 28, 1995 and for each of the three years then ended, included in the HFS Incorporated Current Report on Form 8-K dated August 29, 1996 as amended by the Form 8-K/A dated December 5, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The combined financial statements of Resort Condominiums International, Inc. as of and for the year ended December 31, 1995, included in the HFS Incorporated Current Report on Form 8-K/A dated March 26, 1997, have been audited by
Ernst & Young LLP, independent auditors, as set forth in their report dated February 23, 1996, except for Notes 9 to 11, as to which the date is February 7, 1997 and have been incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and the related financial statement schedule of PHH Corporation and subsidiaries have been included elsewhere herein or incorporated herein by reference from the PHH annual report on Form 10-K and 10-K/A, for the year ended April 30, 1996 in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, included elsewhere herein or incorporated herein by reference, given upon the authority of said firm as experts in accounting and auditing. Their reports contain an explanatory paragraph that states that PHH adopted the provisions of Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Rights," in 1996.

   The consolidated balance sheets of Century 21 Real Estate Corporation (a wholly-owned subsidiary of MetLife) and its subsidiaries as of December 31, 1994, 1993 and 1992 and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended, which appear in the Form 8-K dated August 16, 1995, as amended August 18, 1995, of HFS Incorporated (formerly Hospitality Franchise Systems, Inc.), are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                            STOCKHOLDER PROPOSALS

HFS

   Any proposals of HFS stockholders intended to be presented at HFS's 1997 Annual Meeting must have been received by HFS for inclusion in the proxy statement and form of proxy relating to the meeting not later than November 30, 1996.

PHH

   Any proposals of PHH stockholders intended to be presented at PHH's 1997 Annual Meeting must have been received by PHH for inclusion in the proxy statement and form of proxy relating to the meeting not later than March 14, 1997.

                        INDEX TO FINANCIAL STATEMENTS

                                                                                               PAGE
PRO FORMA FINANCIAL STATEMENTS

Section A:      Pro forma combining consolidated financial statements of HFS for the Merger as of September 30, 1996 and for the year ended December 31, 1995 and each
                of the nine months ended September 30, 1995 and 1996 ....................    F-2-F-11

Section B:      Pro Forma consolidated financial information of HFS excluding the Merger as of September 30, 1996 and for the year ended December 31, 1995 and
                for each of the nine month periods ended September 30, 1995 and 1996 ....    F-12-F-45

Section C:      Combining historical consolidated financial statements of HFS for the
                Merger as of September 30, 1996 and for each of the years ended December
                31, 1993, 1994 and 1995 and each of the nine month periods ended
                September 30, 1995 and 1996..............................................    F-46-F-56

HFS INCORPORATED

                 The Consolidated Financial Statements and the related notes thereto of HFS as of
                 September 30, 1996 and for the years ended December 31, 1995, 1994 and 1993, and the nine months (unaudited) ended September 30, 1996 and 1995.
                 o Independent Auditors' Report...................................................    F-57
                 o Consolidated Balance Sheets....................................................    F-58
                 o Consolidated Statements of Income..............................................    F-59
                 o Consolidated Statements of Stockholders' Equity................................    F-60
                 o Consolidated Statements of Cash Flows..........................................    F-61
                 o Notes to Consolidated Financial Statements.....................................    F-62-F-77

PHH CORPORATION

                 The Consolidated Financial Statements and the related notes thereto of PHH
                 Corporation for the years ended April 30, 1996, 1995 and 1994, and the six months (unaudited) ended October 31, 1996 and 1995.
                 o Independent Auditors' Report...................................................    F-78
                 o Consolidated Statements of Income..............................................    F-79
                 o Consolidated Balance Sheets....................................................    F-80
                 o Consolidated Statements of Cash Flows..........................................    F-81
                 o Consolidated Statements of Stockholders' Equity................................    F-82
                 o Notes to Consolidated Financial Statements.....................................    F-83-F-101

                                  SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
            PRO FORMA COMBINING CONSOLIDATED FINANCIAL STATEMENTS
                                FOR THE MERGER

   The accompanying pro forma consolidated combining financial statements give effect to the Merger, which will be accounted for as a pooling of interests. Accordingly, the underlying pro forma combining consolidated balance sheet as of September 30, 1996 and the pro forma combining consolidated statements of income for the year ended December 31, 1995 and the nine month periods ended September 30, 1995 and 1996 reflect the combining of the historical financial results of PHH with the pro forma financial results of HFS prior to HFS entering into the Merger Agreement. The pro forma financial results of HFS include all of HFS's acquisitions prior to the Merger Agreement, including the recent acquisitions of Avis and RCI.

   The pro forma combining consolidated financial statements reflect adjustments for the pooling of HFS and PHH, including reclassifications to conform to the presentation expected to be used by the merged companies and shares issued as consideration in connection with the Merger.

   The pro forma financial statements include a one-time pre-tax restructuring charge incurred in connection with the Merger. The charge includes severance, facility consolidation and other transaction related costs associated with the integration of HFS and PHH businesses. HFS estimates the charge to be approximately $267 million before related income tax benefits and is not aware of any other material merger related costs which will be incurred in periods subsequent to the consummation date. HFS expects this charge to result in annual pre-tax savings of approximately $100 million with the full benefit of the cost reductions beginning in 1998.

   The pro forma combining consolidated financial statements do not purport to present the financial position or results of operations of HFS had the acquisitions described in Section B occurred on the dates specified, nor are they necessarily indicative of the operating results that may be achieved in the future.

   The pro forma combining consolidated financial statements are based on certain assumptions and adjustments described in the Pro Forma Consolidated Financial Information of HFS excluding the Merger, as set forth in Section B herein, and should be read in conjunction therewith and with the consolidated financial statements and related notes thereto of HFS and PHH and the Pro Forma Consolidated Financial Information of HFS excluding the Merger included elsewhere in this Joint Proxy Statement/Prospectus and the financial statements and related notes thereto of certain of the acquired companies previously filed with the SEC pursuant to Regulation S-X Rule 3.05, "Financial Statements of Business Acquired or to be Acquired", which are incorporated by reference in this Joint Proxy Statement/Prospectus.

TERMS OF THE MERGER

   Approval of the share issuance by HFS stockholders and approval of the proposed Merger by PHH stockholders are conditions to consummation of the Merger.

   In the Merger, each outstanding share of common stock of PHH, other than PHH Common Stock held by PHH or held by HFS, will be converted into the right to receive that fraction of a share of HFS Common Stock (the "Conversion Number") represented by the number determined by dividing $49.50 by the average price of HFS Common Stock over a period of twenty trading days preceding the fifth trading day prior to the date of the special meeting of stockholders of PHH (the "Pricing Period"); provided however that in no event will such number be greater than 0.8250 or less than 0.6111. In addition, in the Merger, shares of HFS Common Stock will be issued in exchange for the currently outstanding options to purchase shares of PHH Common Stock.

    As a result of the conversion formula described above, if the average price of HFS Common Stock during the Pricing Period is within the range of $60.00 to $81.00, holders of PHH Common Stock will receive that fraction of a share of HFS Common Stock having a value (based on the average price of such shares during the Pricing Period) of $49.50 for each share of PHH Common Stock (and the Conversion Number will fluctuate accordingly), but if the average price of HFS Common Stock during the Pricing Period is less than $60.00 or greater than $81.00, the Conversion Number will be fixed at 0.8250 or 0.6111, respectively, resulting in the issuance of a number of shares of HFS Common Stock for each share of PHH Common Stock having a value (based on the average price of such shares during the Pricing Period) less than or more than $49.50, as the case may be. Based on the number of shares of PHH Common Stock outstanding on the Record Date, the number of shares of HFS Common Stock to be issued upon conversion of outstanding shares of PHH Common Stock will be not less than approximately 21.3 million shares and not more than approximately 28.8 million shares. (See "The Merger Agreement--General; conversion of shares")

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
                    PRO FORMA COMBINING CONSOLIDATED BALANCE SHEET PAGE 1 OF 2
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                                                            PRO FORMA
                                                 PRO FORMA     HISTORICAL     PRO FORMA      COMBINED
                                                  HFS (1)       PHH (2)      ADJUSTMENTS    COMPANIES
                                               ------------  ------------  -------------  ------------
ASSETS
 Current assets
  Cash and cash equivalents ..................   $  100,751    $   11,450     $     --     $   112,201
  Restricted cash.............................                                  89,849(A)       89,849
  Relocation receivables .....................      136,052       666,905           --         802,957
  Other accounts and notes receivable--net ...      148,082       442,951       (6,800)(A)     584,233
  Other current assets .......................      112,798        58,916       56,000(A)      227,714
                                               ------------  ------------  -------------  ------------
TOTAL CURRENT ASSETS .........................      497,683     1,180,222      139,049       1,816,954
                                               ------------  ------------  -------------  ------------
 Property and equipment-net ..................      253,893        92,846       (6,500)(A)     340,239
 Franchise agreements--net ...................    1,027,711            --           --       1,027,711
 Excess of cost over fair value of
  net assets acquired--net ...................    1,667,985        47,656      (22,500)(A)   1,693,141
 Intangible assets ...........................      608,969            --           --         608,969
 Investment in car rental operating
  company--net ...............................       75,000            --           --          75,000
 Deferred income taxes-net ...................        5,200            --           --           5,200
 Other assets ................................      139,389       125,384       (7,300)(A)     257,473
                                               ------------  ------------  -------------  ------------
                                                  4,275,830     1,446,108      102,749       5,824,687
                                               ------------  ------------  -------------  ------------
ASSETS UNDER FLEET MANAGEMENT
 AND MORTGAGE PROGRAMS
 Net investment in leases and leased vehicles            --     3,285,721           --       3,285,721
 Mortgage loans held for sale ................           --       872,404           --         872,404
 Mortgage servicing rights and fees  .........           --       280,344           --         280,344
                                               ------------  ------------  -------------  ------------
                                                         --     4,438,469           --       4,438,469
                                               ------------  ------------  -------------  ------------
TOTAL ASSETS .................................   $4,275,830    $5,884,577     $102,749     $10,263,156
                                               ============  ============  =============  ============

------------
(1)      Pro forma for all material transactions, excluding the Merger (See
         Section B).
(2) The historical consolidated PHH balance sheet is as of October 31, 1996.

Note: Certain reclassifications have been made to the pro forma HFS and historical PHH consolidated balance sheets to conform to the presentation expected to be used by the merged companies.

See Notes to pro forma combining consolidated financial statements.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
                    PRO FORMA COMBINING CONSOLIDATED BALANCE SHEET PAGE 2 OF 2
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                                                             PRO FORMA
                                               PRO FORMA     HISTORICAL       PRO FORMA       COMBINED
                                                HFS (1)        PHH (2)       ADJUSTMENTS     COMPANIES
                                             ------------  -------------  ---------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
  Accounts payable and other
   accrued liabilities .....................   $  438,639    $  418,143       $  76,651 (B) $   933,433
  Deferred revenue--net ....................      143,873            --              --         143,873
  Income taxes payable .....................       81,633            --              --          81,633
  Accrued acquisition obligations ..........       68,844            --         193,900 (A)     262,744
  Current portion of long-term debt  .......      130,837            --              --         130,837
                                             ------------  -------------  ---------------  ------------
TOTAL CURRENT LIABILITIES ..................      863,826       418,143         270,551       1,552,520
                                             ------------  -------------  ---------------  ------------
                                                                                584,796 (C)
  Long-term debt ...........................      830,099            --          89,849 (A)   1,504,744
  Deferred revenue .........................      193,002       114,021         (76,651)(B)     230,372
  Other non-current liabilities ............       45,671            --          30,000 (A)      75,671
  Deferred income taxes ....................       42,400            --         (12,000)(A)      30,400
                                             ------------  -------------  ---------------  ------------
                                                1,974,998       532,164         886,545       3,393,707
                                             ------------  -------------  ---------------  ------------
LIABILITIES UNDER FLEET MANAGEMENT
 AND MORTGAGE PROGRAMS
  Debt .....................................           --     4,476,805        (584,796)(C)   3,892,009
  Deferred income taxes ....................           --       221,700              --         221,700
                                             ------------  -------------  ---------------  ------------
                                                       --     4,698,505        (584,796)      4,113,709
                                             ------------  -------------  ---------------  ------------
STOCKHOLDERS' EQUITY:
 Common stock--Issued and Outstanding; Pro
  Forma HFS, 129,289; Historical PHH,
  34,886 and Pro Forma Combined Companies,
  between 150,608 and 158,070...............        1,293        99,820         (99,563)(D)       1,550
 Additional paid-in capital ................    2,093,303            --          99,563 (D)   2,192,866
 Retained earnings .........................      206,236       568,400        (199,000)(A)     575,636
 Foreign currency equity adjustment  .......           --       (14,312)             --         (14,312)
                                             ------------  -------------  ---------------  ------------
TOTAL STOCKHOLDERS' EQUITY .................    2,300,832       653,908        (199,000)      2,755,740
                                             ------------  -------------  ---------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $4,275,830    $5,884,577       $ 102,749     $10,263,156
                                             ============  =============  ===============  ============

------------
(1)      Pro forma for all material transactions, excluding the Merger (See
         Section B).
(2) The historical consolidated PHH balance sheet is as of October 31, 1996.
Note: Certain reclassifications have been made to the pro forma HFS and historical PHH consolidated balance sheets to conform to the presentation expected to be used by the merged companies.

See notes to pro forma combining consolidated financial statements.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
             PRO FORMA COMBINING CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            PRO FORMA
                                              PRO FORMA     HISTORICAL      PRO FORMA       COMBINED
                                               HFS (1)       PHH (2)       ADJUSTMENTS      COMPANIES
                                            ------------  ------------  ---------------  -------------
NET REVENUES
 Service fees .............................   $1,088,916    $       --      $ 203,390 (E)  $1,292,306
 Real estate services .....................           --       250,154             --         250,154
                                            ------------  ------------  ---------------  -------------
 Service fees, net ........................    1,088,916       250,154        203,390       1,542,460
                                            ------------  ------------  ---------------  -------------
 Fleet management .........................           --     1,347,870       (203,390)(E)   1,144,480
  Depreciation on vehicles under operating
   leases .................................           --      (929,341)            --        (929,341)
  Interest ................................           --            --       (159,652)(F)    (159,652)
                                            ------------  ------------  ---------------  -------------
 Fleet management, net ....................           --       418,529       (363,042)         55,487
                                            ------------  ------------  ---------------  -------------
 Mortgage Services.........................           --       173,787             --         173,787
  Amortization of mortgage servicing
   rights and fees.........................           --            --        (30,667)(G)     (30,667)
  Interest.................................           --            --        (49,869)(I)     (49,869)
                                            ------------  ------------  ---------------  -------------
 Mortgage services, net ...................           --       173,787        (80,536)         93,251
                                            ------------  ------------  ---------------  -------------
 Other ....................................       89,232            --             --          89,232
 Equity in loss of car rental operating
  company..................................       (5,272)           --             --          (5,272)
                                            ------------  ------------  ---------------  -------------
Net revenues ..............................    1,172,876       842,470       (240,188)      1,775,158
                                            ------------  ------------  ---------------  -------------
EXPENSES
 Marketing and reservation ................      274,331            --             --         274,331
 Selling, general and administrative (K)  .      423,948       310,567        (29,692)(H)     704,823
 Costs, including interest, of carrying
  and reselling homes .....................           --       125,925         (2,629)(H)     123,296
 Direct costs of mortgage services  .......           --        60,498        (30,667)(G)      29,831
 Depreciation and amortization ............      130,767            --         32,321 (H)     163,088
 Interest .................................       52,731       212,365       (159,652)(F)      55,575
                                                                              (49,869)(I)
 Other ....................................       18,779            --          5,076 (K)      23,855
                                            ------------  ------------  ---------------  -------------
  Total expenses ..........................      900,556       709,355       (235,112)      1,374,799
                                            ------------  ------------  ---------------  -------------
Income before income taxes ................      272,320       133,115         (5,076)        400,359
Provision (benefit) for income taxes  .....      112,395        54,995         (2,096)        165,294
                                            ------------  ------------  ---------------  -------------
Net income (K) ............................   $  159,925    $   78,120      $   (2,980)    $  235,065
                                            ============  ============  ===============  =============
PER SHARE INFORMATION (PRIMARY)
 Net Income (K)............................   $     1.15    $     2.25                     $     1.42 (J)
                                            ============  ============                   =============
 Weighted average common and common
  equivalent shares outstanding............      142,498        34,755         25,677 (J)     168,175 (J)
                                            ============  ============  ===============  =============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income (K)............................   $     1.14    $     2.24                     $     1.41 (J)
                                            ============  ============                   =============
 Weighted average common and common
  equivalent shares outstanding ...........      144,335        34,951         25,822 (J)     170,157 (J)
                                            ============  ============  ===============  =============

(1)      Pro forma for all material transactions, excluding the Merger (See
         Section B).
(2) The historical consolidated statement of income of PHH is for the twelve months ended January 31, 1996.
Note: Certain reclassifications have been made to the operating results of pro forma HFS and historical PHH to conform to the presentation expected to be used by the merged companies.

See notes to pro forma combining consolidated financial statements.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
             PRO FORMA COMBINING CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          PRO FORMA
                                              PRO FORMA    HISTORICAL      PRO FORMA       COMBINED
                                               HFS (1)      PHH (2)       ADJUSTMENTS     COMPANIES
                                            -----------  ------------  ---------------  ------------
NET REVENUES
 Service fees .............................   $805,550     $       --      $ 150,028 (E)  $  955,578
 Real estate services .....................         --        190,451             --         190,451
                                            -----------  ------------  ---------------  ------------
 Service fees, net ........................    805,550        190,451        150,028       1,146,029
                                            -----------  ------------  ---------------  ------------
 Fleet management .........................         --      1,003,355       (150,028)(E)     853,327
  Depreciation on vehicles
   under operating leases..................         --       (692,788)            --        (692,788)
  Interest ................................         --             --       (117,373)(F)    (117,373)
                                            -----------  ------------  ---------------  ------------
 Fleet management, net ....................         --        310,567       (267,401)         43,166
                                            -----------  ------------  ---------------  ------------
 Mortgage Services.........................         --        124,144             --         124,144
  Amortization of mortgaging servicing
   rights and fees.........................         --             --        (18,981)(G)     (18,981)
  Interest.................................         --             --        (35,342)(I)     (35,342)
                                            -----------  ------------  ---------------  ------------
 Mortgage services, net....................         --        124,144        (54,323)         69,821
                                            -----------  ------------  ---------------  ------------
 Other ....................................     62,535             --             --          62,535
 Equity in loss of car rental operating
  company..................................     (5,096)            --             --          (5,096)
                                            -----------  ------------  ---------------  ------------
Net revenues ..............................    862,989        625,162       (171,696)      1,316,455
                                            -----------  ------------  ---------------  ------------
EXPENSES
 Marketing and reservation ................    202,846             --             --         202,846
 Selling, general and administrative (K)  .    308,475        232,698        (22,452)(H)     518,721
 Costs, including interest, of carrying
  and reselling homes .....................         --         97,698         (2,088)(H)      95,610
 Direct costs of mortgage services  .......         --         40,093        (18,981)(G)      21,112
 Depreciation and amortization ............     97,972             --         24,540 (H)     122,512
 Interest .................................     40,115        154,638       (117,373)(F)      42,038
                                                                             (35,342)(I)
 Other ....................................     22,328             --          3,807 (K)      26,135
                                            -----------  ------------  ---------------  ------------
  Total expenses ..........................    671,736        525,127       (167,889)      1,028,974
                                            -----------  ------------  ---------------  ------------
Income before income taxes ................    191,253        100,035         (3,807)        287,481
Provision (benefit) for income taxes  .....     78,935         41,397         (1,572)        118,760
                                            -----------  ------------  ---------------  ------------
Net Income ................................   $112,318     $   58,638      $  (2,235)     $  168,721
                                            ===========  ============  ===============  ============
PER SHARE INFORMATION (PRIMARY)
 Net Income (K) ...........................   $    .83     $     1.70                     $     1.04 (J)
                                            ===========  ============                   ============
 Weighted average common and common
  equivalent shares outstanding............    139,315         34,484         25,477 (J)     164,792 (J)
                                            ===========  ============  ===============  ============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income (K)............................   $    .82     $     1.70                     $     1.03 (J)
                                            ===========  ============                   ============
 Weighted average common and common
  equivalent shares outstanding ...........    141,807         34,594         25,558 (J)     167,365 (J)
                                            ===========  ============  ===============  ============

------------
(1)      Pro forma for all material transactions, excluding the Merger (See
         Section B).
(2) The historical consolidated statement of income of PHH is for the nine months ended October 31, 1995.
Note: Certain reclassifications have been made to the operating results of pro forma HFS and historical PHH to conform to the presentation expected to be used by the merged companies.

     See notes to pro forma combining consolidated financial statements.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
             PRO FORMA COMBINING CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          PRO FORMA
                                              PRO FORMA    HISTORICAL      PRO FORMA       COMBINED
                                               HFS (1)      PHH (2)       ADJUSTMENTS     COMPANIES
                                            -----------  ------------  ---------------  ------------
NET REVENUES
 Service fees .............................   $917,473     $       --      $ 152,602 (E)  $1,070,075
 Real estate services .....................         --        198,626             --         198,626
                                            -----------  ------------  ---------------  ------------
 Service fees, net ........................    917,473        198,626        152,602       1,268,701
                                            -----------  ------------  ---------------  ------------
 Fleet Management .........................         --      1,042,984       (152,602)(E)     890,382
  Depreciation on vehicles
   under operating leases .................         --       (727,457)            --        (727,457)
  Interest ................................         --             --       (120,404)(F)    (120,404)
                                            -----------  ------------  ---------------  ------------
 Fleet management, net ....................         --        315,527       (273,006)         42,521
                                            -----------  ------------  ---------------  ------------
 Mortgage Services.........................         --        188,636             --         188,636
  Amortization of mortgage servicing
   rights and fees ........................         --             --        (38,720)(G)     (38,720)
  Interest.................................         --             --        (48,337)(I)     (48,337)
                                            -----------  ------------  ---------------  ------------
 Mortgage services, net....................         --        188,636        (87,057)        101,579
                                            -----------  ------------  ---------------  ------------
 Other ....................................     81,451             --             --          81,451
 Equity in earnings of car rental
  operating company........................      2,459             --             --           2,459
                                            -----------  ------------  ---------------  ------------
Net revenues ..............................  1,001,383        702,789       (207,461)      1,496,711
                                            -----------  ------------  ---------------  ------------
EXPENSES
 Marketing and reservation ................    238,018             --             --         238,018
 Selling, general and administrative (K)  .    317,822        249,693        (19,808)(H)     547,707
 Costs, including interest, of carrying
  and reselling homes .....................         --         87,181         (1,370)(H)      85,811
 Direct costs of mortgage services  .......         --         77,718        (38,720)(G)      38,998
 Depreciation and amortization ............     99,703             --         21,178 (H)     120,881
 Interest .................................     36,930        169,933       (120,404)(F)      38,122
                                                                             (48,337)(I)
 Other ....................................     17,359             --          3,807 (K)      21,166
                                            -----------  ------------  ---------------  ------------
  Total expenses ..........................    709,832        584,525       (203,654)      1,090,703
                                            -----------  ------------  ---------------  ------------
Income before income taxes ................    291,551        118,264         (3,807)        406,008
Provision (benefit) for income taxes  .....    120,331         48,253         (1,572)        167,012
                                            -----------  ------------  ---------------  ------------
Net Income ................................   $171,220     $   70,011      $  (2,235)     $  238,996
                                            ===========  ============  ===============  ============
PER SHARE INFORMATION (PRIMARY)
 Net Income (K) ...........................   $   1.18     $     1.99                     $     1.40 (J)
                                            ===========  ============                   ============
 Weighted average common and common
  equivalent shares outstanding............    147,470         35,211         26,014 (J)     173,484 (J)
                                            ===========  ============  ===============  ============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income (K)............................   $   1.18     $     1.99                     $     1.39 (J)
                                            ===========  ============                   ============
 Weighted average common and common
  equivalent shares outstanding ...........    148,194         35,269         26,057 (J)     174,251 (J)
                                            ===========  ============  ===============  ============

------------
(1)      Pro forma for all material transactions, excluding the Merger (See
         Section B).
(2) The historical consolidated statement of income of PHH is for the nine months ended October 31, 1996.
Note: Certain reclassifications have been made to the operating results of pro forma HFS and historical PHH to conform to the presentation expected to be used by the merged companies.

See notes to pro forma combining consolidated financial statements.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
                  NOTES TO PRO FORMA COMBINING CONSOLIDATED
                             FINANCIAL STATEMENTS

A. RESTRUCTURING LIABILITY AND RESTRICTED CASH:

   The pro forma adjustment reflects a liability established for restructuring the HFS and PHH businesses, including involuntary termination of employees, facility and system terminations, costs associated with exiting certain activities, and merger related professional fees, based on management's preliminary assessment of such actions to be taken:

                                          RESTRUCTURING
                                              CHARGE
                                          (IN MILLIONS)
                                        ----------------
                                          BOOK      TAX
                                          BASIS    BASIS
                                        -------  -------
Professional fees......................   $ 43     $  20
Severance..............................    109        74
Facility and system terminations ......     44        44
Other transaction related costs .......     71        37
                                        -------  -------
Restructuring charge, pre-tax..........    267       175
Statutory tax rate.....................             38.9%
                                                 -------
Tax benefit (effective tax rate
 25.5%)................................     68     $  68
                                        -------  -------
After-tax charge.......................   $199
                                        -------

   The restructuring charge includes the write-off or reserve of $43.1 million for impaired assets as a result of exiting certain activities and the recording of deferred taxes ($56.0 million current and $12.0 million non-current) associated with the charge. Also included in the restructuring charge is the effect of $89.8 million of employee benefit related liabilities which were required to be funded prior to consummation of the Merger. PHH funded several grantor trusts in accordance with the Merger Agreement. This amount is disclosed as restricted cash in the pro forma balance sheet.

B. ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES:

   The pro forma adjustment reclassifies advances from relocation clients from deferred revenue to accounts payable and other accrued liabilities. This adjustment is made to conform to the presentation expected to be used by the merged companies.

C. LONG-TERM DEBT:

   This pro forma adjustment reclassifies the portion of long-term debt associated with real estate services activities from Liabilities under Fleet Management and Mortgage Programs to Long-Term Debt. This adjustment is made to conform to the presentation expected to be used by the merged companies.

D. EQUITY:

   The pro forma adjustment reflects a reclassification of equity in connection with issuance of HFS common stock to the PHH stockholders.

E. FLEET MANAGEMENT:

   The pro forma adjustment reclassifies fees charged for the management of corporate fleets and for fee-based services to service fees such that fleet rental revenue is reflected as fleet management revenue. This adjustment is made to conform to the presentation expected to be used by the merged companies.

F. INTEREST EXPENSE -- FLEET MANAGEMENT:

   The pro forma adjustment reclassifies interest expense on debt incurred to finance fleet leasing activities. This adjustment is made to conform to the presentation expected to be used by the merged companies.

 G. AMORTIZATION EXPENSE -- MORTGAGE SERVICES:

   The pro forma adjustment reclassifies the amortization of mortgage servicing rights and fees from direct costs of mortgage services to mortgage services revenue. This adjustment is made to conform to the presentation expected to be used by the merged companies.

H. DEPRECIATION AND AMORTIZATION:

   The pro forma adjustment reclassifies depreciation and amortization, other than depreciation on vehicles under operating leases, to a separate financial line to conform to the presentation expected to be used by the merged companies.

I. INTEREST EXPENSE -- MORTGAGE SERVICES:

   The pro forma adjustment reclassifies interest expense on debt incurred to finance mortgage servicing activities to mortgage services revenue. This adjustment is made to conform to the presentation expected to be used by the merged companies.

J. WEIGHTED AVERAGE SHARES AND NET INCOME PER SHARE:

   The pro forma adjustment to weighted average common and common equivalent shares outstanding reflects the number of shares of HFS common stock estimated to be issued by HFS in connection with the Merger. Such amount was estimated using an average HFS stock price of $67.00 per share, which was calculated using a twenty day average price of HFS common stock from November 8, 1996 through December 6, 1996. The number of HFS shares to be issued is based on a conversion formula which will be calculated based on the average price of HFS common stock over the Pricing Period (a twenty day average), within a range of $60 to $81 per share. At $67 per share the Conversion Number would be .7388, which would result in the issuance of .7388 shares of HFS common stock for every share of PHH common stock. The pro forma adjustment was calculated by multiplying PHH's historical weighted average shares outstanding by the Conversion Number using the assumed average HFS stock price of $67 per share. The underlying table summarizes pro forma weighted average shares and pro forma net income per share using the high and low ends of the range and the assumed average of $67 per share used in these Pro Forma Financial Statements.

                                                   AVERAGE HFS STOCK PRICE
                                              -------------------------------
                                                $60.00     $67.00     $81.00
                                              ---------  ---------  ---------
PRO FORMA WEIGHTED AVERAGE SHARES (000'S)
For the year ended December 31, 1995
 Primary.....................................   171,171    168,175    163,737
 Fully Diluted...............................   173,170    170,157    165,694
For the nine months ended September 30, 1995
 Primary.....................................   167,764    164,792    160,388
 Fully Diluted...............................   170,347    167,365    162,947
For the nine months ended September 30, 1996
 Primary.....................................   176,519    173,484    168,987
 Fully Diluted...............................   177,291    174,251    169,747
PRO FORMA NET INCOME PER SHARE
For the year ended December 31, 1995
 Primary.....................................  $   1.40   $   1.42   $   1.46
 Fully Diluted...............................      1.38       1.41       1.45
For the nine months ended September 30, 1995
 Primary.....................................  $   1.03   $   1.04   $   1.07
 Fully Diluted...............................      1.01       1.03       1.06
For the nine months ended September 30, 1996
 Primary.....................................  $   1.37   $   1.40   $   1.43
 Fully Diluted...............................      1.37       1.39       1.43

K. INTEREST ON GRANTOR TRUSTS.

   The pro forma adjustment reflects the recording of interest expense on debt incurred to fund the grantor trusts at an interest rate of 5.65% which is the variable rate in effect on the date of borrowing. The effect on pro forma net income and net income per share assuming a 1/8% variance in the variable interest rate is immaterial.

 L. ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE COST SAVINGS

   In connection with HFS's acquisitions prior to the PHH Merger, HFS developed related business plans to restructure each of the respective acquired companies which result in cost savings subsequent to the acquisitions. HFS's restructuring plans in each case were developed prior to consummation of the respective acquisitions and were implemented concurrent with the consummation of the acquisitions. Restructuring plans included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS's specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to each acquisition that existed prior to consummation. In addition, there are incremental costs in the conduct of activities of the acquired companies prior to the acquisitions that will not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had it's acquisitions occurred on January 1, 1995 are detailed in Section B--Note N. The impact of such cost savings on pro forma (for the Merger) net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):

                                                             FOR THE NINE MONTHS
                                                                    ENDED
                                        FOR THE YEAR ENDED
                                                                SEPTEMBER 30,
                                           DECEMBER 31,    ----------------------
                                               1995            1995        1996
                                       ------------------  ----------  ----------
Income before taxes as reported  .....       $400,359        $287,481    $406,008
SG&A cost savings ....................         61,817          47,398      14,197
Income before taxes, as adjusted  ....        462,176         334,879     420,205
Income taxes .........................        193,235         140,171     174,479
                                       ------------------  ----------  ----------
Net income, as adjusted ..............       $268,941        $194,708    $245,726
                                       ==================  ==========  ==========
Net Income Per Share (primary):
 As adjusted .........................       $   1.63        $   1.20    $   1.44
                                       ==================  ==========  ==========
 As reported .........................       $   1.42        $   1.04    $   1.40
                                       ==================  ==========  ==========
Net Income Per Share (fully diluted):
 As adjusted .........................       $   1.61        $   1.18    $   1.43
                                       ==================  ==========  ==========
 As reported .........................       $   1.41        $   1.03    $   1.39
                                       ==================  ==========  ==========

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF HFS
                             EXCLUDING THE MERGER

   The pro forma consolidated balance sheet as of September 30, 1996 is presented as if the following had occurred on September 30, 1996: (i) the acquisition of Avis, Inc. ("Avis") and the November 1996 issuance of HFS common stock (the "Avis Offering") as partial consideration for Avis and;
(ii) the acquisition of Resort Condominiums International, Inc. and its affiliates ("RCI") and the issuance of HFS common stock as partial consideration for RCI. HFS currently intends to undertake an initial public offering of a majority interest in the corporation which owns all company-owned Avis car rental locations (the "Car Rental Operating Company") in 1997, the proceeds of which will be used to pay down indebtedness of the Car Rental Operating Company and to enter into franchise, information technology and other agreements to provide services to the Car Rental Operating Company based on terms to be determined. Accordingly, the pro forma financial statements reflect the acquired net assets and results of operations of the Avis rental car operating subsidiary intended to be sold as "Investment in car rental operating company -net" and "Equity in earnings in car rental operating company", respectively.

   The pro forma consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996 are presented as if the acquisitions of Avis and RCI and the following transactions had occurred on January 1, 1995: (i) the May 31, 1996 acquisition of the common stock of Coldwell Banker Corporation ("Coldwell Banker") and the related contribution of Coldwell Banker's owned real estate brokerage offices (the "Owned Brokerage Business") to a newly created independent trust (the "Trust") (the "Coldwell Banker Transaction"); (ii) the receipt of proceeds from an offering of HFS' common stock (the "Second Quarter 1996 Offering") to the extent necessary to fund (a) the acquisition of Coldwell Banker and the related repayment of indebtedness and acquisition expenses and (b) the cash consideration portion in the Avis acquisition;
(iii) the acquisitions of: the six non-owned Century 21 regions ("Century 21 NORS") during the second quarter of 1996, the Travelodge franchise system ("Travelodge") on January 23, 1996 and the Electronic Realty Associates franchise system ("ERA") on February 12, 1996 (collectively, the "Other 1996 Acquisitions"); and (iv) the February 22, 1996 issuance of $240 million of 4 3/4% convertible senior notes due 2003 to the extent such proceeds were used to finance the Other 1996 Acquisitions. The pro forma consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1995 are also presented as if the August 1, 1995 acquisition of Century 21 and the acquisition by merger (the "CCI Merger") in May 1995 of Central Credit Inc. ("CCI") had occurred on January 1, 1995.

   All of the aforementioned acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values which are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations. HFS has entered into certain immaterial transactions which are not reflected in the pro forma consolidated statements of operations.

   The pro forma consolidated financial statements do not purport to present the financial position or results of operations of HFS had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statements of operations do not reflect cost savings and revenue enhancements that management believes may be realized following the acquisitions. These cost savings are expected to be realized primarily through the restructuring of operations as well as revenue enhancements expected to be realized through leveraging of HFS's preferred alliance programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

   The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statements of Operations and
 should be read in conjunction therewith and with the consolidated financial statements and related notes thereto of HFS included elsewhere in this Joint Proxy Statement/Prospectus and the financial statements and related notes of the acquired companies previously filed with the Securities and Exchange Commission pursuant to Regulation S-X Rule 3-05, "Financial Statements of Businesses Acquired or to be Acquired" which are incorporated by reference in this Joint Proxy Statement/Prospectus.

                                   SECTION B

                   HFS INCORPORATED AND SUBSIDIARIES              PAGE 1 OF 2
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                          HISTORICAL
                          -----------------------------------------
                                                                        PRO FORMA ADJUSTMENTS
                                                                     -------------------------
                                              AVIS,
                               HFS       AS ADJUSTED (1)     RCI        AVIS (A)      RCI (B)     PRO FORMA
                          ------------  ---------------  ----------  ------------  -----------  ------------
ASSETS
 Current assets
  Cash and cash
   equivalents...........   $  471,194      $     --       $ 89,070    $(410,742)    $ (48,771)   $  100,751
  Marketable securities .           --            --        184,599           --      (184,599)           --
  Relocation
   receivables...........      136,052            --             --           --            --       136,052
  Other accounts and
   notes receivable,
   net...................      113,175         1,800         33,107           --            --       148,082
  Other current assets ..       59,081         1,881         22,836           --        29,000       112,798
                          ------------  ---------------  ----------  ------------  -----------  ------------
TOTAL CURRENT ASSETS ....      779,502         3,681        329,612     (410,742)     (204,370)      497,683
                          ------------  ---------------  ----------  ------------  -----------  ------------
 Property and
  equipment--net.........      106,233        33,828         87,785       58,172       (32,125)      253,893
 Franchise
  agreements--net........    1,027,711            --             --           --            --     1,027,711
 Excess of cost over
  fair value of net
  assets acquired-net ...      906,540       317,600             --           --       443,845     1,667,985
 Intangible assets.......           --       181,543             --      327,426       100,000       608,969
 Investment in car
  rental operating
  company--net...........           --        72,616             --        2,384            --        75,000
 Deferred income
  taxes--net.............           --            --             --        5,200            --         5,200
 Other assets............       80,064        59,633         40,936       (9,614)      (31,630)      139,389
                          ------------  ---------------  ----------  ------------  -----------  ------------
TOTAL ASSETS.............   $2,900,050      $668,901       $458,333    $ (27,174)    $ 275,720    $4,275,830
                          ============  ===============  ==========  ============  ===========  ============


------------
(1) The consolidated historical balance sheet of Avis Inc., as adjusted is as of August 31, 1996. See Consolidated Historical Balance Sheet of Avis, Inc., as adjusted, as of August 31, 1996.
Note: Certain reclassifications have been made to the historical HFS, Avis and RCI consolidated balance sheets to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B

                   HFS INCORPORATED AND SUBSIDIARIES              PAGE 2 OF 2
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                      HISTORICAL
                                      -----------------------------------------
                                                                                   PRO FORMA ADJUSTMENTS
                                                                                 -----------------------
                                                          AVIS,
                                           HFS       AS ADJUSTED (1)     RCI       AVIS (A)     RCI (B)     PRO FORMA
                                      ------------  ---------------  ----------  -----------  ----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
  Accounts payable and other accrued
   liabilities.......................   $  160,357      $ 201,954      $ 76,328    $      --    $     --   $  438,639
  Deferred revenue...................       24,655             --       119,218           --          --      143,873
  Income taxes payable...............       81,633            182            --         (182)         --       81,633
  Accrued acquisition obligations ...       40,287             --            --       18,000      10,557       68,844
  Current portion of long-term debt .       29,907             --            --      100,930          --      130,837
                                      ------------  ---------------  ----------  -----------  ----------  -----------
TOTAL CURRENT LIABILITIES............      336,839        202,136       195,546      118,748      10,557      863,826
                                      ------------  ---------------  ----------  -----------  ----------  -----------
 Long-term debt......................      541,563             --         3,536           --     285,000      830,099
 Deferred revenue....................        7,299             --       185,703           --          --      193,002
 Other non-current liabilities ......       23,960             --         1,711           --      20,000       45,671
 Deferred income taxes...............       85,400             --            --           --     (43,000)      42,400
 Preferred stock--Avis, Inc..........           --         72,416            --      (72,416)         --           --
 Redeemable portion of common
  stock--ESOP........................           --        295,465            --     (295,465)         --           --
 Unearned compensation--ESOP.........           --       (257,751)           --      257,751          --           --
STOCKHOLDERS' EQUITY
 Participating convertible preferred
  stock..............................           --        132,000            --     (132,000)         --          ---
 Common stock--issued and
  outstanding; HFS Historical,
  123,720 and Pro Forma, 129,289 ....        1,237            290            --         (244)         10        1,293
 Additional paid-in capital .........    1,705,541        220,401         6,392      100,396      60,573    2,093,303
 Retained earnings ..................      206,236        103,339        34,864     (103,339)    (34,864)     206,236
 Treasury stock......................       (8,025)      (102,269)           --      102,269       8,025           --
 Net unrealized gain on available
  for sale securities................           --             --        20,784           --     (20,784)          --
 Foreign currency equity adjustment             --          2,874         9,797       (2,874)     (9,797)          --
                                      ------------  ---------------  ----------  -----------  ----------  -----------
TOTAL STOCKHOLDERS' EQUITY...........    1,904,989        356,635        71,837      (35,792)      3,163    2,300,832
                                      ------------  ---------------  ----------  -----------  ----------  -----------
TOTAL LIABILITIES
 AND STOCKHOLDERS' EQUITY............   $2,900,050      $ 668,901      $458,333    $ (27,174)   $275,720   $4,275,830
                                      ============  ===============  ==========  ===========  ==========  ===========

------------
(1) The consolidated historical balance sheet of Avis, Inc., as adjusted is as of August 31, 1996. See Consolidated Historical Balance Sheet of Avis, Inc., as adjusted, as of August 31, 1996.
Note: Certain reclassifications have been made to the historical HFS Avis and RCI consolidated balance sheets to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B

                    CONSOLIDATED HISTORICAL BALANCE SHEET
                          OF AVIS, INC., AS ADJUSTED
                            AS OF AUGUST 31, 1996
                                (IN THOUSANDS)

                                                    HISTORICAL    RECLASSIFICATION      AVIS,
                                                       AVIS          ADJUSTMENT      AS ADJUSTED
                                                  -------------  ----------------  -------------
ASSETS
Current assets
 Cash and cash equivalents.......................   $   75,683      $   (75,683)      $      --
 Accounts and notes receivable, net..............      174,047         (172,247)          1,800
 Vehicles, net...................................    2,567,517       (2,567,517)             --
 Due from affiliated company.....................      114,976         (114,976)             --
 Other current assets ...........................       45,296          (43,415)          1,881
 Deferred income taxes...........................       68,667          (68,667)             --
                                                  -------------  ----------------  -------------
TOTAL CURRENT ASSETS.............................    3,046,186       (3,042,505)          3,681
                                                  -------------  ----------------  -------------
Property and equipment-net.......................      151,854         (118,026)         33,828
Intangible assets--Avis..........................      499,143               --         499,143
Investment in car rental operating company--net .           --           72,616          72,616
Other assets ....................................       85,368          (25,735)         59,633
                                                  -------------  ----------------  -------------
TOTAL............................................   $3,782,551      $(3,113,650)      $ 668,901
                                                  =============  ================  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and other .....................   $  444,867      $  (242,731)      $ 202,136
                                                  -------------  ----------------  -------------
Long-term debt ..................................    2,488,651       (2,488,651)             --
Public liability and property damage.............      215,135         (215,135)             --
Due to affiliated company........................      132,563         (132,563)             --
Other non-current liabilities
 Deferred income taxes...........................       34,570          (34,570)             --
 Preferred stock--Avis, Inc. ....................       72,416               --          72,416
 Redeemable portion of common stock--ESOP .......      295,465               --         295,465
 Unearned compensation--ESOP.....................     (257,751)              --        (257,751)
STOCKHOLDERS' EQUITY
 Participating convertible preferred stock ......      132,000               --         132,000
 Common stock....................................          290               --             290
 Additional paid-in capital......................      220,401               --         220,401
 Retained earnings...............................      103,339               --         103,339
 Treasury stock .................................     (102,269)              --        (102,269)
 Foreign currency equity adjustment..............        2,874               --           2,874
                                                  -------------  ----------------  -------------
TOTAL STOCKHOLDERS' EQUITY.......................      356,635               --         356,635
                                                  -------------  ----------------  -------------
TOTAL............................................   $3,782,551      $(3,113,650)      $ 668,901
                                                  =============  ================  =============

------------
Note: The reclassification adjustment made to the historical consolidated balance sheet of Avis, Inc. is to present the historical net assets of car rental operations as "Investment in car rental operating company -net" as a result of HFS' plan to undertake an initial public offering of a majority interest in the corporation which owns all company owned Avis car rental operations.

See notes to pro forma consolidated balance sheet and statements of operations.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HISTORICAL
                                      -------------------------
                                                      ACQUIRED       PRO FORMA
                                           HFS       COMPANIES      ADJUSTMENTS     PRO FORMA
                                      -----------  ------------  ---------------  ------------
NET REVENUES
 Service fees .......................   $369,442     $1,141,338      $  25,950 (C)  $1,088,916
                                                                      (535,207)(D)
                                                                        87,393 (F)
 Other ..............................     43,541         67,163         (4,421)(D)      89,232
                                                                       (17,051)(E)
 Equity in loss of car rental
  operating company .................         --             --         (5,272)(F)      (5,272)
                                      -----------  ------------  ---------------  ------------
  Net revenues ......................    412,983      1,208,501       (448,608)      1,172,876
                                      -----------  ------------  ---------------  ------------
EXPENSES
 Marketing and reservation...........    143,965        130,366                        274,331
 Selling, general and
  administrative (N).................     78,232        871,592         (4,500)(G)     423,948
                                                                      (521,376)(H)
 Depreciation and amortization  .....     30,857         64,784         35,126 (I)     130,767
 Interest ...........................     21,789         12,553         18,389 (J)      52,731
 Other ..............................      3,235         17,143         (1,599)(K)      18,779
                                      -----------  ------------  ---------------  ------------
  Total expenses ....................    278,078      1,096,438       (473,960)        900,556
                                      -----------  ------------  ---------------  ------------
Income before income taxes ..........    134,905        112,063         25,352         272,320
Provision for income taxes ..........     55,175         36,491         20,729 (L)     112,395
                                      -----------  ------------  ---------------  ------------
Net income ..........................   $ 79,730     $   75,572      $   4,623      $  159,925
                                      ===========  ============  ===============  ============
PER SHARE INFORMATION (PRIMARY)
 Net income (N) .....................   $    .74                                    $     1.15
                                      ===========                                 ============
 Weighted average common and common
  equivalent shares outstanding  ....    113,817                        28,681 (M)     142,498
                                      ===========  ============  ===============  ============
PER SHARE INFORMATION (FULLY
 DILUTED)
 Net income (N)......................   $    .73                                   $     1.14
                                      ===========                                 ============
 Weighted average common and  common
 equivalent shares  outstanding  ....    115,654                        28,681 (M)     144,335
                                      ===========                ===============  ============

------------
Note: Certain reclassifications have been made to the historical results of HFS and acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
                 HISTORICAL CONSOLIDATING STATEMENT OF INCOME
                            OF ACQUIRED COMPANIES
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                             HISTORICAL
                                      ------------------------------------------------------
                                         AVIS, (1)                 COLDWELL        OTHER          TOTAL
                                        AS ADJUSTED      RCI        BANKER      ACQUISITIONS    HISTORICAL
                                      -------------  ----------  -----------  --------------  ------------
NET REVENUES
 Service fees .......................    $ 49,322      $278,132    $679,137       $134,747      $1,141,338
 Other ..............................          --        17,051      20,264         29,848          67,163
                                      -------------  ----------  -----------  --------------  ------------
  Net revenues ......................      49,322       295,183     699,401        164,595       1,208,501
                                      -------------  ----------  -----------  --------------  ------------
EXPENSES
 Marketing and reservation...........          --       130,366          --             --         130,366
 Selling, general and
  administrative.....................      34,919        91,757     616,182        128,734         871,592
 Depreciation and amortization  .....      19,683        14,193      22,425          8,483          64,784
 Interest ...........................         461           536       5,329          6,227          12,553
 Other ..............................         410         1,976          --         14,757          17,143
                                      -------------  ----------  -----------  --------------  ------------
  Total expenses ....................      55,473       238,828     643,936        158,201       1,096,438
                                      -------------  ----------  -----------  --------------  ------------
Income (loss) before income taxes  ..      (6,151)       56,355      55,465          6,394         112,063
Provision for income taxes ..........       4,100         4,464      24,385          3,542          36,491
                                      -------------  ----------  -----------  --------------  ------------
Net income (loss) ...................    $(10,251)     $ 51,891    $ 31,080       $  2,852      $   75,572
                                      =============  ==========  ===========  ==============  ============

------------
(1) The historical consolidated statement of income of Avis, as adjusted, has been adjusted to present only the historical operating results intended to be retained by HFS. The historical consolidated statement of income of Avis, Inc., as adjusted is for the year ended February 29, 1996. See Historical Consolidated Statement of Income of Avis, Inc., as Adjusted, for the year ended February 29, 1996.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
                 HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                          OF AVIS, INC., AS ADJUSTED
                     FOR THE YEAR ENDED FEBRUARY 29, 1996
                                (IN THOUSANDS)

                                                              ADJUSTMENTS
                                                   --------------------------------
                                                                      ELIMINATION OF
                                                                        CAR RENTAL
                                                                        OPERATING         AVIS,
                                      HISTORICAL    RECLASSIFICATION     COMPANY       AS ADJUSTED
                                    -------------  ----------------  --------------  -------------
REVENUES...........................   $1,716,677        $(21,608)      $(1,695,069)     $     --
 Service fees .....................           --          49,322                --        49,322
                                    -------------  ----------------  --------------  -------------
  Net revenues ....................    1,716,677          27,714        (1,695,069)       49,322
                                    -------------  ----------------  --------------  -------------
EXPENSES
 Selling, general and
  admnistrative ...................    1,119,888          10,849        (1,095,818)       34,919
 Depreciation and amortization  ...      411,796          16,404          (408,517)       19,683
 Interest .........................      149,534             461          (149,534)          461
 Other ............................          410              --                --           410
                                    -------------  ----------------  --------------  -------------
  Total expenses ..................    1,681,628          27,714        (1,653,869)       55,473
                                    -------------  ----------------  --------------  -------------
Income (loss) before income taxes         35,049              --           (41,200)       (6,151)
Provision for income taxes ........       23,977              --           (19,877)        4,100
                                    -------------  ----------------  --------------  -------------
Net income (loss) .................   $   11,072        $     --       $    (21,323)    $(10,251)
                                    =============  ================  ==============  =============


------------
Note: The reclassification adjustment made to the historical consolidated statement of income of Avis, Inc. is to present reservation and information technology service revenues as "Service fees" and to record the intercompany charge (at cost) for such services rendered under a pre-existing agreement (both revenue and expense) from Avis, as adjusted, to Car Rental Operating Company. The elimination of the Car Rental Operating Company is presented as a result of HFS's plan to undertake an initial public offering of a majority interest of 75 percent in the corporation which owns all company-owned Avis car rental operations (the "IPO Company"). HFS intends to substantially replace results of car rental operations with license fees from the IPO Company.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
               HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                            OF OTHER ACQUISITIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                               CENTURY 21
                                     CCI (1)  CENTURY 21 (1)      NORS       TRAVELODGE     ERA (2)       TOTAL
                                    -------  --------------  ------------  ------------  -----------  -----------
NET REVENUES
 Service fees .....................  $   --      $60,506        $29,021       $18,361       $26,859     $134,747
 Other ............................   3,326       10,164            403            79        15,876       29,848
                                    -------  --------------  ------------  ------------  -----------  -----------
  Net revenues ....................   3,326       70,670         29,424        18,440        42,735      164,595
                                    -------  --------------  ------------  ------------  -----------  -----------
EXPENSES
 Selling, general and
  administrative ..................      --       57,241         25,763        15,604        30,126      128,734
 Depreciation and amortization  ...     529        5,217            578             8         2,151        8,483
 Interest .........................      --        2,904             54            --         3,269        6,227
 Other.............................   1,917        2,751             --            --        10,089       14,757
                                    -------  --------------  ------------  ------------  -----------  -----------
  Total expenses ..................   2,446       68,113         26,395        15,612        45,635      158,201
                                    -------  --------------  ------------  ------------  -----------  -----------
Income (loss) before income taxes       880        2,557          3,029         2,828        (2,900)       6,394
Provision for income taxes ........     313        2,097             --         1,132            --        3,542
                                    -------  --------------  ------------  ------------  -----------  -----------
Net income (loss) .................  $  567      $   460        $ 3,029       $ 1,696       $ (2,900)   $  2,852
                                    =======  ==============  ============  ============  ===========  ===========

------------
(1) Reflects results of operations for the period from January 1, 1995 to the respective dates of acquisition.
(2) Reflects the historical statement of operations of Electronic Realty Associates Inc. ("ERA Inc."). The financial statements which were audited for the year ended December 31, 1995 were those of Electronic Realty Associates LP ("ERA LP") which differ from the ERA Inc. financial statements. The difference is primarily attributable to (i) the home warranty business which was acquired by HFS but is excluded from the audited financial statements of ERA LP; and (ii) an intercompany charge to ERA LP by ERA Inc. Net revenues, total expenses and net loss of ERA LP for the year ended December 31, 1995 were $39.4 million, $47.3 million and $7.9 million, respectively.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      1995        1996
                                                                  ----------  ----------
NET REVENUES
 Service fees ...................................................   $805,550  $  917,473
 Other ..........................................................     62,535      81,451
 Equity in earnings (loss) of car rental operating company  .....     (5,096)      2,459
                                                                  ----------  ----------
  Net revenues ..................................................    862,989   1,001,383
                                                                  ----------  ----------
EXPENSES
 Marketing and reservation.......................................    202,846     238,018
 Selling, general and administrative ............................    308,475     317,822
 Depreciation and amortization ..................................     97,972      99,703
 Interest .......................................................     40,115      36,930
 Other ..........................................................     22,328      17,359
                                                                  ----------  ----------
  Total expenses ................................................    671,736     709,832
                                                                  ----------  ----------
Income before income taxes ......................................    191,253     291,551
Provision for income taxes ......................................     78,935     120,331
                                                                  ----------  ----------
Net income (N) ..................................................   $112,318    $171,220
                                                                  ==========  ==========
PER SHARE INFORMATION (PRIMARY)
 Net income......................................................   $    .83    $   1.18
                                                                  ==========  ==========
 Weighted average common and common equivalent shares
  outstanding ...................................................    139,315     147,470
                                                                  ==========  ==========
PER SHARE INFORMATION (FULLY DILUTED)
 Net income .....................................................   $    .82    $   1.18
                                                                  ==========  ==========
 Weighted average common and common equivalent shares
  outstanding ...................................................    141,807     148,194
                                                                  ==========  ==========

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL
                                          -----------------------
                                                        ACQUIRED      PRO FORMA
                                              HFS       COMPANIES    ADJUSTMENTS     PRO FORMA
                                          ----------  -----------  --------------  -----------
NET REVENUES
 Service fees............................   $268,862    $867,906      $  19,508 (C)  $805,550
                                                                       (411,795)(D)
                                                                         61,069 (F)
 Other ..................................     30,869      45,051        (13,385)(E)    62,535
 Equity in loss of car rental operating
  company ...............................         --          --         (5,096) (F)   (5,096)
                                          ----------  -----------  --------------  -----------
  Net revenues ..........................    299,731     912,957       (349,699)      862,989
                                          ----------  -----------  --------------  -----------
EXPENSES
 Marketing and reservation ..............    110,842      92,004             --       202,846
 Selling, general and administrative
 (N).....................................     47,700     657,744         (3,375)(G)   308,475
                                                                       (393,594)(H)
 Depreciation and amortization ..........     21,721      52,566         23,685 (I)    97,972
 Interest ...............................     16,272       8,135         15,708 (J)    40,115
 Other ..................................      2,012      21,018           (702)(K)    22,328
                                          ----------  -----------  --------------  -----------
  Total expenses ........................    198,547     831,467       (358,278)      671,736
                                          ----------  -----------  --------------  -----------
Income before income taxes ..............    101,184      81,490          8,579       191,253
Provision for income taxes ..............     41,820      21,624         15,491 (L)    78,935
                                          ----------  -----------  --------------  -----------
Net income (loss)........................   $ 59,364    $ 59,866      $  (6,912)     $112,318
                                          ==========  ===========  ==============  ===========
PER SHARE INFORMATION (PRIMARY)
 Net income (N) .........................   $    .57                                 $    .83
                                          ==========                               ===========
 Weighted average common and common
  equivalent shares outstanding .........    109,564                     29,751 (M)   139,315
                                          ==========               ==============  ===========
PER SHARE INFORMATION (FULLY DILUTED)
 Net income (N)..........................   $    .56                                 $    .82
                                          ==========                               ===========
 Weighted average common and common
  equivalent shares outstanding .........    112,056                     29,751 (M)   141,807
                                          ==========  ===========  ==============  ===========

------------

Note: Certain reclassifications have been made to the historical results of HFS and acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
               HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                            OF ACQUIRED COMPANIES
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                (IN THOUSANDS)

                                                             HISTORICAL
                                       -----------------------------------------------------
                                          AVIS, (1)                 COLDWELL       OTHER          TOTAL
                                         AS ADJUSTED      RCI        BANKER     ACQUISITIONS    HISTORICAL
                                       -------------  ----------  ----------  --------------  ------------
NET REVENUES
 Service fees ........................     $32,501      $209,242    $513,483      $112,680       $867,906
 Other ...............................          --        13,385       3,972        27,694         45,051
                                       -------------  ----------  ----------  --------------  ------------
  Net revenues .......................      32,501       222,627     517,455       140,374        912,957
                                       -------------  ----------  ----------  --------------  ------------
EXPENSES
 Marketing and reservation ...........          --        92,004          --            --         92,004
 Selling, general and administrative        26,249        62,530     458,785       110,180        657,744
 Depreciation and amortization  ......      14,253        12,698      17,272         8,343         52,566
 Interest ............................          --           402       2,958         4,775          8,135
 Other ...............................          --         6,570       1,944        12,504         21,018
                                       -------------  ----------  ----------  --------------  ------------
  Total expenses .....................      40,502       174,204     480,959       135,802        831,467
                                       -------------  ----------  ----------  --------------  ------------
Income (loss) before income taxes  ...      (8,001)       48,423      36,496         4,572         81,490
Provision for income taxes ...........          18         1,940      16,422         3,244         21,624
                                       -------------  ----------  ----------  --------------  ------------
Net income (loss) ....................     $(8,019)     $ 46,483    $ 20,074      $  1,328       $ 59,866
                                       =============  ==========  ==========  ==============  ============

------------
(1) The historical consolidated statement of operations of Avis, as adjusted, has been adjusted to present only the historical operating results intended to be retained by HFS. The historical consolidated statement of operations of Avis, Inc., as adjusted, is for the nine months ended August 31, 1995. See Historical Consolidated Statement of Operations of Avis, Inc., as Adjusted, for the nine months ended August 31, 1995.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
               HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                          OF AVIS, INC. AS ADJUSTED
                  FOR THE NINE MONTHS ENDED AUGUST 31, 1995
                                (IN THOUSANDS)

                                                                 ADJUSTMENT
                                                     ---------------------------------
                                                                          ELIMINATION
                                                                         OF CAR RENTAL
                                                                           OPERATING         AVIS,
                                         HISTORICAL   RECLASSIFICATION      COMPANY       AS ADJUSTED
                                       ------------  ----------------  ---------------  -------------
REVENUES .............................   $1,190,189       $(13,358)       $(1,176,831)      $    --
 Service fees.........................           --         32,501                 --        32,501
                                       ------------  ----------------  ---------------  -------------
  Net revenues........................    1,190,189         19,143         (1,176,831)       32,501
                                       ------------  ----------------  ---------------  -------------
EXPENSES
 Selling, general and administrative        766,509         19,143           (759,403)       26,249
 Depreciation and amortization  ......      304,339             --           (290,086)       14,253
 Interest ............................      105,379             --           (105,379)           --
 Other ...............................          311             --               (311)           --
                                       ------------  ----------------  ---------------  -------------
  Total expenses .....................    1,176,538         19,143         (1,155,179)       40,502
                                       ------------  ----------------  ---------------  -------------
Income (loss) before income taxes  ...       13,651             --            (21,652)       (8,001)
Provision for income taxes ...........       21,644             --             21,626            18
                                       ------------  ----------------  ---------------  -------------
Net loss .............................   $   (7,993)      $     --        $       (26)      $(8,019)
                                       ============  ================  ===============  =============


------------
Note: The reclassification adjustment made to the historical consolidated statement of income of Avis, Inc. is to present reservation and information technology service revenues as "Service fees" and to record the intercompany charge (at cost) for such services rendered under a pre-existing agreement (both revenue and expense) from Avis, as adjusted to Car Rental Operating Company. The elimination of the Car Rental Operating Company is presented as a result of HFS's plan to undertake an initial public offering of a majority interest of 75% in the corporation which owns all company-owned Avis car rental operations (the "IPO Company"). HFS intends to substantially replace results of car rental operations with license fees from the IPO Company.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
               HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                            OF OTHER ACQUISITIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                (IN THOUSANDS)

                                              CENTURY    CENTURY 21
                                    CCI (1)   21 (1)        NORS       TRAVELODGE      ERA        TOTAL
                                   -------  ---------  ------------  ------------  ----------  ----------
NET REVENUES
 Service fees ....................  $   --    $60,506     $20,750       $13,476      $17,948     $112,680
 Other ...........................   3,326     10,164         288            59       13,857       27,694
                                   -------  ---------  ------------  ------------  ----------  ----------
  Net revenues ...................   3,326     70,670      21,038        13,535       31,805      140,374
                                   -------  ---------  ------------  ------------  ----------  ----------
EXPENSES
 Selling, general and
  administrative .................      --     57,241      18,421        11,503       23,015      110,180
 Depreciation and amortization  ..     529      5,217         413             6        2,178        8,343
 Interest ........................      --      2,904          38            --        1,833        4,775
 Other ...........................   1,917      2,751          --            --        7,836       12,504
                                   -------  ---------  ------------  ------------  ----------  ----------
  Total expenses .................   2,446     68,113      18,872        11,509       34,862      135,802
                                   -------  ---------  ------------  ------------  ----------  ----------
Income (loss) before income
 taxes............................     880      2,557       2,166         2,026       (3,057)       4,572
Provision for income taxes  ......     313      2,097          --           834           --        3,244
                                   -------  ---------  ------------  ------------  ----------  ----------
Net income (loss) ................  $  567    $   460     $ 2,166       $ 1,192      $(3,057)    $  1,328
                                   =======  =========  ============  ============  ==========  ==========

------------
(1) Reflects results of operations for the period from January 1, 1995 to the respective dates of acquisition.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                         -----------------------
                                                       ACQUIRED       PRO FORMA
                                             HFS       COMPANIES     ADJUSTMENTS     PRO FORMA
                                         ----------  -----------  ---------------  -----------
NET REVENUES
 Service fees...........................   $468,277    $597,204       $  11,835 (C)  $917,473
                                                                       (235,625)(D)
                                                                         75,782 (F)
 Other .................................     81,733      20,559          (6,000)(F)    81,451
                                                                        (14,841)(E)
 Equity in earnings of car rental
  operating company ....................         --          --           2,459 (F)     2,459
                                         ----------  -----------  ---------------  -----------
  Net revenues .........................    550,010     617,763        (166,390)    1,001,383
                                         ----------  -----------  ---------------  -----------
EXPENSES
 Marketing and reservation .............    130,728     107,290              --       238,018
 Selling, general and administrative
  (N)...................................    139,709     447,280         (41,804)(G)   317,822
                                                                       (227,363)(H)
 Depreciation and amortization .........     41,129      37,041          21,533 (I)    99,703
 Interest ..............................     22,194       4,993           9,743 (J)    36,930
 Other .................................     10,988       6,716            (345)(K)    17,359
                                         ----------  -----------  ---------------  -----------
  Total expenses .......................    344,748     603,320        (238,236)      709,832
                                         ----------  -----------  ---------------  -----------
Income before income taxes .............    205,262      14,443          71,846       291,551
Provision for income taxes .............     82,630      (7,966)         45,667 (L)   120,331
                                         ----------  -----------  ---------------  -----------
Net income (N) .........................   $122,632    $ 22,409       $  26,179      $171,220
                                         ==========  ===========  ===============  ===========
PER SHARE INFORMATION (PRIMARY)
 Net income (N).........................   $    .96                                  $   1.18
                                         ==========                                ===========
 Weighted average common and common
  equivalent shares outstanding.........    130,960                      16,510 (M)   147,470
                                         ==========               ===============  ===========
PER SHARE INFORMATION (FULLY DILUTED)
 Net income (N).........................   $    .96                                  $   1.18
                                         ==========                                ===========
 Weighted average common and common
  equivalent shares outstanding ........    131,684                      16,510 (M)   148,194
                                         ==========               ===============  ===========

------------
Note: Certain reclassifications have been made to the historical results of HFS and acquired companies to conform to HFS's pro forma classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
               HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                            OF ACQUIRED COMPANIES
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                              HISTORICAL
                                       ------------------------------------------------------
                                                                                    OTHER
                                          AVIS, (1)                 COLDWELL       1996 (2)        TOTAL
                                         AS ADJUSTED      RCI      BANKER (2)    ACQUISITIONS    HISTORICAL
                                       -------------  ----------  -----------  --------------  ------------
NET REVENUES
 Service fees.........................     $54,871      $236,505    $295,478       $10,350        $597,204
 Other ...............................          --        14,841       4,067         1,651          20,559
                                       -------------  ----------  -----------  --------------  ------------
  Net revenues .......................      54,871       251,346     299,545        12,001         617,763
                                       -------------  ----------  -----------  --------------  ------------
EXPENSES
 Marketing and reservation ...........          --       107,290          --            --         107,290
 Selling, general and administrative .      48,173        75,524     312,348        11,235         447,280
 Depreciation and amortization  ......      14,247        13,352       9,021           421          37,041
 Interest ............................          --           345       3,155         1,493           4,993
 Other ...............................          --         5,440         512           764           6,716
                                       -------------  ----------  -----------  --------------  ------------
  Total expenses .....................      62,420       201,951     325,036        13,913         603,320
                                       -------------  ----------  -----------  --------------  ------------
Income (loss) before income taxes  ...      (7,549)       49,395     (25,491)       (1,912)         14,443
Provision (benefit) for income taxes            96         2,370     (10,432)           --          (7,966)
                                       -------------  ----------  -----------  --------------  ------------
Net income (loss) ....................     $(7,645)     $ 47,025    $(15,059)      $(1,912)       $ 22,409
                                       =============  ==========  ===========  ==============  ============

------------

(1) The historical financial statement of income of Avis, as adjusted, has been adjusted to include the historical operating results of Avis intended to be retained by HFS and the operating results of the Avis Car rental subsidiary, included in Other Revenue. The historical consolidated statement of income of Avis, Inc., as adjusted is for the nine months ended August 31, 1996. See Historical Consolidated Statement of Operations of Avis, Inc., as Adjusted for the nine months ended August 31, 1996.

(2) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.
Note: Certain reclassifications have been made to the historical results of acquired companies to conform to HFS's classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
                 HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                          OF AVIS, INC., AS ADJUSTED
                  FOR THE NINE MONTHS ENDED AUGUST 31, 1996
                                (IN THOUSANDS)

                                                                ADJUSTMENTS
                                                    ----------------------------------
                                                                          ELIMINATION
                                                                         OF CAR RENTAL
                                                                           OPERATING         AVIS,
                                        HISTORICAL   RECLASSIFICATIONS      COMPANY       AS ADJUSTED
                                      ------------  -----------------  ---------------  -------------
REVENUES ............................   $1,490,709        (26,871)        $(1,463,838)      $    --
 Service fees........................           --         54,871                            54,871
                                      ------------  -----------------  ---------------  -------------
  Net revenues.......................    1,490,709         28,000          (1,463,838)       54,871
                                      ------------  -----------------  ---------------  -------------
EXPENSES
 Selling, general and administrative       975,769         28,000            (955,596)       48,173
 Depreciation and amortization  .....      333,147             --            (318,900)       14,247
 Interest ...........................      116,958             --            (116,958)           --
 Other ..............................           18             --                 (18)           --
                                      ------------  -----------------  ---------------  -------------
  Total expenses ....................    1,425,892         28,000          (1,391,472)       62,420
                                      ------------  -----------------  ---------------  -------------
Income (loss) before income taxes  ..       64,817             --             (72,366)       (7,549)
Provision for income taxes ..........       29,966             --             (29,870)           96
                                      ------------  -----------------  ---------------  -------------
Net income (loss)....................   $   34,851             --         $   (42,496)      $(7,645)
                                      ============  =================  ===============  =============


------------
Note: The reclassification adjustment made to the historical consolidated statement of income of Avis, Inc. is to present reservation and information technology service revenues as "Service fees" and to record the intercompany charge (at cost) for such services rendered under a pre-existing agreement (both revenue and expense) from Avis, as adjusted, to Car Rental Operating Company. The elimination of the Car Rental Operating Company is presented as a result of HFS's plan to undertake an initial public offering of a majority interest of 75 percent in the corporation which owns all company-owned Avis car rental operations (the "IPO Company"). HFS intends to substantially replace results of car rental operations with license fees from the IPO Company.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
               HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                          OF OTHER 1996 ACQUISITIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                        CENTURY 21
                                         NORS (1)    TRAVELODGE (1)   ERA (1)      TOTAL
                                      ------------  --------------  ----------  ---------
NET REVENUES
 Service fees........................     $6,668          $688        $ 2,994     $10,350
 Other ..............................        449            --          1,202       1,651
                                      ------------  --------------  ----------  ---------
  Net revenues ......................      7,117           688          4,196      12,001
                                      ------------  --------------  ----------  ---------
EXPENSES
 Selling, general and administrative       7,566           552          3,117      11,235
 Depreciation and amortization  .....        285            --            136         421
 Interest ...........................          2            --          1,491       1,493
 Other ..............................         --            --            764         764
                                      ------------  --------------  ----------  ---------
  Total expenses ....................      7,853           552          5,508      13,913
                                      ------------  --------------  ----------  ---------
Income (loss) before income taxes  ..       (736)          136         (1,312)     (1,912)
Provision for income taxes ..........         --            --             --          --
                                      ------------  --------------  ----------  ---------
Net income (loss) ...................     $ (736)         $136        $(1,312)    $(1,912)
                                      ============  ==============  ==========  =========

------------
(1) Reflects results of operations for the period from January 1, 1996 to the respective date of acquisition.
Note: Certain reclassifications have been made to the historical results of Other 1996 Acquisitions to conform to HFS's classification.

See notes to pro forma consolidated balance sheet and statements of operations.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                           STATEMENTS OF OPERATIONS

A. ACQUISITION OF AVIS:

   At the time HFS acquired Avis, it had developed and announced a plan (the "Plan") to do the following:

   1. Retain certain assets acquired, including the reservation system, franchise agreements, trademarks and tradenames and certain liabilities.

   2. Segregate the assets used in the car rental operations in a separate subsidiary ("Car Rental Operating Company") and to dispose of approximately 75% interest in Car Rental Operating Company within one year through an initial public offering (IPO) of Car Rental Operating Company.

   3. Enter into a license agreement with Car Rental Operating Company for use of the trademarks and tradename and other franchise services.

   Based on the Plan, the purchase price for Avis has been allocated to the assets and liabilities acquired by HFS, including its investment in Car Rental Operating Company based on their estimated fair values. The amount allocated to Car Rental Operating Company was based on the estimated valuation of the Car Rental Operating Company including the effect of royalty, reservation and information technology agreements with HFS. Under the plan, the Car Rental Operating Company will sell approximately a 75% interest at an assumed price of $225 million thereby diluting HFS' interest to 25%. All of the proceeds from the IPO will be retained by the Car Rental Operating Company. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities.

   The Company acquired Avis for the following consideration ($000's):

Cash consideration (i) ...........................................   $ 410,742
Issuance of approximately 4.6 million shares HFS common stock ....     320,843
ESOP liability (ii) ..............................................     100,930
                                                                   -----------
TOTAL PRO FORMA ACQUISITION COST..................................     832,515
                                                                   -----------
Fair value of net assets acquired:
 Historical book value of acquired company........................     356,635
 Elimination of net assets (liabilities) not acquired or assumed:
  Other assets....................................................      (9,614)
  Preferred stock--Avis...........................................      72,416
  Intangible assets--Avis.........................................    (499,143)
  Redeemable portion of common stock--ESOP........................     295,465
  Unearned compensation--ESOP.....................................    (257,751)
Fair value adjustments to assets acquired and liabilities
 assumed:
  Deferred income tax asset, net (iii)............................       5,200
  Property and equipment (iv) ....................................      58,172
  Investment in Car Rental Operating Company (v)..................       2,384
  Accrued acquisition obligations (vi)............................     (18,000)
  Other...........................................................         182
                                                                   -----------
FAIR VALUE OF IDENTIFIABLE NET ASSETS ACQUIRED....................       5,946
                                                                   -----------
 Intangible assets--Avis (vii)....................................   $ 826,569
                                                                   ===========

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

A. ACQUISITION OF AVIS:  (Continued)

    In connection with the Company's fair value allocation of net assets to the Car Rental Operating Company, the estimated net worth of the Car Rental Operating Company was valued at $75 million. Such net worth and corresponding company investment in the Car Rental Operating Company was allocated as follows:

Historical net book value of car rental operating
 company.................................................   $72,616
Fair value adjustments to car rental operating company ..     2,384
                                                          ---------
                                                            $75,000
                                                          =========

   The condensed balance sheet of the Car Rental Operating Company including fair value adjustments at September 30, 1996 is as follows:

Vehicles..............................................   $ 2,567,517
Property and equipment................................       101,000
Deferred tax asset....................................       102,000
Excess of cost over fair value of net assets
 acquired.............................................       154,000
Debt..................................................    (2,488,651)
Property liability and property damage................      (215,135)
Other, net............................................      (145,731)
                                                       -------------
Stockholder's equity..................................   $    75,000
                                                       =============

   HFS' investment in Car Rental Operating Company of $75 million represents the estimated value of its 100% interest in the Car Rental Operating Company at the date of acquisition and is accounted for under the equity method since HFS' control is temporary based on the planned IPO of the Car Rental
Operating Company. If the IPO is not consummated within one year of HFS' acquisition of Avis, HFS will consolidate Car Rental Operating Company. Upon completion of the IPO, the value of the Car Rental Operating Company is expected to increase to $300 million (with the $225 million of IPO proceeds retained by the Car Rental Operating Company) with HFS' interest at 25% equal to $75 million, its current investment balance. If the results of the IPO do not confirm the preliminary purchase price allocation for the investment in the Car Rental Operating Company, then such investment will be adjusted with a corresponding adjustment to Excess of cost over fair value of net assets acquired.
------------
(i)     Cash consideration of $367.2 million was financed by the Second
        Quarter 1996 Offering. Cash consideration also includes: (a) a cash payment of $17.6 million made to General Motors Corporation ("GM"), representing the amount by which the value attributable under the Stock Purchase Agreement to the HFS Common Stock received by GM in the Avis Acquisition exceeded the proceeds realized upon the subsequent sale of such HFS Common Stock; and (b) payment of $26 million credit facility termination fees which were not at the Company's discretion since the facility termination resulted from change of control provisions and/or the elimination of the ESOP in connection with the Avis acquisition.
(ii) The ESOP liability bears interest at LIBOR plus 20 basis points for a period commencing on the acquisition date to maturity which is primarily the earlier of three days after the sale of Company shares issued to the ESOP or the first anniversary of the acquisition.
(iii) The pro forma adjustment to deferred income taxes recorded in connection with the acquisition results from differences in the fair values of assets acquired and liabilities assumed and their respective income tax bases.
(iv) The adjustment to property and equipment is primarily attributable to the values ascribed to reservation equipment and related assets and to the Avis headquarters office in excess of historical cost.
(v) The adjustment to investment in car rental operating company reflects the net effect of push-down accounting adjustments which result in a $75 million fair value of the car rental operating company.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

A. ACQUISITION OF AVIS:  (Continued)

 (vi) Accrued acquisition obligations consist of professional fees ($3.7 million), investment banker fees ($8.0 million) and filing fees and other ($6.3 million).
(vii)   Intangible assets retained by HFS consist of the following:

                                                         (IN MILLIONS)
                                                        -------------
Avis trademark ........................................     $400.0
Reservation system and customer database ..............      109.0
Excess of cost over fair value of net assets acquired        317.6
                                                        -------------
                                                            $826.6
                                                        =============

   The pro forma adjustments include the elimination of Avis stockholders' equity and the issuance of approximately 4.6 million shares of HFS's common stock to finance the acquisition.

                                                         STOCKHOLDERS' EQUITY
                                           -----------------------------------------------
                                                               ($000'S)
                                           -----------------------------------------------
                                             ISSUANCE OF    ELIMINATON OF    ADJUSTMENT TO
                                                 HFS        STOCKHOLDERS'    STOCKHOLDERS'
                                             COMMON STK.       EQUITY           EQUITY
                                           -------------  ---------------  ---------------
Participating convertible preferred
 stock....................................    $     --        $(132,000)       $(132,000)
Common stock..............................          46             (290)            (244)
Additional paid-in capital................     320,797         (220,401)         100,396
Retained earnings.........................          --         (103,339)        (103,339)
Treasury stock............................          --          102,269          102,269
Foreign currency equity adjustment .......          --           (2,874)          (2,874)
                                           -------------  ---------------  ---------------
                                              $320,843        $ 356,635        $ (35,792)
                                           =============  ===============  ===============


B. ACQUISITION OF RCI:

   The purchase price for RCI has been allocated to assets acquired and liabilities assumed at their estimated fair values. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities.

HFS acquired RCI for the following consideration (000's):

 Cash consideration paid by HFS (i) ................................   $ 285,000
 Issuance of approximately one million shares of HFS common stock  .      75,000
                                                                     -----------
 HFS investment in RCI..............................................                $360,000
 Existing cash and securities retained by RCI shareholders (ii)  ...     265,000
                                                                     -----------
 Total consideration received by RCI shareholder ...................     625,000
                                                                     ===========
Fair value of net assets acquired:
 Historical book value of RCI ......................................      71,837
 Elimination of cash and securities retained by RCI shareholder
  (ii) .............................................................    (265,000)
 Fair value adjustment to assets acquired and liabilities assumed:
  Deferred income taxes--current (iv) ..............................      29,000
  Property and equipment (iii) .....................................     (32,125)
  Deferred income taxes--non-current (iv) ..........................      43,000
  Customer lists ...................................................     100,000
  Accrued acquisition obligations:
   --current........................................................     (10,557)
   --non-current....................................................     (20,000)
                                                                     -----------
Fair value of net liabilities assumed ..............................                 (83,845)
                                                                                  ----------
Excess of cost over fair value on net assets acquired  .............                $443,845
                                                                                  ==========

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

B. ACQUISITION OF RCI:  (Continued)

 ------------
(i) Cash consideration paid by HFS was financed with borrowings under HFS's Revolving Credit Facilities.
(ii) Prior to the closing of the RCI acquisition, the former shareholder of RCI retained, in the form of a dividend, cash and securities from the RCI business comprised of $48.8 million in cash, $184.6 million in short-term securities and $31.6 million in long-term securities.
(iii) Primarily comprised of write-off of $24.1 million of capitalized costs associated with an information technology project terminated as of the acquisition date and an $8 million write-down of building and building improvements based upon fair market appraisals.
(iv) The pro forma adjustment to deferred income taxes reflects deferred tax assets that will be recognized upon termination of RCI's Subchapter S Corporation status for the temporary differences between fair value of unearned income liabilities assumed and their respective income tax bases. Prior to the acquisition, RCI was a Subchapter S Corporation for tax purposes, therefore it had not recorded any tax liabilities.
(v) HFS has recorded liabilities for charges to be incurred in connection with the restructuring of RCI operations. At the date of acquisition, November 12, 1996, HFS had formulated a preliminary plan that would result in the consolidation of facilities, involuntary termination and relocation of employees, and elimination of duplicative operating and overhead activities. The plan is in the early stages and is expected to be substantially complete in late 1997. The accrued acquisition liability recorded as part of the purchase price allocation consists of $9.9 million of personnel related costs, $6.9 million of facility related costs, $6.2 million of transaction costs and $7.5 million of other costs. In connection with the restructuring, HFS expects the reduction of approximately 250 employees.
(vi) Excess of cost over fair value of net assets acquired for pro forma balance sheet purposes is derived from the net book value of RCI at September 30, 1996. This differs from the excess of cost over fair value of net assets acquired determined at date of acquisition which is derived from the net book value at such date. The excess of cost over fair value of net assets acquired at date of acquisition of $477.7 million is used as the basis for adjustments in the pro forma statements of income (see Note I) for the year ended December 31, 1995 and nine month periods ended September 30, 1995 and 1996, respectively.

                                                                    STOCKHOLDERS' EQUITY
                                                      ----------------------------------------------
                                                        ISSUANCE OF   ELIMINATION OF   ADJUSTMENT TO
                                                          COMPANY     STOCKHOLDERS'    STOCKHOLDERS'
                                                        COMMON STK.       EQUITY          EQUITY
                                                      -------------  --------------  ---------------
Common stock.........................................     $    10        $     --        $     10
Additional paid-in capital...........................      66,965          (6,392)         60,573
Retained earnings....................................          --         (34,864)        (34,864)
Treasury stock.......................................       8,025              --           8,025
Net unrealized gain on available for sale
 securities..........................................          --         (20,784)        (20,784)
Foreign currency equity adjustment...................          --          (9,797)         (9,797)
                                                      -------------  --------------  ---------------
                                                          $75,000        $(71,837)       $  3,163
                                                      =============  ==============  ===============

   The pro forma adjustments include the elimination of RCI stockholders' equity and the issuance of approximately one million shares of HFS's common stock as partial consideration for RCI.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)
 C. SERVICE FEE REVENUE:

   The pro forma adjustment reflects the elimination of franchise revenue associated with discontinued Century 21 international based operations, the elimination of franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements (offset against SG&A expense--see Note G) and the addition of franchise fees to be received under franchise contracts with owned brokerage offices upon contribution of the Owned Brokerage Business to the Trust. Pro forma adjustments to franchise revenue consists of the following:

                                                FOR THE YEAR ENDED        FOR THE NINE MONTHS ENDED
                                                   DECEMBER 31,                 SEPTEMBER 30,
                                                       1995               1995                1996
                                               ------------------  ------------------  ------------------
Eliminate:
 Discontinued operations......................       $   (57)            $   (34)            $    --
 Century 21 revenue included as Century 21
  NORS SG&A...................................        (4,500)             (3,375)             (1,003)
Add:
 Franchise fees from Owned Brokerage
  Business....................................        30,507              22,917              12,838
                                               ------------------  ------------------  ------------------
  Total.......................................       $25,950             $19,508             $11,835
                                               ==================  ==================  ==================

   The Franchise fees from the Owned Brokerage Business, which is based on the franchise contracts with the Trust, is calculated at a net of approximately 5.7% of gross commissions earned by the Owned Brokerage Business on sales of real estate properties. Gross commissions earned by the Owned Brokerage Business were $535.2 million, $411.8 million and $235.6 million for the year ended December 31, 1995, for the nine months ended September 30, 1995 and for the five months ended May 31, 1996 (January 1 through date of acquisition).

D. OWNED BROKERAGE BUSINESS REVENUE:

   The pro forma adjustment reflects the elimination of revenue generated from Coldwell Banker's 318 formerly owned brokerage offices. HFS contributed the net assets of the Owned Brokerage Business to the Trust upon consummation of the Coldwell Banker acquisition. The free cash flow of the Trust will be expended at the discretion of the trustees to enhance the growth of funds available for advertising and promotion.

E. OTHER REVENUE:

   The pro forma adjustment reflects the elimination of revenue associated with investment income generated from RCI cash and marketable securities which were issued in the form of a dividend to the former shareholder prior to consummation of the RCI acquisition.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)
 F. CAR RENTAL OPERATING COMPANY OPERATIONS:

   The pro forma adjustments are comprised of the following:

                                                      FOR THE YEAR                 FOR THE NINE MONTHS ENDED
                                                         ENDED                           SEPTEMBER 30,
                                                      DECEMBER 31,      ----------------------------------------------
                                                          1995                    1995                    1996
                                                ----------------------  ----------------------  ----------------------
Historical income before taxes from Car Rental
 Operating Company.............................               $ 41,200                $ 21,652                $ 72,366
ADJUSTMENTS TO CAR RENTAL OPERATING COMPANY:
Elimination of historical expense associated
 with:
 Long-term incentive compensation plans
  eliminated in connection with the Avis
  Acquisition .................................   $  4,700                      --                $  9,302
 Depreciation and amortization ................     31,869                $ 23,208                  26,120
Addition of pro forma expenses associated
 with:
 Depreciation and amortization (i) ............    (18,279)                (13,709)                (13,709)
Increased financing costs (ii) ................     (8,004)     10,286      (4,714)      4,785      (1,549)     20,164
                                                ----------              ----------              ----------
HFS SERVICE FEE ADJUSTMENT:
 Service fees from franchised locations (iii)      (18,366)                (13,180)                (14,748)
 Reservation and information technology
  services (iv) ...............................     (9,700)                 (6,700)                 (9,800)
 Gross royalty payment to HFS from Avis (v) ...    (59,327)                (41,189)                (51,234)
                                                               (87,393)                (61,069)                (75,782)
                                                ----------  ----------  ----------  ----------  ----------  ----------
Adjusted income (loss) before taxes from car
 rental operating company .....................                (35,907)                (34,632)                 16,748
Provision (benefit) for income taxes  .........                (14,820)                (14,249)                  6,912
                                                            ----------              ----------              ----------
Adjusted net income (loss) from car rental
 operating company ............................                (21,087)                (20,383)                  9,836
HFS ownership percentage ......................                     25%                     25%                     25%
                                                            ----------              ----------              ----------
HFS' equity in earnings (loss) in car rental
 operating company ............................               $ (5,272)               $ (5,096)               $  2,459
                                                            ==========              ==========              ==========
(OTHER REVENUE ADJUSTMENT):
 Elimination of historical interest income
  related to cash consideration portion of
  Avis Acquisition (vi)........................               $     --                $     --                $  6,000
                                                            ==========              ==========              ==========

------------
(i) The estimated fair value of Avis property and equipment intended to be retained by the car rental company is $101.0 million, comprised primarily of furniture, fixtures, and leasehold improvements, which is amortized on a straight-line basis over the estimated useful lives, which average seven years. Excess of cost over fair value of net assets acquired by the Car Rental Operating Company is valued at $154 million and is amortized on a straight line basis over a benefit period of 40 years.
(ii) As a result of the merger between the Company and Avis, approximately $1 billion of tax-advantaged debt was repaid and replaced by a similar amount of non tax-advantaged debt. This resulted in an increase in interest rates, due to the loss of tax benefits from ESOP financing which were passed through from various lenders to Avis ($000's):

                                                  FOR THE NINE MONTHS
                             FOR THE YEAR ENDED          ENDED
                                DECEMBER 31,         SEPTEMBER 30,
                                    1995            1995        1996
                            ------------------  ----------  ----------
Add current facilities  ...      $ 129,472        $ 95,047    $ 97,854
Reverse former facilities         (121,468)        (90,333)    (96,305)
                            ------------------  ----------  ----------
Increased financing cost  .      $   8,004        $  4,714    $  1,549
                            ==================  ==========  ==========

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

F. CAR RENTAL OPERATING COMPANY OPERATIONS:  (Continued)

(iii)   Reflects historical franchise fee revenue from third parties.
 (iv) Subsequent to the IPO, HFS will retain and operate the telecommunications and computer processing system which services the Avis Car Rental Operating Company for reservations, rental agreement processing, accounting and fleet control. The historical financial statements of Avis, Inc., as adjusted, reflect the costs incurred in connection with providing reservation and information technology services under a pre-existing agreement and the corresponding revenue recorded as a result of an intercompany charge at cost for such services rendered to the Car Rental Operating Company. The pro forma adjustment reflects a planned contractual agreement with the Car Rental Operating Company, under which HFS will charge the Car Rental Operating Company a mark-up of thirty-five percent over cost for services provided instead of at cost under the prior agreement.

                                                                   FOR THE NINE MONTHS
                                               FOR THE YEAR ENDED         ENDED
                                                  DECEMBER 31,        SEPTEMBER 30,
                                                      1995           1995       1996
                                              ------------------  ---------  ---------
Reservation and information technology costs
 incurred ...................................       $27,714         $19,143    $28,000
Markup percentage (cost plus 35%)............            35%             35%        35%
                                              ------------------  ---------  ---------
HFS Service Fees ............................       $ 9,700         $ 6,700    $ 9,800
                                              ==================  =========  =========

(v) In connection with the Company's plan to dispose of approximately 75% of the Car Rental Operating Company, the Company will enter into franchise, information technology and other agreements to provide services to the Car Rental Operating Company based on terms to be determined. The royalty payment to be made to HFS from the Car Rental Operating Company for use of the Avis trademarks and tradename is calculated at 3.5% of the revenues generated by the Car Rental Operating Company which is the net royalty percentage the Company expects to receive as a result of a planned contractual arrangement with the Avis Car Rental Operating Company subsequent to the IPO. Such payments are calculated as follows ($000's):

                                             FOR THE YEAR ENDED  FOR THE NINE MONTHS ENDED
                                                DECEMBER 31,           SEPTEMBER 30,
                                                    1995             1995          1996
                                            ------------------  ------------  ------------
Revenues generated by Car Rental Operating
 Company...................................      $1,695,069       $1,176,831    $1,463,838
Royalty percentage.........................             3.5%             3.5%          3.5%
                                            ------------------  ------------  ------------
Royalty payment to HFS.....................      $   59,327       $   41,189    $   51,234
                                            ==================  ============  ============

(vi) The pro forma adjustment eliminates historical interest income on the portion of cash generated from the Second Quarter 1996 Offering which was used as consideration in the Avis Acquisition.

G. SELLING, GENERAL AND ADMINISTRATIVE EXPENSE:

   The pro forma adjustments reflects the elimination of royalty payments made by the Century 21 NORS to Century 21 under subfranchise agreements (offset against service fee revenue--See Note C) and the payment of Coldwell Banker stock options as a result of change in control provisions in connection with the acquisition of Coldwell Banker by HFS.


                                            FOR THE NINE MONTH
                        FOR THE YEAR ENDED        ENDED
                           DECEMBER 31,       SEPTEMBER 30,
                               1995           1995      1996
                       ------------------  --------  --------
Franchise fees .......        $4,500         $3,375   $ 1,003
Stock option expense              --             --    40,801
                       ------------------  --------  --------
 Total................        $4,500         $3,375   $41,804
                       ==================  ========  ========

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)
H. SELLING, GENERAL AND ADMINISTRATIVE EXPENSE:

   The pro forma adjustment reflects the elimination of expenses associated with Coldwell Banker's formerly owned brokerage offices (See Note D). The majority of Owned Brokerage Business expenses are directly attributable to the business. Based on the Company's due diligence of Coldwell Banker Corporation and subsidiaries ("CB Consolidated") the Company determined that common expenses were allocated to the owned brokerage business based on a reasonable allocation method. Such allocations were based on the ratio of number of employees, the amount of space occupied and revenue generated relative to CB Consolidated in the aggregate and multiplied by corresponding common costs as appropriate to determine allocable expenses.

I. DEPRECIATION AND AMORTIZATION:

   The pro forma adjustment for depreciation and amortization is comprised of ($000's):

   For the year ended December 31, 1995:

                              CCI       CENTURY
                             MERGER       21           RCI
                           --------  -----------  -----------
Elimination of historical
 expense..................   $(529)     $ (5,217)   $(14,193)
Property, equipment and
 furniture and fixtures ..     100          534        7,294
Information data base ....     375           --           --
Intangible assets.........     289        4,540       21,942
                           --------  -----------  -----------
 Total....................   $ 235      $   (143)   $ 15,043
                           ========  ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          COLDWELL      OTHER 1996
                               AVIS        BANKER      ACQUISITIONS      TOTAL
                           -----------  -----------  --------------  -----------
Elimination of historical
 expense..................   $(19,683)    $(22,425)      $(2,737)      $(64,784)
Property, equipment and
 furniture and fixtures ..      5,909        1,156           189         15,182
Information data base ....         --           --            --            375
Intangible assets.........     29,594       20,387         7,601         84,353
                           -----------  -----------  --------------  -----------
 Total....................   $ 15,820     $   (882)      $ 5,053       $ 35,126
                           ===========  ===========  ==============  ===========

   For the nine months ended September 30, 1995:

                              CCI       CENTURY
                             MERGER       21           RCI
                           --------  -----------  -----------
Elimination of historical
 expense..................   $(529)     $ (5,217)   $(12,698)
Property, equipment and
 furniture and fixtures ..     100           534       5,471
Information data base ....     375            --          --
Intangible assets.........     289         4,540      16,456
                           --------  -----------  -----------
 Total....................   $ 235      $   (143)   $  9,229
                           ========  ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          COLDWELL      OTHER 1996
                               AVIS        BANKER      ACQUISITIONS      TOTAL
                           -----------  -----------  --------------  -----------
Elimination of historical
 expense..................   $(14,253)    $(17,272)      $(2,597)      $(52,566)
Property, equipment and
 furniture and fixtures ..      4,432          867            --         11,404
Information data base ....         --           --            --            375
Intangible assets.........     22,196       15,290         5,701         64,472
                           -----------  -----------  --------------  -----------
 Total....................   $ 12,375     $ (1,115)      $ 3,104       $ 23,685
                           ===========  ===========  ==============  ===========

   For the nine months ended September 30, 1996:

                                                       COLDWELL     OTHER 1996
                                RCI         AVIS        BANKER     ACQUISITIONS      TOTAL
                           -----------  -----------  ----------  --------------  -----------
Elimination of historical
 expense..................   $(13,352)    $(14,247)    $(9,021)       $ (421)      $(37,041)
Property, equipment and
 furniture and fixtures ..      5,471        4,432         482            --         10,385
Intangible assets.........     16,456       22,196       8,495         1,042         48,189
                           -----------  -----------  ----------  --------------  -----------
 Total....................   $  8,575     $ 12,381     $   (44)       $  621       $ 21,533
                           ===========  ===========  ==========  ==============  ===========

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

I. DEPRECIATION AND AMORTIZATION:  (Continued)

 CCI Merger

   The estimated fair values of CCI's information data base, property and equipment and excess of cost over fair value of net assets acquired are $7.5 million, $1.0 million and $33.8 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are ten, five and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on CCI's position as the dominant provider of gambling patron credit information services since 1956, its ability to generate operating profits and expansion of its customer base and the longevity of the casino gaming industry.

 Century 21

   The estimated fair values of Century 21 property and equipment, franchise agreements and excess cost over fair value of net assets acquired are $5.5 million, $33.5 million and $199.7 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are seven, twelve and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on Century 21's position as the world's largest franchisor of residential real estate brokerage offices, the most recognized brand name in the residential real estate brokerage industry and the longevity of the residential real estate brokerage business.

 RCI

   The fair value of RCI's property and equipment is estimated at approximately $55.7 million and is amortized on a straight line basis over the estimated useful lives, ranging from seven to thirty years.

   RCI's intangible assets consist of customer lists and excess of cost over fair value of net assets acquired. The estimated fair value of RCI's customer lists are approximately $100 million and are amortized on a straight-line basis over the period to be benefited which is ten years. The fair value ascribed to customer lists is determined based on the historical renewal rates of RCI members. The fair value of excess of cost over fair value of net assets acquired is estimated at approximately $477.7 million and is determined to have a benefit period of forty years, which is based on RCI being a leading provider of services to the timeshare industry, which includes being the world's largest provider of timeshare exchange programs.

 Avis

   The estimated fair value of Avis' property and equipment intended to be retained by HFS is $96.0 million, comprised primarily of reservation equipment and related assets and to the Avis Headquarters office in excess of historical cost. Such property and equipment is amortized on a straight-line basis over the estimated benefit periods ranging from five to thirty years. Avis's intangible assets recorded by HFS (not applicable to car rental operating subsidiary) are comprised of the Avis trademark, a reservation system and customer data base, and excess of cost over fair value of net assets acquired. The estimated fair value of the Avis trademark is approximately $400 million and is amortized on a straight line basis over a benefit period of 40 years. The estimated fair value of the reservation system and customer data base are approximately 95.0 million and 14.0 million, respectively and are amortized on a straight line basis over the periods to be benefited which are 10 years and 6.5 years, respectively.

   The excess of cost over fair value of net assets acquired applicable to the allocated portion of the business to be retained by HFS is estimated at approximately $317.6 million and is determined to have a

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

I. DEPRECIATION AND AMORTIZATION:  (Continued)

 benefit period of forty years, which is based on Avis' position as the second largest car rental system in the world, the recognition of its brand name in the car rental industry and the longevity of the car rental business.

 Coldwell Banker

   The estimated fair value of Coldwell Banker's property and equipment (excluding land) of $15.7 million, is amortized on a straight-line basis over the estimated benefit periods ranging from five to twenty-five years. Coldwell Banker's intangible assets are comprised of franchise agreements and excess of cost over fair value of net assets acquired. The franchise agreements with the brokerage offices comprising the Trust are valued independently of all other franchise agreements with Coldwell Banker affiliates. Franchise agreements within the Trust and independent of the Trust are valued at $218.5 million and $218.7 million, respectively and are amortized on a straight line basis over the respective benefit periods of forty years and thirty-five years, respectively. The benefit period associated with Trust franchise agreements was based upon a long history of gross commission sustained by the Trust. The benefit period associated with the Coldwell Banker affiliates' franchise agreements was based upon the historical profitability of such agreements and historical renewal rates. The excess of cost over fair value of net assets acquired is estimated at approximately $347.0 million and is determined to have a benefit period of forty years, which is based on Coldwell Banker's position as the largest gross revenue producing real estate company in North America, the recognition of its brand name in the real estate brokerage industry and the longevity of the real estate brokerage business.

 Other 1996 Acquisitions

   The estimated fair values of Other 1996 Acquisitions franchise agreements aggregate $61.0 million and are being amortized on a straight line basis over the periods to be benefited, which range from twelve to thirty years. The estimated fair values of Other Acquisitions excess of cost over fair value of net assets acquired aggregate $187.4 million and are each being amortized on a straight line basis over the periods to be benefited, which are forty years.

J. INTEREST EXPENSE:

                                                                      FOR THE NINE MONTHS
                                                 FOR THE YEAR ENDED          ENDED
                                                    DECEMBER 31,         SEPTEMBER 30,
                                                        1995            1995       1996
                                                ------------------  ----------  ---------
Elimination of historical interest expense of:
 Century 21....................................       $(2,904)        $(2,904)    $    --
 Other 1996 Acquisitions.......................        (3,323)         (1,871)     (1,493)
 RCI...........................................          (536)           (402)       (345)
Reversal of Coldwell Banker....................        (5,329)         (2,958)     (3,155)
Century 21.....................................         2,135           2,135          --
RCI............................................        17,955          13,466      13,466
Minority interest--preferred dividends ........         1,796           1,796          --
4 3/4% Notes to finance Other 1996
 Acquisitions..................................         8,595           6,446       1,270
                                                ------------------  ----------  ---------
  Total........................................       $18,389         $15,708     $ 9,743
                                                ==================  ==========  =========

 Century 21

   The pro forma adjustment reflects the recording of interest expense on $60 million of borrowings under HFS's revolving credit facility at an interest rate of 6.1% which is the variable rate in effect on the date of borrowing. Borrowings represent the amount necessary to finance the initial cash purchase price net of $10.2 million of acquired cash.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

J. INTEREST EXPENSE:  (Continued)

  Coldwell Banker

   The pro forma adjustment reflects the reversal of historical interest expense relating to the following ($000's):

                                                                           FOR THE NINE
                                                    FOR THE YEAR ENDED     MONTHS ENDED
                                                       DECEMBER 31,       SEPTEMBER 30,
                                                           1995           1995      1996
                                                   ------------------  --------  --------
Expense associated with the Owned Brokerage
 Business (i) ....................................        $  138         $   72    $ (179)
Expense associated with revolving credit facility
 borrowings which will be repaid with proceeds
 from offering (ii)...............................         5,191          2,886     3,334
                                                   ------------------  --------  --------
 Total............................................        $5,329         $2,958    $3,155
                                                   ==================  ========  ========

(i) HFS paid substantially all outstanding debt of Coldwell Banker Corporation and subsidiaries ("CB Consolidated") at the consummation date of the acquisition. Therefore, a determination as to the reasonableness of allocated CB Consolidated interest to the Owned Brokerage Business is unnecessary.
(ii) At the date of acquisition, HFS repaid $105 million of Coldwell Banker indebtedness which represented borrowings under a revolving credit facility at a variable rate of interest (LIBOR plus a margin ranging from .5% to 1.25%).

 RCI

   The pro forma adjustment reflects the recording of interest expense on $285 million of borrowings under HFS's revolving credit facilities at an interest rate of 6.3% which is the variable rate in effect on the date of borrowing. Borrowings represent the amount used as partial consideration in the RCI acquisition.

 Minority interest -preferred dividends:

   The pro forma adjustment represents dividends on the redeemable Series A Adjustable Rate Preferred Stock of Century 21.

 4 3/4% Notes

   The pro forma adjustment reflects interest expense and amortization of deferred financing costs related to the February 22, 1996 issuance of the 4 3/4% Notes (5.0% effective interest rate) to the extent that such proceeds were used to finance the Acquisitions of ERA ($36.8 million), Travelodge ($39.3 million), and Century 21 NORS ($95.0 million).

 Effect of a 1/8% variance in variable interest rates

   As mentioned above, interest expense was incurred on borrowings under the Company's revolving credit facility which partially funded the acquisitions of Century 21 and RCI. The Company recorded interest expense using the variable interest rate in effect on the respective borrowing dates. The

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

J. INTEREST EXPENSE:  (Continued)

 effect on pro forma net income assuming a 1/8% variance in the variable interest rate used to calculate interest expense is as follows ($000's):

                                        CENTURY 21    RCI     TOTAL
                                      ------------  ------  -------
Year Ended December 31, 1995.........      $26        $209    $235
Nine Months Ended September 30,
 1995................................       26         157     183
Nine Months Ended September 30,
 1996................................       --         157     157

------------
The pro forma net income effects of a 1/8% variance in the interest rate has no impact on earnings per share for all periods presented.

K. OTHER EXPENSES:

   The pro forma adjustment eliminates charitable contributions made by the former stockholder of RCI and accounting, legal and other administrative expenses allocated to CCI, all of which would not have been incurred by the Company. Such expenses are summarized as follows ($000's):

                                                    FOR THE NINE
                                  FOR THE YEAR         MONTHS
                                      ENDED            ENDED
                                DECEMBER 31, 1995   1995    1996
                               -----------------  ------   -----
RCI Charitable Contributions         $1,200         $303    $345
CCI Administrative Expenses  .          399          399      --
                               -----------------  ------  ------
                                     $1,599         $702    $345
                               =================  ======  ======

L. INCOME TAXES:

   The pro forma adjustment to income taxes is comprised of ($000's):

                                                                       FOR THE NINE MONTHS
                                                 FOR THE YEAR ENDED           ENDED
                                                    DECEMBER 31,          SEPTEMBER 30,
                                                        1995            1995         1996
                                                ------------------  -----------  -----------
Reversal of historical (provision) benefit of:
 Company.......................................       $(55,175)       $(41,820)    $(82,630)
 CCI...........................................           (313)           (313)          --
 Century 21....................................         (2,097)         (2,097)          --
 RCI...........................................         (4,464)         (1,940)      (2,370)
 Avis..........................................         (4,100)            (18)         (96)
 Coldwell Banker...............................        (24,385)        (16,422)      10,432
 Travelodge....................................         (1,132)           (834)          --
Pro forma provision............................        112,395          78,935      120,331
                                                ------------------  -----------  -----------
  Total........................................       $ 20,729        $ 15,491     $ 45,667
                                                ==================  ===========  ===========

   The pro forma effective tax rates are approximately 1% higher than HFS's historical effective tax rates due to non-deductible excess of cost over fair value of net assets required to be recorded in connection with the acquisitions of Avis and RCI. The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)
 M. WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

   The pro forma adjustment to weighted average shares consists of the following (000's):

                                                                                     FOR THE NINE
                                                   ISSUANCE    FOR THE YEAR ENDED    MONTHS ENDED
                                                   PRICE PER      DECEMBER 31,       SEPTEMBER 30,
                                                     SHARE            1995           1995     1996
                                                 -----------  ------------------  --------  -------
CCI (including dilutive impact of warrants)(1) .    $15.30              896          1,180       --
Century 21 (2) .................................    $49.88            2,334          3,120       --
Avis Offering (3) ..............................    $74.06            4,569          4,569    4,569
RCI (4) ........................................    $75.00            1,000          1,000    1,000
Second Quarter 1996 Offering--Coldwell Banker
 (5) ...........................................    $59.99           12,838         12,838    7,122
Second Quarter 1996 Offering--Avis (6)  ........    $59.99            6,121          6,121    3,401
Century 21 NORS (7) ............................    $49.83              923            923      418
                                                              ------------------  --------  -------
 Total..........................................                     28,681         29,751   16,510
                                                              ==================  ========  =======

(1)    Date of Acquisition, May 11, 1995
(2)    Date of Acquisition, August 1, 1995
(3)    Date of Acquisition, October 17, 1996
(4)    Date of Acquisition, November 12, 1996
(5)    Date of Acquisition, May 31, 1996
(6)    Date of Acquisition, October 17, 1996
(7)    Date of Acquisition, April 3, 1996

   The unaudited Pro Forma Consolidated Statements of Operations are presented as if the acquisitions took place at the beginning of the periods presented; thus, the stock issuances and warrants assumed referred to above are considered outstanding as of the beginning of the period for purposes of per share calculations.

N. ESTIMATED SELLING GENERAL AND ADMINISTRATIVE COST SAVINGS:

   In connection with its acquisitions, HFS developed related business plans to restructure each of the respective acquired companies which will result in future cost savings subsequent to the acquisitions. HFS restructuring plans in each case were developed prior to the consummation of the respective acquisitons and were implemented concurrent with the consummation of the acquistions. Restructuring plans included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS' specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to each acquisition that existed prior to consummation. In addition, there are incremental costs in the conduct of activities of the acquired companies prior to the acquistions that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisitions occurred on January 1, 1995 and the related impact of such cost savings on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

N. ESTIMATED SELLING GENERAL AND ADMINISTRATIVE COST SAVINGS:  (Continued)

    For the year ended December 31, 1995:

                       CENTURY              COLDWELL
                         21        RCI       BANKER
                     ---------  --------  ----------
Payroll and
 related............   $10,885    $1,198    $10,682
Professional........     2,693     1,000      1,500
Occupancy...........     3,628        --         --
Other...............     3,128     2,900     (1,517)
                     ---------  --------  ----------
 Total..............   $20,334    $5,098    $10,665
                     =========  ========  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       CENTURY 21
                          NORS       TRAVELODGE     ERA       TOTAL
                     ------------  ------------  --------  ---------
Payroll and
 related............    $ 7,706        $1,110      $7,236    $38,817
Professional........      1,486           154         387      7,220
Occupancy...........      2,754           186       1,172      7,740
Other...............      2,326           167       1,036      8,040
                     ------------  ------------  --------  ---------
 Total..............    $14,272        $1,617      $9,831    $61,817
                     ============  ============  ========  =========

   For the nine months ended September 30, 1995:

                       CENTURY              COLDWELL
                         21        RCI       BANKER
                     ---------  --------  ----------
Payroll and
 related............   $10,885    $  914    $ 9,830
Professional........     2,693       750      1,573
Occupancy...........     3,628        --         --
Other...............     3,128     1,275     (1,072)
                     ---------  --------  ----------
 Total..............   $20,334    $2,939    $10,331
                     =========  ========  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       CENTURY 21
                          NORS       TRAVELODGE     ERA       TOTAL
                     ------------  ------------  --------  ---------
Payroll and
 related............     $5,354         $502       $1,526    $29,011
Professional........      1,063           70           --      6,149
Occupancy...........      1,944           84          666      6,322
Other...............      1,528           74          983      5,916
                     ------------  ------------  --------  ---------
 Total..............     $9,889         $730       $3,175    $47,398
                     ============  ============  ========  =========

   For the nine months ended September 30, 1996:

                                 COLDWELL    CENTURY 21
                        RCI       BANKER        NORS
                     --------  ----------  ------------
Payroll and
 related............   $  880     $5,462       $2,425
Professional........      750      1,055          705
Occupancy...........       --         --          604
Other...............    1,333       (604)       1,069
                     --------  ----------  ------------
 Total..............   $2,963     $5,913       $4,803
                     ========  ==========  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       TRAVELODGE    ERA     TOTAL
                     ------------  ------  --------
Payroll and
 related............      $25        $222   $ 9,014
Professional........        4          --     2,514
Occupancy...........        4         102       710
Other...............        4         157     1,959
                     ------------  ------  --------
 Total..............      $37        $481   $14,197
                     ============  ======  ========

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENTS OF OPERATIONS--(CONTINUED)

N. ESTIMATED SELLING GENERAL AND ADMINISTRATIVE COST SAVINGS:  (Continued)

    The impact on pro forma net income and net income per share of the estimated SG&A cost savings are as follows:

                                                              FOR THE NINE-MONTH
                                        FOR THE YEAR ENDED          ENDED
                                           DECEMBER 31,         SEPTEMBER 30,
                                       ------------------  ----------------------
                                               1995            1995        1996
                                       ------------------  ----------  ----------
Income before taxes, as reported  ....       $272,320        $191,253    $291,551
SG&A adjustments .....................         61,817          47,398      14,197
Income before taxes, as adjusted  ....        334,137         238,651     305,748
Income taxes .........................        137,908          98,497     126,190
                                       ------------------  ----------  ----------
Net income, as adjusted ..............       $196,229        $140,154    $179,558
                                       ==================  ==========  ==========
Net income per share (primary):
 As adjusted .........................       $   1.41        $   1.03    $   1.24
                                       ==================  ==========  ==========
 As reported .........................       $   1.15        $    .83    $   1.18
                                       ==================  ==========  ==========
Net income per share (fully diluted):
 As adjusted .........................       $   1.39        $   1.01    $   1.23
                                       ==================  ==========  ==========
 As reported .........................       $   1.14        $    .82    $   1.18
                                       ==================  ==========  ==========

O. ACCRUED ACQUISITION LIABILITIES:

   The Company has recorded liabilities for charges to be incurred in connection with the restructuring of acquired Century 21, Century 21 NORS, ERA and Coldwell Banker operations. These acquisitions were consummated in 1995 and 1996 and resulted in the consolidation of facilities, involuntary termination and relocation of employees, and elimination of duplicative operating and overhead activities. The following table provides details of these charges by type. At September 30, 1996 the Company was substantially complete with its restructuring Plan.

                                       CENTURY 21               COLDWELL
                         CENTURY 21       NORS         ERA       BANKER
                       ------------  ------------  ---------  ----------
Personnel related  ...    $12,647        $1,720      $ 8,000     $4,237
Facility related  ....     16,511         2,293        1,558      5,491
Other costs ..........        990           711          501        211
                       ------------  ------------  ---------  ----------
Total.................    $30,148        $4,724      $10,059     $9,939
                       ============  ============  =========  ==========
Terminated employees          325

   Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation of excess office space. Through September 30, 1996 approximately $25.6 million, $2.5 million, $4.6 million and $2.9 million were paid by Century 21, Century 21 NORS, ERA and Coldwell Banker, respectively and charged against the restructuring liability.

P. TRUST CONTRIBUTION

   Included in HFS historical SG&A for the nine months ended September 30, 1996, is a $5 million charge associated with the Company's contribution of the Owned Brokerage Business to the Trust. The charge represents the fair value of the Owned Brokerage Business based upon a valuation which considered earnings, cash flow, assets and business prospects of the contributed business.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
            COMBINING HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS
                                FOR THE MERGER

   The accompanying combining consolidated financial statements give effect to the business combination of HFS and PHH which will be accounted for as a pooling of interests. Accordingly, the underlying combining historical consolidated balance sheet as of September 30, 1996 and the combining historical consolidated statements of income for each of the years ended December 31, 1993, 1994 and 1995, and each of the nine month periods ended September 30, 1995 and 1996, reflects the combining of the historical financial results of PHH with the historical consolidated financial results of HFS. HFS expects to recognize a one-time charge related to transaction and business combination costs in connection with the Merger, which is not reflected in the combining historical consolidated statements of income.

   The combining historical consolidated financial statements reflect adjustments for the pooling of HFS and PHH including reclassifications to conform to the presentation expected to be used by the merged companies and shares issued as consideration in connection with the Merger.

   The Pro forma financial statements include a one-time pre-tax restructuring charge incurred in connection with the Merger. The charge includes severance, facility consolidation and other transaction related costs associated with the integration of HFS and PHH businesses. HFS estimates the charge to approximate $267 million before related income tax benefits and is not aware of any other material merger related costs which will be incurred in periods subsequent to the consummation date. HFS expects this charge to result in annual pre-tax savings of approximately $100 million with the full benefit of the cost reductions beginning in 1998.

   The combining historical consolidated financial statements include certain adjustments described in the Notes to Combining Historical Consolidated Financial Statements and should be read in conjunction therewith and with the consolidated financial statements and related notes thereto of HFS and PHH included elsewhere in this Joint Proxy Statement/Prospectus.

TERMS OF THE MERGER

   Approval of the share issuance by HFS stockholders and approval of the Merger proposed by PHH stockholders are conditions to consummation of the Merger.

   In the Merger, each outstanding share of common stock of PHH, other than PHH Common Stock held by PHH or held by HFS, will be converted into the right to receive that fraction of a share of HFS Common Stock (the "Conversion Number") represented by the number determined by dividing $49.50 by the average of HFS Common Stock over a period of twenty trading days preceding the fifth trading day prior to the date of the special meeting of stockholders of PHH (the "Pricing Period"); provided however that in no event will such number be greater than 0.8250 or less than 0.6111. In addition, in the Merger, shares of HFS Common Stock will be issued in exchange for the currently outstanding options to purchase shares of PHH Common Stock.

   As a result of the conversion formula described above, if the average price of HFS Common Stock during the Pricing Period is within the range of $60.00 to $81.00, holders of PHH Common Stock will receive that fraction of a share of HFS Common Stock having a value (based on the average price of such shares during the Pricing Period) of $49.50 for each share of PHH Common Stock (and the Conversion Number will fluctuate accordingly), but if the average price of HFS Common Stock during the Pricing Period is less than $60.00 or greater than $81.00, the Conversion Number will be fixed at 0.8250 or 0.6111, respectively, resulting in the issuance of a number of shares of HFS Common Stock for each share of PHH Common Stock having a value (based on the average price of such shares during the Pricing Period) less than or more than $49.50, as the case may be. Based on the number of shares of PHH Common Stock outstanding on the Record Date, the number of shares of HFS Common Stock to be issued upon conversion of outstanding shares of PHH Common Stock will be not less than approximately 21.3 million shares and not more than approximately 28.8 million shares. (See "The Merger Agreement--General; conversion of shares")

                                   SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
                 COMBINING HISTORICAL CONSOLIDATED BALANCE SHEET   PAGE 1 OF 2
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                         HISTORICAL
                                                --------------------------
                                                                               PRO FORMA     COMBINED
                                                     HFS         PHH (1)      ADJUSTMENTS    COMPANIES
                                                ------------  ------------  -------------  -----------
ASSETS
 Current assets
  Cash and cash equivalents ...................   $  471,194    $   11,450     $     --     $  482,644
  Restricted Cash..............................                                  89,849 (A)     89,849
  Relocation receivables ......................      136,052       666,905           --        802,957
  Other accounts and notes receivable--net ....      113,175       442,951       (6,800)(A)    549,326
  Other current assets ........................       59,081        58,916       56,000 (A)    173,997
                                                ------------  ------------  -------------  -----------
TOTAL CURRENT ASSETS ..........................      779,502     1,180,222      139,049      2,098,773
                                                ------------  ------------  -------------  -----------
 Property and equipment--net ..................      106,233        92,846       (6,500)(A)    192,579
 Franchise agreements--net ....................    1,027,711            --                   1,027,711
 Excess of cost over fair value of net assets
  acquired--net ...............................      906,540        47,656      (22,500)(A)    931,696
 Other assets .................................       80,064       125,384       (7,300)(A)    198,148
                                                ------------  ------------  -------------  -----------
TOTAL .........................................    2,900,050     1,446,108      102,749      4,448,907
                                                ------------  ------------  -------------  -----------
ASSETS UNDER FLEET MANAGEMENT AND MORTGAGE
 PROGRAMS
 Net investment in leases and leased vehicles             --     3,285,721           --      3,285,721
 Mortgage loans held for sale .................           --       872,404           --        872,404
 Mortgage servicing rights and fees ...........           --       280,344           --        280,344
                                                ------------  ------------  -------------  -----------
TOTAL .........................................           --     4,438,469           --      4,438,469
                                                ------------  ------------  -------------  -----------
TOTAL ASSETS ..................................   $2,900,050    $5,884,577     $102,749     $8,887,376
                                                ============  ============  =============  ===========

------------
(1)      The historical PHH balance sheet is as of October 31, 1996.
Note: Certain reclassifications have been made to the historical consolidated balance sheets of HFS and PHH to conform to the presentation expected to be used by the merged companies.

     See notes to combining historical consolidated financial statements.

                                   SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
                 COMBINING HISTORICAL CONSOLIDATED BALANCE SHEET   PAGE 2 OF 2
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                     HISTORICAL
                                            --------------------------
                                                                           PRO FORMA      COMBINED
                                                 HFS         PHH (1)      ADJUSTMENTS     COMPANIES
                                            ------------  ------------  --------------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
  Accounts payable and other accrued
   liabilities ............................   $  160,357    $  418,143     $  76,651 (B) $  655,151
  Deferred revenue--net ...................       24,655            --            --         24,655
  Income taxes payable ....................       81,633            --            --         81,633
  Accrued acquisition obligations  ........       40,287            --       193,900 (A)    234,187
  Current portion of long-term debt  ......       29,907            --            --         29,907
                                            ------------  ------------  --------------  -----------
TOTAL CURRENT LIABILITIES .................      336,839       418,143       270,551      1,025,533
                                            ------------  ------------  --------------  -----------
  Long-term debt ..........................      541,563            --       584,796 (C)  1,216,208
                                                                              89,849 (A)
  Deferred revenue ........................        7,299       114,021       (76,651)(B)     44,669
  Other non-current liabilities ...........       23,960            --        30,000 (A)     53,960
  Deferred income taxes ...................       85,400            --       (12,000)(A)     73,400
                                            ------------  ------------  --------------  -----------
TOTAL .....................................      995,061       532,164       886,545      2,413,770
                                            ------------  ------------  --------------  -----------
LIABILITIES UNDER FLEET MANAGEMENT AND
 MORTGAGE PROGRAMS
 Debt......................................           --     4,476,805      (584,796)(C)  3,892,009
 Deferred income taxes.....................           --       221,700            --        221,700
                                            ------------  ------------  --------------  -----------
  Total....................................           --     4,698,505      (584,796)     4,113,709
                                            ------------  ------------  --------------  -----------
STOCKHOLDERS' EQUITY
 Common stock--Issued and Outstanding:
  Historical HFS, 123,720, Historical PHH,
  34,886 and Combined Companies, between
  145,039 and 152,501......................        1,237        99,820       (99,563) (D)     1,494
 Additional paid-in capital................    1,705,541            --        99,563 (D)  1,805,104
 Retained earnings.........................      206,236       568,400      (199,000)(A)    575,636
 Treasury stock............................       (8,025)           --            --         (8,025)
 Foreign currency equity adjustment .......           --       (14,312)           --        (14,312)
                                            ------------  ------------  --------------  -----------
TOTAL STOCKHOLDERS' EQUITY.................    1,904,989       653,908      (199,000)     2,359,897
                                            ------------  ------------  --------------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY....................................   $2,900,050    $5,884,577     $ 102,749     $8,887,376
                                            ============  ============  ==============  ===========

------------
(1)      The historical PHH balance sheet is as of October 31, 1996.
Note: Certain reclassifications have been made to the historical consolidated balance sheets of HFS and PHH to conform to the presentation expected to be used by the merged companies.

See notes to combining historical consolidated financial statements.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
            COMBINING HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1993
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                         -----------------------     PRO FORMA       COMBINED
                                             HFS        PHH (1)     ADJUSTMENTS     COMPANIES
                                         ----------  -----------  --------------  ------------
NET REVENUES
 Service fees...........................   $245,189   $       --     $  188,060 (E) $ 433,249
 Real estate services...................         --      221,907             --       221,907
                                         ----------  -----------  --------------  ------------
 Service fees, net......................    245,189      221,907        188,060       655,156
                                         ----------  -----------  --------------  ------------
 Fleet management.......................         --    1,140,557       (188,060) (E)  952,497
  Depreciation on vehicles under
   operating leases.....................         --     (790,864)            --      (790,864)
  Interest..............................         --           --       (111,939) (F) (111,939)
                                         ----------  -----------  --------------  ------------
 Fleet management, net .................         --      349,693       (299,999)       49,694
                                         ----------  -----------  --------------  ------------
 Mortgage Services .....................         --      150,414             --       150,414
  Amortization of Mortgage Servicing
   rights and fees .....................         --           --        (30,080)(G)   (30,080)
  Interest .............................         --           --        (26,569)(I)   (26,569)
                                         ----------  -----------  --------------  ------------
 Mortgage Services, net ................         --      150,414        (56,649)       93,765
                                         ----------  -----------  --------------  ------------
 Other..................................     11,881           --             --        11,881
                                         ----------  -----------  --------------  ------------
Net revenues............................    257,070      722,014       (168,588)      810,496
                                         ----------  -----------  --------------  ------------
EXPENSES
 Marketing and reservation..............    116,700           --             --       116,700
 Selling, general and administrative ...     40,315      293,161        (20,147) (H)  313,329
 Costs, including interest, of carrying
  and reselling homes...................         --      125,669         (4,575) (H)  121,094
 Direct costs of mortgage services .....         --       56,557        (30,080) (G)   26,477
 Depreciation and amortization..........     19,153           --         24,722 (H)    43,875
                                                                       (111,939)(F)    21,410
 Interest...............................     20,234      139,684        (26,569)(I)
                                         ----------  -----------  --------------  ------------
  Total expenses........................    196,402      615,071       (168,588)      642,885
                                         ----------  -----------  --------------  ------------
Income before income taxes .............     60,668      106,943             --       167,611
Provision for income taxes..............     26,345       43,917             --        70,262
                                         ----------  -----------  --------------  ------------
Income from continuing operations ......   $ 34,323   $   63,026     $       --     $  97,349
                                         ==========  ===========  ==============  ============
PER SHARE INFORMATION (PRIMARY)
 Income from continuing operations  ....   $    .35   $     1.78                    $     .78 (J)
                                         ==========  ===========                  ============
 Weighted average common and common
  equivalent shares outstanding.........     98,920       35,372         26,133 (J)   125,053 (J)
                                         ==========  ===========  ==============  ============
PER SHARE INFORMATION (FULLY DILUTED)
 Income from continuing operations  ....   $    .34   $     1.78                    $     .77 (J)
                                         ==========  ===========                  ============
 Weighted average common and  common
 equivalent shares  outstanding.........    100,228       35,423         26,171 (J)   126,399 (J)
                                         ==========  ===========  ==============  ============

------------
(1) The historical consolidated statement of income of PHH is for the twelve months ended January 31, 1994.
Note: Certain reclassifications have been made to the historical operating results of HFS and PHH to conform to the presentation expected to be used by the merged companies.

See notes to combining historical consolidated financial statements.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
            COMBINING HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL
                                        -----------------------     PRO FORMA       COMBINED
                                            HFS        PHH (1)     ADJUSTMENTS     COMPANIES
                                        ----------  -----------  --------------  ------------
NET REVENUES
 Service fees..........................   $283,244   $       --     $ 202,031 (E)  $  485,275
 Real estate services..................         --      226,420            --         226,420
                                        ----------  -----------  --------------  ------------
 Service fees, net.....................    283,244      226,420       202,031         711,695
                                        ----------  -----------  --------------  ------------
 Fleet management......................         --    1,225,815      (202,031)(E)   1,023,784
  Depreciation on vehicles under
   operating leases....................         --     (849,523)           --        (849,523)
  Interest.............................         --           --      (126,721)(F)    (126,721)
                                        ----------  -----------  --------------  ------------
 Fleet management, net.................         --      376,292      (328,752)         47,540
                                        ----------  -----------  --------------  ------------
 Mortgage Services ....................         --      127,551            --         127,551
  Amortization of Mortgage Servicing
   rights and fees ....................         --           --       (20,284)(G)     (20,284)
  Interest ............................         --           --       (32,773)(I)     (32,773)
                                        ----------  -----------  --------------  ------------
 Mortgage Services, net ...............         --      127,551       (53,057)         74,494
                                        ----------  -----------  --------------  ------------
 Other.................................     29,303           --            --          29,303
                                        ----------  -----------  --------------  ------------
 Net revenues..........................    312,547      730,263      (179,778)        863,032
                                        ----------  -----------  --------------  ------------
EXPENSES
 Marketing and reservation.............    130,268           --            --         130,268
 Selling, general and administrative ..     46,018      295,345       (26,230)(H)     315,133
 Costs, including interest, of
  carrying and reselling homes.........         --      117,174        (3,759)(H)     113,415
 Direct costs of mortgage services ....         --       41,221       (20,284)(G)      20,937
 Depreciation and amortization.........     23,723           --        29,989 (H)      53,712
 Interest..............................     18,685      159,765      (126,721)(F)      18,956
                                                                      (32,773)(I)
Other.................................      3,210           --            --           3,210
                                        ----------  -----------  --------------  ------------
  Total expenses.......................    221,904      613,505      (179,778)        655,631
                                        ----------  -----------  --------------  ------------
Income before income taxes.............     90,643      116,758            --         207,401
Provision for income taxes.............     37,154       47,714            --          84,868
                                        ----------  -----------  --------------  ------------
Net income.............................   $ 53,489   $   69,044     $      --      $  122,533
                                        ==========  ===========  ==============  ============
PER SHARE INFORMATION (PRIMARY)
 Net income ...........................   $    .53   $     1.99                    $      .97 (J)
                                        ==========  ===========                  ============
 Weighted average common and common
  equivalent shares outstanding  ......    100,874       34,741        25,667 (J)     126,541 (J)
                                        ==========  ===========  ==============  ============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income............................   $    .53   $     1.99                    $      .97 (J)
                                        ==========  ===========  ==============  ============
 Weighted average common and common
  equivalent shares outstanding........    100,874       34,775        25,692 (J)     126,566 (J)
                                        ==========  ===========  ==============  ============

------------
(1) The historical consolidated statement of income of PHH is for the twelve months ended January 31, 1995.
Note: Certain reclassifications have been made to the historical operating results of HFS and PHH to conform to the presentation expected to be used by the merged companies.

See notes to combining historical consolidated financial statement.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
            COMBINING HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL
                                        -----------------------     PRO FORMA       COMBINED
                                            HFS        PHH (1)     ADJUSTMENTS     COMPANIES
                                        ----------  -----------  --------------  ------------
NET REVENUES
 Service fees..........................   $369,442   $       --     $ 203,390 (E)  $  572,832
 Real estate services..................         --      250,154            --         250,154
                                        ----------  -----------  --------------  ------------
 Service fees, net.....................    369,442      250,154       203,390         822,986
                                        ----------  -----------  --------------  ------------
 Fleet management......................         --    1,347,870      (203,390)(E)   1,144,480
  Depreciation on vehicles under
   operating leases....................         --     (929,341)           --        (929,341)
  Interest.............................         --           --      (159,652)(F)    (159,652)
                                        ----------  -----------  --------------  ------------
 Fleet management, net.................         --      418,529      (363,042)         55,487
 Mortgage Services ....................         --      173,787            --         173,787
  Amortization of Mortgage Servicing
   rights and fees ....................         --           --       (30,667)(G)     (30,667)
  Interest ............................         --           --       (49,869)(I)     (49,869)
                                        ----------  -----------  --------------  ------------
 Mortgage Services, net ...............         --      173,787       (80,536)         93,251
                                        ----------  -----------  --------------  ------------
 Other.................................     43,541           --            --          43,541
                                        ----------  -----------  --------------  ------------
Net revenues...........................    412,983      842,470      (240,188)      1,015,265
                                        ----------  -----------  --------------  ------------
EXPENSES
 Marketing and reservation.............    143,965           --            --         143,965
 Selling, general and administrative ..     78,232      310,567       (29,692)(H)     359,107
 Costs, including interest, of
  carrying and reselling homes.........         --      125,925        (2,629)(H)     123,296
 Direct costs of mortgage services ....         --       60,498       (30,667)(G)      29,831
 Depreciation and amortization.........     30,857           --        32,321 (H)      63,178
 Interest..............................     21,789      212,365      (159,652)(F)      24,633
                                                                      (49,869)(I)
 Other.................................      3,235           --            --           3,235
                                        ----------  -----------  --------------  ------------
  Total expenses.......................    278,078      709,355      (240,188)        747,245
                                        ----------  -----------  --------------  ------------
Income before income taxes.............    134,905      133,115            --         268,020
Provision for income taxes.............     55,175       54,995            --         110,170
                                        ----------  -----------  --------------  ------------
Net income.............................   $ 79,730   $   78,120     $      --      $  157,850
                                        ==========  ===========  ==============  ============
PER SHARE INFORMATION (PRIMARY)
 Net income ...........................   $    .74   $     2.25                    $     1.16 (J)
                                        ==========  ===========                  ============
 Weighted average common and common
  equivalent shares outstanding  ......    113,817       34,755        25,677 (J)     139,494 (J)
                                        ==========  ===========  ==============  ============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income............................   $    .73   $     2.24                    $     1.15 (J)
                                        ==========  ===========  ==============  ============
 Weighted average common and common
  equivalent shares outstanding........    115,654       34,951        25,822 (J)     141,476 (J)
                                        ==========  ===========  ==============  ============

------------
(1) The historical consolidated statement of income of PHH is for the twelve months ended January 31, 1996.
Note: Certain reclassifications have been made to the historical operating results of HFS and PHH to conform to the presentation expected to be used by the merged companies.

See notes to combining historical consolidated financial statements.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
            COMBINING HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               HISTORICAL                            PRO FORMA
                                        -----------------------     PRO FORMA     HISTORICAL HFS,
                                            HFS        PHH (1)     ADJUSTMENTS      AS RESTATED
                                        ----------  -----------  --------------  ---------------
NET REVENUES
 Service fees..........................   $268,862   $       --     $ 150,028 (E)    $ 418,890
 Real estate services..................         --      190,451            --          190,451
                                        ----------  -----------  --------------  ---------------
 Service fees, net.....................    268,862      190,451       150,028          609,341
                                        ----------  -----------  --------------  ---------------
 Fleet management......................         --    1,003,355      (150,028)(E)      853,327
  Depreciation on vehicles under
   operating leases....................         --     (692,788)           --         (692,788)
  Interest.............................         --           --      (117,373)(F)     (117,373)
                                        ----------  -----------  --------------  ---------------
 Fleet management, net.................         --      310,567      (267,401)          43,166
                                        ----------  -----------  --------------  ---------------
 Mortgage Services ....................         --      124,144            --          124,144
  Amortization of Mortgage Servicing
   rights and fees ....................         --           --       (18,981)(G)      (18,981)
  Interest ............................         --           --       (35,342)(I)      (35,342)
                                        ----------  -----------  --------------  ---------------
 Mortgage services, net................         --      124,144       (54,323)          69,821
                                        ----------  -----------  --------------  ---------------
 Other.................................     30,869           --            --           30,869
                                        ----------  -----------  --------------  ---------------
Net revenues...........................    299,731      625,162      (171,696)         753,197
                                        ----------  -----------  --------------  ---------------
EXPENSES
 Marketing and reservation.............    110,842           --            --          110,842
 Selling, general and administrative ..     47,700      232,698       (22,452)(H)      257,946
 Costs, including interest, of
  carrying and reselling homes.........         --       97,698        (2,088)(H)       95,610
 Direct costs of mortgage services ....         --       40,093       (18,981)(G)       21,112
 Depreciation and amortization.........     21,721           --        24,540 (H)       46,261
 Interest..............................     16,272      154,638      (117,373)(F)       18,195
                                                                      (35,342)(I)
 Other.................................      2,012           --            --            2,012
                                        ----------  -----------  --------------  ---------------
  Total expenses.......................    198,547      525,127      (171,696)         551,978
                                        ----------  -----------  --------------  ---------------
Income before income taxes.............    101,184      100,035            --          201,219
Provision for income taxes.............     41,820       41,397            --           83,217
                                        ----------  -----------  --------------  ---------------
Net income.............................   $ 59,364   $   58,638     $      --        $ 118,002
                                        ==========  ===========  ==============  ===============
PER SHARE INFORMATION (PRIMARY)
 Net income............................   $    .57   $     1.70                      $     .90 (J)
                                        ==========  ===========                  ===============
 Weighted average common and common
  equivalent shares outstanding  ......    109,564       34,484        25,477 (J)      135,041 (J)
                                        ==========  ===========  ==============  ===============
PER SHARE INFORMATION (FULLY DILUTED)
 Net income............................   $    .56   $     1.70                      $     .88 (J)
                                        ==========  ===========  ==============  ===============
 Weighted average common and common
  equivalent shares outstanding........    112,056       34,594        25,558 (J)      137,614 (J)
                                        ==========  ===========  ==============  ===============

------------
(1) The historical consolidated statement of income of PHH is for the nine months ended October 31, 1995.
Note: Certain reclassifications have been made to the historical operating results of HFS and PHH to conform to the presentation expected to be used by the merged companies.

See notes to combining historical consolidated financial statements.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
            COMBINING HISTORICAL CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL                            PRO FORMA
                                            -----------------------     PRO FORMA     HISTORICAL HFS,
                                                HFS        PHH (1)     ADJUSTMENTS      AS RESTATED
                                            ----------  -----------  --------------  ---------------
NET REVENUES
 Service fees..............................   $468,277   $       --     $ 152,602 (E)   $  620,879
 Real estate services......................         --      198,626            --          198,626
                                            ----------  -----------  --------------  ---------------
 Service fees, net.........................    468,277      198,626       152,602          819,505
                                            ----------  -----------  --------------  ---------------
 Fleet management..........................         --    1,042,984      (152,602)(E)      890,382
  Depreciation on vehicles under operating
   leases..................................         --     (727,457)           --         (727,457)
  Interest.................................         --           --      (120,404)(F)     (120,404)
                                            ----------  -----------  --------------  ---------------
 Fleet management, net.....................         --      315,527      (273,006)          42,521
                                            ----------  -----------  --------------  ---------------
 Mortgage Services ........................         --      188,636            --          188,636
  Amortization of Mortgage
   Servicing rights and fees ..............         --           --       (38,720)(G)      (38,720)
  Interest ................................         --           --       (48,337)(I)      (48,337)
                                            ----------  -----------  --------------  ---------------
 Mortgage services, net....................         --      188,636       (87,057)         101,579
                                            ----------  -----------  --------------  ---------------
 Other.....................................     81,733           --            --           81,733
                                            ----------  -----------  --------------  ---------------
Net revenues...............................    550,010      702,789      (207,461)       1,045,338
                                            ----------  -----------  --------------  ---------------
EXPENSES
 Marketing and reservation.................    130,728           --            --          130,728
 Selling, general and administrative ......    139,709      249,693       (19,808)(H)      369,594
 Costs, including interest, of carrying
  and reselling homes......................         --       87,181        (1,370)(H)       85,811
 Direct costs of mortgage services ........         --       77,718       (38,720)(G)       38,998
 Depreciation and amortization.............     41,129           --        21,178 (H)       62,307
 Interest..................................     22,194      169,933      (120,404)(F)       23,386
                                                                          (48,337)(I)
 Other.....................................     10,988           --            --           10,988
                                            ----------  -----------  --------------  ---------------
  Total expenses...........................    344,748      584,525      (207,461)         721,812
                                            ----------  -----------  --------------  ---------------
Income before income taxes.................    205,262      118,264            --          323,526
Provision for income taxes.................     82,630       48,253            --          130,883
                                            ----------  -----------  --------------  ---------------
Net income.................................   $122,632   $   70,011     $      --       $  192,643
                                            ==========  ===========  ==============  ===============
 PER SHARE INFORMATION (PRIMARY)
 Net income ...............................   $    .96   $     1.99                     $     1.25 (J)
                                            ==========                               ===============
 Weighted average common and common
  equivalent shares outstanding ...........    130,960       35,211        26,014 (J)      156,974 (J)
                                            ==========  ===========  ==============  ===============
 PER SHARE INFORMATION (FULLY DILUTED)
 Net income................................   $    .96   $     1.99                     $     1.24 (J)
                                            ==========  ===========  ==============  ===============
 Weighted average common and common
  equivalent shares outstanding............    131,684       35,269        26,057 (J)      157,741 (J)
                                            ==========  ===========  ==============  ===============

------------
(1) The historical consolidated statement of income of PHH is for the nine months ended October 31, 1996.
Note: Certain reclassifications have been made to the historical operating results of HFS and PHH to conform to the presentation expected to be used by the merged companies.

See notes to combining historical consolidated financial statements.

                                  SECTION C
                      HFS INCORPORATED AND SUBSIDIARIES
                  NOTES TO COMBINING HISTORICAL CONSOLIDATED
                             FINANCIAL STATEMENTS

A.     RESTRUCTURING LIABILITY AND RESTRICTED CASH:

     The pro forma adjustment reflects a liability established for restructuring the HFS and PHH businesses, including involuntary termination of employees, facility and system terminations, costs associated with exiting certain activities, and merger related professional fees, based on management's preliminary assessment of such actions to be taken:

                                          RESTRUCTURING
                                              CHARGE
                                        ----------------
                                          BOOK      TAX
                                          BASIS    BASIS
                                        -------  -------
Professional fees......................   $ 43     $  20
Severance..............................    109        74
Facility and system terminations ......     44        44
Other transaction related costs .......     71        37
Restructuring charge, pre-tax..........    267       175
Statutory tax rate.....................             38.9%
                                                 -------
Tax benefit (effective tax rate
 25.5%)................................     68     $  68
                                        -------  -------
After-tax charge.......................   $199
                                        -------

  The restructuring charge includes the write-off or reserve of $43.1 million for impaired assets as a result of exiting certain activities and the recording of deferred taxes ($56.0 million current and $12.0 million non-current) associated with the charge. Also included in the restructuring charge is the effect of $89.8 million of employee benefit related liabilities which were required to be funded prior to consummation of the Merger. PHH funded several grantor trusts in accordance with the Merger Agreement. This amount is disclosed as restricted cash in the pro forma balance sheet.

B.     ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES:

    The pro forma adjustment reclassifies advances from relocation clients from deferred revenue to accounts payable and other accrued liabilities. This adjustment is made to conform to the presentation expected to be used by the merged companies.

C.     LONG-TERM DEBT:

    This pro forma adjustment reclassifies the portion of long-term debt associated with real estate services activities from Liabilities under Fleet Management and Mortgage Programs to Long-term debt. This adjustment was made to conform to the presentation expected to be used by the merged companies.

D.     EQUITY:

    The pro forma adjustment reflects a reclassification of equity in connection with issuance of HFS common stock to the PHH stockholders.

E.     FLEET MANAGEMENT:

    The pro forma adjustment reclassifies fees charged for the management of corporate fleets and for fee-based services to service fees such that fleet rental revenue is reflected as fleet management revenue. This adjustment is made to conform to the presentation expected to be used by the merged companies.

 F.    INTEREST EXPENSE -- FLEET MANAGEMENT:

    The pro forma adjustment reclassifies interest expense on debt incurred to finance fleet leasing activities. This adjustment is made to conform to the presentation expected to be used by the merged companies.

G.     AMORTIZATION EXPENSE -- MORTGAGE SERVICES:

    The pro forma adjustment reclassifies the amortization of Mortgage Servicing rights and fees from direct costs of mortgage services to mortgage services revenue. This adjustment is made to conform to the presentation expected to be used by the merged companies.

H.     DEPRECIATION AND AMORTIZATION:

    The pro forma adjustment reclassifies depreciation and amortization, other than depreciation on vehicles under operating leases, to a separate financial line to conform to the presentation expected to be used by the merged companies.

I.     INTEREST EXPENSE--MORTGAGE SERVICES:

    The pro forma adjustment reclassifies interest expense on debt incurred to finance mortgage servicing activities to mortgage services revenue. This adjustment is made to conform to the presentation expected to be used by the merged companies.

J.     WEIGHTED AVERAGE SHARES AND NET INCOME PER SHARE

   The pro forma adjustment to weighted average common and common equivalent shares outstanding reflects the number of shares of HFS common stock estimated to be issued by HFS in connection with the Merger. Such amount was estimated using an average HFS stock price of $67.00 per share, which will be calculated using a twenty day average price of the HFS common stock from November 8, 1996 through December 6, 1996. The number of HFS shares to be issued is based on a conversion formula which is calculated based on the average price of HFS common stock over the Pricing Period (a twenty day average), within a range of $60 to $81 per share. At $67 per share, the Conversion Number would be .7388 which would result in the issuance of .7388 shares of HFS common stock for every share of PHH common stock. The Pro Forma adjustment was calculated by multiplying PHH's historical weighted average shares outstanding by the Conversion Number using the assumed average HFS stock price of $67 per share. The underlying table summarizes pro forma weighted average shares and pro forma net income per share using the high and low ends of the range and the assumed average of $67 per share used in these Pro Forma Financial Statements.

                                                   AVERAGE HFS STOCK PRICE
                                              -------------------------------
                                                $60.00     $67.00     $81.00
                                              ---------  ---------  ---------
PRO FORMA WEIGHTED AVERAGE SHARES (000'S)
For the year ended December 31, 1993
  Primary ...................................   128,102    125,053    120,536
  Fully Diluted .............................   129,452    126,399    121,875
For the year ended December 31, 1994
  Primary ...................................   129,535    126,541    122,104
  Fully Diluted .............................   129,563    126,566    122,125
For the year ended December 31, 1995
  Primary ...................................   142,490    139,494    135,056
  Fully Diluted .............................   144,489    141,476    137,013
For the nine months ended September 30, 1995
  Primary ...................................   138,013    135,041    130,637
  Fully Diluted .............................   140,596    137,614    133,196
For the nine months ended September 30, 1996
  Primary ...................................   160,009    156,974    152,477
  Fully Diluted .............................   160,781    157,741    153,237

PRO FORMA NET INCOME PER SHARE
For the year ended December 31, 1993
  Primary ...................................  $   0.76   $   0.78   $   0.81
  Fully Diluted .............................      0.75       0.77       0.80
For the year ended December 31, 1994
  Primary ...................................  $   0.95   $   0.97   $   1.00
  Fully Diluted .............................      0.95       0.97       1.00
For the year ended December 31, 1995
  Primary ...................................  $   1.14   $   1.16   $   1.20
  Fully Diluted .............................      1.12       1.15       1.18
For the nine months ended September 30, 1995
  Primary ...................................  $   0.88   $   0.90   $   0.93
  Fully Diluted .............................      0.86       0.88       0.91
For the nine months ended September 30, 1996
  Primary ...................................  $   1.23   $   1.25   $   1.29
  Fully Diluted .............................      1.22       1.24       1.28

                         INDEPENDENT AUDITORS' REPORT



                     [DELOITTE & TOUCHE LLP LOGO]




TO THE BOARD OF DIRECTORS AND
STOCKHOLDERS OF HFS INCORPORATED:

   We have audited the accompanying consolidated balance sheets of HFS Incorporated (formerly Hospitality Franchise Systems, Inc.) and its subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of HFS Incorporated and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




Deloitte & Touche LLP
Parsippany, New Jersey
February 22, 1996 (November 12, 1996 as to Note 2)

                      HFS INCORPORATED AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             DECEMBER 31,
                                                                       SEPTEMBER 30,  ------------------------
                                                                           1996            1995         1994
                                                                     ---------------  ------------  ----------
                                                                        (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents...........................................    $  471,194      $   16,109    $  5,956
Royalty accounts and notes receivable, net of allowance for
 doubtful accounts of $14,437, $12,354 and $9,828...................        76,975          37,326      21,665
Marketing and reservation receivables, net of allowance for
 doubtful accounts of $11,511, $6,858 and $3,860....................        36,200          22,297      19,988
Relocation receivables..............................................       136,052          51,180          --
Other current assets................................................        22,625          21,304      15,602
Deferred income taxes...............................................        36,456          20,200      13,200
                                                                     ---------------  ------------  ----------
TOTAL CURRENT ASSETS................................................       779,502         168,416      76,411
Property and equipment--net.........................................       106,233          67,892      37,813
Franchise agreements--net of accumulated amortization of $74,757,
 $65,905 and $49,250................................................     1,027,711         517,218     495,026
Excess of cost over fair value of net assets acquired--net of
 accumulated amortization of $29,497, $13,352 and $7,222  ..........       906,540         356,754     149,295
Other assets........................................................        80,064          55,528      15,552
                                                                     ---------------  ------------  ----------
TOTAL ASSETS........................................................    $2,900,050      $1,165,808    $774,097
                                                                     ===============  ============  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and other..........................................    $  185,012      $   73,724    $ 44,024
Income taxes payable................................................        81,633          38,640      24,406
Accrued acquisition obligations ....................................        40,287          10,276          --
Current portion of long-term debt...................................        29,907           2,249       1,597
                                                                     ---------------  ------------  ----------
TOTAL CURRENT LIABILITIES...........................................       336,839         124,889      70,027
Long-term debt......................................................       541,563         300,778     347,416
Other liabilities...................................................        31,259          17,150       4,185
Deferred income taxes...............................................        85,400          82,800      71,900
Commitments and contingencies (Note 8)..............................
Series A Adjustable Rate Preferred Stock of Century 21 .............            --          80,000          --
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value--authorized 10,000,000 shares;
 none issued and outstanding........................................            --              --          --
Common stock, $.01 par value--authorized 300,000,000 shares; issued
 and outstanding, 123,720,243, 102,538,756 and 92,600,160 shares ...         1,237           1,025         926
Additional paid-in capital..........................................     1,705,541         475,562     275,769
Retained earnings...................................................       206,236          83,604       3,874
Treasury Stock, at cost ............................................        (8,025)             --          --
                                                                     ---------------  ------------  ----------
TOTAL STOCKHOLDERS' EQUITY..........................................     1,904,989         560,191     280,569
                                                                     ---------------  ------------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........................    $2,900,050      $1,165,808    $774,097
                                                                     ===============  ============  ==========

         See accompanying notes to consolidated financial statements.

                       HFS INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                  ----------------------  ----------------------------------
                                                      1996        1995        1995        1994        1993
                                                  ----------  ----------  ----------  ----------  ----------
                                                        (UNAUDITED)
REVENUE
Franchise........................................   $424,162    $265,129    $361,238    $283,244    $245,189
Other............................................    125,848      34,602      51,745      29,303      11,881
                                                  ----------  ----------  ----------  ----------  ----------
TOTAL REVENUE....................................    550,010     299,731     412,983     312,547     257,070
                                                  ----------  ----------  ----------  ----------  ----------
EXPENSES
Marketing and reservation........................    130,728     110,842     143,965     130,268     116,700
Selling, general and administrative..............    110,588      46,117      74,449      46,018      40,315
Depreciation and amortization....................     41,129      21,721      30,857      23,723      19,153
Interest.........................................     22,194      16,272      21,789      18,685      20,234
Other ...........................................     40,109       3,595       7,018       3,210          --
                                                  ----------  ----------  ----------  ----------  ----------
TOTAL EXPENSES...................................    344,748     198,547     278,078     221,904     196,402
                                                  ----------  ----------  ----------  ----------  ----------
Income before income taxes and
 extraordinary loss..............................    205,262     101,184     134,905      90,643      60,668
Provision for income taxes.......................     82,630      41,820      55,175      37,154      26,345
                                                  ----------  ----------  ----------  ----------  ----------
Income before extraordinary loss.................    122,632      59,364      79,730      53,489      34,323
Extraordinary loss, net of tax benefit of
 $8,775..........................................         --          --          --          --      12,845
                                                  ----------  ----------  ----------  ----------  ----------
NET INCOME.......................................   $122,632    $ 59,364    $ 79,730    $ 53,489    $ 21,478
                                                  ==========  ==========  ==========  ==========  ==========
PER SHARE INFORMATION (PRIMARY)
 Income before extraordinary loss................   $    .96    $    .57    $    .74    $    .53    $    .35
 Extraordinary loss..............................         --          --          --          --         .13
                                                  ----------  ----------  ----------  ----------  ----------
 Net income......................................   $    .96    $    .57    $    .74    $    .53    $    .22
                                                  ==========  ==========  ==========  ==========  ==========
 Weighted average common and common equivalent
  shares outstanding.............................    130,960     109,564     113,817     100,874      98,920
                                                  ==========  ==========  ==========  ==========  ==========
PER SHARE INFORMATION (FULLY DILUTED)
 Income before extraordinary loss................   $    .96    $    .56    $    .73    $    .53    $    .34
 Extraordinary loss..............................         --          --          --          --         .13
                                                  ----------  ----------  ----------  ----------  ----------
 Net income......................................   $    .96    $    .56    $    .73    $    .53    $    .21
                                                  ==========  ==========  ==========  ==========  ==========
 Weighted average common and common equivalent
  shares outstanding.............................    131,684     112,056     115,654     100,874     100,228
                                                  ==========  ==========  ==========  ==========  ==========

         See accompanying notes to consolidated financial statements.

                      HFS INCORPORATED AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (IN THOUSANDS)

                                  COMMON STOCK
                              -------------------
                                                     ADDITIONAL
                                                      PAID-IN      RETAINED    TREASURY
                                SHARES     AMOUNT     CAPITAL      EARNINGS     STOCK         TOTAL
                              ---------  --------  ------------  ----------  ----------  -----------
Balance, January 1, 1993 ....    85,502    $  855    $  217,022    $  8,682               $  226,559
Issuance of common stock ....     2,000        20        15,138          --                   15,158
Exercise of stock options ...       718         7         2,057          --                    2,064
Tax benefit from exercise of
 stock options...............        --        --         2,150          --                    2,150
Net income...................        --        --            --      21,478                   21,478
                              ---------  --------  ------------  ----------  ----------  -----------
Balance, December 31, 1993 ..    88,220       882       236,367      30,160                  267,409
Issuance of common stock ....     4,140        42        55,900          --                   55,942
Exercise of stock options ...       240         2           945          --                      947
Tax benefit from exercise of
 stock options...............        --        --         1,002          --                    1,002
Distribution of Chartwell
 Leisure Inc. ...............        --        --       (18,445)    (79,775)                 (98,220)
Net income...................        --        --            --      53,489                   53,489
                              ---------  --------  ------------  ----------  ----------  -----------
Balance, December 31, 1994 ..    92,600       926       275,769       3,874                  280,569
Issuance of common stock ....     8,341        83       178,240          --                  178,323
Exercise of stock options ...       605         6         3,415          --                    3,421
Tax benefit from exercise of
 stock options...............        --        --         3,237          --                    3,237
Exercise of stock warrants ..       991        10        14,872          --                   14,882
Conversion of 4 1/2% Notes ..         2        --            29          --                       29
Net income...................        --        --            --      79,730                   79,730
                              ---------  --------  ------------  ----------  ----------  -----------
Balance, December 31, 1995 ..   102,539     1,025       475,562      83,604                  560,191
Issuance of common stock  ...    20,278       203     1,205,768                            1,205,971
Purchase of common stock  ...        --        --            --                 (8,025)       (8,025)
Exercise of stock options  ..       898         9         7,973          --                    7,982
Tax benefit from exercise of
 stock options ..............        --        --        16,145          --                   16,145
Conversion of 4 1/2% Notes  .         5        --            93          --                       93
Net income ..................                                       122,632                  122,632
                              ---------  --------  ------------  ----------  ----------  -----------
BALANCE, SEPTEMBER 30, 1996
 (Unaudited).................   123,720    $1,237    $1,705,541    $206,236    $(8,025)   $1,904,989
                              =========  ========  ============  ==========  ==========  ===========

See accompanying notes to consolidated financial statements.

                       HFS INCORPORATED AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                                 -------------------------  -------------------------------------
                                                      1996          1995        1995         1994         1993
                                                 -------------  ----------  -----------  -----------  -----------
                                                         (UNAUDITED)
OPERATING ACTIVITIES
Net income......................................   $   122,632    $ 59,364    $  79,730    $  53,489    $  21,478
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization, including
   amortization of deferred financing costs ....        42,524      22,680       32,097       24,506       21,901
  Provision for bad debt expense ...............         6,600       7,567       10,177        6,262        6,501
  Deferred income taxes.........................         2,600       2,900        9,100        8,300       15,817
  Deferred rent.................................          (249)       (256)        (348)        (285)        (298)
  Deferred financing costs......................        (5,649)       (192)        (192)      (3,322)     (11,017)
  Extraordinary loss............................            --          --           --           --       21,620
  Gain on sale of securities....................            --          --           --       (1,044)          --
  Increase (decrease) from changes in:
   Royalty accounts and notes receivable .......       (33,868)    (13,855)      (5,373)      (8,633)         720
   Marketing and reservation receivables .......       (13,483)     (7,123)      (6,134)      (5,195)      (2,678)
   Relocation receivables.......................        (3,218)     (1,741)      (5,984)          --           --
   Other assets.................................        (3,451)      3,986       (4,679)      (5,301)      (2,590)
   Accounts payable and other...................       (29,598)     (6,416)      (5,093)      (2,242)      (8,933)
   Income taxes payable.........................        56,138      17,984       17,471       23,541        6,276
   Other liabilities............................        (1,599)       (654)      (1,397)      (1,000)      (1,125)
                                                 -------------  ----------  -----------  -----------  -----------
Net cash provided by operating activities ......       139,379      84,244      119,375       89,076       67,672
                                                 -------------  ----------  -----------  -----------  -----------
INVESTING ACTIVITIES
Purchase of land and building...................            --          --      (14,311)          --           --
Other property and equipment additions .........       (23,578)     (5,780)     (10,212)     (11,377)      (8,280)
Proceeds from sale of assets....................            --          --           --        4,697           --
Loans and investments ..........................       (10,000)    (13,000)     (33,783)     (42,524)     (20,207)
Principal payments received on loans............            --          --           --          341        4,017
Net assets acqired, excluisve of cash acquired .      (970,885)    (70,977)     (70,647)          --     (126,098)
                                                 -------------  ----------  -----------  -----------  -----------
Net cash used in investing activities...........    (1,004,463)    (89,757)    (128,953)     (48,863)    (150,568)
                                                 -------------  ----------  -----------  -----------  -----------
FINANCING ACTIVITIES
Principal payments--long-term debt..............        (1,784)    (16,252)     (46,954)    (152,131)    (671,650)
Issuance of common stock........................     1,167,953      57,053       51,808          933        1,892
Redemption of warrants..........................            --          --       14,877           --           --
Cash distribution to Chartwell Leisure Inc.  ...            --          --           --      (50,000)          --
Proceeds from borrowings........................       242,025          --           --      150,000      744,524
Purchase of treasury stock .....................        (8,025)         --           --           --           --
Redemption of Series A Preferred Stock  ........       (80,000)         --           --           --           --
                                                 -------------  ----------  -----------  -----------  -----------
Net cash provided by (used in) financing
 activities.....................................     1,320,169      40,801      (19,731)     (51,198)      74,766
                                                 -------------  ----------  -----------  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents....................................       455,085      35,288       10,153      (10,985)      (8,130)
Cash and cash equivalents, beginning of period .        16,109       5,956        5,956       16,941       25,071
                                                 -------------  ----------  -----------  -----------  -----------
Cash and cash equivalents, end of period .......   $   471,194    $ 41,244    $  16,109    $   5,956    $  16,941
                                                 =============  ==========  ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid during the year for:
  Interest......................................                              $  19,161    $  16,788    $  17,764
                                                                            -----------  -----------  -----------
  Taxes.........................................                              $  28,139    $   5,313    $   1,198
                                                                            -----------  -----------  -----------

         See accompanying notes to consolidated financial statements.

                      HFS INCORPORATED AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A. DESCRIPTION OF BUSINESS -- HFS Incorporated (together with its subsidiaries, the "Company"), formerly Hospitality Franchise Systems, Inc., engages in the business of franchising guest lodging facilities (lodging segment) and residential real estate brokerage offices (real estate segment) and provides operational and administrative services to its franchisees under the names CENTURY 21(Registered Trademark), Days Inn(Registered Trademark), Electronic Realty Associates(Registered Trademark) (ERA(Registered Trademark)), Howard Johnson(Registered Trademark), Knights Inn(Registered Trademark), Ramada(Registered Trademark), Super 8(Registered Trademark), Travelodge(Registered Trademark) and Villager Lodge(Registered Trademark) ("Villager"). The Company also sublicenses its trademarks and provides access to its franchisees and their customers to preferred vendors who provide value-added services to the Company's franchisees.

   B. PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts and transactions of the Company together with its wholly owned and majority owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements of the Company include the assets and liabilities of Ramada Franchise Systems, Inc., an entity controlled by the Company by virtue of its ownership of 100% of the common stock of such entity. The assets of Ramada Franchise Systems, Inc. are not available to satisfy the claims of any creditors of the Company or any of its other affiliates, except as otherwise specifically agreed by Ramada Franchise Systems, Inc.

   C. RELOCATION RECEIVABLES -- The Company provides relocation services to client corporations which include responsibility for the sale of a transferee's residence, providing equity advances on transferee residences for the purchase of a new home and certain home management services. Advances provided to transferees are repaid to the Company when the transferee's home is resold. Such advances have a variable interest rate and are guaranteed by the client corporation.

   D. PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed by the straight-line method over the estimated useful life of the related asset or the lease term, if shorter. Interest costs associated with the purchase of a centralized reservation system approximating $82,000, $246,000 and $440,000 in 1995, 1994 and 1993, respectively, were capitalized and are being amortized over the estimated useful life of the related asset. The Company periodically evaluates the recoverability of property and equipment by comparing the carrying value to current and expected cash flows separately for each business segment in which the property and equipment is employed.

   E. FRANCHISE AGREEMENTS -- Franchise agreements are recorded at their estimated fair values at the date acquired and amortized over the estimated period to be benefited ranging from 22 to 40 years using the straight-line method. The Company periodically evaluates the recoverability of franchise agreements by comparing the carrying value to current and expected future cash flows on a separate basis for each franchise brand.

   F. EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED -- The excess of cost over fair value of net assets acquired is being amortized on a straight-line basis over the estimated useful lives, ranging from 20 to 40 years. The Company periodically evaluates the recoverability of excess of cost over fair value of net assets acquired by comparing the carrying value to current and expected future cash flows on a separate basis for each acquisition.

   G. FRANCHISE ACQUISITION COSTS -- The Company expenses direct costs relating to franchise sales on the date the property opens. These costs are included in selling, general and administrative expenses.

   H. OTHER DEFERRED COSTS -- Deferred financing costs are amortized over the life of the related debt using the interest method.

    I. REVENUE RECOGNITION -- Franchise revenue consists of royalty, marketing and reservation fees which are based on a percentage of franchised lodging properties' gross room sales and franchised real estate brokerage offices' gross commissions earned on sales of real estate properties. Franchise fees are accrued as the underlying franchisee revenue is earned. Initial fees included in franchise fees are recorded as revenue when the lodging property or real estate brokerage office opens as a franchised unit. Other revenue primarily consists of revenue generated from: agreements (recognized as earned) that provide preferred vendors (vendors who provide value-added services to the Company's franchisees) access to the Company's franchisees and their customers; relocation services provided to client corporations; and marketing and other services provided to casino gaming facilities.

Other revenue consists of ($000's):

                                     FOR THE YEARS ENDED DECEMBER
                                                 31,
                                   ------------------------------
                                      1995       1994       1993
                                   ---------  ---------  --------
Preferred vendor and license
 fees.............................   $20,881    $13,901   $ 6,483
Relocation services...............     8,204         --        --
Gaming services...................    13,431      8,509       434
Other.............................     9,229      6,893     4,964
                                   ---------  ---------  --------
Other revenue.....................   $51,745    $29,303   $11,881
                                   =========  =========  ========

   J. INCOME TAXES -- The Company uses the liability method of recording deferred income taxes. Differences in financial and tax reporting result from differences in the recognition of income and expenses for financial and income tax purposes as well as differences between the fair value of assets acquired in business combinations accounted for as purchases and their tax bases. The Company and its subsidiaries file a consolidated Federal income tax return.

   K. CASH AND CASH EQUIVALENTS -- The Company considers highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value because of their short-term maturities.

   L. SHARE INFORMATION -- Earnings per share are based upon the weighted average number of common and common equivalent shares outstanding during the respective periods. The $150 million 4 1/2% Convertible Senior Notes issued in October 1994 are anti-dilutive for the year ended December 31, 1994, and accordingly are not included in the computation of earnings per share for 1994. On November 17, 1995, the Company's Board of Directors authorized a two-for-one stock split which was effected in the form of a 100% stock dividend on February 14, 1996 to stockholders of record on January 30, 1996. In February 1994, the Company's Board of Directors authorized a two-for-one stock split effected in the form of a 100% stock dividend in April 1994. All share, per share, stock price and stock option plan information presented herein has been retroactively adjusted to reflect the stock splits.

   M. USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

   N. RECLASSIFICATIONS -- Certain reclassifications have been made to the 1994 and 1993 consolidated financial statements to conform with classifications used in 1995.

   O. INTERIM FINANCIAL INFORMATION (Unaudited) -- The financial information with respect to the nine month periods ended September 30, 1996 and 1995 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of such periods. There were no adjustments of an unusual nature recorded during the nine months ended September 30, 1996 and 1995 except that in June 1996, the Company recorded a $7.0 million pre-tax restructuring charge, related primarily to the contribution of owned Coldwell Banker brokerage offices to a newly created independent entity, National Realty Trust (the "Trust"). The Company experiences seasonal revenue patterns similar to those of the hotel and real estate industries wherein the summer months produce higher revenue than other periods of the year.

 Accordingly, the first and fourth quarters are traditionally weaker than the second and third quarters and interim results are not necessarily indicative of results for a full year. The 4 3/4% Notes, issued February 22, 1996, are anti-dilutive for the nine months ended September 30, 1996 and, accordingly, are not included in the computation of earnings per share for 1996.

2. ACQUISITIONS

   The following acquisitions were accounted for using the purchase method of accounting; accordingly, assets acquired and liabilities assumed were recorded at their estimated fair values. The results of operations of acquisitions completed in 1995 have been included in the Company's consolidated results since the respective dates of acquisition.

COMPLETED IN 1995

   A. CENTURY 21 -- On August 1, 1995, a majority owned Company subsidiary, C21 Holding Corp. ("Holding"), acquired Century 21 Real Estate Corporation ("Century 21") from Metropolitan Life Insurance Company ("MetLife"). Aggregate consideration for the acquisition consisted of $245 million plus expenses, including an initial cash payment of $70.2 million, 4 million shares of the Company's common stock valued at $65 million, the assumption of $80 million of Century 21 redeemable preferred stock issued to MetLife prior to the acquisition and subsequently redeemed on February 28, 1996 and a $30 million contingent payment also made on February 28, 1996. The preferred stock dividend paid by the Company in 1995 in connection with the Century 21 redeemable preferred stock was $1.7 million and is included as interest expense in the consolidated statement of income for the year ended December 31, 1995. Excess of cost over fair value of net assets acquired recorded in connection with the acquisition of Century 21 was $140.0 million. A management group including Holding's chief executive officer, who is also a director of the Company, owns 12.5% of Holding's common stock. The chief executive officer and two management group executives entered into renewable employment agreements with the Company with initial terms that commenced on November 1, 1995 and expire on December 31, 1997. The Company has a call option to purchase Holding common stock owned by the management group after January 1, 1998 for the fair market value of such stock when and if the option is exercised. The management group has a put option to require the Company to purchase all their Holding common stock after January 1, 1998 at fair market value.

   The Company and certain stockholders sold approximately 6.4 million common shares pursuant to a public offering on September 19, 1995 ("Offering"). Included in the Offering were 4 million shares issued to MetLife ("MetLife Shares") as partial consideration for the acquisition of Century 21. In accordance with the Century 21 acquisition agreements, the Company received $28.9 million representing proceeds from the sale of the MetLife Shares in excess of a $17.50 per share cap, net of certain expenses of the Offering. In connection with the Offering, the Company also received $20.1 million of proceeds, net of certain expenses of the Offering, from the sale of 835,800 shares issued upon the exercise of an underwriter over-allotment option. Net proceeds from the Offering received by the Company resulted in corresponding increases in stockholders' equity.

   The Company has recorded liabilities for charges to be incurred in connection with the restructuring of acquired Century 21 operations. This acquisition was consummated in 1995 and resulted in the consolidation of facilities, involuntary termination and relocation of employees, and elimination of duplicative operating and overhead activities. The following table provides details of these charges by type. At December 31, 1995 the Company was in the process of transitioning operations and expects to complete the restructuring late in 1996.

                        CENTURY 21
Personnel related  ..    $10,550
Facility related ....     13,000
Other costs..........        450
                      ------------
Total................    $24,000
                      ============
Terminated
 employees...........        319

   Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation of excess office space. During 1995, approximately $16,260,000 was paid and charged against the restructuring liability.

   B. KNIGHTS INN -- On August 31, 1995, the Company acquired the assets comprising the Knights Inn hotel franchise system, an economy hotel franchise system, for approximately $15 million plus expenses.

   C. CENTRAL CREDIT, INC. -- On May 11, 1995, the Company acquired by merger (the "CCI Merger") Casino & Credit Services, Inc.'s ("CACS") gambling patron credit information business, Central Credit, Inc. ("CCI"). The Company acquired all of the common stock of CACS for approximately $38 million by issuing approximately 2.4 million shares of the Company's common stock and warrants to acquire up to approximately 1.0 million additional shares of the Company's common stock. The exercise price for the warrants range from 28.56 to 39.27 per share. The range of exercise prices is a result of the various exercise prices of the underlying warrants which were issued at various dates and prices. Prior to the acquisition, CACS distributed to its shareholders all net assets not related to the gambling patron credit information business.

   In connection with the acquisitions completed in 1995, the Company acquired the following net assets ($000's):

                                                         CENTURY 21     OTHER        TOTAL
                                                       ------------  ----------  -----------
Current assets........................................     40,945        1,917       72,862
Franchise agreements..................................     33,500        5,175       38,675
Excess of cost over fair value of net assets
 acquired.............................................    140,000       45,449      185,449
Other.................................................      5,442        8,500       13,942
Accounts payable and other............................    (15,399)      (6,317)     (21,716)
Accrued acquisition obligations.......................    (24,000)          --      (24,000)
Deferred rent and other...............................     (9,364)      (3,400)     (12,764)
                                                       ------------  ----------  -----------
Fair value of net assets acquired.....................    201,124       51,324      252,448
Assumption of preferred stock.........................    (80,000)          --      (80,000)
Common stock issued...................................    (65,000)     (36,801)    (101,801)
                                                       ------------  ----------  -----------
Cash paid, net of cash acquired.......................     56,124       14,523       70,647
                                                       ============  ==========  ===========

COMPLETED IN 1996 OR PENDING

   D. TRAVELODGE -- On January 23, 1996, the Company purchased the assets comprising the Travelodge hotel franchise system in North America, including the Travelodge and Thriftlodge(Registered Trademark) service marks, and franchise agreements from Forte Hotels, Inc. ("FHI") for $39.3 million.

   Concurrent with the Company's acquisition of the Travelodge franchise system, Motels of America, Inc., through a wholly owned subsidiary, (collectively "MOA"), purchased 20 Travelodge motels from FHI for $32.3 million. MOA, a significant Company franchisee, entered into twenty year Travelodge and Ramada franchise agreements for nineteen and one acquired motels, respectively. The Company financed $10 million of MOA's purchase price under a $10 million revolving credit facility, bearing interest at 14% per annum. The loan is guaranteed by a parent company of MOA and secured by approximately 80% of MOA's outstanding common stock.

   In addition, Chartwell Leisure Inc. ("CHRT"), formerly National Lodging Corp., a former wholly owned Company subsidiary which was distributed to the Company shareholders on November 22, 1994 (the "Distribution Date") (See Note
9), purchased all of the capital stock of FHI for $98.4 million. FHI owns or has an interest in 112 hotel and motel properties. In connection with CHRT's acquisition, the Company guaranteed $75 million of CHRT borrowings under a $125 million revolving credit facility entered into by CHRT with certain banks. The Company is to be paid a guarantee fee of 2% per annum of the outstanding guarantee commitment by the Company pursuant to a financing agreement entered into between CHRT and the Company at the Distribution Date (the "Financing Agreement"). The Financing Agreement was modified to allow the Company to provide credit enhancements for hotel industry investments. The Company and CHRT terminated or modified other agreements entered into with CHRT at the Distribution Date, including a gaming related marketing services agreement and an advisory agreement. CHRT paid the Company an advisory fee of approximately $2 million in connection with CHRT's acquisition of FHI.

    E. ERA -- On February 12, 1996, the Company purchased the assets comprising the Electronic Realty Associates residential real estate brokerage franchise system for approximately $36.8 million, subject to certain working capital adjustments. The Company has also entered into an agreement to purchase the ERA affiliates which conduct the ERA home warranty business in eight states for $9.2 million, subject to certain working capital adjustments. The purchase of these affiliates is subject to the approval of certain state insurance authorities and is expected to be completed during the second quarter of 1996.

   F. CENTURY 21 NON-OWNED REGIONS --During the second quarter of 1996, the Company purchased from four independent master licensees, the six U.S. previously non-owned Century 21 regions ("Century 21 NORS") consisting of more than 1,000 franchised real estate offices. The $147 million aggregate purchase price consisted of approximately $96 million in cash, $5 million in notes and $46 million (approximately 0.9 million shares) in Company common stock.

   G. COLDWELL BANKER -- On May 31, 1996, the Company acquired by merger Coldwell Banker Corporation ("Coldwell Banker"), at the time the largest gross revenue producing residential real estate company in North America and a leading provider of corporate relocation services. The Company paid $640 million in cash for all of the outstanding capital stock of Coldwell Banker and repaid approximately $105 million of Coldwell Banker indebtedness. The aggregate purchase price for the transaction was financed through the May 9, 1996 sale of Company common stock in which the Company sold an aggregate 19.4 million shares of Company common stock pursuant to a public offering (the "Offering").

   Immediately following the closing of the Coldwell Banker acquisition, the Company conveyed Coldwell Banker's 318 owned real estate brokerage offices ("Owned Brokerage Business") to National Realty Trust (the "Trust"), an independent trust in which the Company has no beneficial interest. The Company recorded a $5 million expense in the second quarter of 1996 representing the fair value of operations contributed to the Trust. The charge represents the fair value of the Owned Brokerage Business based upon a valuation which considered earnings, cash flow, assets and business prospects of the contributed business.

   H. ACQUISITION OF AVIS, INC. -- On October 17, 1996, the Company completed the acquisition of all of the outstanding capital stock of Avis, Inc. ("Avis"), including payments under certain employee stock plans of Avis and the redemption of certain series of preferred stock of Avis for an aggregate $806.5 million. The purchase price was comprised of approximately $367.2 million in cash, $100.9 million in indebtedness and $338.4 million (approximately 4.6 million shares) in Company common stock.

   Avis. together with its subsidiaries, licensees and affiliates, operates the Avis rental car business, which the Company believes is the second largest car rental system in the world.

   Prior to the consummation of the acquisition, the Company announced its intention to dispose of a majority interest in the corporation which owns all company-owned Avis car rental locations (the "Operating Company") through an initial public offering of the common stock of the Operating Company during 1997. The Operating Company will license the Avis trademark from the Company in return for a license fee based on a percentage of Operating Company revenue. Accordingly, the Company intends to reflect the acquired net assets and results of operations of the Operating Company as "investment in car rental operating company-net" and "other revenue", respectively until such offering.

   I. ACQUISITION OF RESORT CONDOMINIUMS INTERNATIONAL, INC. -- On November 12, 1996, the Company completed the acquisition of all the outstanding capital stock of Resort Condominiums International, Inc., and its affiliates ("RCI") for approximately $625 million comprised of $550 million in cash and $75 million of Company common stock. The purchase agreement provides for contingent payments of up to $200 million over the next five years.

   RCI, based in Indianapolis, Indiana, is the world's largest provider of timeshare exchange programs, providing services for approximately two million timeshare owners and approximately 3,000 resorts around the world. RCI is also engaged in publishing related to the timeshare industry and provides other travel-related services, integrated software systems and resort management and consulting services.

   J. PENDING ACQUISITION OF PHH CORPORATION ("PHH") -- On November 10, 1996, the Company entered into a definitive merger agreement (the "Merger Agreement") pursuant to which the Company will issue approximately $1.7 billion of Company common stock in exchange for all of the outstanding common stock of PHH. Pursuant to the terms of ther Merger Agreement, the number of Company shares to be issued may range from 21.3 to 28.8 million, based upon the average share price of the Company's common stock over a period of 20 trading days ending five days prior to the date of the vote by PHH shareholders on approval of the transaction. PHH is the world's largest provider of corporate relocation services and also provides mortgage banking and vehicle management services. Consummation of the transaction is subject to customary regulatory approvals and the approval of the shareholders of each company. The transaction, which is expected to close in early 1997, will be accounted for as a pooling of interests.

PRO FORMA INFORMATION

   The following information reflects the pro forma results of operations of the Company for the nine months ended September 30, 1996 and 1995 and for the year ended December 31, 1995 assuming the following transactions using the purchase method of accounting occurred on January 1, 1995: (i) the August 1, 1995 acquisition of Century 21 Real Estate Corporation ("Century 21"); (ii) the acquisition by merger in May 1995 of, Central Credit, Inc.; (iii) the acquisition of Avis and the issuance of the Company common stock as partial consideration for Avis; (iv) the acquisition of RCI and the issuance of the Company common stock as partial consideration for RCI; (v) the acquisition of Coldwell Banker and the related contribution of Coldwell Banker's owned real estate brokerage offices to the Trust; (vi) proceeds from an offering of the Company's common stock to the extent necessary to fund the acquisition of Coldwell Banker and the related repayment of indebtedness and acquisition expenses; (vii) the 1996 acquisitions of Travelodge, ERA and the Century 21 NORS; and (viii) the February 22, 1996 issuance of $240 million of 4 3/4% convertible senior notes due 2003 (the "4 3/4% Notes", see Note 6) to the extent such proceeds were used to finance acquisitions. The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values, which are subject to further refinement, based upon appraisals and other analyses with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations. The pro forma results are not necessarily indicative of the results of operations that would have occurred had the transactions been consummated as indicated nor are they intended to indicate results that may occur in the future. The underlying pro forma information includes the amortization expense associated with the assets acquired, the reflection of the Company's financing arrangements, the elimination of redundant costs and the related income tax effects. Certain other Company acquisitions were not material and therefore were not reflected in the pro forma statements of operations.

(In thousands, except per share amounts)

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,
                                               ----------------------      YEAR ENDED
                                                   1996        1995     DECEMBER 31, 1995
                                               ----------  ----------  -----------------
Net revenues .................................   $973,383    $843,846      $1,145,162
Income before income taxes....................    291,551     191,253         272,320
Net income....................................    171,220     112,318         159,925
Net income per share (fully diluted) .........   $   1.18    $    .82      $     1.14
Weighted average common and common equivalent
 shares outstanding (fully diluted)...........    148,194     141,807         144,335

   The following information reflects the pro forma consolidated results of operations for the year ended December 31, 1994 assuming the following occurred on January 1, 1994: the distribution of CHRT; the acquisitions of CENTURY 21, the Century 21 non-owned regions, and the Travelodge and ERA franchise systems; the CCI Merger and the proceeds from the issuance of the convertible senior notes issued February 22, 1996 (See Note 6) to the extent such proceeds were used to finance acquisitions. The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed will be recorded at their estimated fair values, which are subject to further refinement, based upon appraisals and other analyses with appropriate recognition given to the effect of current interest rates and income taxes. Such information does not reflect the following transactions which were completed or pending in 1996: (i) the acquisition of Coldwell Banker and the related contribution of Coldwell Banker's owned real estate brokerage offices to the Trust; (ii) proceeds from an offering of the Company's common stock to the extent necessary to fund the acquisition of Coldwell Banker and the related repayment of indebtedness and acquisition expenses; (iii) the acquisition of RCI and the issuance of the Company common stock as partial consideration for RCI; and (iv) the acquisition of Avis and the issuance of the Company common stock as partial consideration for Avis. The pro forma results are not necessarily indicative of the results of operations that would have occurred had the transactions been consummated as indicated nor are they intended to indicate results that may occur in the future. The pro forma results of operations include the amortization expense associated with assets acquired, the reflection of the Company's financing arrangements, the elimination of redundant costs and the related income tax effects. The effect of the Knights Inn and Villager (acquired November 4, 1994) hotel franchise systems are not included as they are not material to the operating results of the Company.

(In thousands, except per share amounts):

                                                                      PRO FORMA
                                                                  FOR THE YEAR ENDED
                                                                  DECEMBER 31, 1994
                                                                 ------------------
                                                                     (UNAUDITED)
Net Revenues....................................................       $542,675
Income before income taxes and minority interest................        165,636
Net income .....................................................         93,973
                                                                 ------------------
Net income per share (fully diluted)............................       $    .84
                                                                 ==================
Weighted average common and common equivalent shares
 outstanding....................................................        116,616
                                                                 ==================

3. PROPERTY AND EQUIPMENT

Property and equipment consists of ($000's):

                                                                 DECEMBER 31,
                                             USEFUL LIVES  ----------------------
                                               IN YEARS        1995        1994
                                           --------------  ----------  ----------
Land......................................                   $  3,000    $     --
Building..................................        30           11,311          --
Furniture and fixtures....................       5-7            2,341       1,176
Leasehold improvements....................       5-11           6,784       6,237
Information technology support systems ...      3 -10          55,730      33,625
Equipment under capital leases............        7             8,293       8,293
                                           --------------  ----------  ----------
                                                               87,459      49,331
Accumulated depreciation and
 amortization.............................                    (19,567)    (11,518)
                                           --------------  ----------  ----------
Property and equipment--net...............                   $ 67,892    $ 37,813
                                                           ==========  ==========

   Depreciation and amortization expense was approximately $8.1 million, $5.2 million and $3.0 million for the years ended December 31, 1995, 1994 and 1993, respectively.

4. OTHER ASSETS

Other assets consist of ($000's):

                                DECEMBER 31,
                            -------------------
                               1995       1994
                            ---------  --------
Investment in Insignia
 (A).......................   $13,967   $    --
Investments in AMRE (B) ...     4,136        --
Investment in Wingate (C) .     3,000        --
Loan receivable--MOA (D) ..    10,000        --
Other .....................    24,425    15,552
                            ---------  --------
Other assets...............   $55,528   $15,552
                            =========  ========

   A. In connection with a strategic preferred vendor alliance with a subsidiary of Insignia Financial Group, Inc. ("Insignia"), on December 1, 1995 the Company purchased 1.0 million shares of Insignia common stock, representing approximately 4% of the outstanding common stock, for $14.0 million. The sale of such shares by the Company is subject to certain contractual restrictions. The investment is recorded at cost. Fair value at December 31, 1995, determined based on quoted market prices, was approximately $19.2 million.

    B. On October 17, 1995, the Company entered into an agreement to license the CENTURY 21 trademark to AMRE, Inc. ("AMRE") in connection with the selling and installation of home improvement products. The license agreement commenced on January 1, 1996, expires on December 31, 2015 and is cancelable at AMRE's option on December 31, 2005. License fees are payable quarterly based on the greater of 3% of AMRE's contract revenue or minimum fees ranging from $11.0 million in 1996 to $27.9 million in 2005 and increases based on increases in certain economic factors, thereafter.

   The Company also acquired 300,000 shares of AMRE's convertible preferred stock for $3.0 million on October 17, 1995. The preferred stock, which is accounted for at cost, has a stated cumulative dividend rate of 8%, is convertible by the Company into AMRE common stock at $5.90 per share at any time and is subject to mandatory redemption by AMRE on January 1, 2000. In December 1995, the Company acquired 87,000 shares of AMRE common stock for approximately $1.1 million, representing less than 1% of AMRE outstanding common stock. The investment in AMRE common stock is classified as an available for sale security and the fair value approximates the carrying value at December 31, 1995. The fair value of the combined AMRE investments at December 31, 1995, determined based on quoted market prices of the AMRE common stock, was approximately $8.7 million.

   The Company also provided AMRE with a revolving credit facility of up to $4 million of borrowings at LIBOR plus 1.5% through 1998. There were no borrowings under the facility at December 31, 1995.

   C. On March 31, 1995, the Company acquired a 1% general partnership interest for approximately $3 million in a limited partnership which develops, promotes and franchises the recently established Wingate InnSM franchise system, a new construction hotel brand. Through December 31, 1995, $15 million of capital was invested in the partnership through a private placement of limited partner unit interests. The Company has an option to acquire the limited partner investment at a 30% compounded annual rate of return plus additional outstanding capital loans and an additional call premium equal to approximately 1.5 times annual royalty revenue, as defined. The limited partners may require the Company to acquire the limited partner interest on August 29, 2001. The Company also agreed to finance additional limited partner capital contributions up to $60 million at the prime lending rate, upon the occurrence of certain events, including the addition of open and operating Wingate Inn properties. Due to limitations on the general partner's ability to enter into certain significant transactions, the Company does not control the limited partnership and accounts for its investment on the equity method.

   D. On March 31, 1995, the Company made a $10 million loan to MOA's parent company, New Image Realty Inc., bearing interest at 12% payable quarterly. The loan, as amended, is secured by MOA common stock and matures on March 31, 1998.

5. ACCOUNTS PAYABLE AND OTHER

Accounts payable and other consists of ($000's):

                                                       DECEMBER 31,
                                                   -------------------
                                                      1995       1994
                                                   ---------  --------
Accounts payable..................................   $ 6,887   $ 4,864
Marketing and reservation liabilities.............    12,508    10,159
Unearned franchise fees and other revenue ........    16,733     9,903
License restructuring and acquisition
 obligations......................................    10,276     5,732
Accrued payroll and related.......................    11,809     8,724
Accrued broker incentive bonus....................     4,738        --
Relocation home purchase liabilities..............     6,099        --
Other.............................................    14,950     4,642
                                                   ---------  --------
Accounts payable and other........................   $84,000   $44,024
                                                   =========  ========

 6. LONG-TERM DEBT

Long-term debt consists of ($000's):

                                                        DECEMBER 31,
                                                   ---------------------
                                                       1995       1994
                                                   ----------  ---------
Revolving Credit Facility (A).....................   $     --   $ 45,000
5 7/8% Senior Notes (B)...........................    149,715    149,619
4 1/2% Convertible Senior Notes (C)...............    149,971    150,000
Obligations under capital leases and other loans        3,341      4,394
                                                   ----------  ---------
                                                      303,027    349,013
Less current portion..............................      2,249      1,597
                                                   ----------  ---------
Long-term debt....................................   $300,778   $347,416
                                                   ==========  =========

   A. REVOLVING CREDIT FACILITY -- The Company's revolving credit facility ("Revolving Credit Facility") provides up to a maximum of $300 million and $200 million of unsecured borrowings through December 1996 and 1997, respectively. The Revolving Credit Facility shall, at the Company's option, bear interest based on competitive bids of lenders participating in the facility, the administrative agent's prime rate or LIBOR plus a margin not to exceed 0.63%. The Company is required to pay a $150,000 annual administration fee and a quarterly facility fee ranging between 0.19% and 0.38% of the available facility. The Revolving Credit Facility contains covenants including restrictions on dividends and indebtedness, sale and lease back transactions, maintenance of minimum net worth and interest coverage ratios. The Revolving Credit Facility had an average interest rate of approximately 6.23% at December 31, 1994. Based upon the Company's published credit rating and the Revolving Credit Facility's variable interest rate, the carrying value of borrowings under the Revolving Credit Facility at December 31, 1994 approximated fair value.

   B. 5 7/8% SENIOR NOTES -- On December 16, 1993, the Company completed a public offering of $150 million unsecured 5 7/8% Senior Notes due December 15, 1998 ("Senior Notes"). Interest is payable semi-annually. An original issue discount approximating $478,000 was recorded at the date of issuance and is being amortized over the life of the issue using the interest method. The unamortized balance at December 31, 1995 and 1994 was $285,000 and $381,000, respectively. Based on quoted market prices, the fair value of the Senior Notes was approximately $150 million and $137 million at December 31, 1995 and 1994, respectively.

   C. 4 1/2% CONVERTIBLE SENIOR NOTES -- On October 5, 1994, the Company completed a public offering of Convertible Senior Notes ("4 1/2% Notes") due 1999, which are convertible at the option of the holders at any time prior to maturity into 55.106 shares of the Company's common stock per $1,000 principal amount of the 4 1/2% Notes, representing a conversion price of $18.15 per share. The 4 1/2% Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 1997 at a redemption price of 101.125% of principal if redeemed prior to September 30, 1998 or at 100% of principal any time thereafter until maturity. Interest is payable semi-annually. Based on quoted market prices, the fair value of the 4 1/2% Notes was approximately $250 million and $143 million at December 31, 1995 and 1994, respectively.

Long-term debt payments including obligations under capital leases at December 31, 1995 are due as follows ($000's):

 YEAR                   AMOUNT
--------------------  ---------
1996.................  $  2,249
1997.................       981
1998.................   149,826
1999.................   149,971
                      ---------
                        303,027
Less current
 portion.............     2,249
                      ---------
Long-term debt.......  $300,778
                      =========

    DEBT REFINANCINGS -- On December 16, 1993, the Company refinanced its then senior secured credit facility through a public offering of the Senior Notes and a Revolving Credit Facility as described above. The senior secured facility financed the April 29, 1993 acquisition of the Super 8 franchise system and refinanced a similar existing facility. As a result of the December 16, 1993 and April 29, 1993 refinancings of existing debt, approximately $4.4 million and $8.4 million (net of tax), respectively, of deferred financing costs were written off and classified as extraordinary losses due to early extinguishment of debt.

   ISSUANCE OF 4 3/4% CONVERTIBLE SENIOR NOTES -- On February 22, 1996, the Company completed a public offering of $240 million unsecured 4 3/4% convertible senior notes ("4 3/4% Notes") due 2003, which are convertible at the option of the holder at any time prior to maturity into 14.993 shares of the Company's common stock per $1,000 principal amount of the 4 3/4% Notes, representing a conversion price of $66.70 per share. The 4 3/4% Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 3, 1998 at redemption prices decreasing from 103.393% of principal at March 3, 1998 to 100% of principal at March 3, 2003. However, on or after March 3, 1998 and prior to March 3, 2000, the 4 3/4% Notes will not be redeemable at the option of the Company unless the closing price of the Company's common stock shall have exceeded $93.38 per share (subject to adjustment upon the occurrence of certain events) for 20 trading days within a period of 30 consecutive trading days ending within five days prior to redemption. Interest on the 4 3/4% Notes is payable semi-annually commencing September 1, 1996.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgement is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.

The table below provides carrying value and fair value amounts and a cross reference to the applicable Note ($000's):

                                                    DECEMBER 31,
                            ----------------------------------------------------------
                                     1995                   1994
                            ---------------------  ---------------------
                              CARRYING     FAIR      CARRYING     FAIR      FAIR VALUE
                               VALUE       VALUE      VALUE       VALUE     REFERENCE
                            ----------  ---------  ----------  ---------  ------------
Cash and cash
 equivialents..............   $ 16,109   $ 16,109    $  5,956   $  5,956      Note 1
Other assets...............     31,103     40,959          --         --      Note 4
Long-term debt ............    303,027    403,341     349,013    329,394      Note 6
                            ----------  ---------  ----------  ---------  ------------

8. COMMITMENTS AND CONTINGENCIES

   A. NEW WORLD LICENSE -- The Company acquired, in 1990, the U.S. Ramada franchise agreements and the rights to sub-license the Ramada trademarks to U.S. lodging facilities under a 40-year, extendable license agreement with the licensor of the trademarks, New World (USA) Inc. ("New World"), that governs the use of the Ramada trademark domestically. The original license agreement contained covenants, including the maintenance of quality standards, minimum system-wide room sales, and minimum net worth of the seller in the aforementioned acquisition.

   In September 1990, Prime Hospitality, Inc. ("Prime"), the seller of the domestic Ramada franchise system filed for protection under Chapter 11 of the United States Bankruptcy Code. In July 1991, the Company entered into a restructuring agreement with New World to, among other things, obtain the ability to assign the license and eliminate the existing minimum net worth requirement. In connection with this restructuring, the Company paid to New World $3.7 million, including $2.5 million relating to payments made prior to the date of the agreement by New World on behalf of Prime. In addition, the

Company agreed to assume certain additional obligations owed by Prime to New World, which have been recorded at an estimated value of $10.5 million. The payment to New World and the value of the assumed obligations have been reflected as excess of cost over fair value of net assets acquired.

   Effective August 4, 1992, New World and Prime reached a settlement which resulted in a benefit available of $1.5 million per year through 2003 plus $13.0 million in 2004 to reimburse the Company for advances made and to be made by the Company pursuant to the restructuring agreement. At December 31, 1995 the Company had made advances of $14.0 million and contingencies of $5.5 million related to litigation, which are repaid at the rate of $375,000 per quarter and is included in other income. Any additional advances, up to the aggregate benefit described above, will be repaid in the same manner.

   The license agreement, as modified, contains covenants, including maintenance of quality standards, minimum system-wide room sales and minimum net worth. Under the license agreement, royalty payments, subject to certain minimums, are calculated based on a percentage of Ramada system-wide gross room sales and are due quarterly in advance. Included in other current assets as prepaid license fees are $4.4 million and $4.3 million as of December 31, 1995 and 1994, respectively.

   B. LEASES -- The Company has noncancelable operating leases covering various equipment and facilities, which expire through 2004. Rental expense for the years ended December 31, 1995, 1994 and 1993 approximated $5.0 million, $3.8 million and $3.2 million respectively, excluding real estate taxes and other fees that are also the responsibility of the Company.

Operating lease commitments over the next five years and thereafter are as follows ($000's):

 FOR THE YEARS ENDING DECEMBER 31,
---------------------------------
1996..............................  $ 4,215
1997..............................    3,240
1998..............................    3,170
1999..............................    2,863
2000..............................    2,870
Remaining years...................    7,346
                                   --------
Total minimum lease payments .....  $23,704
                                   ========

   The Company has been granted rent abatements for varying periods on certain of its facilities. Deferred rent relating to those abatements is being amortized on a straight-line basis over the applicable lease terms.

   C. EMPLOYMENT AGREEMENTS -- The Company has employment agreements with certain employees for remaining terms of one to five years. Annual commitments under these agreements are as follows ($000's):

 FOR THE YEARS ENDING DECEMBER 31,
---------------------------------
1996..............................  $ 7,903
1997..............................    6,707
1998..............................    2,105
1999..............................    1,541
2000..............................    1,541
                                   --------
Total employment agreements ......  $19,797
                                   ========

   Most of these agreements provide for severance pay should the employee be terminated without cause.

   D. LITIGATION -- In the normal course of business, certain litigation is initiated against the Company. Generally, these claims are insured and, in the opinion of management, disposition of such litigation will not have a material adverse effect on the Company's liquidity, consolidated financial position or results of operation.

9. RELATED PARTY

   In November 1994, the Company distributed all of the capital stock of its wholly owned subsidiary, CHRT, to its shareholders ("Distribution"). Prior to the Distribution, CHRT engaged in the development and ownership of casino gaming facilities. The Company retained its casino services business. The Company distributed $98.2 million of net gaming assets, including $50 million cash and $48.2 million of gaming loans and investments in connection with the Distribution. In connection with the Distribution, the Company and CHRT entered into agreements pursuant to which marketing, advisory, financing and corporate services were to be provided by the Company. Concurrent with the acquisition of the Travelodge franchise system and CHRT's acquisition of FHI (See Note 2), the marketing and advisory agreements were terminated and the Financing Agreement was modified such that the Company is to provide up to $75 million of credit enhancements to CHRT's non-gaming industry financings for a fee of 2% per annum. The corporate services agreement was modified to provide that the Company is to provide financial, legal and other corporate administrative support and advisory services through September 1996, and thereafter advisory services through January 2019 for a fee of $1.5 million per year. Included in other income in 1995 and 1994 is $3.5 million and $0.4 million, respectively, of fees pursuant to the financing, corporate and advisory service agreements.

10. STOCKHOLDERS' EQUITY

   A. STOCK OPTIONS -- The Company has two stock option plans, the 1992 and 1993 Stock Option Plans, as amended, which provide for the granting of options to certain officers and employees to purchase shares of the Company's common stock generally over ten years at prices not less than the fair market value at the date of grant. Options granted are exercisable from one to six years from the date of grant.

The table below summarizes the activity of the plans (000's):

                                  OPTIONS         OPTION
                                OUTSTANDING     PRICE RANGE
                              -------------  ---------------
Balance at January 1, 1993 ..      9,636     $ 2.87-$4.08
Granted......................      3,582       7.94-11.17
Cancelled....................        (32)      2.87- 4.08
Exercised....................       (718)      2.87
                              -------------  ---------------
Balance at December 31,
 1993........................     12,468       2.87-11.17
Granted......................      3,228      11.71-13.41
Cancelled....................       (122)      3.74- 7.94
Exercised....................       (240)      3.13- 7.94
Distribution of NLC..........        454       7.94-13.41
                              -------------  ---------------
Balance at December 31,
 1994........................     15,788       2.87-13.41
Granted......................      5,476      13.63-29.13
Cancelled....................       (152)      4.08-23.44
Exercised....................       (605)      3.13-12.53
                              -------------  ---------------
BALANCE AT DECEMBER 31,
 1995........................     20,507       2.87-29.13
                              =============  ===============

   Shares exercisable at December 31, 1995 and 1994 were 7,078,886 and 4,630,266 respectively. Shares available for grant at December 31, 1995 and 1994 were 35,266 and 1,249,332, respectively.

   B. STOCK WARRANTS -- On December 15, 1995, the Company redeemed all outstanding warrants in accordance with the provisions of the warrant agreement underlying warrant obligations assumed in the CCI Merger (See Note
2). The Company received aggregate proceeds approximating $14.8 million from the exercise of such warrants in 1995, resulting in the issuance of approximately 1.0 million shares of Company common stock.

   C. EARNOUT AGREEMENT -- On January 31, 1992, the Company acquired substantially all of the assets comprising the franchise system of Days Inns of America, Inc. for $275.3 million consisting of $208.3 million of cash, $62.0 million of Company common and preferred stock and $5.0 million of assumed liabilities. In connection with the acquisition, the Company entered into an earnout agreement with Bryanston Group, Inc. ("Bryanston"), an affiliate of the two controlling stockholders of the sellers of the Days Inn franchise system which provided for the issuance of up to 7.1 million shares of common stock based upon the cash payments of royalties and other fees from franchised properties over a five-year period. Through December 31, 1994, 6.0 million shares were issued pursuant to the earnout agreement.

In August 1995, the Company approved the accelerated vesting of the right to receive the remaining 1.1 million unvested shares. These shares and an additional 500,000 shares which were previously issued but not sold, were sold in a September 19, 1995 public offering. Accordingly, as of December 31, 1995, all shares included in the earnout agreement were issued and sold. The issuance of such shares resulted in a $28.1 million, $54.0 million and $15.3 million increase to excess of cost over fair value of net assets acquired and a corresponding increase to stockholders' equity during 1995, 1994 and 1993, respectively.

   D. AUTHORIZED SHARES -- On January 22, 1996, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300 million.

   E. DIVIDENDS -- The Company expects to retain its earnings for the development and expansion of its business and the repayment of indebtedness and does not anticipate paying dividends on common stock in the foreseeable future.

11. MARKETING AND RESERVATION ACTIVITIES

   A. DAYS INN, HOWARD JOHNSON, KNIGHTS INN, PARK INN, SUPER 8 AND VILLAGER -- The Company receives monthly marketing and reservation fees, each of which is a specified percentage of gross room sales from its Days Inn, Howard Johnson, Knights Inn, Park Inn, Super 8 and Villager franchisees. As provided in the franchise agreements, at the Company's discretion, all of these fees will be expended for marketing purposes and the operation of a centralized brand-specific reservation system and are controlled by the Company until disbursement. Franchise revenue includes marketing and reservation fees of approximately, $93,379,000, $86,198,000 and $77,225,000 for the years ended
December 31, 1995, 1994 and 1993, respectively.

   B. RAMADA -- Ramada Inns National Association ("RINA") is an unincorporated association representing the owners of the hotels in the Ramada system. RINA provides a worldwide reservation system and provides advertising, promotional services and training to Ramada franchisees. The Company receives a combined fee for marketing and reservation activities based on a percentage of monthly gross room revenues from members of RINA which is controlled by the Company until disbursement. As provided in the franchise agreement, at the Company's discretion, all of these fees will be expended for advertising, promotional services, training and the operation of a worldwide reservation system. Included in franchise fees are RINA fees approximating $46,655,000, $44,352,000 and $40,017,000 for the periods ended December 31, 1995, 1994 and 1993, respectively. Included in marketing and reservation receivables is approximately $5,815,000 and $1,725,000 due from RINA as of December 31, 1995 and 1994, respectively.

   C. CENTURY 21 -- The Century 21 National Advertising Fund ("NAF") is an independent entity managed by the Company, the funds of which are used exclusively for advertising and public relations purposes for the collective benefit of the Century 21 organization, including all Century 21 franchisees. The NAF receives fees from Century 21 franchisees equal to 2% of their respective gross commissions earned on sales of real estate properties, subject to monthly minimum and maximum contributions. In addition, the Company is required to contribute 10% of royalty fees collected from Century 21 franchisees to the NAF. The contributions are expensed by the Company when the corresponding royalty fee is recognized. Included in marketing and reservation expense is approximately $4.2 million representing the Company's contribution to the NAF for the five month period ended December 31, 1995. The NAF cash balance was $4.3 million at December 31, 1995. Such amount is not included in the Company's consolidated financial statements.

   Advertising expense approximated $60.8 million, $36.2 million and $23.9 million for the years ended December 31, 1996, 1995 and 1994, respectively.

 12. INCOME TAXES

The income tax provision consists of ($000's)

                                            FOR THE YEARS ENDED DECEMBER
                                                        31,
                                          ------------------------------
                                             1995       1994       1993
                                          ---------  ---------  --------
Current
 Federal.................................   $41,456    $23,747   $ 1,253
 State...................................     4,619      5,107       500
                                          ---------  ---------  --------
                                             46,075     28,854     1,753
                                          ---------  ---------  --------
Deferred
 Federal.................................     8,054      6,831    20,445
 1% change in federal corporate tax
  rate...................................        --         --     1,807
 State...................................     1,046      1,469     2,340
                                          ---------  ---------  --------
                                              9,100      8,300    24,592
                                          ---------  ---------  --------
Provision for income taxes...............   $55,175    $37,154   $26,345
                                          =========  =========  ========

   In 1993, the Company recorded (i) a $1,200,000 increase to its provision for income taxes in connection with the remeasurement of incremental net deferred tax liabilities recorded primarily as a result of the Super 8 acquisition and (ii) other incremental federal income taxes on 1993 income of $607,000 resulting from the increase in the federal corporate tax rate.

Net deferred income tax assets and liabilities are comprised of the following ($000's):

                                              DECEMBER 31,
                                       ------------------------
                                           1995         1994
                                       -----------  -----------
Provision for doubtful accounts ......   $  7,600     $  5,400
Unearned franchise fees and other ....      7,800        6,600
Acquisition related reserves..........      4,200        2,400
Franchise acquisition costs...........     (2,400)      (2,100)
Other.................................      3,000          900
                                       -----------  -----------
Current net deferred tax asset .......   $ 20,200     $ 13,200
                                       ===========  ===========
Franchise agreement amortization .....   $(73,600)    $(68,300)
Other.................................     (9,200)      (3,600)
                                       -----------  -----------
Noncurrent net deferred tax
 liability............................   $(82,800)    $(71,900)
                                       ===========  ===========

The Company's effective income tax rate differs from the statutory federal rate as follows:

                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                               -------------------------
                                                                 1995     1994     1993
                                                               -------  -------  -------
Federal statutory rate........................................   35.0%    35.0%    35.0%
State income taxes net of federal benefit.....................    4.0      4.7      4.7
Change in deferred taxes due to 1% change in federal
 corporate rate...............................................     --       --      2.0
Other.........................................................    1.4      1.3      1.7
                                                               -------  -------  -------
Effective tax rate ...........................................   40.4%    41.0%    43.4%
                                                               =======  =======  =======

13. EMPLOYEE SAVINGS PLAN

   The Company has an employee savings plan in which any eligible employee may participate. The plan is a defined contribution 401(k) plan qualified under the Internal Revenue Code. The Company contributes an amount equal to twenty-five to fifty percent, based on years of service, of the pre-tax contributions made by participating employees, with respect to the first six percent of an employee's compensation. The Company has elected to pay the administrative expenses of the plan and the total charges to income relative to such expenses and Company matching were approximately $405,000, $332,000 and $327,000, respectively in 1995, 1994 and 1993.

 14. FRANCHISING ACTIVITIES

   Revenue from franchising activities consists of initial fees charged to lodging properties and real estate brokerage offices upon execution of a franchise contract based on the number of rooms at the lodging property and estimated real estate brokerage offices' gross closed commissions. Initial franchise fees approximated $15,735,000, $13,816,000 and $10,609,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

Franchising activity is summarized as follows:

                                    LODGING               REAL ESTATE
                                  ---------              -------------
                           AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                         ---------------------------------------------
                           1995      1994        1993         1995
                         -------  ---------  ----------  -------------
FRANCHISES IN OPERATION
Units at end of year ...   4,603     4,229      3,783(1)      5,995(2)
EXECUTED BUT NOT OPENED
Acquired................      31        --         83           104
New agreements..........     983       870        702           248
Backlog, end of year ...     682       594        577           176

------------
(1)    Includes 1,010 acquired lodging franchises.
(2)    Substantially all acquired as part of the acquisition of Century 21.

15. INDUSTRY SEGMENT INFORMATION

   The Company's major business segments are comprised of guest lodging facility and real estate brokerage office franchise systems. As a franchisor, the Company licenses the owners and operators of independent businesses, principally hotels and real estate brokerage offices, to use the Company's brand names. The Company provides its customers with services designed to increase their revenue and profitability. These services permit franchisees to retain independence and local control while benefiting from the economies of scale of widely promoted brand names and standards of service, national and regional direct marketing and co-marketing arrangements and global procurement. Services provided to the lodging segment include access to a national reservation system, national advertising and promotional campaigns, co-marketing programs and volume purchasing discounts. Services provided to the real estate segment include national and local advertising and promotion, referrals and training and volume purchasing discounts.

Segment information ($000's):

                                              REAL
YEAR ENDED DECEMBER 31, 1995     LODGING     ESTATE     CORPORATE     OTHER     CONSOLIDATED
-----------------------------  ----------  ---------  -----------  ---------  --------------
Revenue.......................   $340,919   $ 47,967     $    --    $ 24,097     $  412,983
Operating profit..............    125,809     19,805          --      15,617        161,231
Corporate expenses............         --         --      (4,537)         --         (4,537)
Identifiable assets...........    805,380    190,257      66,453     103,718      1,165,808
Depreciation and
 amortization.................     26,058      2,997         663       1,139         30,857
Capital expenditures..........      7,206      2,540      14,706          71         24,523
                               ==========  =========  ===========  =========  ==============

 16. SELECTED QUARTERLY FINANCIAL DATA -- (UNAUDITED)

(In thousands except per share amounts)

                                                                                TOTAL
                                   FIRST     SECOND      THIRD      FOURTH       YEAR
                                ---------  ---------  ----------  ---------  ----------
1995
------------------------------
Franchise fees.................   $66,155    $85,634    $113,340   $ 96,109    $361,238
Total revenue..................    74,153     96,329     129,249    113,252     412,983
Income before income taxes and
 minority interest.............    20,440     34,304      47,105     34,721     136,570
Net income ....................    12,062     20,183      27,119     20,366      79,730
                                =========  =========  ==========  =========  ==========
Net income per share:
 Primary.......................   $   .12    $   .19    $    .25   $    .18    $    .74
 Fully diluted.................       .12        .19         .24        .18         .73
                                =========  =========  ==========  =========  ==========
1994
------------------------------
Franchise fees.................   $57,741    $73,974    $ 86,599   $ 64,930    $283,244
Total revenue..................    64,286     81,036      95,018     72,207     312,547
Income before income taxes ....    16,809     23,901      31,526     18,407      90,643
Net income ....................     9,918     14,102      18,601     10,868      53,489
                                =========  =========  ==========  =========  ==========
Net income per share:
 Primary and fully diluted ....   $   .10    $   .14    $    .18   $    .11    $    .53
                                =========  =========  ==========  =========  ==========

   All per share information presented has been retroactively adjusted to reflect the stock splits discussed in Note 1 in the Notes to the Consolidated
                            Financial statements.

RECENT EVENTS -- (UNAUDITED)

   A. DEBT -- On October 2, 1996, the Company replaced an existing $300 million revolving credit facility with $1 billion in revolving credit facilities consisting of (i) a $500 million, five year revolving credit facility (the "Five Year Credit Facility") and (ii) a $500 million, 364 day revolving credit facility (the "364 Day Revolving Credit Facility" (collectively the "Revolving Credit Facilities")). The Company may renew the 364 Day Revolving Credit Facility on an annual basis for an additional 364 days up to a maximum aggregate term of five years upon receiving lender approval. The Revolving Credit Facilities, at the option of the Company, bear interest based on competitive bids of lenders participating in the facilities, at the prime rate or at LIBOR plus a margin approximating 25 basis points.

   B. PURCHASE OF MINORITY INTEREST --Effective October 29, 1996 (the "Effective Date"), the Company amended the Subscription and Stockholders Agreement dated as of August 1, 1995 among C21 Holding Corp., the Company and a group of former executives of Century 21 Real Estate Corporation (the "Former Management") pursuant to which the Company owns 87.5% of C21 Holding Corp. and the Former Management owns 12.5% of C21 Holding Corp. Such amendment provides for the acceleration of the Company's option to purchase the 12.5% ownership from the Former Management at fair market value to a date which is approximately 90 days from the Effective Date, with fair market value determined as of the Effective Date. The Company is in the process of determining the fair market value of C21 Holding Corp. and expects to complete such purchase in the second quarter of 1997.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
PHH Corporation:

   We have audited the accompanying consolidated balance sheets of PHH Corporation and subsidiaries as of April 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended April 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PHH Corporation and subsidiaries as of April 30, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended April 30, 1996, in conformity with generally accepted accounting principles.

   As discussed in the notes to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in 1996.



                                             KPMG Peat Marwick LLP

Baltimore, Maryland
May 17, 1996, except for the note on
capital stock as to which the date is
June 24, 1996

                       PHH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                           NINE MONTHS ENDED
                                              JANUARY 31,                   YEARS ENDED APRIL 30,
                                      --------------------------  ----------------------------------------
                                           1997          1996          1996          1995          1994
                                      ------------  ------------  ------------  ------------  ------------
                                              (UNAUDITED)
REVENUES:
 Vehicle management services  .......   $1,054,379    $1,012,568    $1,371,150    $1,257,696    $1,162,483
 Real estate services ...............      186,368       189,384       258,387       221,856       228,286
 Mortgage banking services ..........      203,968       141,701       195,599       126,094       155,935
                                      ------------  ------------  ------------  ------------  ------------
                                         1,444,715     1,343,653     1,825,136     1,605,646     1,546,704
                                      ------------  ------------  ------------  ------------  ------------
EXPENSES:
 Depreciation on vehicles under
  operating leases ..................      729,045       698,949       944,187       872,495       808,894
 Costs, including interest, of
  carrying and reselling homes  .....       76,378        93,424       127,125       111,405       129,818
 Direct costs of mortgage banking
  services ..........................       87,864        48,536        68,985        40,924        57,091
 Interest ...........................      171,256       167,111       223,847       173,094       138,617
 Selling, general and
 administrative......................      252,223       237,673       321,844       286,410       302,488
                                      ------------  ------------  ------------  ------------  ------------
                                         1,316,766     1,245,693     1,685,988     1,484,328     1,436,908
                                      ------------  ------------  ------------  ------------  ------------
Income before income taxes ..........      127,949        97,960       139,148       121,318       109,796
Income taxes ........................       52,636        40,613        57,528        49,656        45,238
                                      ------------  ------------  ------------  ------------  ------------
Net income ..........................   $   75,313    $   57,347    $   81,620    $   71,662    $   64,558
                                      ============  ============  ============  ============  ============
Net income per share* ...............   $     2.08    $     1.63    $     2.33    $     2.08    $     1.82
                                      ============  ============  ============  ============  ============

------------
* Reflects two-for-one common stock split declared June 24, 1996, described in the capital stock note.

               See Notes to Consolidated Financial Statements.

                       PHH CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                       JANUARY 31,        AS OF APRIL 30,
                                                                    --------------------------
                                                          1997           1996          1995
                                                     -------------  ------------  ------------
                                                       (UNAUDITED)
ASSETS:
Cash ...............................................   $   24,100     $    9,288    $    3,412
Restricted cash.....................................       89,849             --            --
Accounts receivable, less allowance for doubtful
 accounts of $6,188, $5,478 and $6,689 .............      516,956        468,938       484,230
Carrying costs on homes under management  ..........       53,166         46,560        45,260
Mortgage loans held for sale .......................      771,121        874,794       712,247
Mortgage servicing rights and fees .................      241,648        230,209        98,003
Property and equipment, net ........................       90,136         93,089       102,399
Goodwill, net ......................................       47,089         49,081        51,164
Other assets .......................................      178,300        117,999        77,929
                                                     -------------  ------------  ------------
                                                        2,012,365      1,889,958     1,574,644
                                                     -------------  ------------  ------------
ASSETS UNDER MANAGEMENT PROGRAMS:
 Net investment in leases and leased vehicles  .....    3,414,178      3,216,224     3,017,231
 Equity advances on homes ..........................      643,637        566,808       447,658
                                                     -------------  ------------  ------------
                                                        4,057,815      3,783,032     3,464,889
                                                     -------------  ------------  ------------
                                                       $6,070,180     $5,672,990    $5,039,533
                                                     =============  ============  ============
LIABILITIES:
Accounts payable and accrued expenses ..............   $  368,881     $  434,109    $  424,438
Advances from clients and deferred revenue  ........      116,533         96,439       101,229
Other debt .........................................      749,687        903,442       735,886
Deferred income taxes ..............................      237,200        191,700       158,400
                                                     -------------  ------------  ------------
                                                        1,472,301      1,625,690     1,419,953
                                                     -------------  ------------  ------------
LIABILITIES UNDER MANAGEMENT PROGRAMS ..............    3,920,146      3,438,804     3,079,629
                                                     -------------  ------------  ------------
COMMITMENTS AND CONTINGENCIES ......................
STOCKHOLDERS' EQUITY:
 Preferred stock, authorized 3,000,000 shares  .....           --             --            --
 Common stock, no par value, authorized 75,000,000
  shares; issued and outstanding 34,988,485,
  34,661,524* shares in 1996 and 16,890,212 shares
  in 1995 ..........................................      102,843         96,081        79,210
 Cumulative foreign currency translation
  adjustment........................................      (16,442)       (23,483)      (16,913)
 Retained earnings..................................      591,332        535,898       477,654
                                                     -------------  ------------  ------------
                                                          677,733        608,496       539,951
                                                     -------------  ------------  ------------
                                                       $6,070,180     $5,672,990    $5,039,533
                                                     =============  ============  ============

------------
* Reflects two-for-one common stock split declared June 24, 1996, described in the capital stock note.

                 See Notes to Consolidated Financial Statements.

                       PHH CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                               NINE MONTHS ENDED JANUARY
                                                          31,                       YEARS ENDED APRIL 30,
                                             ---------------------------- ------------------------------------------
                                                  1997          1996           1996          1995          1994
                                             ------------- -------------  ------------- ------------- -------------
                                                      (UNAUDITED)
Operating Activities:
 Net income.................................  $    75,313    $    57,347   $    81,620   $    71,662    $    64,558
 Adjustments to reconcile income to cash
  provided by operating activities:
  Depreciation on vehicles under operating
   leases...................................      729,045        698,949       944,187       872,495        808,894
  Other depreciation and amortization.......       25,073         24,069        30,020        32,095         29,000
  Amortization and write-down of servicing
   rights and fees..........................       44,987         25,499        37,640        20,089         29,132
  Additions to originated mortgage servicing
   rights...................................      (76,003)       (62,895)      (91,134)           --             --
  Additions to excess mortgage servicing
   fees.....................................      (46,796)       (45,958)      (66,432)      (27,869)       (39,042)
  Gain on sales of servicing rights.........       (8,924)        (3,386)       (3,426)      (42,090)            --
  Deferred income taxes.....................       44,851         40,668        33,585        41,530         25,694
  Gain on sale of subsidiary assets.........      (20,444)            --       (11,688)           --             --
  Changes in:
   Accounts receivable......................      (42,077)       (30,021)      (31,211)       (5,913)       (72,536)
   Carrying costs on homes under management.       (4,841)       (16,940)       (1,507)       (9,011)        15,544
   Mortgage loans held for sale.............      103,673        (72,654)     (162,547)       (6,359)      (227,230)
   Accounts payable and accrued expenses....      (67,428)       (19,600)       32,951       (93,033)       (28,835)
   Advances from clients and deferred
    revenue.................................       19,201         27,813        (4,208)       21,790        (27,146)
   All other operating activity.............       (6,193)       (42,360)      (19,628)        1,043         (5,368)
                                             ------------- -------------  ------------- ------------- -------------
   Cash provided by operating activities....      769,437        580,531       768,222       876,429        572,665
                                             ------------- -------------  ------------- ------------- -------------
Investing Activities:
 Investment in leases and leased vehicles...   (1,347,906)    (1,362,639)   (1,909,805)   (1,785,923)    (1,578,721)
 Repayment of investment in leases and
  leased vehicles...........................      443,940        415,490       582,487       579,835        549,262
 Proceeds from sales and transfers of leases
  and leased vehicles to third parties......           --             --       163,172       109,859        105,087
 Equity advances on homes under management..   (2,434,953)    (3,678,051)   (4,649,297)   (6,603,355)    (4,101,894)
 Repayment of advances on homes under
  management................................    2,364,564      3,441,497     4,530,106     6,631,414      4,301,529
 Purchases of mortgage servicing rights.....           --        (14,893)      (13,316)      (13,826)       (14,223)
 Proceeds from sales of mortgage servicing
  rights....................................       21,760          3,426         4,462        54,030             --
 Additions to property and equipment, net of
  dispositions..............................      (16,642)       (14,590)      (17,650)      (16,429)       (32,719)
 Acquisitions accounted for as a purchase...           --             --            --            --         (2,594)
 Proceeds from sale of subsidiary...........       21,900             --        33,618            --             --
 Funding of grantor trusts..................      (89,849)            --            --            --             --
 All other investing activities.............       (3,490)        (4,675)      (34,583)      (21,114)         1,348
                                             ------------- -------------  ------------- ------------- -------------
  Cash used in investing activities.........   (1,040,676)    (1,214,435)   (1,310,806)   (1,065,509)      (772,925)
                                             ------------- -------------  ------------- ------------- -------------
Financing Activities:
 Net change in borrowings with terms of less
  than 90 days .............................      791,218         (7,995)     (150,349)      114,462        172,255
 Proceeds from issuance of other borrowings.    1,348,118      1,604,268     1,914,461     1,195,147      1,040,092
 Principal payment on other borrowings......   (1,818,787)      (964,248)   (1,223,110)   (1,074,230)    (1,011,673)
 Stock option plan transactions.............        6,762         12,309        16,871         4,090          9,554
 Repurchases of common shares...............           --             --            --       (17,019)        (8,721)
 Payment of dividends.......................      (19,879)       (17,488)      (23,376)      (21,809)       (20,850)
                                             ------------- -------------  ------------- ------------- -------------
  Cash provided by financing activities.....      307,432        626,846       534,497       200,641        180,657
                                             ------------- -------------  ------------- ------------- -------------
Effect of exchange rate changes on cash.....      (21,381)        10,460        13,963        (8,174)        19,106
                                             ------------- -------------  ------------- ------------- -------------
Increase (decrease) in cash.................       14,812          3,402         5,876         3,387           (497)
Cash at beginning of period.................        9,288          3,412         3,412            25            522
                                             ------------- -------------  ------------- ------------- -------------
Cash at end of period.......................  $    24,100    $     6,814   $     9,288   $     3,412    $        25
                                             ------------- -------------  ------------- ------------- -------------
Supplemental disclosures of cash flow
 information:
 Cash paid for interest.....................  $   207,959    $   197,025       273,198       211,206        165,406
                                             ============= =============  ============= ============= =============
 Cash paid for income taxes.................  $     8,126    $     4,310        (1,330)       26,049         35,739
                                             ============= =============  ============= ============= =============

               See Notes to Consolidated Financial Statements.

                       PHH CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                        YEARS ENDED APRIL 30, 1996, 1995 AND
                                                                                        1994
                                                                       AND NINE MONTHS ENDED JANUARY 31, 1997
                                                                                    (UNAUDITED)
                                                                     ----------------------------------------
                                                  COMMON STOCK
                                           ------------------------
                                                                          CUMULATIVE
                                                                            FOREIGN
                                                                           CURRENCY
                                                                          TRANSLATION           RETAINED
                                               SHARES       AMOUNT        ADJUSTMENT            EARNINGS
                                           ------------  ----------  -------------------  -------------------
Balance April 30, 1993....................   17,197,785    $ 91,306        $ (17,916)           $384,093
  Net income..............................                                                        64,558
  Cash dividends declared ($.60 per
   share)*................................                                                       (20,850)
  Foreign currency translation
   adjustment.............................                                   (3,711)
  Stock option plan transactions, net of
   related income tax benefits............      305,062       9,554
  Repurchases of common shares............     (257,174)     (8,721)
                                           ------------  ----------  -------------------  -------------------
Balance April 30, 1994....................   17,245,673      92,139         (21,627)             427,801
  Net income..............................                                                        71,662
  Cash dividends declared ($.64 per
   share)*................................                                                       (21,809)
  Foreign currency translation
   adjustment.............................                                    4,714
  Stock option plan transactions, net of
   related income tax benefits............      129,660       4,090
  Repurchases of common shares............     (485,121)    (17,019)
                                           ------------  ----------  -------------------  -------------------
Balance April 30, 1995....................   16,890,212      79,210         (16,913)             477,654
  Net income..............................                                                        81,620
  Cash dividends declared ($.68 per
   share)*................................                                                       (23,376)
  Foreign currency translation
   adjustment.............................                                   (6,570)
  Stock option plan transactions, net of
   related income tax benefits............      440,550      16,871
  Two-for-one common stock split* ........   17,330,762
                                           ------------  ----------  -------------------  -------------------
Balance April 30, 1996....................   34,661,524      96,081         (23,483)             535,898
  Net income..............................                                                        75,313
  Cash dividends declared ($.57 per
   share).................................                                                       (19,879)
  Foreign currency translation
   adjustment.............................                                    7,041
  Stock option plan transactions, net of
   related income tax benefits............      326,961       6,762
                                           ------------  ----------  -------------------  -------------------
Balance January 31, 1997..................   34,988,485    $102,843        $(16,442)            $591,332
                                           ============  ==========  ===================  ===================

------------
* Reflects two-for-one common stock split declared June 24, 1996, described in the capital stock note.

               See Notes to Consolidated Financial Statements.

                       PHH CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

ACCOUNTING POLICIES

   The accounting policies of PHH Corporation conform to generally accepted accounting principles. The consolidated financial statements include the accounts of PHH Corporation and its wholly owned domestic and foreign subsidiaries (the Company). Policies outlined below include all policies considered significant. All significant intercompany balances and transactions have been eliminated.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements, and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

 Vehicle Management Services

   Vehicle management services primarily consist of the management, purchase, leasing, and resale of vehicles for corporate clients and government agencies. These services also include fuel, maintenance, safety and accident management programs and other fee-based services for clients' vehicle fleets. Revenues from these services other than leasing are taken into income over the periods in which the services are provided and the related expenses are incurred.

   The Company leases vehicles primarily to corporate fleet users under operating and direct financing lease arrangements. Open-end operating leases and direct financing leases generally have a minimum lease term of 12 months with monthly renewal options thereafter. Closed-end operating leases typically have a longer term, usually 30 months or more, but are cancelable under certain conditions. The Company records the cost of leased vehicles as an "investment in leases and leased vehicles." Amounts charged to lessees for interest on the unrecovered investment are credited to income on a level yield method which approximates the contractual terms. Vehicles under operating leases are amortized using the straight-line method over the expected lease term.

 Real Estate Services

   Real estate services primarily consist of the purchase, management and resale of homes for transferred employees of corporations and government agencies. The Company pays transferring employees their equity based on an appraised value of their homes, determined by independent appraisers, after deducting any outstanding mortgages. The Company normally retires the mortgage concurrently with the purchase of the equity; but, in certain circumstances, the Company accepts administrative responsibility for making payments on the mortgages. These mortgages are retired at settlement when the homes are resold, which generally is within six months.

   Direct costs of managing the homes during the period the home is held for resale, including property taxes, repairs, maintenance and continuing mortgage payments, are generally borne by the client. Funds are normally advanced by the client for a portion of these costs and are included in "advances from clients." These costs are paid by the Company and are identified as "carrying costs on homes under management" until resale. After resale, a settlement of actual costs and the advance billing is made with the client.

   Revenues and the related "costs, including interest, of carrying and reselling homes" are recognized at closing on the resale of a home. Real estate services revenue is shown net of costs reimbursed by client corporations. Under the terms of contracts with clients, the Company is generally protected against losses from changes in real estate market conditions.

   The Company also offers fee-based programs such as home marketing assistance, household goods moves, destination services, property dispositions for financial institutions and government agencies and strategic management consulting. Revenues from these fee-based services are taken into income over the periods in which the services are provided and the related expenses are incurred.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

  Mortgage Banking Services

   Mortgage banking services primarily include the origination, sale and servicing of residential first mortgage loans. The Company markets a variety of first mortgage products to consumers through relationships with corporations, affinity groups, financial institutions, real estate brokerage firms and other mortgage banks. Loan origination fees, commitment fees paid in connection with the sale of loans, and direct loan origination costs associated with loans held for resale, are deferred until the loan is sold. Fees received for servicing loans owned by investors are based on the difference between the weighted average yield received on the mortgages and the amount paid to the investor, or on a stipulated percentage of the outstanding monthly principal balance on such loans. Servicing fees are credited to income when received. Costs associated with loan servicing are charged to expense as incurred.

   Sales of mortgage loans are generally recorded on the date a loan is delivered to an investor. Sales of mortgage securities are recorded on the settlement date. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold. Beginning in 1996, the carrying value of the loans excludes the cost assigned to originated servicing rights. (See note for mortgage servicing rights and fees). Such gains and losses are also increased or decreased by the amount of deferred mortgage servicing fees recorded.

   The Company acquires mortgage servicing rights and excess servicing fees by originating or purchasing mortgage loans and selling those loans with servicing retained, or it may purchase mortgage servicing rights separately. The carrying value of mortgage servicing rights and excess servicing fees is amortized over the estimated life of the related loan portfolio.

   Gains or losses on the sale of mortgage servicing rights are recognized when title and all risks and rewards have irrevocably passed to the buyer and there are no significant unresolved contingencies.

   The Company reviews the recoverability of excess servicing fees by discounting anticipated future excess servicing cash flows at original discount rates utilizing externally published prepayment rates. If the discounted value is less than the recorded balance due to higher than expected prepayments, the difference is recognized as a write-down in the consolidated statement of income.

 Property and Equipment

   Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation of property and equipment is provided by charges to income over the estimated useful lives of such assets. Buildings are depreciated using the straight-line method (25 to 50 years); building improvements, using the straight-line method (10 to 20 years); equipment and leasehold improvements, using either the double-declining balance or straight-line method (3 to 10 years); and externally developed software is capitalized and amortized using the straight-line method (5 years). Expenditures for improvements that increase value or that extend the life of the assets are capitalized; maintenance and repairs are charged to operations. Gains or losses from retirements and disposals of property and equipment are included in selling, general and administrative expense.

 Goodwill, Net

   Goodwill, net represents the excess of cost over the net tangible and intangible assets of businesses acquired net of accumulated amortization. It is being amortized by the straight-line method over various periods up to 40 years and such amortization is included in selling, general and administrative expense.

 Assets Under Management Programs

   Assets under management programs are held subject to leases or other client contracts. The effective interest rates and maturity characteristics of the leases and other contracts are generally matched with the characteristics of the overall funding program.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

  Translation of Foreign Currencies

   Assets and liabilities of the foreign subsidiaries are translated at the exchange rates as of the balance sheet dates; equity accounts are translated at historical exchange rates. Revenues, expenses and cash flows are translated at the average exchange rates for the periods presented. Translation gains and losses are included in stockholders' equity including, for years prior to 1991, transaction gains and losses resulting from forward exchange contracts on foreign equity amounts net of income tax effects. Gains and losses resulting from the change in exchange rates realized upon settlement of foreign currency transactions are substantially offset by gains and losses realized upon settlement of forward exchange contracts. Therefore, the resulting net income effect of transaction gains and losses in fiscal years 1994 through 1996 was not significant.

 Interest

   Interest expense consists of interest on debt incurred to fund working capital requirements and to finance vehicle leasing activities, real estate services and mortgage banking operations. Interest on borrowings used to finance equity advances on homes is included in "costs, including interest, of carrying and reselling homes" and was $29,119 in 1996, $21,102 in 1995, and $23,491 in 1994. Total interest paid, including amounts within "costs, including interest, of carrying and reselling homes," was $273,198 in 1996, $211,206 in 1995, and $165,406 in 1994.

 Income Taxes

   The provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial statement purposes. Deferred tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date. No provision has been made for US income taxes on cumulative undistributed earnings of foreign subsidiaries since it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Undistributed earnings of the foreign subsidiaries at April 30, 1996, were approximately $105,000. The determination of unrecognized deferred US tax liability for unremitted earnings is not practicable. However, it is estimated that foreign withholding taxes of approximately $5,500 may be payable if such earnings were remitted.

 Net Income Per Share

   Net income per share is based on the weighted average number of shares of common stock outstanding during the year and common stock equivalents arising from the assumed exercise of outstanding stock options under the treasury stock method. The number of shares used in the calculations, adjusted to reflect the two-for-one common stock split, (see note for capital stock), were 35,074,920 for 1996, 34,505,686 for 1995, and 35,482,068 for 1994.

 Derivative Financial Instruments

   As a matter of policy, the Company does not engage in derivatives trading or market-making activities. Rather, derivative financial instruments such as interest rate swaps are used by the Company principally in the management of its interest rate exposures and foreign currency exposures on intercompany borrowings. Additionally, the Company enters into forward delivery contracts, financial futures programs and options to reduce the risks of adverse price fluctuation with respect to both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

    Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. The fair value of the swap agreements is not recognized in the consolidated financial statements since they are accounted for as hedges. Market value gains and losses on the Company's foreign currency transaction hedges are recognized in income and substantially offset the foreign exchange gains and losses on the underlying transactions. Market value gains and losses on positions used as hedges in the mortgage banking services operations are deferred and considered in the valuation of the lower of cost or market value of mortgage loans held for sale.

 Reclassifications

   Certain reclassifications have been made to the prior years' financial statements for comparative purposes. Included in these reclassifications are the effects of reducing real estate services revenue and "costs, including interest, of carrying and reselling homes" for direct costs reimbursed by client corporations. Such costs were $554,464, $464,980 and $587,975 in 1996, 1995 and 1994, respectively.

 Interim Financial Information

   The financial information with respect to the six-month periods ended October 31, 1996 and 1995 is unaudited. In the opinion of management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

   Net income per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period and common stock equivalents arising from the assumed exercise of outstanding stock options under the treasury stock method. The number of shares used in the calculations, adjusted to reflect the two-for-one common stock split, were 35,555 and 34,886 for the six months periods ended October 31, 1996 and 1995, respectively.

   Cash payments for interest and income taxes were $135,501 and $672 and $135,516 and $4,667 for the six months ended October 31, 1996 and 1995, respectively.

   Certain reclassifications have been made to the prior years' condensed consolidated financial statements for comparative purposes.

NEW ACCOUNTING PRONOUNCEMENTS

   In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," effective in 1997. Application of this statement will require the Company to review long-lived assets and certain intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement is not expected to significantly affect the consolidated financial statements of the Company.

   The Company uses the intrinsic value method to account for stock-based employee compensation plans. Under this method, compensation cost is recognized for awards of shares of common stock to employees under compensatory plans only if the quoted market price of the stock at the grant date (or other measurement date, if later) is greater than the amount the employee must pay to acquire the stock. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement permits companies to adopt a new fair value-based method to account for stock-based employee compensation plans or to continue using the intrinsic value method. If the intrinsic value method is used, information concerning the pro forma effects on net income and net income per share of

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

adopting the fair value-based method is required to be presented in the notes to the financial statements. The Company intends to continue using the intrinsic value method and will provide disclosures about its stock-based employee compensation plans in its 1997 financial statements, as required by Statement No. 123.

DIVESTITURE

   In February 1996 the Company sold its North American truck fuel and management operations resulting in a net gain of $11,688, which is reflected in vehicle management services revenues.

MORTGAGE LOANS HELD FOR SALE

   Mortgage loans held for sale represent mortgage loans originated by the Company and held pending sale to permanent investors. Such mortgage loans are recorded at the lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. The valuation reserve was $15,035 and $9,140 at April 30, 1996 and 1995, respectively.

   The Company issues mortgage-backed certificates insured or guaranteed by the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Government National Mortgage Association (GNMA) and other private insurance agencies. The insurance provided by FNMA and FHLMC and other private insurance agencies are on a non-recourse basis to the Company. However, the guarantee provided by GNMA is only to the extent recoverable from insurance programs of the Federal Housing Administration and the Veterans Administration. The outstanding principal balance of mortgages backing GNMA certificates issued by the Company aggregated approximately $2,483,000 and $1,699,000 at April 30, 1996 and 1995, respectively.
Additionally, the Company sells mortgage loans as part of various mortgage-backed security programs sponsored by FNMA, FHLMC and GNMA. Certain of these sales are subject to recourse or indemnification provisions in the event of default by the borrower. As of April 30, 1996, mortgage loans sold with recourse amounted to $113,000. The Company believes adequate reserves are maintained to cover all potential losses.

MORTGAGE SERVICING RIGHTS AND FEES

   Mortgage servicing rights and fees activity was as follows during 1996, 1995, and 1994:

                           EXCESS      PURCHASED    ORIGINATED
                          SERVICING    SERVICING    SERVICING
                            FEES        RIGHTS        RIGHTS      ALLOWANCE     TOTAL
                        -----------  -----------  ------------  -----------  ----------
Balance April 30,
 1993..................   $ 58,522      $ 5,682      $    --       $    --     $ 64,204
 Additions.............     39,042       14,223           --            --       53,265
 Amortization..........    (12,031)      (5,785)          --            --      (17,816)
 Write-down............    (11,316)          --           --            --      (11,316)
                        -----------  -----------  ------------  -----------  ----------
Balance April 30,
 1994..................     74,217       14,120           --            --       88,337
 Additions.............     27,869       13,826           --            --       41,695
 Amortization..........    (14,321)      (5,768)          --            --      (20,089)
 Sales ................     (8,917)      (3,023)          --            --      (11,940)
                        -----------  -----------  ------------  -----------  ----------
Balance April 30,
 1995..................     78,848       19,155           --            --       98,003
 Additions.............     66,432       13,316       91,134            --      170,882
 Amortization..........    (20,839)      (6,224)      (7,634)           --      (34,697)
 Sales.................       (766)        (270)          --            --       (1,036)
 Write-down/Provision .     (1,630)          --           --        (1,313)      (2,943)
                        -----------  -----------  ------------  -----------  ----------
Balance April 30,
 1996..................   $122,045      $25,977      $83,500       $(1,313)    $230,209
                        ===========  ===========  ============  ===========  ==========

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

    Excess servicing fees represent the present value of the differential between the actual servicing fees and normal servicing fees which are capitalized at the time loans are sold with servicing rights retained. During fiscal 1994, the Company experienced significant portfolio prepayments and payoffs, which required the write-down of $11,316 of excess mortgage servicing fees. Purchased servicing rights represent the cost of acquiring the rights to service mortgage loans for others.

   In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Rights" (SFAS No. 122). This Statement requires that mortgage servicing rights be recognized when a mortgage loan is sold and servicing rights are retained. The Company adopted SFAS No. 122 effective May 1, 1995, and, accordingly, capitalized originated servicing rights, net of amortization and valuation allowances, of $82,187 in 1996.

   SFAS No. 122 requires that a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing rights based on the servicing rights' fair value relative to the loan as a whole. To determine the fair value of mortgage servicing rights, the Company uses market prices for comparable mortgage servicing, when available, or alternatively uses a valuation model that calculates the present value of future net servicing income using assumptions that market participants would use in estimating future net servicing income.

   SFAS No. 122 also requires the impairment of originated and purchased servicing rights to be measured based on the difference between the carrying amount and current fair value of the servicing rights. In determining impairment, the Company aggregates all mortgage servicing rights, excluding those capitalized prior to the adoption of SFAS No. 122, and stratifies them based on the predominant risk characteristic of interest rate band. For each risk stratification, a valuation allowance is maintained for any excess of amortized book value over the current fair value by a charge or credit to income.

   Prior to the adoption of SFAS No. 122 the Company reviewed the recoverability of purchased servicing rights by discounting anticipated future cash flows at appropriate discount rates, utilizing externally published prepayment rates. If the recorded balance exceeded the discounted anticipated future cash flows, the amortization of the purchased servicing rights was accelerated on a prospective basis.

PROPERTY AND EQUIPMENT

   Property and equipment at April 30 consisted of the following:

                                                1996        1995
                                            ----------  ----------
Land ......................................   $  9,082    $  9,584
Buildings and leasehold improvements  .....     55,215      58,305
Equipment .................................    102,353     111,909
Accumulated depreciation and amortization      (81,607)    (87,342)
                                            ----------  ----------
                                                85,043      92,456
Capitalized software costs, net ...........      8,046       9,943
                                            ----------  ----------
                                              $ 93,089    $102,399
                                            ==========  ==========

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

 OTHER ASSETS

   Other assets at April 30 consisted of the following:

                                            1996        1995
                                        ----------  ----------
Mortgage-related notes receivable  ....   $ 62,242    $27,659
Residential properties held for
 resale................................     11,048     14,596
Other .................................     44,709     35,674
                                        ----------  ----------
                                          $117,999    $77,929
                                        ==========  ==========

   Mortgage-related notes receivable are loans secured by residential real estate. Residential properties held for resale are located primarily in the US and are carried at the lower of cost or net realizable value.

ASSETS UNDER MANAGEMENT PROGRAMS

   Net Investment in Leases and Leased Vehicles

   The net investment in leases and leased vehicles at April 30 consisted of the following:

                                                  1996          1995
                                             ------------  ------------
Vehicles under open-end operating leases  ..   $2,519,731    $2,357,425
Vehicles under closed-end operating leases        347,645       288,582
Direct financing leases ....................      348,043       370,234
Accrued interest on leases .................          805           990
                                             ------------  ------------
                                               $3,216,224    $3,017,231
                                             ============  ============

   The Company leases vehicles for initial periods of twelve months or more under either operating or direct financing lease agreements. The Company's experience indicates that the full term of the leases may vary considerably due to extensions beyond the minimum lease term. Lessee repayments of investments in leases and leased vehicles for 1996 and 1995 were $1,527,000 and $1,452,000, respectively; and the ratio of such repayments to the average net investment in leases and leased vehicles was 49% in 1996 and 50% in 1995.

   The Company has two types of operating leases. Under one type, open-end operating leases, resale of the vehicles upon termination of the lease is generally for the account of the lessee except for a minimum residual value which the Company has guaranteed. The Company's experience has been that vehicles under this type of lease agreement have consistently been sold for amounts exceeding the residual value guarantees. Maintenance and repairs of vehicles under these agreements are the responsibility of the lessee. The original cost and accumulated depreciation of vehicles under this type of operating lease was $4,387,252 and $1,867,521, and $3,897,794 and $1,540,369
at April 30, 1996 and 1995, respectively.

   Under the other type of operating lease, closed-end operating leases, resale of the vehicles on termination of the lease is for the account of the Company. The lessee generally pays for or provides maintenance, vehicle licenses and servicing. The original cost and accumulated depreciation of vehicles under these agreements was $482,742 and $135,097, and $391,020 and $102,438 at April 30, 1996 and 1995, respectively. The Company believes adequate reserves are maintained in the event of loss on vehicle disposition.

   Under the direct financing lease agreements, resale of the vehicles upon termination of the lease is generally for the account of the lessee. Maintenance and repairs of these vehicles are the responsibility of the lessee.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

    Leasing revenues are included in revenues from vehicle management services. Following is a summary of leasing revenues for years ended April 30:

                                                   1996          1995         1994
                                              ------------  ------------  ----------
Operating leases ............................   $1,111,812    $1,017,521    $939,297
Direct financing leases, primarily interest         42,460        40,937      28,852
                                              ------------  ------------  ----------
                                                $1,154,272    $1,058,458    $968,149
                                              ============  ============  ==========

   Other managed vehicles are subject to leases serviced by the Company for others, and neither the vehicles nor the leases are included as assets of the Company. The Company receives a fee under such agreements which covers or exceeds its cost of servicing.

   The Company has transferred existing managed vehicles and related leases to unrelated investors and has retained servicing responsibility. Credit risk for such agreements is retained by the Company to a maximum extent in one of two forms: excess assets transferred, which were $10,088 and $8,389 at April 30, 1996 and 1995, respectively; or guarantees to a maximum extent of $21 and $907 at April 30, 1996 and 1995, respectively. All such credit risk has been included in the Company's consideration of related reserves. The outstanding balances under such agreements aggregated $237,104 and $166,379 at April 30, 1996 and 1995, respectively.

   Other managed vehicles with balances aggregating $109,200 and $118,000 at April 30, 1996 and 1995, respectively, are included in a special purpose entity which is not owned by the Company. This entity does not require consolidation as it is not controlled by the Company and all risks and rewards rest with the owners. Additionally, managed vehicles totaling $46,500 and $57,100 at April 30, 1996 and 1995, respectively, are owned by special purpose entities which are owned by the Company. However, such assets and related liabilities have been netted in the balance sheet since there is a two-party agreement with determinable accounts, a legal right of setoff exists and the Company exercises its right of setoff in settlement with client corporations.

 Equity Advances on Homes

   Equity advances on homes represent advances paid to transferring employees of clients for their equity based on appraised values of their homes.

OTHER DEBT

   Other debt at April 30 consisted of the following:

                       1996        1995
                   ----------  ----------
Commercial paper     $803,442    $635,886
Medium-term note      100,000     100,000
                   ----------  ----------
                     $903,442    $735,886
                   ==========  ==========

   Commercial paper programs are more fully described in the note for Liabilities Under Management Programs. The medium-term note represents an unsecured obligation having a fixed interest rate of 6.5% with interest payable semi-annually and a term of seven years payable in full in fiscal 2000.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

 INCOME TAXES

   Provisions (credits) for income taxes for the years ended April 30 were comprised as follows:

                            1996        1995        1994
                        ----------  -----------  ---------
Current income taxes:
 Federal...............   $12,305     $ (2,958)    $ 7,550
 State and local ......     3,783        3,464       9,938
 Foreign ..............     8,140        6,979       2,739
                        ----------  -----------  ---------
                           24,228        7,485      20,227
                        ----------  -----------  ---------
Deferred income taxes:
 Federal ..............    27,700       39,600      24,452
 State and local ......     5,400        4,500      (1,033)
 Foreign ..............       200       (1,929)      1,592
                        ----------  -----------  ---------
                           33,300       42,171      25,011
                        ----------  -----------  ---------
                          $57,528      $49,656     $45,238
                        ==========  ===========  =========

   Deferred income taxes are recorded based upon differences between the financial statement and the tax bases of assets and liabilities and available tax credit carryforwards. There was no valuation allowance relating to deferred tax assets. Net deferred tax liabilities as of April 30 were comprised as follows:

                                               1996          1995
                                          ------------  ------------
Depreciation ............................   $(208,100)    $(197,800)
Accrued liabilities and deferred income        47,500        41,900
Unamortized mortgage servicing rights  ..     (31,100)       (2,500)
                                          ------------  ------------
                                            $(191,700)    $(158,400)
                                          ============  ============

   The portions of the 1996 income tax liability and provision classified as current and deferred are subject to final determination based on the actual 1996 income tax returns. The liability and provision amounts for 1995 have been reclassified to reflect the final determination made in filing the 1995 income tax returns.

   The Company received net income tax refunds of $1,330 in 1996 and paid income taxes of $26,049 in 1995 and $35,739 in 1994.

   A summary of the differences between the statutory federal income tax rate and the Company's effective income tax rate follows:

                                                       1996     1995     1994
                                                     -------  -------  -------
Federal income tax statutory rate ..................   35.0%    35.0%    35.0%
State income taxes, net of federal benefit  ........    4.3      4.5      5.3
Amortization of goodwill ...........................    0.6      1.0      0.7
Rate increase on deferred taxes ....................     --       --      3.0
Adjustments of tax accruals.........................     --       --     (3.0)
Foreign tax in excess of (less than) domestic rate      1.1     (0.1)      --
Other ..............................................    0.3      0.5      0.2
                                                     -------  -------  -------
Effective tax rate .................................   41.3%    40.9%    41.2%
                                                     =======  =======  =======

   The Company's US federal income tax returns have been examined by the Internal Revenue Service through April 30, 1993.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

 LIABILITIES UNDER MANAGEMENT PROGRAMS

   Borrowings to fund assets under management programs are classified as "liabilities under management programs" and, at April 30, consisted of the following:

                                                     1996           1995
                                                -------------  ------------
Commercial paper ..............................   $1,404,094     $1,665,193
Medium-term notes .............................    1,981,200      1,261,000
Limited recourse debt .........................        8,595          8,357
Secured notes payable on vehicles under lease         11,570         39,446
Other unsecured debt ..........................       33,345        105,633
                                                -------------  ------------
                                                  $3,438,804     $3,079,629
                                                =============  ============

   Commercial paper, all of which matures within 90 days, is supported by committed revolving credit agreements described below and short-term lines of credit. The weighted average interest rates on the Company's outstanding commercial paper were 5.5% and 6.3% at April 30, 1996 and 1995, respectively.

   Medium-term notes represent unsecured loans which mature in 1997. The weighted average interest rates on medium-term notes were 5.5% and 6.4% at April 30, 1996 and 1995, respectively.

   Limited recourse debt and secured notes payable on vehicles under lease primarily consist of secured loans arranged for certain clients for their convenience. The lenders hold a security interest in the lease payments and the clients' leased vehicles. The debt and notes payable mature concurrently with the related lease payments. The aggregate lease payments due from the lessees exceed the loan repayment requirements. The weighted average interest rates on secured debt were 5.2% and 6.4% at April 30, 1996 and 1995, respectively.

   The Company has unsecured committed credit agreements with various banks totaling $2,377,000. These agreements have both fixed and evergreen maturities ranging from June 13, 1996, to April 30, 1999. The evergreen revolving credit agreements require a notice of termination of one to three years. Interest rates under all revolvers are either at fixed rates or vary with the prime rate or the London Interbank Offered Rate. Under these agreements, the Company is obligated to pay annual commitment fees which were $2,471 and $2,904 in 1996 and 1995, respectively. The Company has other unused lines of credit of $341,000 and $262,000 at April 30, 1996 and 1995, respectively, with various banks.

   Other unsecured debt, all of which matures in 1997, includes other borrowings under short-term lines of credit and other bank facilities. The weighted average interest rates on unsecured debt was 6.2% at both April 30, 1996 and 1995.

   Although the period of service for a vehicle is at the lessee's option, and the period a home is held for resale varies, management estimates, by using historical information, the rate at which vehicles will be disposed and the rate at which homes will be resold. These projections of estimated liquidations of assets under management programs and the related estimated repayment of liabilities under management programs as of April 30, 1996, as set forth in the table below, indicate that the actual repayments of liabilities under management programs will be different than required by contractual maturities.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                  ASSETS UNDER       LIABILITIES UNDER
               MANAGEMENT PROGRAMS  MANAGEMENT PROGRAMS
              -------------------  -------------------
1997 ........      $1,999,332           $1,754,684
1998 ........       1,062,884              990,171
1999 ........         480,217              455,905
2000 ........         154,399              153,038
2001 ........          51,583               51,497
2002-2006  ..          34,617               33,509
              -------------------  -------------------
                   $3,783,032           $3,438,804
              ===================  ===================

STOCK OPTION PLANS

   The Company's employee stock option plan allows for options to be granted to key employees for the purchase of common stock at prices not less than fair market value on the date of grant. Either incentive stock options or non-statutory stock options may be granted under the plans. The Company's Directors' stock option plan allows for options to be granted to outside Directors of the Company for the purchase of common stock at prices not less than fair market value on the date of grant. Options become exercisable after one year from date of grant on a vesting schedule provided by the plans, and expire ten years after the date of the grant. Option transactions during 1996, 1995, and 1994 were as follows:

                                    NUMBER OF     OPTION PRICE
                                     SHARES        PER SHARE
                                  -----------  ----------------
Outstanding April 30, 1993  .....   1,971,570   $18.13 to $39.63
 Granted ........................     199,450   $39.00 to $42.00
 Exercised ......................    (305,062)  $18.13 to $37.75
 Canceled .......................     (97,785)  $27.00 to $39.63
                                  -----------  ----------------
Outstanding April 30, 1994  .....   1,768,173   $19.88 to $42.00
 Granted ........................     234,700   $35.50 to $37.00
 Exercised ......................    (129,660)  $19.88 to $37.75
 Canceled .......................    (200,245)  $24.50 to $41.13
                                  -----------  ----------------
Outstanding April 30, 1995  .....   1,672,968   $19.88 to $42.00
 Granted ........................     190,750   $39.88 to $53.12
 Exercised ......................    (443,083)  $27.00 to $40.62
 Canceled .......................    (112,650)  $27.00 to $39.88
 Two-for-one common stock split     1,307,985
                                  -----------  ----------------
Outstanding April 30, 1996*  ....   2,615,970   $9.94 to $26.56
                                  -----------  ----------------
Exercisable April 30, 1996*  ....   2,256,070   $9.94 to $21.00
                                  ===========  ================

------------
* Reflects two-for-one common stock split declared on June 24, 1996, described in the capital stock note.

   In addition to outstanding options, at April 30, 1996, there were 2,543,402 shares of common stock reserved (adjusted for the two-for-one common stock split), including 1,571,544 shares for issuance under future employee stock option plan awards, 863,858 shares for future issuance under the employee investment plan and 108,000 shares for future issuance under the Director's stock option plan.

CAPITAL STOCK

   On June 24, 1996, the Board of Directors authorized a two-for-one common stock split, distributable July 31, 1996, to stockholders of record on July 5, 1996. All per share amounts herein and data as to outstanding and exercisable common stock options at April 30, 1996, have been adjusted for the common stock split.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

    On April 10, 1996, the Company declared a dividend of one preferred share purchase right for each share of common stock outstanding on April 10, 1996. This dividend is a continuation of the dividend which expired on April 10, 1996. Each right entitles the holder to purchase 1/100th of a share of series A Junior Participating Preferred Stock at an exercise price of $88 (adjusted for the two-for-one common stock split), subject to future adjustment. The rights become exercisable in the event any party acquires or announces an offer to acquire 20% or more of the Company's common stock. The rights expire April 10, 2006, and are redeemable at $.025 (adjusted for the two-for-one common stock split) per right prior to the time any party owns 20% or more of the Company's outstanding common stock. In the event the Company enters into a consolidation or merger after the time rights are exercisable, the rights provide that the holder will receive, upon exercise of the right, shares of common stock of the surviving company having a market value of twice the exercise price of the right. Until the earlier of the time the rights become exercisable, are redeemed or expire, the Company will issue one right with each new share of common stock issued. The Company has designated 400,000 (adjusted for the two-for-one common stock split) shares of the authorized preferred shares as series A Junior Participating Preferred Stock for issuance upon exercise of the rights.

PENSION AND OTHER EMPLOYEE BENEFIT PLANS

   Pension and Supplemental Retirement Plans The Company has a non-contributory defined benefit pension plan covering substantially all US employees of the Company and its subsidiaries. The Company's subsidiary located in the UK has a contributory defined benefit pension plan, with participation at the employee's option. Under both the US and UK plans, benefits are based on an employee's years of credited service and a percentage of final average compensation. The Company's policy for both plans is to contribute amounts sufficient to meet the minimum requirements plus other amounts as the Company deems appropriate from time to time. The Company also sponsors two unfunded supplemental retirement plans to provide certain key executives with benefits in excess of limits under the federal tax law and to include annual incentive payments in benefit calculations.

   Net costs included the following components for the years ended April 30:

                                    1996       1995       1994
                                ----------  ---------  ---------
Service cost ..................   $  5,038    $ 4,597    $ 4,604
Interest cost .................      7,607      6,742      6,181
Actual return on assets  ......    (10,977)    (3,144)    (2,049)
Net amortization and deferral        5,515     (1,698)    (2,050)
                                ----------  ---------  ---------
Net cost.......................   $  7,183    $ 6,497    $ 6,686
                                ==========  =========  =========

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

    A summary of the plans' status and the Company's recorded liability recognized in the Consolidated Balance Sheets at April 30 follows:

                                                                     FUNDED PLANS
                                                               ----------------------
                                                                   1996        1995
                                                               ----------  ----------
Accumulated benefit obligation:
 Vested ......................................................   $ 61,766    $ 49,799
 Unvested ....................................................      6,447       6,428
                                                               ----------  ----------
                                                                 $ 68,213    $ 56,227
                                                               ==========  ==========
Projected benefit obligation .................................   $ 88,892    $ 75,537
Funded assets, at fair value (primarily common stock and bond
 mutual funds)................................................    (78,851)    (60,558)
Unrecognized net loss from past experience different from
 that assumed and effects of changes in assumptions  .........     (6,409)     (8,906)
Unrecognized prior service cost ..............................        (62)        (94)
Unrecognized net obligation ..................................       (137)        (93)
                                                               ----------  ----------
Recorded liability ...........................................   $  3,433    $  5,886
                                                               ==========  ==========

                                                                    UNFUNDED PLANS
                                                               ----------------------
                                                                   1996        1995
                                                               ----------  ----------
Accumulated benefit obligation:
 Vested ......................................................   $12,196     $ 8,591
 Unvested ....................................................       786         965
                                                               ----------  ----------
                                                                 $12,982     $ 9,556
                                                               ==========  ==========
Projected benefit obligation .................................   $16,167     $13,433
Unrecognized net loss from past experience different from
 that assumed and effects of changes in assumptions  .........    (1,885)       (849)
Unrecognized prior service cost ..............................    (3,049)     (2,598)
Unrecognized net obligation ..................................    (1,392)     (1,624)
Minimum liability adjustment .................................     3,141       1,194
                                                               ----------  ----------
Recorded liability ...........................................   $12,982     $ 9,556
                                                               ==========  ==========

   Significant percentage assumptions used in determining the cost and obligations under the US pension and unfunded supplemental retirement plans are as follows:

                                       1996     1995     1994
                                     -------  -------  -------
Discount rate ......................   8.00%    8.50%     8.25%
Rate of increase in compensation  ..   5.00     5.00      5.00
Long-term rate of return on assets     9.50     9.50     10.00
                                     =======  =======  =======

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

  Postretirement Benefits Other Than Pensions

   The Company provides healthcare and life insurance benefits for certain retired employees up to the age of 65. A summary of the plan's status and the Company's recorded liability recognized in the consolidated balance sheets at April 30 follows:

                                                   1996       1995
                                                ---------  ---------
Accumulated postretirement benefit obligation:
 Active employees .............................   $ 5,732    $ 5,574
 Current retirees .............................     1,743      1,785
                                                ---------  ---------
                                                    7,475      7,359
Unrecognized transition obligation ............    (4,995)    (5,289)
Unrecognized net gain .........................     1,081        248
                                                ---------  ---------
Recorded liability ............................   $ 3,561    $ 2,318
                                                =========  =========

   Net periodic postretirement benefit costs included the following components for the year ended April 30,

                                  1996      1995     1994
                               --------  --------  -------
Service cost..................   $  786    $  661   $  788
Interest cost.................      519       519      469
Net amortization and
 deferral.....................      218       294      294
                               --------  --------  -------
                                 $1,523    $1,474   $1,551
                               ========  ========  =======

   Significant percentage assumptions used in determining the cost and obligations under the post retirement benefit plan are as follows:

                                                     1996      1995     1994
                                                  --------  --------  -------
Discount rate....................................    8.00%     8.25%     8.25%
Health care costs trend rate for subsequent
 year............................................   10.00%    12.00%    12.00%
                                                  ========  ========  =======

   The health care cost trend rate is assumed to decrease gradually through 2004 when the ultimate trend rate of 4.75% is reached. At April 30, 1996, a one-percentage-point increase in the assumed health care cost trends rate for each future year would increase the annual service and interest cost by approximately $120 and the accumulated postretirement benefit obligation by approximately $545.

 Investment Plan

   Under provisions of the Company's employee investment plan, a qualified retirement plan, eligible employees may generally have up to 10% of their base salaries withheld and placed with an independent custodian and elect to invest in common stock of the Company, an index equity fund, a growth equity fund, an international equity fund, a fixed income fund, an asset allocation fund and/or a money market fund. The Company's contributions vest proportionately in accordance with an employee's years of vesting service, with an employee being 100% vested after three years of vesting service. The Company matches, in common stock of the Company, employee contributions to 3% of their base salaries, with an additional 3% match available at the end of the year based on the Company's operating results. The Company's additional matches of employee contributions greater than 3% up to 6%, were 75% in 1996 and 50% in 1995 and 1994. The additional match, initially invested in a money market fund, can be redirected by the employee into any of the investment elections noted above. The Company's expenses for contributions were $4,810, $4,483, and $4,020 for the years ended April 30, 1996, 1995 and 1994, respectively.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

 LEASE COMMITMENTS

   Total rental expenses relating to office facilities and equipment were $23,519, $24,195, and $27,264 for 1996, 1995 and 1994, respectively. Minimum rental commitments under non-cancelable leases with remaining terms in excess of one year are as follows:

1997      $14,980   2001                   $ 6,406
1998      $13,619   2001-2006              $13,071
1999      $10,395   2007 and thereafter    $ 4,158
2000      $ 7,294

   These leases provide for additional rentals based on the lessors' increased property taxes, maintenance and operating expenses.

CONTINGENT LIABILITIES

   The Company and its subsidiaries are involved in pending litigation of the usual character incidental to the business transacted by them. In the opinion of management, such litigation will not have a material effect on the Company's consolidated financial statements.

   The Company is contingently liable under the terms of an agreement involving its discontinued aviation services segment for payment of Industrial Revenue Bonds issued by local governmental authorities operating at two airports, one of which comes due in the year 2013 and the other which comes due in the year 2014, each of which is in the amount of $3,500. The Company believes its allowance for disposition loss is sufficient to cover all potential liability.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND SERVICING RIGHTS

   The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

   o Cash, accounts receivable, certain other assets and commercial paper borrowings. Due to the short-term nature of these financial instruments, the carrying value equals or approximates fair value.

   o Mortgage loans held for sale. Fair value is estimated using the quoted market prices for securities backed by similar types of loans and current dealer commitments to purchase loans. These loans are priced to be sold with servicing rights retained. Gains (losses) on mortgage-related positions, used to reduce the risk of adverse price fluctuations, for both mortgage loans held for sale and anticipated mortgage loan closings arising from commitments issued, are included in the carrying amount of mortgage loans held for sale.

   o Mortgage servicing rights and fees. Fair value is estimated by discounting the expected net cash flow of servicing rights and deferred mortgage servicing fees using discount rates that approximate market rates and externally published prepayment rates, adjusted, if appropriate, for individual portfolio characteristics.

   o Borrowings. Fair value of borrowings, other than commercial paper, is estimated based on quoted market prices or market comparables.

   o Interest rate swaps, foreign exchange contracts, forward delivery commitments, futures contracts and options. The fair value of interest rate swaps, foreign exchange contracts, forward delivery commitments, futures contracts and options is estimated, using dealer quotes, as the amount that the Company would receive or pay to execute a new agreement with terms identical to those remaining on the current agreement, considering interest rates at the reporting date.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

    The following table sets forth information about financial instruments, except for those noted above for which the carrying value approximates fair value, at April 30, 1996 and 1995:

                                                         1996                                   1995
                                        -------------------------------------  -------------------------------------
                                                                    ESTIMATED                              ESTIMATED
                                          NOTIONAL     CARRYING       FAIR       NOTIONAL     CARRYING       FAIR
                                           AMOUNT       AMOUNT        VALUE       AMOUNT       AMOUNT        VALUE
                                        -----------  -----------  -----------  -----------  -----------  -----------
Assets:
 Mortgage loans held for sale .........  $       --   $  874,794   $  874,794   $       --   $  712,247   $  712,247
 Excess mortgage servicing fees  ......          --      122,045      132,586           --       78,848       86,982
 Originated mortgage servicing rights            --       82,187       88,516           --           --           --
 Purchased mortgage servicing rights  .          --       25,977       34,241           --       19,155       20,333
Liabilities--Medium-term notes  .......          --    2,081,200    2,080,827           --    1,361,000    1,361,198
Off balance sheet:
 Interest rate swaps ..................   1,858,597                              1,740,964
 In a gain position ...................                       --        3,164                        --        8,350
 In a loss position ...................                       --      (11,192)                       --       (4,693)
Foreign exchange forwards .............     125,031           --          (12)      80,600           --          (54)
Mortgage-related positions:*
 Forward delivery commitments .........   1,630,000       (1,156)      11,402    1,089,500       12,951       (3,441)
 Option contracts to sell .............     345,000        1,786          518      143,500          729         (318)
 Option contracts to buy ..............     800,000        4,280          148      110,000          483          488

------------
* Gains (losses) on mortgage-related positions are already included in the determination of market value of mortgage loans held for sale.

DERIVATIVE FINANCIAL INSTRUMENTS

   The Company employs interest rate swap agreements to match effectively the fixed or floating rate nature of liabilities to the assets funded. A key assumption in the following information is that rates remain constant at April 30, 1996 levels. To the extent that rates change, both the maturity and variable interest rate information will change. However, the net rate the Company pays remains matched with the assets funded.

   The following table summarizes the maturity and weighted average rates of the Company's interest rate swaps employed at April 30, 1996. These characteristics are effectively offset within the portfolio of assets funded by the Company.

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                      MATURITIES
                                ------------------------------------------------------------------------------------
                                    TOTAL         1997         1998         1999       2000        2001       2002
                                ------------  ------------ -----------  ----------- ---------- ----------  ---------
US
-------------------------------
Commercial Paper:
 Pay fixed/receive floating:
 Notional value ................  $  467,301   $  189,564    $152,628     $ 75,786    $31,423    $11,250     $6,650
 Weighted average receive rate                       5.43%       5.43%        5.43%      5.43%      5.43%      5.43%
 Weighted average pay rate  ....                     6.22%       6.26%        6.48%      6.56%      6.34%      6.50%
Medium-Term Notes:
  Pay floating/receive fixed:
  Notional value ...............     150,000      150,000
  Weighted average receive rate                      6.98%
  Weighted average pay rate  ...                     5.39%
 Pay floating/receive floating:
  Notional value ...............     806,200      806,200
  Weighted average receive rate                      5.49%
  Weighted average pay rate  ...                     5.37%
Canada
-------------------------------
Commercial Paper:
 Pay fixed/receive floating:
 Notional value ................      63,504       33,296      20,212        8,085      1,911
 Weighted average receive rate                       4.85%       4.85%        4.85%      4.85%
 Weighted average pay rate  ....                     6.97%       6.85%        6.49%      7.29%
Pay floating/receive floating:
 Notional value ................      76,488       39,078      24,439       10,321      2,261        389
 Weighted average receive rate                       6.92%       7.24%        7.41%      7.40%      7.70%
 Weighted average pay rate  ....                     5.22%       5.22%        5.22%      5.22%      5.22%
UK
-------------------------------
Commercial Paper:
 Pay fixed/receive floating:
 Notional value ................     295,104       87,521      90,083       67,788     33,141     16,571
 Weighted average receive rate                       6.07%       6.07%        6.07%      6.07%      6.07%
 Weighted average pay rate  ....                     7.46%       6.05%        8.11%      6.93%      7.18%
                                ------------  ------------ -----------  ----------- ---------- ----------  ---------
Total ..........................  $1,858,597   $1,305,659    $287,362     $161,980    $68,736    $28,210     $6,650
                                ============  ============ ===========  =========== ========== ==========  =========

   For the years ended April 30, 1996 and 1995, the Company's hedging activities increased interest expense $1,510 and $1,496, respectively, and had no effect on its weighted average borrowing rate. For the same period in 1994, hedging activities increased interest expense $12,632 and increased the weighted average borrowing rate 0.3%.

   The Company enters into foreign exchange contracts as hedges against currency fluctuation on certain intercompany loans. Such contracts effectively offset the currency risk applicable to approximately $125,031 and $80,600 of obligations at April 30, 1996 and 1995, respectively.

   The Company is exposed to credit-related losses in the event of non-performance by counterparties to certain derivative financial instruments. The Company manages such risk by periodically evaluating the financial condition of counterparties and spreading its positions among multiple counterparties. The Company presently does not expect non-performance by any of the counterparties.

SUBSEQUENT EVENT

   On November 10, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with HFS Incorporated ("HFS"), and Mercury Acq. Corp., a wholly-owned subsidiary of HFS. Pursuant to the Merger Agreement, shares of the Company's common stock will be converted into

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

a right to receive shares of HFS's common stock as determined in the Merger Agreement. The Merger is conditioned, among other things, upon the approval of the Company's and HFS's shareholders and upon certain regulatory approvals. The merger will be accounted for as a pooling of interests, and is expected to close in the first quarter of calendar year 1997.

   In connection with the Merger Agreement, on November 13, 1996, the Company and First Chicago Trust company of New York, as Rights Agent, entered into an amendment to the Rights Agreement, dated as of March 15, 1996, by and between the Company and the Rights Agent (the "Rights Agreement"), having the effect of exempting the events and transactions contemplated by the Merger Agreement from the Rights Agreement.

BUSINESS SEGMENTS

   The Company's operations are classified into three business segments: vehicle management services, real estate services and mortgage banking services. Vehicle management services and real estate services are provided in North America and Europe. Mortgage banking services are provided in the US. Selected information by business segment and geographic area follows:

 Business Segments

                                            YEARS ENDED APRIL 30,
                                -------------------------------------------
                                     1996           1995           1994
                                -------------  -------------  -------------
                                               (IN THOUSANDS)
Revenues:
 Vehicle management services  .   $1,371,150     $1,257,696     $1,162,483
 Real estate services .........      812,851        686,836        816,261
 Mortgage banking services  ...      195,599        126,094        155,935
                                -------------  -------------  -------------
 Consolidated .................   $2,379,600     $2,070,626     $2,134,679
                                =============  =============  =============
Income before income taxes:
 Vehicle management services  .   $   64,536     $   55,668     $   46,230
 Real estate services .........       31,841         35,219         21,500
 Mortgage banking services  ...       42,771         30,431         42,066
                                -------------  -------------  -------------
 Consolidated .................   $  139,148     $  121,318     $  109,796
                                =============  =============  =============
Identifiable assets:
 Vehicle management services  .   $3,562,737     $3,413,080     $3,120,154
 Real estate services .........      841,881        723,698        807,119
 Mortgage banking services  ...    1,268,372        902,755        839,510
                                -------------  -------------  -------------
 Consolidated .................   $5,672,990     $5,039,533     $4,766,783
                                =============  =============  =============
Capital expenditures:
 Vehicle management services  .   $   10,663     $    8,536     $   10,250
 Real estate services .........        9,775          9,103          8,839
 Mortgage banking services ....        3,090          1,668         17,023
                                -------------  -------------  -------------
 Consolidated .................   $   23,528     $   19,307     $   36,112
                                =============  =============  =============
Depreciation and amortization:
 Vehicle management services  .   $  960,584     $  891,361     $  825,609
 Real estate services .........       10,290         10,054          8,921
 Mortgage banking services ....       40,973         23,264         32,496
                                -------------  -------------  -------------
 Consolidated .................   $1,011,847     $  924,679     $  867,026
                                =============  =============  =============

                       PHH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

   Geographic Areas

                                                YEARS ENDED APRIL 30,
                                    -------------------------------------------
                                         1996           1995           1994
                                    -------------  -------------  -------------
                                                   (IN THOUSANDS)
Revenues:
 North America (principally U.S.)     $2,181,805     $1,894,050     $1,954,106
 Europe ...........................      197,795        176,576        180,573
                                    -------------  -------------  -------------
 Consolidated .....................   $2,379,600     $2,070,626     $2,134,679
                                    =============  =============  =============
Income before income taxes:
 North America (principally U.S.)     $  123,957     $  113,942     $  106,895
 Europe ...........................       15,191          7,376          2,901
                                    -------------  -------------  -------------
 Consolidated .....................   $  139,148     $  121,318     $  109,796
                                    =============  =============  =============
Identifiable assets:
 North America (principally U.S.)     $5,086,009     $4,492,213     $4,211,169
 Europe ...........................      586,981        547,320        555,614
                                    -------------  -------------  -------------
 Consolidated .....................   $5,672,990     $5,039,533     $4,766,783
                                    =============  =============  =============

                     QUARTERLY FINANCIAL DATA (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     YEAR ENDED APRIL 30, 1996
                                -----------------------------------------------------------------
QUARTER                             FIRST       SECOND        THIRD       FOURTH         YEAR
------------------------------  -----------  -----------  -----------  -----------  -------------
Revenues ......................   $581,857     $589,770     $586,717     $621,256     $2,379,600
Income before income taxes  ...   $ 31,663     $ 33,217     $ 33,080     $ 41,188     $  139,148
Net income ....................   $ 18,301     $ 19,564     $ 19,482     $ 24,273     $   81,620
                                -----------  -----------  -----------  -----------  -------------
Net income per share* .........   $    .52     $    .57     $    .54     $    .70     $     2.33
                                -----------  -----------  -----------  -----------  -------------
Cash dividends per share*  ....   $    .17     $    .17     $    .17     $    .17     $      .68
                                -----------  -----------  -----------  -----------  -------------
Closing price range of stock:*
 High .........................   $     23 3/4 $     23 3/8 $     25 3/4 $     28 3/8 $       28 3/8
 Low ..........................   $     19 5/8 $     21     $     21 7/8 $     24 1/2 $       19 5/8
                                -----------  -----------  -----------  -----------  -------------

                                                     YEAR ENDED APRIL 30, 1995
                                -----------------------------------------------------------------
QUARTER                             FIRST       SECOND        THIRD       FOURTH         YEAR
------------------------------  -----------  -----------  -----------  -----------  -------------
Revenues ......................   $520,308     $510,137     $494,141     $546,040     $2,070,626
Income before income taxes  ...   $ 28,035     $ 29,874     $ 28,254     $ 35,155     $  121,318
Net income ....................   $ 16,515     $ 17,612     $ 16,762     $ 20,773     $   71,662
                                -----------  -----------  -----------  -----------  -------------
Net income per share* .........   $    .47     $    .51     $    .49     $    .61     $     2.08
                                -----------  -----------  -----------  -----------  -------------
Cash dividends per share*  ....   $    .16     $    .16     $    .16     $    .16     $      .64
                                -----------  -----------  -----------  -----------  -------------
Closing price range of stock:*
 High .........................   $     19 3/8 $     19     $     19     $     20 1/4 $       20 1/4
 Low ..........................   $     17 1/2 $     17 3/8 $     16 3/4 $     17 5/8 $       16 3/4
                                -----------  -----------  -----------  -----------  -------------

------------
* Reflects two-for-one common stock split declared June 24, 1996. See capital stock note in Notes to Consolidated Financial Statements.

                                                                       ANNEX I

                         AGREEMENT AND PLAN OF MERGER
                        DATED AS OF NOVEMBER 10, 1996
                                 BY AND AMONG
                              HFS INCORPORATED,
                              MERCURY ACQ. CORP.
                                     AND
                               PHH CORPORATION

                              TABLE OF CONTENTS

   This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                       PAGE
                                                                                       NO.
                                                                                    --------
                                          ARTICLE I
                                          THE MERGER
1.01      The Merger...............................................................     I-1
1.02      Closing..................................................................     I-1
1.03      Effective Time...........................................................     I-1
1.04      Restated Articles and Bylaws of the Surviving Corporation................     I-2
1.05      Directors and Officers of the Surviving Corporation......................     I-2
1.06      Effects of the Merger....................................................     I-2
1.07      Further Assurances.......................................................     I-2

                                          ARTICLE II
                                     CONVERSION OF SHARES
2.01      Conversion of Capital Stock..............................................     I-2
2.02      Exchange of Certificates.................................................     I-3

                                         ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.01      Organization and Qualification...........................................     I-5
3.02      Capital Stock............................................................     I-5
3.03      Authority Relative to this Agreement.....................................     I-6
3.04      Non-Contravention; Approvals and Consents................................     I-6
3.05      SEC Reports and Financial Statements.....................................     I-7
3.06      Absence of Certain Changes or Events.....................................     I-8
3.07      Absence of Undisclosed Liabilities.......................................     I-8
3.08      Legal Proceedings........................................................     I-8
3.09      Information Supplied.....................................................     I-8
3.10      Compliance with Laws and Orders..........................................     I-9
3.11      Compliance with Agreements; Certain Agreements...........................     I-9
3.12      Taxes....................................................................     I-9
3.13      Employee Benefit Plans; ERISA............................................    I-10
3.14      Labor Matters............................................................    I-12
3.15      Environmental Matters....................................................    I-12
3.16      Intellectual Property Rights.............................................    I-13
3.17      Vote Required............................................................    I-14
3.18      Opinion of Financial Advisor.............................................    I-14
3.19      Company Rights Agreement.................................................    I-14
3.20      Ownership of Parent Common Stock.........................................    I-14
3.21      Sections 3-602 and 3-702 of the MGCL Not Applicable......................    I-14
3.22      Accounting Matters.......................................................    I-14
3.23      Insurance................................................................    I-14
3.24      Records..................................................................    I-14
3.25      Mortgage Banking Licenses and Qualifications.............................    I-15
3.26      Loan Portfolio...........................................................    I-15
3.27      Loan Documents...........................................................    I-16

                                1

                                                                                       PAGE
                                                                                       NO.
                                                                                    --------
3.28      No Recourse..............................................................    I-16
3.29      Mortgage Servicing Agreements............................................    I-17
3.30      Compliance with Mortgage Banking Regulations.............................    I-17
3.31      Custodial Accounts.......................................................    I-18
3.32      Inquiries................................................................    I-18
3.33      Advances.................................................................    I-18

                                          ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
4.01      Organization and Qualification...........................................    I-19
4.02      Capital Stock............................................................    I-19
4.03      Authority Relative to this Agreement.....................................    I-20
4.04      Non-Contravention; Approvals and Consents................................    I-20
4.05      SEC Reports and Financial Statements.....................................    I-21
4.06      Absence of Certain Changes or Events.....................................    I-21
4.07      Absence of Undisclosed Liabilities.......................................    I-21
4.08      Legal Proceedings........................................................    I-21
4.09      Information Supplied.....................................................    I-22
4.10      Compliance with Laws and Orders..........................................    I-22
4.11      Compliance with Agreements; Certain Agreements...........................    I-22
4.12      Taxes....................................................................    I-22
4.13      Employee Benefit Plans; ERISA............................................    I-23
4.14      Labor Matters............................................................    I-24
4.15      Environmental Matters....................................................    I-24
4.16      Intellectual Property Rights.............................................    I-25
4.17      Opinion of Financial Advisor.............................................    I-25
4.18      Ownership of Company Common Stock........................................    I-25
4.19      Accounting Matters.......................................................    I-25
4.20      Vote Required............................................................    I-25

                                          ARTICLE V
                                          COVENANTS
5.01      Covenants of the Company and Parent......................................    I-26
5.02      No Solicitations.........................................................    I-28
5.03      Company Rights Agreement.................................................    I-28
5.04      Conduct of Business of Sub...............................................    I-29
5.05      Third Party Standstill Agreements........................................    I-29
5.06      Purchases of Common Stock of the Other Party.............................    I-29

                                          ARTICLE VI
                                    ADDITIONAL AGREEMENTS
6.01      Access to Information; Confidentiality...................................    I-29
6.02      Preparation of Registration Statement and Proxy Statement................    I-30
6.03      Approval of Stockholders.................................................    I-30
6.04      Company Affiliates.......................................................    I-31
6.05      Stock Exchange Listing...................................................    I-31
6.06      Certain Tax Matters......................................................    I-31
6.07      Regulatory and Other Approvals...........................................    I-31

                                2

                                                                                       PAGE
                                                                                       NO.
                                                                                    --------
6.08      Employee Benefit Plans...................................................    I-31
6.09      Company Option Plans.....................................................    I-32
6.10      Directors' and Officers' Indemnification and Insurance...................    I-32
6.11      Appointment of Director..................................................    I-33
6.12      Expenses.................................................................    I-33
6.13      Brokers or Finders.......................................................    I-33
6.14      Takeover Statutes........................................................    I-33
6.15      Conveyance Taxes.........................................................    I-34
6.16      Pooling of Interests.....................................................    I-34

                                         ARTICLE VII
                                          CONDITIONS
7.01      Conditions to Each Party's Obligation to Effect the Merger ..............    I-34
7.02      Conditions to Obligation of Parent and Sub to Effect the Merger .........    I-35
7.03      Conditions to Obligation of the Company to Effect the Merger ............    I-36

                                         ARTICLE VIII
                              TERMINATION, AMENDMENT AND WAIVER
8.01      Termination..............................................................    I-38
8.02      Effect of Termination....................................................    I-38
8.03      Amendment................................................................    I-39
8.04      Waiver...................................................................    I-39

                                          ARTICLE IX
                                      GENERAL PROVISIONS
9.01      Non-Survival of Representations, Warranties, Covenants and Agreements ...    I-39
9.02      Notices..................................................................    I-40
9.03      Entire Agreement; Incorporation of Exhibits..............................    I-40
9.04      Public Announcements.....................................................    I-41
9.05      No Third Party Beneficiary...............................................    I-41
9.06      No Assignment; Binding Effect............................................    I-41
9.07      Headings.................................................................    I-41
9.08      Invalid Provisions.......................................................    I-41
9.09      Governing Law............................................................    I-41
9.10      Enforcement of Agreement.................................................    I-41
9.11      Certain Definitions......................................................    I-41
9.12      Counterparts.............................................................    I-42

EXHIBITS

EXHIBIT A  Form of Affiliate Agreement

                          GLOSSARY OF DEFINED TERMS

   The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"affiliate" ............................................................ Section 9.11(a)
"Affiliate Agreement"................................................... Section 6.04
"Agency"................................................................ Section 3.28
"Agreement"............................................................. Preamble
"Alternative Proposal".................................................. Section 5.02
"Antitrust Division".................................................... Section 6.07
"Articles of Merger".................................................... Section 1.03
"Audits"................................................................ Section 3.12
"Average Price"......................................................... Section 2.01(c)(i)
"beneficially".......................................................... Section 9.11(b)
"business day".......................................................... Section 9.11(c)
"CERCLA"................................................................ Section 3.15(d)
"Certificates".......................................................... Section 2.02(b)
"Closing"............................................................... Section 1.02
"Closing Date".......................................................... Section 1.02
"Code".................................................................. Preamble
"Company"............................................................... Preamble
"Company Affiliates".................................................... Section 6.04
"Company Common Stock".................................................. Section 2.01(b)
"Company Disclosure Letter"............................................. Section 3.01
"Company Employee Benefit Plans"........................................ Section 3.13(b)(i)
"Company Financial Statements".......................................... Section 3.05
"Company Option Plans".................................................. Section 2.01(d)
"Company Permits"....................................................... Section 3.10
"Company Preferred Stock"............................................... Section 3.02
"Company Rights"........................................................ Section 3.02
"Company Rights Agreement".............................................. Section 3.02
"Company SEC Reports"................................................... Section 3.05
"Company Series A Preferred Stock" ..................................... Section 3.02
"Company Stock Option".................................................. Section 6.09
"Company Stockholders' Approval"........................................ Section 6.03
"Company Stockholders' Meeting"......................................... Section 6.03
"Company Tax Certificate"............................................... Section 7.02(d)
"Confidentiality Agreement"............................................. Section 6.01(b)
"Constituent Corporations".............................................. Section 1.01
"Contracts"............................................................. Section 3.04(a)
"control," "controlling," "controlled by" and
 "under common control with"............................................ Section 9.11(a)
"Conversion Number"..................................................... Section 2.01(c)
"Custodial Accounts".................................................... Section 3.31
"Department"............................................................ Section 1.03
"Effective Time"........................................................ Section 1.03
"Environmental Claim"................................................... Section 3.15(g)
"Environmental Law"..................................................... Section 3.15(g)
"Environmental Permits"................................................. Section 3.15(a)
"ERISA"................................................................. Section 3.13(d)(i)
"ERISA Affiliate"....................................................... Section 3.13(d)

                                4

"Exchange Act".......................................................... Section 3.04(b)
"Exchange Agent"........................................................ Section 2.02(a)
"Exchange Fund"......................................................... Section 2.02(a)
"FHA"................................................................... Section 3.25
"FHA Loan".............................................................. Section 3.25
"FHLMA"................................................................. Section 3.25
"FNMA".................................................................. Section 3.25
"GNMA".................................................................. Section 3.25
"FTC"................................................................... Section 6.07
"Governmental or Regulatory Authority".................................. Section 3.04(a)
"group" ................................................................ Section 9.11(f)
"Hazardous Material".................................................... Section 3.15(g)
"HSR Act"............................................................... Section 3.04(b)
"HUD"................................................................... Section 3.30
"Indemnified Liabilities"............................................... Section 6.10(a)
"Indemnified Parties"................................................... Section 6.10(a)
"Indemnifying Party".................................................... Section 6.10(a)
"Insurer"............................................................... Section 3.27
"Intellectual Property"................................................. Section 3.16
"knowledge"............................................................. Section 9.11(d)
"laws".................................................................. Section 3.04(a)
"Lien".................................................................. Section 3.02(b)
"Licenses".............................................................. Section 3.25
"Loan Documents"........................................................ Section 3.27
"Loss".................................................................. Section 3.28
"material", "material adverse effect" and "materially adverse" ......... Section 9.11(e)
"Merger"................................................................ Preamble
"MGCL".................................................................. Section 1.01
"Minimum Average Price"................................................. Section 7.03(f)
"Mortgage Loan"......................................................... Section 3.26
"Mortgage Servicing Agreement".......................................... Section 3.26
"Mortgage Servicing Portfolio".......................................... Section 3.26
"NYSE" ................................................................. Section 2.01(c)
"Options"............................................................... Section 3.02
"orders"................................................................ Section 3.04(a)
"Parent"................................................................ Preamble
"Parent Common Stock"................................................... Section 2.01(c)
"Parent Disclosure Letter".............................................. Section 4.01
"Parent Employee Benefit Plans"......................................... Section 4.13(c)
"Parent Financial Statements"........................................... Section 4.05
"Parent Permits"........................................................ Section 4.10
"Parent Preferred Stock"................................................ Section 4.02(a)
"Parent SEC Reports".................................................... Section 4.05
"Parent Stockholders' Approval"......................................... Section 6.03(b)
"Parent Stockholders' Meeting".......................................... Section 6.03(b)
"Parent Tax Certificate"................................................ Section 7.02(d)
"PBGC".................................................................. Section 3.13(c)
"person"................................................................
"Plan".................................................................. Section 3.13(d)(ii)
"Proxy Statement"....................................................... Section 3.09
"Recent Company SEC Reports"............................................ Section 9.11(j)

                                5

"Recent Parent SEC Reports"............................................. Section 9.11(k)
"Recourse Loan"......................................................... Section 3.28
"Registration Statement"................................................ Section 4.09
"Regulations"........................................................... Section 3.27
"Representatives"....................................................... Section 9.11(g)
"Sales Price"........................................................... Section 2.01(c)(i)
"SEC"................................................................... Section 3.04(b)
"Securities Act"........................................................ Section 3.04(b)
"Servicing Released Loans".............................................. Section 3.28
"Servicing Sale Loan"................................................... Section 3.28
"Significant Subsidiaries".............................................. Section 9.11(h)
"Stockholders' Meeting"................................................. Section 6.03(a)
"Sub"................................................................... Preamble
"Sub Common Stock"...................................................... Section 2.01(a)
"Subsidiary"............................................................ Section 9.11(i)
"Surviving Corporation"................................................. Section 1.01
"Surviving Corporation Common Stock".................................... Section 2.01(a)
"tax return"............................................................ Section 3.12(c)
"taxes"................................................................. Section 3.12(c)
"Trading Day"........................................................... Section 2.01(c)(i)
"VA".................................................................... Section 3.25
"VA Loans".............................................................. Section 3.25
"VA No Bids"............................................................ Section 3.28
"Warehouse Loans"....................................................... Section 3.26

   This AGREEMENT AND PLAN OF MERGER dated as of November 10, 1996 (this "Agreement") is made and entered into by and among HFS INCORPORATED, a Delaware corporation ("Parent"), MERCURY ACQ. CORP., a Maryland corporation wholly owned by Parent ("Sub"), and PHH CORPORATION, a Maryland corporation (the "Company").

   WHEREAS, the Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger");

   WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Sub;

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

   WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests;

   WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                  THE MERGER

   1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, upon the terms and subject to the conditions of this Agreement, Sub shall be merged with and into the Company in accordance with the Maryland General Corporation Law (the "MGCL"). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

   1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., local time, on the second business day following satisfaction of the condition set forth in Section 7.01(a), unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under Article VII.

   1.03 Effective Time. On the Closing Date, articles of merger (the "Articles of Merger") shall be executed by the Constituent Corporations and thereafter delivered to the Department of Assessments and Taxation of the State of Maryland (the "Department") for filing, as provided in Section 3-107 of the MGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Articles of Merger with the Department (the date and time of such filing being referred to herein as the "Effective Time").

    1.04 Restated Articles and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Restated Articles of the Company as in effect immediately prior to the Effective Time shall be the Restated Articles of the Surviving Corporation until thereafter amended as provided by law and such Restated Articles, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Restated Articles of the Surviving Corporation and such Bylaws.

   1.05 Directors and Officers of the Surviving Corporation. The directors and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Restated Articles and Bylaws. Upon the reasonable request of Parent, the Company will use reasonable efforts to cause the directors of Company as of the Effective Time to resign as directors of Company, and will cause any directors of the Company's Subsidiaries to resign.

   1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the MGCL.

   1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                  ARTICLE II

                             CONVERSION OF SHARES

   2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

   (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one (1) fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

   (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of common stock, without par value, of the Company ("Company Common Stock"), together with the associated Company Rights, that are owned by the Company as treasury stock and any shares of Company Common Stock, together with the associated Company Rights owned by Parent, Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

   (c) Exchange Ratio for Company Common Stock. (i) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)), together with the associated Company Right, shall be converted into the right to receive the number (the "Conversion Number") of fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") represented by a quotient (rounded upward, if necessary, to the nearest one-thousandth) determined by dividing $49.50 by the Average Price with respect to the date of the Company Stockholders' Meeting; provided, however, that in no event will such quotient be greater than .8250 or less than .6111, subject to adjustment in accordance with the next following subsection.

   The "Average Price", with respect to any date, shall be equal to the arithmetic average of the Sales Price on each of the last twenty (20) Trading Days preceding the fifth Trading day before such date. The term "Sales Price" shall mean, on any Trading Day, the closing sales price of Parent Common Stock reported on the New York Stock Exchange, Inc. ("NYSE") Composite Tape on such day. The term "Trading Day" shall mean any day on which securities are traded on the NYSE.

    (ii) If, prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Conversion Number or the Minimum Average Price, as applicable, shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number or the Minimum Average Price, as applicable, subject to further adjustment in accordance with this sentence.

   (iii) All shares of Company Common Stock converted in accordance with paragraph (i) of this Section 2.01(c) and associated Company Rights shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

   (d) Stock Option Plans. The Company stock option plans set forth in
Section 2.01(d) of the Company Disclosure Letter (the "Company Option Plans") and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be converted as described in Section 6.09, subject to receipt of required consents, if any, necessary in order to avoid a violation of any Company Option Plan or agreement thereunder.

   2.02 Exchange of Certificates.

   (a) Exchange Agent. Promptly following the Effective Time, Parent shall make available to the Surviving Corporation for deposit with a bank or trust company designated before the Closing Date by Parent and reasonably acceptable to the Company (the "Exchange Agent"), certificates representing the number of duly authorized whole shares of Parent Common Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section. The Exchange Agent shall agree to hold such shares of Parent Common Stock and funds (such shares of Parent Common Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section 2.02 and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and associated Company Rights (the "Certificates") whose shares and associated Company Rights are converted pursuant to Section 2.01(c) into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify (including, but not limited to, a request that each holder surrendering a Certificate state its adjusted tax basis, as determined for United States federal income tax purposes, in such surrendered Certificate) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing that number of whole shares of Parent Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Common Stock into which the number of shares of Company Common Stock shown thereon have been converted as contemplated by this
Article II. Notwithstanding the foregoing, Certificates representing Company Common Stock surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Section 6.04 shall not be exchanged until Parent has received an Affiliate Agreement as provided in
Section 6.04.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

   (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.02.

   (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in lieu of such fractional share determined by multiplying (A) the Average Price with respect to the date of the Company Stockholders' Meeting by (B) the fractional share interest to which such holder would otherwise be entitled.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for twelve
(12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock if entitled thereto under this Agreement. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Parent and Sub as follows:

   3.01 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Section 3.01 of the letter dated the date hereof and delivered to Parent and Sub by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Significant Subsidiary of the Company, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of capital stock and (iv) the record and beneficial owners of such shares. The Subsidiaries of the Company (other than its Significant Subsidiaries) represent in the aggregate less than 1% of each of the consolidated assets and earnings of the Company. All such Subsidiaries are wholly-owned, directly or indirectly, by the Company. Except for interests in the Subsidiaries of the Company and as disclosed in Section
3.01 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business which, in the aggregate, are less than $25,000,000). The Company has previously delivered to Parent correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of the Company and its Significant Subsidiaries.

   3.02 Capital Stock. (a) The authorized capital stock of the Company consists solely of 75,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock, without par value ("Company Preferred Stock"). As of November 7, 1996, 34,884,299 shares of Company Common Stock were issued and outstanding and no shares were held in the treasury of the Company and 4,045,738 shares were held in reserve pursuant to the Company Option Plans or Company Benefit Plans as set forth in the Company SEC Reports and of which, on the date hereof, options for 3,371,194 shares of Company Common Stock were outstanding. Since such date, except as set forth in Section 3.02 of the Company Disclosure Letter, there has been no change in the number of issued and outstanding shares of Company Common Stock or shares of Company Common Stock held in treasury or reserved for issuance. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding and 375,000 shares are designated Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock") and are reserved for issuance in accordance with the Rights Agreement dated as of March 15, 1996, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Company Rights Agreement"), pursuant to which the Company has issued rights (the "Company Rights") to purchase shares of Company Series A Preferred Stock. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and the Company Rights Agreement and except as set forth in
Section 3.02 of the Company Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

   (b) Except as disclosed in Section 3.02 of the Company Disclosure Letter, all of the outstanding shares of capital stock of each Significant Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary wholly owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no (i) outstanding Options obligating the Company or any of its Significant Subsidiaries to issue or sell any shares of capital stock of any Significant Subsidiary of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Significant Subsidiary of the Company.

   (c) Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Significant Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Significant Subsidiary of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other person.

   3.03 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (subject to, in the case of consummation of the Merger, obtaining the Company Stockholders' Approval) and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company; the Board of Directors of the Company has recommended adoption and approval of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration; and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to, in the case of consummation of the Merger, obtaining the Company Stockholders' Approval), except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   3.04 Non-Contravention; Approvals and Consents. (a) Except as disclosed in
Section 3.04 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company or any of its Significant

Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Significant Subsidiaries, or
(ii) (x) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

   (b) Except (i) for the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement and the Registration Statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Articles of Merger and other appropriate merger documents required by the MGCL with the Department and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (iv) as disclosed in Section 3.04 of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

   3.05 SEC Reports and Financial Statements. The Company delivered to Parent prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC since April 30, 1994 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Company and its Subsidiaries were required to file or did file with the SEC since such date. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole)) the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in
Section 3.05 of the Company Disclosure Letter, each Significant Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the Company Financial Statements for all periods covered thereby.

   3.06 Absence of Certain Changes or Events. Except as disclosed in the Recent Company SEC Reports filed prior to the date of this Agreement, (a) since July 31, 1996 there has not been any change, event or development having, or that is reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, and (b) except as disclosed in Section 3.06 of the Company Disclosure Letter, between such date and the date hereof (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of
Section 5.01(b).

   3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended July 31, 1996 included in the Company Financial Statements or as disclosed in Section 3.07 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and are not reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

   3.08 Legal Proceedings. Except as disclosed in the Recent Company SEC Reports or in Section 3.08 of the Company Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor to the knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, are reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, and (ii) neither the Company nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or is reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

   3.09 Information Supplied. The proxy statement relating to the Stockholders' Meetings, as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by the Company with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities
Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders of the Company and of Parent and at the times of the Stockholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of Parent or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Parent or any of its Subsidiaries with the SEC.

    3.10 Compliance with Laws and Orders. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except as disclosed in the Recent Company SEC Reports, the Company and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   3.11 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in Section 3.11 of the Company Disclosure Letter or in the Recent Company SEC Reports, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Significant Subsidiaries or
(ii) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   (b) Except as disclosed in Section 3.11 of the Company Disclosure Letter or in the Recent Company SEC Reports or as provided for in this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on thirty (30) days' or less notice, (ii) union or collective bargaining agreement, (iii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or
(v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   3.12 Taxes. (a) Except as disclosed in Section 3.12 of the Company Disclosure Letter, each of the Company and its Subsidiaries has filed or caused to be filed with the appropriate Governmental or Regulatory Authority all tax returns required to be filed by it, or requests for extensions to file such tax returns have been timely filed or granted and have not expired, and all such tax returns are true, complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all taxes shown as due on such tax returns or otherwise due or claimed to be due by any Governmental or Regulatory Authority. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the Company and its

Subsidiaries taken as a whole. No requests for waivers or comparable consents with respect to the time to assess any taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws and withholding with respect to employee wages) and have, within the time and manner prescribed by law, withheld and paid over to the proper Governmental or Regulatory Authority all amounts required to be withheld and paid over under all applicable laws. No federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist or have been initiated with regard to any taxes or tax returns of the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice that such an Audit is pending or threatened with respect to any taxes due from or with respect to the Company or any of its Subsidiaries or any tax return filed by or with respect to the Company or any of its Subsidiaries. The tax returns of the Company and its Subsidiaries for the taxable periods ending before April 30, 1993 have been examined by the appropriate Governmental or Regulatory Authority (or the applicable statute of limitations for the assessment of taxes for such periods has expired). None of the Company or any of its Subsidiaries is a party to, is bound by, or has any obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement.

   The Company is not and since November 1991 has not been a United States real property holding company as defined in Section 897(c)(2) of the Code. Neither the Company nor any Subsidiary is a party to any agreement, plan, contract or arrangement that could result in the payment of any amount of compensation the deduction of which would be prohibited pursuant to Section 162(m) of the Code.

   The Company and its Subsidiaries have previously delivered or made available to the Parent complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental or Regulatory Authority relating to the United States federal, state, local or foreign taxes due from or with respect to the Company and its Subsidiaries, (ii) the United States federal income tax returns, and those state, local and foreign income tax returns filed by the Company and its Subsidiaries and (iii) any closing agreements entered into by the Company or any of its Subsidiaries with any taxing authority in each case existing on the date hereof. The Company will deliver to Parent all materials with respect to the foregoing for all matters arising after the date hereof.

   (b) Neither the Company nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code.

   (c) As used in this Section 3.12 and in Section 4.12, (i) "taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax and (ii) "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to taxes.

   3.13 Employee Benefit Plans; ERISA. (a) Except as described in the Recent Company SEC Reports or as would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, (i) all Company Employee Benefit Plans are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has any liabilities or obligations with respect to any such Company Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as described in the Company SEC Reports or as described in Section 3.13 of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or any of its Subsidiaries are the agreements and policies specifically referred to in
Section 3.13 of the Company Disclosure Letter.

   (b) With respect to each of its Plans, the Company has heretofore delivered to Parent true and complete copies of each of the following documents, as applicable: (i) a copy of the Plan; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description; (v) a copy of the trust or other funding agreement; and (vi) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

   (c) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate within the past six years that has not been satisfied in full. To the knowledge of the Company, no condition exists that presents a material risk to the Company, any of the Subsidiaries or any ERISA Affiliate of incurring a liability under such Title. The Pension Benefit Guaranty Corporation established under ERISA ("PBGC") has not instituted proceedings to terminate any of the Plans and no condition exists that presents a material risk that such proceedings will be instituted. With respect to each of the Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. None of the Plans is a "multiemployer plan," as such term is defined in section 3(37) of ERISA. Each of the Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Except as set forth in Section 3.13(c) of the Company Disclosure Letter, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee). There are no pending or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

   (d) As used herein:

     (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of the Company or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement;

     (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of
    Section 3(3) of ERISA; and

     (iii) "ERISA Affiliate" means, with respect to any person, any person in the same controlled group as such person (within the meaning of Section 414(b) and (c) of the Code).

    3.14 Labor Matters. Except as disclosed in the Recent Company SEC Reports or in Section 3.14 of the Company Disclosure Letter, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, and, to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the now unorganized employees of the Company or any of its Subsidiaries. Since April 30, 1994, there has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries except as have not, individually or in the aggregate, had a material adverse effect on the Company and its Subsidiaries taken as a whole.

   3.15 Environmental Matters. (a) Each of the Company and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   (b) There is no Environmental Claim pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries or to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that is reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   (c) Except as set forth in Section 3.15 of the Company Disclosure Letter, to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   (d) To the knowledge of the Company, no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA").

   (e) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Liens.

   (f) The Company has delivered or otherwise made available for inspection to the Parent true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or regarding the Company's or any of its Subsidiaries' compliance with applicable Environmental Laws.

    (g) As used herein:

     (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release or threatened release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     (ii) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Material, pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment; and

     (iii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable materials, radioactive materials, friable asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

   3.16 Intellectual Property Rights. (a) The Company and its Subsidiaries own or have the right to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither the Company nor any Subsidiary of the Company is infringing any intellectual property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing that the Company or its Subsidiaries (or as applicable the Parent and its Subsidiaries) own, license or otherwise have the right to use. An accurate schedule of all Intellectual Property is set forth in Section
3.16 of the Company Disclosure Letter.

   (b) Either the Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration included in the Intellectual Property, except for any such failure which, individually or in the aggregate, is not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   (c) The Company and its Subsidiaries, with respect to all Intellectual Property owned thereby, have taken or caused to be taken all reasonable steps to obtain and retain valid and enforceable Intellectual Property rights therein, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. No application or registration listed in Section 3.16 of the Company Disclosure Schedule is the subject of any pending, existing or, to the Company's knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction.

   (d) The consummation of the transaction contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries' right to own or use any of the material Intellectual

Property nor will it require the consent of any Governmental or Regulatory Authority or third party except for any such loss, improvement or non-consent which, individually or in the aggregate, is not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

   3.17 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.18, the affirmative vote of the holders of record of at least two-thirds of the outstanding shares of Company Common Stock with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

   3.18 Opinion of Financial Advisor. The Company has received the oral opinion of each of Goldman, Sachs & Co. and The Beacon Group to the effect that, the consideration to be received in the Merger by the stockholders of the Company is fair from a financial point of view to the stockholders of the Company.

   3.19 Company Rights Agreement. As of the date hereof and after giving effect to the execution and delivery of this Agreement, each Company Right is represented by the certificate representing the associated share of Company Common Stock and is not exercisable or transferable apart from the associated share of Company Common Stock, and the Company has (i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" or a "Triggering Event" (as defined in the Company Rights Agreement) and (ii) authorized an amendment to the Company Rights Agreement to render it inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, which shall be executed as promptly as practical after the date hereof.

   3.20 Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries or other affiliates beneficially owns any shares of Parent Common Stock.

   3.21 Sections 3-602 and 3-702 of the MGCL Not Applicable. The Company has taken all necessary actions so that the provisions of Sections 3-602 and 3-702 of the MGCL will not, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.

   3.22 Accounting Matters. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed or failed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would disqualify the treatment of the business combination to be effected by the Merger as a pooling of interests for accounting purposes. The Company has received written advice from KPMG Peat Marwick (addressed to both the Company and Parent) that, with respect to the Company, the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

   3.23 Insurance. Section 3.23 of the Company Disclosure Letter sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company and each of its Subsidiaries and their respective businesses, properties and assets (or its directors, officers, salespersons, agents or employees). All such policies are in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any such policy, and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy the failure of which to maintain, has a material adverse effect on the Company and its Subsidiaries taken as a whole. Section 3.23 of the Company Disclosure Letter sets forth a complete and accurate summary of all of the self-insurance coverage provided by the Company and its Subsidiaries and except as set forth in such Section 3.23 of the Company Disclosure Letter, no letters of credit have been posted.

   3.24 Records. (a) The respective corporate record books of the Company and each of its Subsidiaries contain accurate and complete records of all material meetings and accurately reflect all other actions taken by the stockholders, Board of Directors and all material committees of the Board of Directors of the Company and its Subsidiaries. Complete and accurate copies of all such record books have been made available by the Company to Parent.

    (b) The books, records and work papers of the Company and its Subsidiaries are complete and correct, have been maintained in all material respects in accordance with applicable federal, foreign, state and local laws and regulations and good business practices.

   3.25 Mortgage Banking Licenses and Qualifications. The Company (to the extent applicable) and each of its Subsidiaries engaged in the business of originating or servicing loans (i) is qualified (A) by the Federal Housing Administration ("FHA") as a mortgagee and servicer for Mortgage Loans which satisfy all applicable rules and requirements to be insured by FHA and which are insured by FHA ("FHA Loans"), (B) by The Veteran's Administration ("VA") as a lender and servicer for Mortgage Loans which satisfy all applicable rules and regulations to be guaranteed by the VA and which are guaranteed by the VA ("VA Loans"), (C) by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") as a seller/servicer of first mortgages to FNMA and FHLMC and (D) by the Government National Mortgage Association ("GNMA") as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities; and (ii) has all other certifications, authorizations, franchises, licenses, permits and other approvals (together with the items set forth in clause (i) above, the "Licenses") necessary to conduct its current mortgage banking business, and is in good standing under all applicable federal, state and local laws and regulations thereunder as a mortgage lender and servicer. Section 3.25 of the Company Disclosure Letter sets forth a true and complete list of all Licenses. The Company and each of its Subsidiaries has complied with all such Licenses, and to the knowledge of the Company there is no threatened suspension, cancellation or invalidation of, or penalties (including fines or refunds) under, any such Licenses.

   3.26 Loan Portfolio. The Company has previously delivered to Parent a tape (magnetic media) which sets forth the following information, as of September 30, 1996 with respect to each Mortgage Loan in the Mortgage Servicing Portfolio as of such date (other than those loans set forth in Section 3.26 of the Company Disclosure Letter): (a) the loan number of each such Mortgage Loan, (b) the unpaid principal balance of each such Mortgage Loan, (c) the payment status of each such Mortgage Loan, (d) the monthly principal and interest payment for each such Mortgage Loan, (e) the monthly escrow payment for each such Mortgage Loan, (f) the interest rate of each such Mortgage Loan, and whether such rate is adjustable, and (g) the state in which the property securing each such Mortgage Loan is located. All information contained in such tape is true and correct as of such date in all material respects. To the knowledge of the Company, each Mortgage Loan is (i) evidenced by a note with such terms as are customary in the business, (ii) duly secured by a mortgage or deed of trust with such terms as are customary in the business and which grants the holder thereof a first priority lien on the subject property (including any improvements thereon), each such mortgage or deed of trust constituting a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) as a first lien subject only to taxes and assessments not yet delinquent as evidenced by a lender's title insurance policy, and is in full force and effect and (iii) accompanied by a hazard insurance policy (and a flood insurance policy where required under the terms of the Flood Disaster Protection Act) covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of the Company or a Subsidiary of the Company or an assignee of the Company or such Subsidiary, such insurance policy covering such risks as are customarily insured against in accordance with industry practice and which are required to be insured against pursuant to Investor requirements.

   For the purposes of this Agreement:

   "Investor" means any Person who owns a Mortgage Loan, or the servicing rights or master servicing rights to a Mortgage Loan, subserviced, serviced or master serviced by the Company or any Subsidiary of the Company pursuant to a Mortgage Servicing Agreement.

   "Mortgage Loan" means any closed 1-4 family residential mortgage (including all Warehouse Loans), whether or not such mortgage is included in a securitized portfolio, in the Mortgage Servicing Portfolio, as evidenced by notes duly secured by mortgages or deeds of trust.

   "Mortgage Servicing Agreements" means all contracts or arrangements (written or oral) between the Company or any of its Subsidiaries and an Investor pursuant to which the Company or any of its Subsidiaries subservices, services or master services mortgage loans for such Investor.

    "Mortgage Servicing Portfolio" means the portfolio of mortgage loans subserviced, serviced or master serviced by the Company or any of its Subsidiaries pursuant to Mortgage Servicing Agreements, together with all Warehouse Loans.

   "Warehouse Loans" means Mortgage Loans owned by the Company or one of its Subsidiaries and held for sale.

   3.27 Loan Documents. The Loan Documents were in compliance with applicable Regulations upon origination of the underlying Mortgage Loan and are complete in all material respects. All insertions in any Loan Documents were correct when made. All required adjustments for those Mortgage Loans that are adjustable rate Mortgage Loans have been timely and properly made in accordance with the underlying Loan Documents and all such adjustments are recorded accurately and completely in the Loan Documents.

   For the purposes of this Agreement:

   "Agency" means FHA, VA, GNMA, FNMA, FHLMC or a state agency.

   "Insurer" means a Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, disability, title or other insurance with respect to any of the Mortgage Loans or the property securing a Mortgage Loan.

   "Loan Documents" means the credit and closing packages, custodial documents, escrow documents, and all other documents: (i) in the possession of the Company or its Subsidiaries specifically pertaining to a Mortgage Loan, (ii) reasonably necessary for prudent servicing of a Mortgage Loan or
(iii) necessary to establish the eligibility of the Mortgage Loan for insurance by an Insurer or sale to an Investor; in each case as required by applicable Regulations.

   "Regulations" means (i) federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Mortgage Loan, (ii) the responsibilities and obligations set forth in any agreement between the Company or any of its Subsidiaries and an Investor or Insurer (including, without limitation, any Mortgage Servicing Agreement and selling and servicing guides), (iii) the laws, rules, regulations, guidelines, handbooks and other requirements of (A) an Investor,
(B) an Agency, (C) an Insurer, (D) a public housing program or (E) an Investor program with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Mortgage Loan, and (iv) the terms and provisions of the Loan Documents.

   3.28 No Recourse. Except as set forth in Section 3.28 of the Company Disclosure Letter and except with respect to delinquent Mortgage Loans with respect to which the VA has notified the Company or one of its Subsidiaries that it intends to exercise its option to pay the amount guaranteed by the VA and relinquish all rights in the collateral securing such Mortgage Loan to the Company or one of its Subsidiaries ("VA No-Bids"), neither the Company nor any of its Subsidiaries is a party to: (i) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or Insurer, to repurchase from any such Person (or effect any substitution with respect to) any Mortgage Loan, mortgaged property serviced for others, mortgage loan sold by the Company or any of its Subsidiaries with servicing released ("Servicing Released Loans") or mortgage loan the servicing rights with respect to which were sold on a bulk or flow basis by the Company or any of its Subsidiaries ("Servicing Sale Loan") or (ii) any agreement, arrangement or understanding to reimburse, indemnify, effect a substitution, "make whole" or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any Mortgage Loan, mortgaged property serviced for others, Servicing Released Loans or Servicing Sale Loans, except with respect to any of the Mortgage Loans, mortgaged property serviced for others, Servicing Released Loans or Servicing Sale Loans, described in clause
(i) or (ii) above, insofar as (A) such obligation to repurchase, reimburse, indemnify, substitute, "make whole," hold harmless or otherwise assume liability is (x) based upon a breach by the Company or any of its Subsidiaries of a contractual representation, warranty or undertaking, or the misfeasance or malfeasance of the Company or any such Subsidiary, and not (y) based solely upon the default under or foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loan or Servicing Sale Loan without regard to the occurrence of any such breach, misfeasance or malfeasance or (B) the Company or any such Subsidiary incurs expenses such as legal fees in excess of the reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement.

   For purposes of this Agreement:

   "Loss" means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

   3.29 Mortgage Servicing Agreements. Section 3.29 of the Company Disclosure Letter contains a list of the investors and all Mortgage Servicing Agreements to which the Company or any of its Subsidiaries is a party as of the date hereof. The Mortgage Servicing Agreements and the Regulations set forth all the terms and conditions of the Company and any of its Subsidiaries' rights against and obligations to the Agencies and Investors and, except as set forth in Section 3.29 of the Company Disclosure Letter, there are no written or oral agreements that modify or amend any such Mortgage Servicing Agreement in any material respect. All of the Mortgage Servicing Agreements are valid and binding obligations of the Company or the applicable Subsidiary of the Company and, to the knowledge of the Company, all of the other parties thereto, are in full force and effect, and are enforceable in accordance with their terms, except as enforcement thereof may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors, rights and remedies generally. Except as set forth in Section 3.29 of the Company Disclosure Letter, there is no default or breach under, or dispute regarding the material terms of, or to the knowledge of the Company, claim of default or breach by any party under any such Mortgage Servicing Agreement, and, to the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by any party under any such Mortgage Servicing Agreement or would permit termination, modification or acceleration of any such Mortgage Servicing Agreement.

   3.30 Compliance with Mortgage Banking Regulations. (a) Except as disclosed in Section 3.30 of the Company Disclosure Letter, the Company and each of its Subsidiaries engaged in the business of originating or servicing loans and, with respect to each Mortgage Loan, and, to the knowledge of the Company, each prior servicer and originator of any such loan, has been and is (including, without limitation, with respect to (i) the ownership and operation of its properties and (ii) the documentation, underwriting, origination, purchase, assumption, modification, sale, pooling and servicing of Mortgage Loans by the Company and such Subsidiaries and such prior servicers and originators) in compliance with all Regulations, orders, writs, decrees, injunctions and other requirements of any court or Governmental Entities applicable to it, its properties and assets and its conduct of business (including, without limitation, (x) the rules, regulations and requirements of FHA, VA, FNMA, the United States Department of Housing and Urban Development ("HUD"), FHLMC and GNMA, (y) any applicable local, state or federal law or ordinance, and any regulations or orders issued thereunder, governing or pertaining to fair housing or unlawful discrimination in residential lending (including without limitation anti-redlining, equal credit opportunity, and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages, adjustable rate mortgage disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in-Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and (z) all applicable usury and interest limitations laws). Without limiting the generality of the foregoing, except as set forth in
Section 3.30(a) of the Company Disclosure Letter, each of the Company and each such Subsidiary of the Company has been and is in compliance in all material respects with all servicer and other requirements of the FHA, VA, FNMA, FHLMC, GNMA, Investors and any Insurer (including, without limitation, any applicable net worth requirements) which are applicable to it, and all applicable underwriting standards of such Agencies, Investors or Insurers, and each correspondent or broker from whom the Company or a Subsidiary of the Company has purchased FHA Loans or VA Loans had all FHA and VA approvals necessary to enable it to take applications and close FHA Loans and/or VA Loans.

    (b) Except as set forth in Section 3.30(b) of the Company Disclosure Letter, the Company and each Subsidiary of the Company, as the case may be, has timely filed, or will have timely filed by the Effective Time, all reports required to be filed by any Agency, Investor or Insurer or by any federal, state or municipal law, regulation or ordinance. Except as set forth in Section 3.30(b) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company has done or failed to do, or has caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA, HUD or any Investor, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee,
(iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement or (x) any guaranty issued by GNMA to the Company or any Subsidiary of the Company respecting mortgage-backed securities issued or serviced by the Company or any Subsidiary of the Company and other like guaranties.

   (c) Except as set forth in Section 3.30(c) of the Company Disclosure Letter, since January 1, 1994, no Agency, Investor or Insurer has (y) to the knowledge of the Company, claimed that the Company or any Subsidiary of the Company has violated or not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Subsidiary of the Company to an Investor or (z) imposed restrictions on the activities (including commitment authority) of the Company or any Subsidiary of the Company. To the knowledge of the Company, as of the date of this Agreement, there exist no facts or circumstances which would entitle an Investor or other Person to demand repurchase of a Mortgage Loan, Servicing Released Loan or Servicing Sale Loan or which would entitle an Insurer to demand indemnification from the Company or any Subsidiary of the Company, to cancel any mortgage insurance held for any such Subsidiary's benefit or to reduce any mortgage insurance benefits payable to the Company or any such Subsidiary, or would lead GNMA to require a letter of credit from the Company or any Subsidiary of the Company.

   3.31 Custodial Accounts. Each of the Company and its Subsidiaries so required has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain of the Mortgage Loans, has established Custodial Accounts for all escrow deposits relating to the Mortgage Loans, and is the lawful fiduciary of all Custodial Accounts related to the Mortgage Loans. Such Custodial Accounts comply in all material respects with (i) all applicable Regulations (including without limitation Regulations governing the appropriate identification of such accounts and the calculation of the amount of the monthly payments for deposit into Custodial Accounts that mortgagors are required to make) and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto, and all such Custodial Accounts have been maintained in all material respects in accordance with usual and customary industry practice.

   3.32 Inquiries. Section 3.32 of the Company Disclosure Letter contains a true and correct list of all of the audits, investigations, complaints and inquiries of the Company or any of its Subsidiaries by any Agency, Investor or private mortgage insurer or HUD commenced since January 1, 1994, the result of which audits and investigations claimed a material failure to comply with applicable Regulations and resulted in (i) a repurchase of Mortgage Loans or related mortgage properties by the Company or any Subsidiary of the Company, (ii) indemnification by the Company or any Subsidiary of the Company in connection with Mortgage Loans or related mortgage properties, (iii) rescission of an insurance or guaranty contract or agreement or (iv) payment of a penalty to an Agency, HUD, an Investor or Insurer. Except for customary ongoing quality control reviews, no such audit or investigation is pending or, to the knowledge of the Company, threatened. The Company has made available to Parent copies of all written reports, letters and materials received or sent by the Company or a Subsidiary of the Company in connection with such audits, investigations, complaints and inquiries.

   3.33 Advances. Except as set forth in Section 3.3 of the Company Disclosure Letter, there are no pooling, participation, servicing or other agreements to which the Company or any of its Subsidiaries is a party which obligate it to make advances with respect to defaulted or delinquent Mortgage Loans, other than as provided in GNMA, FNMA, FHLMC or other pooling and servicing agreements.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

   Parent and Sub represent and warrant to the Company as follows:

   4.01 Organization and Qualification. Each of Parent and its Subsidiaries (including Sub) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Parent and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Except as set forth in Section 4.01 of the Parent Disclosure Letter, as of the date hereof, all of Parent's Significant Subsidiaries are wholly-owned, directly or indirectly, by Parent. Parent has previously delivered or made available to the Company correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of Parent and its Significant Subsidiaries as of the date hereof.

   4.02 Capital Stock. (a) Prior to Parent Stockholders' Meeting, the authorized capital stock of Parent consists solely of 300,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of November 7, 1996, 128,624,074 shares of Parent Common Stock were issued and outstanding, 141,000 shares were held in the treasury of Parent and 31,155,094 shares were reserved for issuance pursuant to Parent's 1992 Stock Option Plan and 1993 Stock Option Plan. Since such date, except as set forth in Section 4.02 of the letter dated the date hereof and delivered by Parent and Sub to the Company concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Letter"), there has been no change in the number of issued and outstanding shares of Parent Common Stock or shares of Parent Common Stock held in treasury or reserved for issuance since such date other than upon the exercise of stock options or the conversion of convertible debt outstanding as of the date hereof, or as otherwise issued after the date hereof by Parent not in violation of this Agreement. As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 4.02 of the Parent Disclosure Letter, as of the date hereof there are no outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of Parent or to grant, extend or enter into any Option with respect thereto.

   (b) Except as disclosed in Section 4.02 of the Parent Disclosure Letter, as of the date hereof, all of the outstanding shares of capital stock of each Significant Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Parent or a Subsidiary wholly owned, directly or indirectly, by Parent, free and clear of any Liens. Except as disclosed in Section 4.02 of the Parent Disclosure Letter, as of the date hereof, there are no (i) outstanding Options obligating Parent or any of its Significant Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Parent or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Parent or a Significant Subsidiary wholly owned, directly or indirectly, by Parent with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Significant Subsidiary of Parent.

    (c) Except as disclosed in Section 4.02 of the Parent Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of Parent or any Significant Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Subsidiary of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Significant Subsidiary of Parent or any other person.

   4.03 Authority Relative to this Agreement. Each of Parent and Sub has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (subject to, in the case of consummation of the Merger, the issuance of Parent Common Stock and the increase in the Board of Directors of Parent in connection therewith, obtaining the Parent Stockholders' Approval, if required) and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by Parent in its capacity as the sole stockholder of Sub; and no other corporate proceedings on the part of either of Parent or Sub or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a legal, valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms (subject to, in the case of consummation of the Merger, and the issuance of Parent Common Stock and the increase in the Board of Directors of Parent in connection therewith, obtaining the Parent Stockholders' Approval, if required), except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.04 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by each of Parent and Sub do not, and the performance by each of Parent and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent or any of its Significant Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its Significant Subsidiaries, or (ii) except as disclosed in Section 4.04 of the Parent Disclosure Letter, (x) subject to the obtaining of the Parent Stockholders' Approval and taking of the actions described in paragraph (b) of this Section any laws or orders of any Governmental or Regulatory Authority applicable to Parent or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

   (b) Except (i) for the filing of a premerger notification report by Parent under the HSR Act, (ii) for the filing of the Proxy Statement and Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Articles of Merger and other appropriate merger documents required by the MGCL with the Department and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business and (iv) as disclosed in Section 4.04 of the Parent Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

   4.05 SEC Reports and Financial Statements. Parent delivered to the Company prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Parent or any of its Subsidiaries with the SEC since January 1, 1994 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), which are all the documents (other than preliminary material) that Parent and its Subsidiaries were required to file or did file with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole)) the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in
Section 4.05 of the Parent Disclosure Letter, each Significant Subsidiary of Parent is treated as a consolidated subsidiary of Parent in the Parent Financial Statements for all periods covered thereby.

   4.06 Absence of Certain Changes or Events. Except as disclosed in the Recent Parent SEC Reports filed prior to the date of this Agreement, (a) since June 30, 1996 there has not been any change, event or development having, or that is reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole.

   4.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended June 30, 1996 or in the Recent Parent SEC Reports included in the Parent Financial Statements or as disclosed in Section 4.07 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations
(i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and are not reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole.

   4.08 Legal Proceedings. Except as disclosed in the Recent Parent SEC Reports or in Section 4.08 of the Parent Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting, nor to the knowledge of Parent are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, are reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Parent nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or is reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

   4.09 Information Supplied. The registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger or pursuant to Section 6.09, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Parent with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders of the Company and of Parent and at the times of the Stockholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by the Company or any of its Subsidiaries with the SEC.

   4.10 Compliance with Laws and Orders. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except failures so to comply which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Except as disclosed in the Recent Parent SEC Reports, Parent and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   4.11 Compliance with Agreements; Certain Agreements. Except as disclosed in the Recent Parent SEC Reports, neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its Significant Subsidiaries or (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   4.12 Taxes. (a) Except as disclosed in Section 4.12 of the Parent Disclosure Letter, each of Parent and its Subsidiaries has filed or caused to be filed with the appropriate Governmental or Regulatory Authority all tax returns required to be filed by it, or requests for extensions to file such tax returns have been timely filed or granted and have not expired, and all such tax returns are true, complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and each of its Subsidiaries has paid (or Parent has paid on its behalf) all taxes shown as due on such tax returns or otherwise due or claimed to be due by any Governmental or Regulatory Authority. The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole. No requests for waivers or comparable consents with respect to the time to assess any taxes against Parent or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Parent SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and its Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws and withholding with respect to employee wages) and have, within the time and manner prescribed by law, withheld and paid over to the proper Governmental or Regulatory Authority all amounts required to be withheld and paid over under all applicable laws.

   (b) Neither Parent nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Code.

   4.13 Employee Benefit Plans; ERISA. (a) Except as described in the Recent Parent SEC Reports or as would not have a material adverse effect on Parent and its Subsidiaries taken as a whole, (i) all Parent Employee Benefit Plans are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Parent nor any of its Subsidiaries nor any Parent ERISA Affiliate has any liabilities or obligations with respect to any such Parent Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Parent are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

   (b) No liability under Title IV of ERISA has been incurred by Parent or any Parent ERISA Affiliate within the past six years that has not been satisfied in full. To the knowledge of Parent, no condition exists that presents a material risk to Parent, any of the Subsidiaries or any Parent ERISA Affiliate of incurring a liability under such Title. The PBGC has not instituted proceedings to terminate any of the Plans and no condition exists that presents a material risk that such proceedings will be instituted. With respect to each of the Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits by an amount which would have, or could reasonably be expected to have, a material adverse effect on Parent and its Subsidiaries taken as a whole. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. No withdrawal by Parent or any Parent ERISA Affiliate from any Parent Employee Benefit Plan that is a "multiemployer plan," as such term is defined in section 3(37) of ERISA, would result in a withdrawal liability having a material adverse effect on Parent and its Subsidiaries taken as a whole. Each of the Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. No liability under any Plan which provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) would, or would reasonably be likely to, have a material adverse effect on Parent and its Subsidiaries taken as a whole. There are no pending or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

   (c) As used herein "Parent Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Parent or any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of Parent or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

   4.14 Labor Matters. Except as disclosed in the Recent Parent SEC Reports or in Section 4.14 of the Parent Disclosure Letter, there are no material controversies pending or, to the knowledge of Parent, threatened between Parent or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole, and, to the knowledge of Parent, there are no material organizational efforts presently being made involving any of the now unorganized employees of Parent or any of its Subsidiaries. Since January 1, 1994, there has been no work stoppage, strike or other concerted action by employees of Parent or any of its Subsidiaries except as have not, individually or in the aggregate, had a material adverse effect on Parent and its Subsidiaries taken as a whole.

   4.15 Environmental Matters. (a) Each of Parent and its Subsidiaries has obtained all Environmental Permits which are required under any applicable Environmental Law in respect of its business or operations, except for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Parent and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   (b) There is no Environmental Claim pending or to the knowledge of Parent threatened against Parent or any of its Subsidiaries or to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that is reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   (c) Except as set forth in Section 4.15 of the Parent Disclosure Letter, to the knowledge of Parent, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Material which could form the basis of any Environmental Claim against Parent or any of its Subsidiaries, or to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for such liabilities which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   (d) To the knowledge of Parent, no site or facility now or previously owned, operated or leased by Parent or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA.

   (e) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Parent or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Parent and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Parent, is in process which could subject any of such properties to such Liens.

    (f) Prior to Closing, Parent shall have made available for inspection to the Company true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by Parent or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries, or regarding Parent's or any of its Subsidiaries' compliance with applicable Environmental Laws.

   4.16 Intellectual Property Rights. (a) Parent and its Subsidiaries own or have the right to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of Parent and its Subsidiaries as currently conducted taken as a whole. To the knowledge of Parent, neither Parent nor any Subsidiary of Parent is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither Parent nor any Subsidiary of Parent is infringing any intellectual property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   (b) Either Parent or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration included in the Intellectual Property, except for any such failure which, individually or in the aggregate, is not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   (c) Parent and its Subsidiaries, with respect to all Intellectual Property owned thereby, have taken or caused to be taken all reasonable steps to obtain and retain valid and enforceable Intellectual Property rights therein, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions, except where the failure to do so is not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   (d) The consummation of the transaction contemplated hereby will not result in the loss or impairment of Parent's or any of its Subsidiaries' right to own or use any of the material Intellectual Property nor will it require the consent of any Governmental or Regulatory Authority or third party except for any such loss, impairment or non-consent which, individually or in the aggregate, is not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

   4.17 Opinion of Financial Advisor. Parent has received the oral opinion of Lehman Brothers Inc., dated the date hereof, to the effect that, from a financial point of view, the consideration to be paid by Parent in the Merger is fair to Parent.

   4.18 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock. No other affiliates of Parent beneficially own in the aggregate more than 1 percent of the shares of Company Common Stock.

   4.19 Accounting Matters. (a) To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed or failed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would disqualify the treatment of the business combination to be effected by the Merger as a pooling of interests for accounting purposes.

   (b) Parent (i) believes, based on discussions with the SEC (as and to the extent previously disclosed to the Company), that with respect to Parent, the SEC currently would not object to accounting for the Merger as a pooling of interests transaction and (ii) has received written advice from Deloitte & Touche LLP (addressed to both Parent and the Company) that, with respect to Parent, the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

   4.20 Vote Required. The affirmative vote of at least a majority of the votes cast by the holders of record of shares of Parent Common Stock represented in person or by proxy at a meeting in which a quorum of stockholders is present with respect to the approval of the issuance of Parent Common Stock in connection with the Merger and the increase in the size of the Board of Directors of Parent in connection with Section 6.11 is the only vote of the holders of any class or series of the capital stock of Parent that may be required to approve such issuance.

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                                   ARTICLE V

                                  COVENANTS

   5.01 Covenants of the Company and Parent. At all times from and after the date hereof until the Effective Time, the Company and Parent each covenants and agrees as to itself and its Subsidiaries that (except as disclosed in Section 5.01 of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, or as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise previously consent in writing):

   (a) Ordinary Course. The Company and its Subsidiaries shall conduct their businesses only in, and the Company and its Subsidiaries, shall not take any action except in the ordinary course consistent with past practice.

   (b) Without limiting the generality of paragraph (a) of this Section, (i) the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with significant customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to them, and (ii) the Company shall, and shall not permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement:

     (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

     (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that the Company may continue the declaration and payment of regular quarterly cash dividends (including increases consistent with past practice) on Company Common Stock, with usual record and payment dates for such dividends in accordance with past dividend practice, and except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

     (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (w) the issuance of Company Common Stock or stock appreciation or similar rights, as the case may be, pursuant to Company Option Plans or Company Employee Benefit Plans, in each case outstanding on the date of this Agreement and in accordance with their present terms, (x) the issuance of options pursuant to Company Option Plans in accordance with their present terms and only in connection with the hiring of new employees, and the issuance of shares of Company Common Stock upon exercise of such options, (y) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation and (z) the issuance of Company Rights and reservation of Company Series A Preferred Stock pursuant to the Company Rights Agreement in accordance with the terms thereof) or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto;

     (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

      (E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

     (F) except to the extent required by applicable law, (x) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

     (G) (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice, or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice;

     (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

     (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such party or any of its Subsidiaries;

     (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice;

     (K) make any change in the lines of business in which it participates or is engaged; or

     (L) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

   (c) Parent shall, and shall not permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement, announce, enter into or commit to enter into any transaction, which entry into, commitment or announcement would reasonably be expected to cause a significant delay of the date of the mailing of the Proxy Statement or of the scheduled date of either of the Stockholders' Meetings.

   (d) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, is reasonably expected to have a material adverse effect on the Company or Parent, as the case may be, and its Subsidiaries taken as a whole or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

   (e) Notice and Cure. Each of Parent and the Company will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Parent or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company contained in this Agreement. Each of Parent and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

   (f) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition. In addition, Parent will use commercially reasonable efforts to cause the conditions set forth in Section 7.02(g) and the Company will use commercially reasonable efforts to cause the conditions set forth in Section 7.02(h) to be satisfied promptly after the date hereof, and in any event no later than the date of the mailing of the Proxy Statement.

   5.02 No Solicitations. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its affiliates or Subsidiaries shall, and it shall cause its Representatives not to, initiate, solicit or encourage (including by way of furnishing information), directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Significant Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Company Common Stock or (iii) 15% of the outstanding shares of the capital stock of any Significant Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of the Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions substantially comparable to the Confidentiality Agreement) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that,
(A) the Board of Directors of the Company, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law,
(B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, and (C) the Company keeps Parent informed of the status and all material information including the identity of such person or group with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal.

   5.03 Company Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.19) reasonably requested in writing by Parent (including redeeming the Company Rights immediately prior to the Effective Time or amending the Company Rights Agreement) in order to render the Company Rights inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. Prior to the Effective Time, without the prior written consent of Parent, the Company will not take any action to amend the Company Rights Agreement or to redeem the Company Rights.

   5.04 Conduct of Business of Sub. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Parent shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger and the other transactions contemplated hereby, (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any Lien upon its properties or assets which would attach to any properties or assets of the Surviving Corporation after the Effective Time.

   5.05 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

   5.06 Purchases of Common Stock of the Other Party. During the period from the date hereof through the Effective Time, neither Parent nor any of its Subsidiaries or other affiliates will purchase any shares of Company Common Stock, and neither the Company nor any of its Subsidiaries or other affiliates will purchase any shares of Parent Common Stock.

                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

   6.01 Access to Information; Confidentiality. (a) Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company or Parent, as the case may be, and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or Parent, as the case may be, and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or Parent, as the case may be, or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts, Company Employee Benefit Plans or Parent Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of the Company or Parent, as the case may be, and its Subsidiaries as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated as of July 9, 1996 between the Company and Parent (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement.

   (b) Each party will hold, and will use its best efforts to cause its Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable laws of Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party and its Subsidiaries furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information are not included in the term Evaluation Material pursuant to the third paragraph of the Confidentiality Agreement. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company or Parent, as the case may be, the other party will, and will cause its Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the Company or Parent, as the case may be, or its Representatives to such party and its Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Company or Parent, as the case may be, or its Representatives.

   6.02 Preparation of Registration Statement and Proxy Statement. The Company and Parent shall prepare and file with the SEC as soon as reasonably practicable after the date hereof but, in any event no later than December 31, 1996, the Proxy Statement and Parent shall prepare and file with the SEC as soon as reasonably practicable after such date, the Registration Statement, in which the Proxy Statement will be included as the prospectus. Parent and the Company shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Parent shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Sub and the Company shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Parent or the Company, as the case may be, or any of its Representatives with respect to the Registration Statement or the Proxy Statement. Parent shall give the Company and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Company Common Stock and Parent Common Stock entitled to vote at the meetings of the stockholders of the Company and Parent at the earliest practicable time.

   6.03 Approval of Stockholders. (a) The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting" and, together with the Parent Stockholders' Meeting, the "Stockholders' Meetings") for the purpose of voting on the adoption of this Agreement (the "Company Stockholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised in writing by outside counsel (a copy of which will be provided promptly to Parent), the Company shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption. At such meeting, Parent shall, and shall cause its Subsidiaries to, cause all shares of Company Common Stock then owned by Parent or any such Subsidiary to be voted in favor of the adoption of this Agreement.

    (b) Parent shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders' Meeting") for the purpose of voting on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Approval"). Parent shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Parent that the stockholders of Parent approve such issuances of Parent Common Stock, and shall use its best efforts to obtain such approval. At the Parent Stockholders' Meeting, Parent may seek such other action by its stockholders as set forth in connection with the execution of this agreement a letter of even date herewith delivered to the Company.

   (c) Parent and the Company shall coordinate and cooperate with respect to the timing of the Stockholders' Meetings and shall use their best efforts to cause the Stockholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

   6.04 Company Affiliates. At least thirty (30) days prior to the Closing Date the Company shall deliver a letter to Parent identifying all persons who, at the time of the Company Stockholders' Meeting, may, in the Company's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of the Company ("Company Affiliates"). The Company shall use its best efforts to cause each Company Affiliate to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit A hereto (an "Affiliate Agreement"). Parent shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Agreements.

   6.05 Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Option Plans after the Merger in accordance with this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

   6.06 Certain Tax Matters. Each of Parent and the Company shall not take or fail to take any action which would cause Parent, the Company or their respective stockholders (except to the extent that any stockholder of the Company may receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the exchange of Parent Common Stock for Company Common Stock in the Merger.

   6.07 Regulatory and Other Approvals. (a) Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections
6.02 and 6.03, each of the Company and Parent will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Parent and the Company or their affiliates under the HSR Act no later than fifteen business days after the date hereof, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

   6.08 Employee Benefit Plans. (a) Parent shall cause the Company Employee Benefit Plans (other than the Company Option Plans) in effect at the date of this Agreement to remain in effect until the first anniversary of the Effective Time or, to the extent such Company Employee Benefit Plans are not continued, Parent will maintain until such date benefit plans which are no less favorable, in the aggregate, to the employees covered by such Company Employee Benefit Plans. In the case of Company Employee

Benefit Plans which are continued and under which the employees' interests are based on Company Common Stock, such interests shall be based on Parent Common Stock in an equitable manner; provided, however, that nothing contained herein shall be construed as requiring the Company or the Surviving Corporation to continue any specific plan.

   (b) Notwithstanding the provisions of Section 6.08(a), Parent will, and will cause the Surviving Corporation to, honor without modification the PHH Corporation Corporate Incentive Plan FY 1997 which terminates on April 30, 1997 provided that the payments pursuant to such plan are (i) consistent with past practice, (ii) properly accrued for under generally accepted accounting principles and (iii) in the aggregate, less than $10,000,000, and all employee severance plans (or policies) and employment and severance agreements of the Company or any of its Subsidiaries in existence on the date hereof as such agreements shall be in effect in accordance with the terms of this Agreement at the Effective Time, as such plans and agreements are specified in Section 6.08 of the Company Disclosure Letter.

   6.09 Company Option Plans. At the Effective Time, each holder of an outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") under the Company Option Plans, whether vested or unvested, shall be entitled to receive in exchange for all of such holder's Company Stock Options a number of shares of Parent Common Stock equal to the quotient obtained by dividing (a) the excess, if any, of (i) the product of (A) the Average Price as of the Company Stockholders' Meeting, (B) the Conversion Number and (C) the number of shares of Company Common Stock subject to such Company Stock Options, over (ii) the aggregate exercise price of such Company Stock Options less any applicable withholding taxes required by any Governmental or Regulatory Authority in connection with payment of the foregoing amount by (b) the Average Price as of the Company Stockholders' Meeting. The provisions of Section 2.02 shall apply mutatis mutandis with respect to the foregoing. The Company shall obtain prior to the Closing Date all consents, if any, required from each holder of Company Stock Options to permit the exchange contemplated by this Section 6.09.

   6.10 Directors' and Officers' Indemnification and Insurance. (a) The Company, and from and after the Effective Time Parent and the Surviving Corporation (each, an "Indemnifying Party"), shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against
(i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld; and provided, further, that no Indemnifying Party shall be liable for any Indemnified Liabilities which occur as a result of the gross negligence or willful misconduct of the Indemnified Party. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification;
(x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim

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indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this paragraph except to the extent such failure materially prejudices such Indemnifying Party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

   (b) Except to the extent required by law, Parent will keep in effect and guarantee performance of the provisions for indemnification of directors or officers contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would not adversely affect the rights of any individual who shall have served as a director or officer of the Company or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

   (c) Parent and the Surviving Corporation shall, until the sixth anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of two hundred percent (200%) of the aggregate premiums payable by the Company and its Subsidiaries in 1996 (on an annualized basis) for such purpose.

   (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the MGCL or otherwise.

   6.11 Appointment of Director. Parent shall use its best efforts to cause the Board of Directors of Parent to invite Mr. Robert D. Kunisch to become a member of the Board of Directors of Parent following the Closing, subject to an increase in the size of the Board of Directors of Parent.

   6.12 Expenses. Except as set forth in Section 8.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

   6.13 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Goldman, Sachs & Co. and the Beacon Group, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firms which have previously been provided to Parent, and Lehman Brothers Inc., whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm, and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

   6.14 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take

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such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

   6.15 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. The Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental or Regulatory Authority (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of the stockholders of the Company.

   6.16 Pooling of Interests (a) From and after the date hereof and until the Effective Time, neither Parent nor the Company nor any of their respective Subsidiaries or other affiliates shall take any action, or fail to take any action, that would disqualify the treatment of the business combination to be effected by the Merger as a "pooling of interests" for accounting purposes. Following the Effective Time, Parent shall use all commercially reasonable efforts to conduct the business of the Surviving Corporation, and shall cause the Surviving Corporation to use all commercially reasonable efforts to conduct its business, in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

   (b) Promptly following the Effective Time, and in any event within thirty
(30) business days following the end of the first calendar month beginning thereafter, Parent will publish results covering at least thirty (30) days of post-merger combined operations of the Company and Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations including sales and net income.

                                 ARTICLE VII

                                  CONDITIONS

   7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

   (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company under the MGCL. The stockholders of Parent shall have approved the issuance of Parent Common Stock in the Merger by the requisite vote under applicable law and under the applicable regulations of the NYSE, as the case may be.

   (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Common Stock pursuant to this Agreement and under the Company Option Plans after the Merger.

   (c) Exchange Listing. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger and under the Company Option Plans after the Merger in accordance with this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

   (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (e) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

   (f) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken (i) is reasonably expected to have a material adverse effect on Parent and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole, or (ii) will result in a violation of any criminal laws, shall have been obtained, all in form and substance reasonably satisfactory to Parent and the Company.

   (g) Pooling Letters. Parent and the Company shall have received letters from Deloitte & Touche LLP and KPMG Peat Marwick, each dated the date of the Proxy Statement and confirmed in writing at the Effective Time and addressed to Parent and the Company, respectively, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

   7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion):

   (a) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement and except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifiers contained therein) which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

   (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

   (c) Company Rights Agreement. On or prior to the Closing Date, the Company Rights shall not have become exercisable or transferable apart from the associated shares of Company Common Stock, no "Share Acquisition Date" or "Distribution Date" (as defined in the Company Rights Agreement) shall have occurred and the Company Rights shall not have become nonredeemable, in each case other than as a result of actions by Parent or any of its affiliates.

   (d) Tax Opinion. Parent and Sub shall have received the opinion, based on appropriate representations of the Company and Parent, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Parent, dated on or about the date on which the Registration Statement (or the last amendment thereto) shall have become effective, which opinion shall have been confirmed in writing on and as of the Closing Date, to the effect that:

     (i) The Merger will constitute a "reorganization" within the meaning of
    Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

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      (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

     (iii) No gain or loss will be recognized by the stockholders of the Company upon the exchange of their shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

     (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for shares of Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Company Common Stock exchanged therefor;

     (v) The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holding period of the shares of Company Common Stock exchanged therefor, provided such shares of Company Common Stock were held as capital assets by the stockholder at the Effective Time; and

     (vi) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon covenants, agreements, representations and warranties contained in a certificate of the Company (the "Company Tax Certificate"), a certificate of Parent (the "Parent Tax Certificate"), and other appropriate certificates of Parent, the Company and others.

   (e) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

   (f) Average Price. The Average Price with respect to the Closing Date shall be no less than $50.00 (the "Minimum Average Price"), subject to adjustment in accordance with Section 2.01(c)(ii).

   (g) Bank Consent. Parent shall have received the required consents from the required banks pursuant to (i) Parent's 364-Day Competitive Advance and Revolving Credit Agreement, dated as of October 2, 1996, between Parent, the Lenders (as defined therein) and The Chase Manhattan Bank, as administrative agent, (ii) Parent's Five Year Competitive Advance and Revolving Credit Agreement, dated as of October 2, 1996, between Parent, the Lenders (as defined therein) and The Chase Manhattan Bank, as administrative agent, (iii) Parent's guaranty of the Credit Agreement, dated as of August 28, 1996, by and among Chartwell Leisure Inc., Chartwell Canada Corp., the Banks (as defined therein), The Bank of Nova Scotia, as syndication agent, and The Chase Manhattan Bank, as Administrative Agent and (iv) a Guaranty of a Credit Agreement, by and among Wingate Financial LLC, the Lenders (as defined therein) and the Chase Manhattan Bank, as Administrative Agent.

   (h) Master Credit Agreements. The Company shall have received the required consents under, or appropriately refinanced or replaced, the credit agreements listed in paragraph 3 of Section 3.04 of the Company Disclosure Letter.

   7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

   (a) Representations and Warranties. The representations and warranties made by Parent and Sub in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this

Agreement and except for such failures of representations or warranties to be true and correct (without regard to any materiality qualifiers contained therein) which, individually or in the aggregate, are not having and are not reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Executive Vice President and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

   (b) Performance of Obligations. Parent and Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Executive Vice President and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

   (c) Tax Opinion. The Company shall have received the opinion, based on appropriate representations of the Company and Parent, of Piper & Marbury L.L.P., special counsel to the Company, dated on or about the date on which the Registration Statement (or the last amendment thereto) shall have become effective, which opinion shall have been confirmed in writing on and as of the Closing Date to the effect that:

     (i) The Merger will constitute a "reorganization" within the meaning of
    Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

     (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

     (iii) No gain or loss will be recognized by the stockholders of the Company upon the exchange of their shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

     (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for shares of Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Company Common Stock exchanged therefor;

     (v) The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holding period of the shares of Company Common Stock exchanged therefor, provided such shares of Company Common Stock were held as capital assets by the stockholder at the Effective Time; and

     (vi) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

In rendering such opinion, Piper & Marbury L.L.P. may receive and rely upon covenants, agreements, representations and warranties contained in the Company Tax Certificate, the Parent Tax Certificate, and other appropriate certificates of Parent, the Company and others.

   (d) Proceedings. All proceedings to be taken on the part of Parent and Sub in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

   (e) Average Price. The Average Price with respect to the Closing Date shall be no less than the Minimum Average Price, subject to adjustment in accordance with Section 2.01(c)(ii).

                                 ARTICLE VIII
                      TERMINATION, AMENDMENT AND WAIVER

   8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval:

   (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

   (b) By either the Company or Parent upon notification to the non-terminating party by the terminating party:

     (i) at any time after June 16, 1997 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

     (ii) if (A) the Company Stockholders' Approval (under the MGCL) or (B) Parent Stockholders' Approval (under applicable law and under the applicable regulations of the NYSE), as the case may be, shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor;

     (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party; or

     (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

   (c) By the Company if (i) the Board of Directors of the Company determines in good faith, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law by reason of an unsolicited bona fide Alternative Proposal having been made; provided that the Company shall have complied with the provisions of clauses (B) and (C) of Section 5.02 and shall notify Parent at least 48 hours in advance of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal; (ii) if at any time after the Company Stockholders' Meeting, the Average Price with respect to any date thereafter shall be less than the Minimum Average Price, subject to adjustment in accordance with
Section 2.01(c)(ii); or (iii) the Board of Directors of Parent shall have withdrawn or modified in a manner materially adverse to the Company its approval or recommendation of this Agreement or the Merger;

   (d) By Parent if the Board of Directors of the Company (or any committee thereof) shall have withdrawn or modified in a manner materially adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the stockholders of the Company; or

   (e) By Parent if at any time after the Company Stockholders' Meeting, the Average Price with respect to any date thereafter shall be less than the Minimum Average Price, subject to adjustment in accordance with Section 2.01(c)(ii).

   8.02 Effect of Termination. (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.01(b), 6.12 and 6.13 and this Section 8.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for wilful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below. The effectiveness of any termination under this Agreement shall be subject to the payments required to be made pursuant to paragraph (b) below being so made.

    (b) (i) If this Agreement is terminated by (x) the Company pursuant to
Section 8.01(c)(i) or (y) by Parent pursuant to Section 8.01(d), then the Company shall pay or cause to be paid to Parent, by wire transfer of same day funds on the day of such termination, a termination fee of $50,000,000.

   (ii) In the event that (x) this Agreement is terminated by either party pursuant to Section 8.01(b)(ii)(A) and (y) prior to such termination any person or group shall have made an Alternative Proposal, then the Company shall pay or cause to be paid to Parent, by wire transfer of same day funds upon receipt of appropriate documentation therefor, Parent's documented out-of-pocket expenses relating to this Agreement and the transactions contemplated hereby; provided, however, that such expenses shall not exceed $2,500,000. In the event that within one year after the date of such termination the Company enters into an agreement with the person or group that made such Alternative Proposal, then the Company will pay to Parent, by wire transfer of same day funds on the closing date of such transaction, a termination fee of $50,000,000 (less any amounts paid pursuant to the foregoing sentence).

   (iii) In the event that this Agreement is terminated by either party pursuant to Section 8.01(b)(ii)(B), then Parent shall pay or cause to be paid to the Company, by wire transfer of same day funds upon receipt of appropriate documentation therefor, the Company's documented out-of-pocket expenses relating to this Agreement and the transactions contemplated hereby; provided, however, that such expenses shall not exceed $2,500,000.

   (c) The parties acknowledges that the agreements contained in this Section
8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement; accordingly, if either party fails promptly to pay the amount due pursuant to this Section 8.02, and in order to obtain such payment, either party commences a suit which results in a judgment against the non-paying party for the fee set forth in this Section 8.02, the non-paying party shall pay to the other party as the case may be, its cost and expenses (including reasonable attorney's fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

   8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

   8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                  ARTICLE IX
                              GENERAL PROVISIONS

   9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.01(b), 6.06, 6.08, 6.09, 6.10, 6.11,

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6.12, 6.13, 6.14 and 6.15 and 6.16, this Article IX, the covenants, agreements, representations and warranties contained in the Company Tax Certificate and Parent Tax Certificate and the agreements of the "affiliates" of the Company delivered pursuant to Section 6.04, which shall survive the Effective Time.

   9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

    If to Parent or Sub, to:
    HFS INCORPORATED
    6 Sylvan Way
    Parsippany, New Jersey 07054
    Facsimile No.: 201-359-5335
    Attn: General Counsel

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    919 Third Avenue
    New York, New York 10022
    Facsimile No.: 212-735-2000
    Attn: David Fox, Esq.

    If to the Company, to:

    PHH CORPORATION
    11333 McCormick Road
    Hunt Valley, Maryland 21031
    Facsimile No.: 410-771-2293
    Attn: General Counsel

    with a copy to:

    Piper & Marbury L.L.P.
    Charles Center South
    36 South Charles Street
    Baltimore, Maryland 21201-3018
    Facsimile No.: 410-576-5052
    Attn: Larry P. Scriggins, Esq.

    and

    Milbank, Tweed, Hadley & McCloy
    1 Chase Manhattan Plaza
    New York, New York 10005
    Facsimile No.: 212-530-0283
    Attn: Lawrence Lederman, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

   9.03 Entire Agreement; Incorporation of Exhibits. (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, other than

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the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

   (b) The Company Disclosure Letter, the Parent Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

   9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

   9.05 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 6.08 and 6.10 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons) or as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

   9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

   9.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

   9.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

   9.09 Governing Law. Except to the extent that the MGCL is mandatorily applicable to the Merger and the rights of the stockholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

   9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.11 Certain Definitions. As used in this Agreement:

   (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person;

for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

   (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

   (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the States of Maryland and New York are authorized or obligated to close;

   (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to the Company, the knowledge of the Company's senior executive officers, and with respect to Parent, the knowledge of Parent's senior executive officers;

   (e) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means (i) such event, change or effect is material or materially adverse, as the case may be, to
(A) the business, properties, assets, liabilities, financial condition or results of operations of such entity (or of such group of entities) taken as a whole, (B) the validity or enforceability of this Agreement, or (C) the ability of the Company, Parent or any of their Subsidiaries to consummate the transactions contemplated by this Agreement and (ii) any breach (other than an insignificant breach) of the representation contained in the second sentence of Section 3.02, or Section 4.02, as applicable;

   (f) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

   (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

   (h) the term "Significant Subsidiaries" means, with respect to any party, the Subsidiaries of such party which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act;

   (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party;

   (j) the term "Recent Company SEC Reports" means the Company SEC Reports set forth in Section 9.11(j) of the Company Disclosure Letter; and

   (k) the term "Recent Parent SEC Reports" means the Parent SEC Reports set forth in Section 9.11(k) of the Parent Disclosure Letter.

   9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

 Attest:                                 HFS INCORPORATED

/s/ James E. Buckman         By: /s/ Henry Silverman
----------------------------     ------------------------------------
          Secretary              Name: Henry Silverman
                                 Title: Chairman and Chief Executive
                                        Officer

Attest:                      MERCURY ACQ. CORP.

/s/ Christopher J. King      By: /s/ James E. Buckman
----------------------------     ------------------------------------
     Assistant Secretary         Name: James E. Buckman
                                 Title: Vice President and Secretary

Attest:                      PHH CORPORATION
/s/ Samuel H. Wright         By: /s/ Robert D. Kunisch
----------------------------     ------------------------------------
          Secretary              Name: Robert D. Kunisch
                                 Title: Chairman and Chief Executive
                                        Officer


                                                                     EXHIBIT A

                       [Form of Affiliate's Agreement]

                                                                   [Date]

[Name and address of Parent]

Ladies and Gentlemen:

   I have been advised that as of the date hereof I may be deemed to be an
"affiliate" of      , a Maryland corporation (the "Company"), as that term is
defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

   Pursuant to the terms of the Agreement and Plan of Merger dated as of
   , 1996 (the "Merger Agreement"), among HFS Incorporated, a Delaware corporation ("Parent"), Mercury Acq. Corp., a Maryland corporation ("Sub"), and the Company providing for the merger of Sub with and into the Company (the "Merger"), and as a result of the Merger, I may receive shares of
Parent's common stock, par value $     per share (the "Parent Securities"),
in exchange for the shares of common stock, without par value, of the Company owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger.

   I represent and warrant to Parent that in such event:

   A. I shall not make any sale, transfer or other disposition of the Parent Securities in violation of the Act or the Rules and Regulations.

   B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Securities, to the extent I felt necessary, with my counsel or counsel for the Company.

   C. I have been advised that the issuance of Parent Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company I may have been deemed to have been an affiliate of the Company and a distribution by me of Parent Securities has not been registered under the Act, the Parent Securities must be held by me indefinitely unless (i) a distribution of Parent Securities by me has been registered under the Act, (ii) a sale of Parent Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Parent Securities by me.

   D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

   E. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Securities.

   F. I also understand that unless the transfer by me of my Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

    I further represent to and covenant with Parent and the Company that I have not, within the thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sold, transferred or otherwise disposed of any shares of the capital stock of Parent or the Company held by me and that I will not sell, transfer or otherwise dispose of any shares of Parent Securities received by me in the Merger or other shares of the capital stock of Parent until after such time as results covering at least thirty (30) days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Parent agrees to publish such results within the period set forth in Section 6.16(b) of the Merger Agreement.

   By its acceptance hereof, Parent agrees, for a period of two years after the Effective Time, that it will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and
(2) under the Act are therefore available to me in the event I desire to transfer any Parent Securities issued to me in the Merger.

                                          Very truly yours,


                                          -----------------------------------
                                          Name:

Accepted this      day of
     ,     , by:
HFS INCORPORATED


By ----------------------
   Name:
   Title:

                                                                     ANNEX II

                               LEHMAN BROTHERS

March 27, 1997

Board of Directors
HFS Incorporated
6 Sylvan Way
Parsippany, New Jersey 07054

Members of the Board:

   We understand that HFS Incorporated ("HFS" or the "Company") proposes to acquire all of the outstanding capital stock of PHH Corporation ("PHH") by means of a merger and the issuance of shares of HFS common stock in exchange for all of the issued and outstanding shares of PHH common stock (the "Proposed Transaction"). Pursuant to the Proposed Transaction each of the outstanding shares of PHH will be converted into the right to receive the fraction of a share of HFS common stock (the "Conversion Number") determined by dividing $49.50 by the average price per share of HFS common stock (the "HFS Average Stock Price") over the twenty trading days ending five trading days before the meeting of the stockholders of PHH to be held to consider the Proposed Transaction (the "PHH Stockholder Meeting"); provided, however, that in no event will the Conversion Number be greater than 0.8250 or less than
0.6111. Therefore, if the HFS Average Stock Price is equal to or greater than $60.00 but not more than $81.00, then each share of PHH common stock will be exchanged for that fraction of a share of HFS common stock having a value of $49.50. If the HFS Average Stock Price calculated with respect to the PHH Stockholder Meeting is less than $60.00 or more than $81.00, then the Conversion Number shall become fixed at 0.8250 and 0.6111, respectively, resulting in a variable consideration for each share of PHH common stock based upon the HFS Average Stock Price. In the event that the HFS Average Stock Price is less than $50.00 per share calculated with respect to any date after the PHH Stockholder Meeting up to and including the consummation of the Proposed Transaction, both HFS and PHH will have the right to terminate the Proposed Transaction. Additionally, it is contemplated that options to purchase PHH common stock ("PHH Options") will be converted into that number of shares of HFS common stock equal to the result of (i) the excess, if any, of the sum of (A) the product of the number of shares of PHH common stock subject to PHH Options multiplied by the Conversion Number, further multiplied by the HFS Average Stock Price as of the PHH Stockholder Meeting, less (B) the aggregate exercise price of the PHH Options, less (C) any applicable withholding taxes, divided by (ii) the HFS Average Stock Price as of the PHH Stockholder Meeting. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated November 10, 1996, between HFS and PHH (the "Agreement").

   We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

   In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and specific terms of the Proposed Transaction, (2) publicly available information concerning PHH and the Company that we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of PHH furnished to us by PHH or the Company, including presentations made by PHH management to the Company and projections of future financial performance of PHH prepared by PHH management, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (5) a comparison of historical financial results and the present financial condition of PHH with those of other companies that we deemed relevant, (6) a comparison of historical financial results and the present financial condition of the Company with those of other companies that we deemed relevant, (7) the strategic benefits, operating synergies and cost savings estimated by the management of the Company in connection with the combination of the businesses of PHH and the Company, (8) the potential pro forma impact on the Company of the Proposed Transaction, and (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have had discussions with the management of PHH and the Company concerning their respective businesses, operations, assets, financial conditions and prospects and the strategic benefits, operating synergies and cost savings expected to result from a combination of their businesses and have undertaken such other studies, analyses and investigations as we deemed appropriate.

   In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for the independent verification of such information and have further relied upon the assurances of the managements of PHH and the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PHH, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of PHH as to the future financial performance of PHH and that PHH will perform substantially in accordance with such projections. With respect to the financial projections for the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties or facilities of PHH or the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of PHH or the Company, except for an evaluation of PHH's mortgage servicing portfolio based upon data supplied and representations made to us by PHH. Upon the advice of the Company and its legal and accounting advisors, we have assumed that the Proposed Transaction will qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of PHH. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

   We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may actively trade in the debt and equity securities of the Company and PHH for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          LEHMAN BROTHERS

                                                                   ANNEX III


                        [Letterhead of Goldman, Sachs & Co.]


PERSONAL AND CONFIDENTIAL



March 27, 1997

Board of Directors
PHH Corporation
11333 McCormick Road
Hunt Valley, MD  21031

Gentlemen and Madame:

You have requested our opinion as to the fairness to the holders (the "Holders") of the outstanding shares of common stock, without par value (the "Shares"), of PHH Corporation (the "Company"), other than HFS Incorporated ("HFS"), Mercury Acq. Corp. ("Mercury") or any other wholly-owned subsidiary of HFS of the Exchange Ratio (as hereafter defined), to be received by the Holders pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of November 10, 1996 among HFS, Mercury, and the Company. The Agreement provides that Mercury will be merged with and into the Company (the "Merger") and each outstanding Share (other than Shares owned by HFS, Mercury or any other wholly-owned subsidiary of HFS) will be converted into the right to receive a number of shares of Common Stock, par value $.01 per share, of HFS (the "HFS Shares") equal to the quotient (the "Exchange Ratio") of $49.50 divided by the average closing price per HFS Share for the last twenty trading days preceding the fifth trading day prior to the date of the Company Stockholders' Meeting (as defined in the Agreement), except that in no event will the Exchange Ratio be greater than 0.8250 or less than 0.6111, subject to adjustment as set forth in the Agreement.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor and having participated in certain of the negotiations leading to the Agreement. We also have provided certain investment banking services to HFS from time to time, including acting as co-manager in the April 30, 1996 and the May 23, 1996 common stock offerings, and the February 16, 1996 4 3/4% convertible Senior Note offering, and may provide investment banking services to HFS and/or its affiliates in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus relating to the Company Stockholders' Meeting; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended April 30, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses for the Company prepared by its management.


                                III-1

With respect to HFS, we have also reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of HFS for the five fiscal years ended December 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from HFS to its stockholders. We also have held discussions with members of the senior management of the Company and HFS regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the HFS Shares, compared certain financial and stock market information for the Company and HFS with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the mortgage and commercial finance industries specifically and in other industries generally, and performed such other studies and analyses as we considered appropriate.

We have assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that holders of Shares will not recognize gain or loss for tax purposes as a result of the Merger. We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or HFS or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any Holder of Shares should vote with respect to such transaction.

Based upon the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio is fair to the Holders.

Very truly yours,


/s/ GOLDMAN, SACHS & CO.
---------------------------------
GOLDMAN, SACHS & CO.


                                   III-2

                                                                      ANNEX IV
                          [BEACON GROUP LETTERHEAD]

March 27, 1997

Board of Directors
PHH Corporation
11333 McCormick Road
Hunt Valley, MD 21031
Gentlemen and Madam:

   You have requested our opinion as to the fairness, from a financial point of view, to holders of the outstanding shares of common stock, without par value (the "PHH Shares"), of PHH Corporation (the "Company" or "PHH") of the conversion number (as described below, the "Conversion Number") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of November 10, 1996 among the Company, HFS, Incorporated ("HFS") and Mercury Acq. Corp. Pursuant to the Merger Agreement, each outstanding PHH Share will be converted into that number of shares (or fraction thereof) of the common stock, par value $.01 per share, of HFS (the "HFS Shares"), obtained by dividing $49.50 by the average of the closing prices for the HFS Shares on the New York Stock Exchange for the 20 business days prior to the fifth business day (the "Average Price") prior to the date of the PHH shareholder vote on the transaction (the "PHH Meeting"); provided that the Conversion Number shall not be greater than .8250 or less than .6111. The Merger Agreement also provides that the Merger Agreement may be terminated if at any time after the PHH Meeting the Average Price for the HFS Shares is less than $50.00.

   The Beacon Group Capital Services, LLC, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, principal investments, private placements and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement.

   In connection with this opinion, we have reviewed, among other things, the Merger Agreement, the Joint Proxy Statement/Prospectus relating to the merger; the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and HFS for the five fiscal years ended April 1996 and December 1995, respectively; certain interim reports to stockholders and Quarterly Reports on Form 10-Q for both PHH and HFS; certain other communications from the Company and HFS to their stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and HFS regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the PHH Shares and the HFS Shares, compared certain financial and stock market information for the Company and HFS with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the mortgage and commercial finance industry specifically and other industries generally, and performed such other studies and analyses as we considered appropriate.

   We have assumed with your consent, that the merger will be accounted for as a pooling of interests under generally accepted accounting principles and that the holders of PHH Shares will not recognize gain or loss for tax purposes as a result of the merger. We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made any independent evaluation or appraisal of the assets and liabilities of the Company or HFS or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed merger. This opinion necessarily is based on market, economic, financial and other conditions as they existed on, and could be evaluated as of, the date thereof.

   Based upon and subject to the foregoing and based upon such matters as we considered relevant, it is our opinion that as of the date hereof the Conversion Number pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of PHH Shares.

Very truly yours,



/s/ The Beacon Group Capital Services, LLC
THE BEACON GROUP CAPITAL SERVICES, LLC

                                                                       ANNEX V

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               HFS INCORPORATED
                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

   HFS Incorporated, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

   FIRST: Paragraph A of Article FIFTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

       "FIFTH: A. Except as may be otherwise provided pursuant to Article FOURTH with respect to any rights of holders of Preferred Stock to elect directors, the number of directors of the Corporation shall be not less than one (1) nor more than twenty (20), with the then authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation."

   SECOND: The foregoing amendments were duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, HFS Incorporated has caused this Certificate to be
duly executed in its corporate name this       day of              , 199 .

                                                 HFS INCORPORATED

                                                 By: --------------------
                                                 Name: James E. Buckman
                                                 Title:  Executive Vice
                                                         President
                                                         and General Counsel

                                                                      ANNEX VI

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               HFS INCORPORATED
                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

   HFS Incorporated, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

   FIRST: Paragraph A of Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

       "FOURTH: A. The authorized capital stock of the Corporation shall consist of Six Hundred Ten Million (610,000,000) shares, consisting of Six Hundred Million (600,000,000) shares of Common Stock, each having a par value of $.01 (the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, each having a par value of $1.00 (the "Preferred Stock")."

   SECOND: The foregoing amendments were duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, HFS Incorporated has caused this Certificate to be
duly executed in its corporate name this       day of              , 199 .


                                                 HFS INCORPORATED

                                                 By: -------------------
                                                 Name: James E. Buckman
                                                 Title:  Executive Vice
                                                         President
                                                         and General Counsel

                                                                     ANNEX VII

                            PROPOSED AMENDMENT TO
                 AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                             SEVENTH AMENDMENT TO
                               HFS INCORPORATED
                 AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                             AMENDED AND RESTATED
                             AS OF JUNE 14, 1994
                      FURTHER AMENDED AS OF MAY 5, 1995
                    FURTHER AMENDED AS OF JANUARY 22, 1995
                      FURTHER AMENDED AS OF MAY 20, 1996
                     FURTHER AMENDED AS OF JULY 24, 1996
                   FURTHER AMENDED AS OF SEPTEMBER 24, 1996

The HFS Incorporated Amended and Restated 1993 Stock Option Plan (the "Restated Plan") is hereby further amended as follows:

   1. Section 4(a) of the Restated Plan is hereby amended and restated in its entirety to read as follows:

         "(a) The maximum number of Shares that may be issued or transferred pursuant to Options is 34,541,600 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and HFS shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in HFS's treasury, or partly out of each, such number of Shares as shall be determined by the Board."

   2. Ratification. Except as expressly set forth in this First Amendment to the Restated Plan, the Restated Plan is hereby ratified and confirmed without modification.

   3. Effective Date. The effective date of this Seventh Amendment to the
Restated Plan shall be       , 1997.

                               VII-1

                          HFS  INCORPORATED

                                PROXY
        SOLICITED  ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          SPECIAL MEETING OF STOCKHOLDERS ON APRIL 30, 1997

  The undersigned stockholder of HFS Incorporated ("HFS") hereby appoints Henry R. Silverman, James E. Buckman and Stephen P. Holmes, and each of them individually, with full power of substitution, the proxy of the undersigned, to vote all shares of Common Stock, par value $.01 per share, of HFS ("HFS Common Stock") which the undersigned is entitled, in any capacity, to vote at the Special Meeting of Stockholders to be held on April 30, 1997 and any and all adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, as follows:

  This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the Proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS STATED AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

 If this card is addressed to you as a participant in the HFS Incorporated Employee Savings Plan (the "Plan"), this card will provide voting instructions to the Trustee of the Plan with respect to those shares of HFS Common Stock held in the Plan's HFS Stock Fund. In order to provide effective instructions to the Trustee, you must complete, sign and return this card to the transfer agent in the enclosed envelope in time to be received by the transfer agent
NO LATER THAN NOON ON APRIL 23, 1997. The transfer agent will forward your instructions to the Trustee of the Plan and such instructions will be carried out in accordance with the terms of the Plan. After April 23, 1997, these instructions cannot be revoked and you may not vote shares of HFS Common Stock held in the Plan's HFS Stock Fund in person at the Special Meeting. If you have shares of HFS Common Stock credited to your account in the Plan and also own other shares of HFS Common Stock, you should receive separate proxy cards for shares credited to your account in the Plan and any other shares that you own. Please complete, sign and return all such proxy cards to register your voting instructions for all shares owned by you or held for your benefit in the Plan's HFS Stock Fund. You may vote shares owned by you, other than shares credited to your account in the Plan, at the Special Meeting if you so choose.

             (Continued, and to be signed and dated on reverse side)
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS OF HFS RECOMMENDS A VOTE           Please mark    [X]
   FOR THE APPROVAL OF THE STATED PROPOSALS              your votes as
                                                          indicated in
                                                          this example


1. To approve the issuance of up to 31.4 million        FOR   AGAINST   ABSTAIN
   shares of HFS Common Stock, to holders of the        [ ]     [ ]       [ ]
   common stock, no par value, of PHH Corporation
   ("PHH") in connection with the Agreement and Plan of Merger, dated as of November 10, 1996, among HFS, a wholly owned subsidiary of HFS and PHH, as fully described in the Joint Proxy
   Statement/Prospectus relating thereto.

2. To amend the Certificate of Incorporation of         FOR   AGAINST   ABSTAIN
   HFS to increase the maximum number of authorized     [ ]     [ ]       [ ]
   directors of HFS from twelve (12) to twenty (20), as fully described in the Joint Proxy Statement/
   Prospectus relating thereto.

3. To amend the Certificate of Incorporation of         FOR   AGAINST   ABSTAIN
   HFS to increase the number of authorized shares of   [ ]     [ ]       [ ]
   HFS Common Stock from 300,000,000 shares to
   600,000,000 shares, as fully described in the Joint
   Proxy Statement/Prospectus relating thereto.

4. To amend HFS's Amended and Restated 1993 Stock       FOR   AGAINST   ABSTAIN
   Option Plan to provide for an increase in the        [ ]     [ ]       [ ]
   total number of shares of HFS Common Stock currently authorized for issuance under such plan from 24,541,600 shares to 34,541,600 shares, as fully described in the Joint Proxy Statement/
   Prospectus relating thereto.

5. In their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED MARCH 27, 1997, RELATING TO THE SPECIAL MEETING.

Date _________________________________

______________________________________
Signature

______________________________________
Signature if held jointly

Note: Please sign this proxy exactly as
name appears herein. If shares are held
by joint tenants, both should sign.
Attorneys-in-fact, executors, adminis-
trators, trustees, guardians, corporation officers or others signing in a represen-tative capacity should indicate the capacity in which they are signing.

PLEASE SIGN, DATE, AND MAIL THIS PROXY
PROMPTLY IN THE RETURN ENVELOPE whether
or not you expect to attend the Special
Meeting. You may nevertheless vote in
person if you do attend.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

P R O X Y

PHH LOGO

                               PHH CORPORATION

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF STOCKHOLDERS ON APRIL 30, 1997

The undersigned stockholder of PHH Corporation ("PHH") hereby appoints ROBERT
D. KUNISCH, ROY A. MEIERHENRY and SAMUEL H. WRIGHT, and each of them individually, with full power of substitution, the proxy of the undersigned, to vote all shares of Common Stock, without par value, of PHH which the undersigned is entitled, in any capacity, to vote at the Special Meeting of Stockholders to be held on April 30, 1997 and any and all adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, as follows:

1. To approve the merger of a wholly owned subsidiary of HFS Incorporated ("HFS") with and into PHH, pursuant to the Agreement and Plan of Merger, dated as of November 10, 1996, among HFS, a wholly owned subsidiary of HFS and PHH, as fully described in the Joint Proxy Statement/Prospectus relating thereto.

2. In their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

                                                                       SEE
                                                                     REVERSE
                                                                       SIDE

                           FOLD AND DETACH HERE

SPECIAL MEETING OF
PHH CORPORATION STOCKHOLDERS

APRIL 30, 1997 AT 10:00 A.M.
The Carlton Hotel
923 16th and K Streets, N.W.
Washington, DC

                                                                         9052

  X
      PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

   This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL STATED AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

          THE BOARD OF DIRECTORS OF PHH RECOMMENDS A VOTE FOR THE APPROVAL OF THE STATED PROPOSAL.
                                                               1. To approve
                                                                  the merger
                                                                  (See
                                                                  Reverse)
                                                                   FOR     [ ]
                                                                   AGAINST [ ]
                                                                   ABSTAIN [ ]

                                          THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                          RECEIPT OF THE NOTICE OF SPECIAL
                                          MEETING AND THE PROXY STATEMENT/
                                          PROSPECTUS DATED MARCH 27, 1997,
                                          RELATING TO THE SPECIAL MEETING.

                                          PLEASE SIGN, DATE, AND MAIL THIS
                                          PROXY PROMPTLY IN THE RETURN
                                          ENVELOPE whether or not you expect
                                          to attend the Special Meeting. You
                                          may nevertheless vote in person if
                                          you do attend.

                                          Note: Please sign this proxy
                                          exactly as name appears hereon. If
                                          shares are held as joint tenants,
                                          both joint tenants should sign.
                                          Attorneys-in-fact, executors,
                                          administrators, trustees,
                                          guardians, corporation officers or
                                          others signing in a representative
                                          capacity should indicate the
                                          capacity in which they are signing.

                                          -----------------------------------

                                          -----------------------------------
                                           SIGNATURE(S)                  DATE

                           FOLD AND DETACH HERE

                                                                March 27, 1997

To Participants of the PHH Corporation Employee Investment (401(k)) Plan:

The Notice of a Special Meeting of Stockholders, Joint Proxy Statement/Prospectus and proxy card are furnished to you as the beneficial owner of the shares of the Company's Common Stock allocated to your 401(k) Plan accounts. The Notice and Joint Proxy Statement/Prospectus list the matter subject to stockholders' vote at the Special Meeting and provide valuable information relevant to this matter. If you also directly own shares of PHH stock in your name, the enclosed proxy card includes such directly-owned shares, as well as the shares beneficially owned under the 401(k) Plan.

Please complete and return the proxy card in the enclosed envelope no later than April 21, 1997. If you do not return your proxy card, the Trustee of the 401(k) Plan will vote your 401(k) Plan shares "FOR" the approval of the merger of a wholly owned subsidiary of HFS Incorporated ("HFS") with and into PHH, pursuant to the Agreement and Plan of Merger, dated as of November 10, 1996, among HFS, a wholly-owned subsidiary of HFS and PHH, as fully described in the Joint Proxy Statement/Prospectus relating thereto.

/s/ Robert D. Kunisch
------------------------------------------
Robert D. Kunisch
Chairman, Chief Executive Officer
and President

                                               /s/ Roy A. Meierhenry
                                               -------------------------------
                                               Roy A. Meierhenry
                                               Senior Vice President and Chief
                                               Financial Officer
                                               and Trustee of
                                               The PHH Corporation Employee
                                               Investment Plan

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   HFS is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

   Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

   Articles NINTH and TENTH of HFS's Restated Certificate of Incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL, and provides that HFS shall indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.

   HFS maintains at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits

 EXHIBIT NO.                                             DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
     2.1     Agreement and Plan of Merger dated as of November 10, 1996, by and among HFS Incorporated, PHH
             Corporation and Mercury Acq. Corp., included as Annex I in the Joint Proxy Statement/Prospectus included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.
     4.1     Form of Certificate for HFS's Common Stock, par value $.01 per share (incorporated by reference to HFS's Registration Statement on Form S-1, Registration No. 33-51422,
             Exhibit 4.1).
     5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered hereby.
     8.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.

                                    II-1

EXHIBIT NO.                                              DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
     8.2     Opinion of Piper & Marbury L.L.P. regarding certain tax matters.
    23.1     Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated.
    23.2     Consent of Deloitte & Touche LLP relating to the financial statements of Century 21 Real Estate of Mid-Atlantic States, Inc.
    23.3     Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of Southwest,
             Inc.
    23.4     Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of
             Eastern Pennsylvania, Inc.
    23.5     Consent of Beers & Cutler relating to the financial statements of Century 21 Real Estate of the
             Mid-Atlantic States, Inc.
    23.6     Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V,
             Inc.
    23.7     Consent of Tony H. Davidson, CPA relating to the financial statements of Century 21
             Real Estate, Inc.
    23.8     Consent of Ernst & Young LLP relating to the financial statements of Electronic Realty
             Associates, Inc. and Electronic Realty Associates, L.P.
    23.9     Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker
             Corporation.
    23.10    Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker
             Corporation.
    23.11    Consent of Price Waterhouse LLP relating to the financial statements of Avis, Inc.
    23.12    Consent of Ernst & Young LLP relating to the financial statements of
             Resorts Condominiums International, Inc.
    23.13    Consent of KPMG Peat Marwick LLP relating to the financial statements of PHH Corporation.
    23.14    Consent of Deloitte & Touche LLP relating to the financial statements of Century 21
             Real Estate Corporation.
    23.15    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1).
    23.16    Consent of Piper & Marbury L.L.P. (included in Exhibit 8.2).
    23.17    Consent of Lehman Brothers Inc.
    23.18    Consent of Goldman, Sachs & Co.
    23.19    Consent of The Beacon Group Capital Services, LLC.
    24.1     Power of Attorney (included in the signature page to the Registration Statement).

ITEM 22. UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (g) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (h) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (g) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PARSIPPANY, STATE OF NEW JERSEY, ON MARCH 27, 1997.

                                          HFS INCORPORATED

                                          By: /s/ James E. Buckman
                                              -------------------------------
                                              James E. Buckman
                                              Executive Vice President,
                                              General Counsel and Director

                              POWER OF ATTORNEY

   KNOW ALL THOSE BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS EACH OF HENRY R. SILVERMAN, STEPHEN P. HOLMES AND JAMES E. BUCKMAN, OR ANY OF THEM, EACH ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR SUCH PERSON AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, IN CONNECTION WITH THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-4 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, INCLUDING, WITHOUT LIMITATION THE GENERALITY OF THE FOREGOING, TO SIGN THE REGISTRATION STATEMENT IN THE NAME AND ON BEHALF OF THE REGISTRANT OR ON BEHALF OF THE UNDERSIGNED AS A DIRECTOR OR OFFICER OF THE REGISTRANT, AND ANY AND ALL AMENDMENTS OR SUPPLEMENTS TO THE REGISTRATION STATEMENT, INCLUDING ANY AND ALL STICKERS AND POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT, AND TO SIGN ANY AND ALL ADDITIONAL REGISTRATION STATEMENTS RELATING TO THE SAME OFFERING OF SECURITIES AS THE REGISTRATION STATEMENT THAT ARE FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE SECURITIES EXCHANGE OR SECURITIES SELF-REGULATORY BODY, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR THEIR SUBSTITUTES OR SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                                TITLE                             DATE
-----------------------------  ---------------------------------------------  ------------------

/s/Henry R. Silverman          Chairman of the Board, Chief Executive            March 27, 1997
------------------------------ Officer and Director (Principal Executive
 (Henry R. Silverman)          Officer)

                               Vice Chairman of the Board, President, Chief
------------------------------ Operating Officer and Director
 (John D. Snodgrass)

/s/Stephen P. Holmes           Vice Chairman of the Board, Executive Vice        March 27, 1997
------------------------------ President and Director
 (Stephen P. Holmes)

/s/Michael P. Monaco           Vice Chairman of the Board, Chief Financial       March 27, 1997
------------------------------ Officer and Director (Principal Financial
 (Michael P. Monaco)           Officer and Principal Accounting Officer)

/s/James E. Buckman            Executive Vice President, General Counsel and     March 27, 1997
------------------------------ Director
 (James E. Buckman)

/s/Robert F. Smith             Director                                          March 27, 1997
------------------------------
 (Robert F. Smith)

                               Director
------------------------------
 (Leonard Schutzman)

/s/Martin L. Edelman           Director                                          March 27, 1997
------------------------------
 (Martin L. Edelman)

                               Director
------------------------------
 (Robert W. Pittman)

                               Director
------------------------------
 (Robert E. Nederlander)

/s/E. John Rosenwald Jr.       Director                                          March 27, 1997
------------------------------
 (E. John Rosenwald Jr.)

                               Director
------------------------------
 (Christel DeHaan)


                                EXHIBIT INDEX

 EXHIBIT NO.                                             DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------

     2.1     Agreement and Plan of Merger dated as of November 10, 1996, by and among HFS Incorporated, PHH
             Corporation and Mercury Acq. Corp., included as Annex I in the Joint Proxy Statement/Prospectus included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

     4.1     Form of Certificate for HFS's Common Stock, par value $.01 per share (incorporated by reference to HFS's Registration Statement on Form S-1, Registration No. 33-51422,
             Exhibit 4.1).

     5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered hereby.

     8.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.

     8.2     Opinion of Piper & Marbury L.L.P. regarding certain tax matters.

    23.1     Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated.

    23.2     Consent of Deloitte & Touche LLP relating to the financial statements of Century 21 Real Estate of Mid-Atlantic States, Inc.

    23.3     Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of Southwest,
             Inc.

    23.4     Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of
             Eastern Pennsylvania, Inc.

    23.5     Consent of Beers & Cutler relating to the financial statements of Century 21 Real Estate of the
             Mid-Atlantic States, Inc.

    23.6     Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V,
             Inc.

    23.7     Consent of Tony H. Davidson, CPA relating to the financial statements of Century 21
             Real Estate, Inc.

    23.8     Consent of Ernst & Young LLP relating to the financial statements of Electronic Realty
             Associates, Inc. and Electronic Realty Associates, L.P.

    23.9     Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker
             Corporation.

    23.10    Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker
             Corporation.

    23.11    Consent of Price Waterhouse LLP relating to the financial statements of Avis, Inc.

    23.12 Consent of Ernst & Young LLP relating to the financial statements of Resorts Condominiums International, Inc.

    23.13    Consent of KPMG Peat Marwick LLP relating to the financial statements of PHH Corporation.

    23.14    Consent of Deloitte & Touche LLP relating to the financial statements of Century 21
             Real Estate Corporation.

    23.15    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1).

    23.16    Consent of Piper & Marbury L.L.P. (included in Exhibit 8.2).

    23.17    Consent of Lehman Brothers Inc.

    23.18    Consent of Goldman, Sachs & Co.

    23.19    Consent of The Beacon Group Capital Services, LLC.

    24.1     Power of Attorney (included in the signature page to the Registration Statement).